As filed with the Securities and Exchange Commission on January 26, 2006

Registration No. 333-130753

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1
to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MainSource Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Indiana	6712	35-1562245
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification No.)

201 North Broadway

Greensburg, Indiana 47240

(812) 663-0157

(Address, including zip code and telephone number, including area code, of principal executive offices)

James L. Saner, Sr.

President and Chief Executive Officer

201 North Broadway

Greensburg, Indiana 47240

(812) 663-0157

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karen Ball Woods, Esq.	Claudia V. Swhier, Esq.
Bose McKinney & Evans LLP	Barnes & Thornburg LLP
135 North Pennsylvania Street, Suite 2700	11 South Meridian Street
Indianapolis, Indiana 46204	Indianapolis, Indiana 46204
(317) 684-5000	(317) 236-1313

xx

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon the effective time of the merger of Union Community Bancorp with and into Registrant pursuant to the Agreement and Plan of Merger described in the proxy statement/prospectus included in Part I of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, no par value	1,766,041	$15.04	$26,567,150	$2,842.69
Total	1,766,041	$15.04	$26,567,150	$2,842.69

(1)             This registration statement covers the maximum number of shares of common stock of the Registrant which are expected to be issued in connection with the merger.

(2)             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f), based on the average of the bid and asked prices of Union Community Bancorp’s 1,939,000 outstanding and to be outstanding shares of common stock on December 27, 2005 ($50,414,000), less the amount of cash to be paid by Registrant to the shareholders of Union Community Bancorp ($23,846,850).

(3)    Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROXY STATEMENT FOR THE SPECIAL MEETING OF
UNION COMMUNITY BANCORP SHAREHOLDERS

and

PROSPECTUS OF
MAINSOURCE FINANCIAL GROUP, INC.

The boards of directors of Union Community Bancorp (“Union Community) and MainSource Financial Group, Inc. (MainSource”) have unanimously approved an agreement to merge Union Community with and into MainSource. If the merger is approved by the shareholders of Union Community and all other closing conditions are satisfied, each shareholder of Union Community will have the option to elect to receive $27.33 in cash or 1.4362 shares of MainSource common stock (based on the closing price of MainSource common stock on January 25, 2006, and subject to adjustment) for each share of Union Community common stock owned before the merger. However, MainSource common stock must be issued in the merger for 55% of the outstanding Union Community common stock, so there may be pro rata allocations of cash or stock made to Union Community shareholders to ensure that this requirement is satisfied. Each Union Community shareholder will also receive cash in lieu of any fractional shares of MainSource common stock that such shareholder would otherwise receive in the merger, based on the market value of MainSource common stock determined shortly before the closing of the merger. The board of directors of Union Community believes that the merger is in the best interests of Union Community and its shareholders.

This document is a proxy statement that Union Community is using to solicit proxies for use at its special meeting of shareholders to be held to vote on the merger. It is also a prospectus relating to MainSource’s issuance of up to 1,766,041 shares of MainSource common stock in connection with the merger.

MainSource common stock  is traded on the NASDAQ National Market System under the trading symbol “MSFG.” On August 23, 2005, the date of execution of the merger agreement, the closing price of a share of MainSource common stock was $18.63. On January 25, 2006, the closing price of a share of MainSource common stock was $19.03.

Union Community common stock is traded on the NASDAQ National Market System under the trading symbol “UCBC.” On August 23, 2005, the date of execution of the merger agreement, the closing price of a share of Union Community common stock was $17.40. On January 25, 2006, the closing price of a share of Union Community common stock was $25.21.

For a discussion of certain risk factors relating to the Merger Agreement and the Mergers, see the section captioned “RISK FACTORS’’ beginning on page 25.

Neither the Securities and Exchange Commission nor any state securities regulatory body has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This proxy statement/prospectus is dated January 27 , 2006, and it is first being mailed to Union Community shareholders on or about January 31, 2006.

AVAILABLE INFORMATION

As permitted by Securities and Exchange Commission rules, this document incorporates certain important business and financial information about MainSource and Union Community from other documents that are not included in or delivered with this document. These documents are available to you without charge upon your written or oral request. Your requests for these documents should be directed to the following:

MainSource Financial Group, Inc.
201 North Broadway
Greensburg, Indiana 47240
Attention: James L. Saner, Sr.
President and Chief Executive Officer
(812) 663-0157

or

Union Community Bancorp
221 E. Main Street
Crawfordsville, Indiana 47933
Attention: Alan L. Grimble
Chief Executive Officer
(765) 362-2400

In order to ensure timely delivery of these documents, you should make your request by March 8, 2006, to receive them before the special meeting.

You can also obtain documents incorporated by reference in this document through the SEC’s website at www.sec.gov. See “WHERE YOU CAN FIND MORE INFORMATION.”

UNION COMMUNITY BANCORP
221 E. Main Street
Crawfordsville, Indiana 47933
(765) 362-2400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 15, 2006

To the Shareholders of Union Community Bancorp:

We will hold a special meeting of the shareholders of Union Community Bancorp (“Union Community”) on Wednesday, March 15, 2006, at 1:00 p.m., Crawfordsville time, at Union Community’s principal office located at 221 East Main Street, Crawfordsville, Indiana, to consider and vote upon:

1.                 Merger Proposal.   To approve the Agreement and Plan of Merger dated August 23, 2005 (the “Merger  Agreement”), by and among MainSource Financial Group, Inc. (“MainSource”), Union Community and Union Federal Savings and Loan Association (“Union Federal”), pursuant to which Union Community will merge with and into MainSource (the “Company Merger”) and Union Federal will merge with and into MainSource Bank-Crawfordsville, an interim Indiana commercial bank and wholly-owned subsidiary of MainSource (the “Subsidiary Merger”) (collectively, the “Mergers”). In connection with the Mergers, you will receive in exchange for each of your shares of Union Community common stock, at your election and subject to proration and adjustment:

1.4362 shares of MainSource common stock (assuming the closing price of MainSource common stock as of January 25, 2006, is the MainSource Average Share Price, as defined in the Merger Agreement, and subject to adjustment based on changes in Union Community’s consolidated shareholders’ equity); or

$27.33 in cash, without interest, subject to adjustment based on changes in Union Community’s consolidated shareholders’ equity or in Union Community’s outstanding shares; and

In lieu of any fractional share, an amount in cash equal to such fraction multiplied by $27.33.

2.                 Adjournment.   To approve a proposal to adjourn the meeting to permit future solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the Mergers.

3.                 Other Matters.   To vote upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any such other matters.

The enclosed proxy statement/prospectus describes the Merger Agreement and the proposed Mergers in detail and includes, as Annex A, the complete text of the Merger Agreement. We urge you to read these materials for a description of the Merger Agreement and the proposed Mergers. In particular, you should carefully read the section captioned  “RISK FACTORS” beginning on page 25 of the enclosed proxy statement/prospectus for a discussion of certain risk factors relating to the Merger Agreement and the Mergers.

The Board of Directors of Union Community recommends that Union Community shareholders vote “FOR” adoption of the Merger Agreement.

The Board of Directors of Union Community fixed the close of business on January 25, 2006, as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

YOUR VOTE IS VERY IMPORTANT. The Merger Agreement must be adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of Union Community common stock in order for the proposed Mergers to be consummated. If you do not return your proxy card or do not vote in person at the special meeting, the effect will be a vote against the proposed Mergers. Whether or not you plan to attend the special meeting in person, we urge you to date, sign and return promptly the enclosed proxy card in the accompanying envelope. You may revoke your proxy at any time before the special meeting or by attending the special meeting and voting in person.

By Order of the Board of Directors
Joseph E. Timmons, President Crawfordsville, Indiana January 27, 2006

i

NASDAQ National Market Listing		56
INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF UNION COMMUNITY IN THE MERGERS		56
MATERIAL FEDERAL INCOME TAX CONSEQUENCES		58
COMPARISON OF THE RIGHTS OF SHAREHOLDERS		62
RESTRICTIONS ON UNSOLICITED CHANGES IN CONTROL (ANTI-TAKEOVER PROTECTIONS)		68
PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING		73
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND EXPERTS		73
LEGAL MATTERS		74
WHERE YOU CAN FIND MORE INFORMATION		74
ANNEX A	Agreement and Plan of Merger	A-1
ANNEX B	Opinion of Keefe, Bruyette & Woods, Inc.	B-1
ANNEX C	Union Community’s Annual Report to Shareholders for the Year Ended December 31, 2004	C-1
ANNEX D	Union Community’s Form 10-Q for the Period Ended September 30, 2005	D-1
ANNEX E	Form of Employment Agreement for Alan L. Grimble	E-1
ANNEX F	Form of Employment Agreement for J. Lee Walden	F-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING

Q:             WHAT WILL I RECEIVE IN THE MERGERS?

A:             If the Mergers are completed, your shares of Union Community common stock will be converted into the right to receive shares of MainSource common stock and/or cash. You are entitled to elect for each Union Community share you own whether you want to receive:

•        cash equal to the Purchase Price (which currently is $52,993,000, subject to adjustment based on changes in Union Community’s shareholders’ equity) divided by the number of Union Community’s outstanding shares at closing, or $27.33 per share if the Mergers closed as of the date hereof (the “Cash Consideration”); or

•        a number of shares of MainSource common stock determined as set forth below, which would be 1.4362 shares if the MainSource Average Share Price were $19.03, the closing price of MainSource stock on January 25, 2006 (the “Exchange Ratio”).

The number of shares of MainSource common stock you are entitled to receive for each Union Community share will be determined at the closing of the transaction by dividing the Cash Consideration by the average of the per share closing prices of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day before the date the Mergers become effective (the “MainSource Average Stock Price”). If the MainSource Average Stock Price is less than $16.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $16.50. However, if the MainSource Average Stock Price is greater than $21.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $21.50.

Additionally, the Purchase Price will be adjusted based on the consolidated shareholders’ equity of Union Community as of the last business day of the month preceding the month in which the closing of the Mergers occur. The consolidated shareholders’ equity will be determined as of that date with certain adjustments, including, among others, adjustments for fees paid to Union Community’s investment advisors in connection with the Mergers, change in control payments to certain executive officers, and fees related to the termination of certain Union Community contracts and plans. If, following the adjustments, the consolidated shareholders’ equity is greater than $ 31,100,000 then the Purchase Price will be increased on a dollar-for-dollar basis, but if it is less than $30,600,000, the Purchase Price will be decreased on a dollar-for-dollar basis. If the Mergers closed as of the date of this proxy statement/prospectus, no adjustments to the Purchase Price would be required as a result of this shareholders’ equity provision.

MainSource will also pay cash in lieu of issuing fractional shares.

The Merger Agreement provides that 55% of the outstanding shares of Union Community common stock must be converted into MainSource common stock, with the balance of the outstanding Union Community shares converted into cash. If Union Community shareholder elections would result in the issuance of MainSource common stock for more or less than 55% of the outstanding Union Community shares, then your elections may be subject to proration as described under the section captioned “THE MERGER AGREEMENT—Election and Allocation Procedures” beginning on page 54 of this proxy statement/prospectus. As a result of the proration, you may not receive cash or MainSource shares to the full extent that you elect.

As of January 25, 2006,  the closing price for a share of MainSource common stock was $19.03, and the closing price for a share of Union Community common stock was $25.21. You should obtain current market prices for shares of MainSource common stock and Union Community common stock prior to making your election. MainSource common stock is listed on the NASDAQ National Market

System under the symbol “MSFG.”  Union Community common stock is listed on the NASDAQ National Market System under the symbol “UCBC.”

Q:             WHAT RISKS SHOULD I CONSIDER BEFORE I VOTE ON THE MERGER AGREEMENT?

A:             You should review “RISK FACTORS” beginning on page 25.

Q:             WILL MAINSOURCE SHAREHOLDERS RECEIVE ANY SHARES OR CASH AS A RESULT OF THE MERGERS?

A:             No. MainSource shareholders will continue to own the same number of MainSource shares they owned before the effective time of the Mergers.

Q:             WHEN ARE THE MERGERS EXPECTED TO BE COMPLETED?

A:             We are working to complete the Mergers as quickly as possible. We first must obtain the necessary  regulatory approvals and the approval of the Union Community shareholders at the special meeting being held for its shareholders to vote on the Mergers. We currently expect to complete the Mergers at the end of the first quarter of 2006.

Q:             WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO ME?

A:             We have structured the Mergers so that MainSource, Union Community, and their respective shareholders  will not recognize any gain or loss for federal income tax purposes on the exchange of Union Community shares for MainSource shares in the Mergers. Taxable income will result, however, to the extent a Union Community shareholder receives cash instead of MainSource common stock (including cash received in lieu of fractional shares of MainSource common stock) and the cash received exceeds the shareholder’s  adjusted basis in the surrendered stock. At the closing, Union Community is to receive an opinion confirming these tax consequences. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES.”

Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the Mergers to you.

Q:             WILL I HAVE DISSENTERS’ RIGHTS?

A:             No. Because Union Community shares are traded on the NASDAQ National Market System, you do not have dissenters’ rights under the Indiana Business Corporation Law.

Q:             WHAT DO I NEED TO DO NOW?

A:             After reading this proxy statement/prospectus, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the March 15, 2006, Union Community special meeting. You also should complete your Election Form to specify the type of merger consideration you prefer (or provide instructions to your broker if you hold your shares in “street name”). To submit  your Union Community share certificates for exchange, you should follow the instructions contained in the Election Form.

Q:             IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:             Yes. Your broker will vote your shares on the Merger Agreement, but only if you provide instructions on how to vote. You should contact your broker and ask what directions your broker will need from you. If you do not provide instructions to your broker on how to vote on the Merger Agreement, your broker will not be able to vote your shares, and this will have the effect of voting against the Merger Agreement.

Q:             CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:             Yes. You can change your vote at any time before your proxy is voted at the special shareholders’ meeting. You can do this in one of three ways. First, you can send a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated at a date later than the first proxy card. Third, you can attend the special meeting and vote in person. Your attendance at the shareholders’ meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker how to vote your shares, you must follow directions received from your broker to change those instructions.

Q:             SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:             Enclosed is an Election Form and instructions for electing your preferred form of merger consideration and exchanging your shares of Union Community common stock for shares of MainSource common stock and any cash payments you may be entitled to receive. You must include your Union Community stock certificates with your Election Form.

Q:             HOW DO I ELECT THE FORM OF PAYMENT THAT I PREFER IN THE MERGERS?

A:             An Election Form is enclosed with this proxy statement/prospectus mailed to Union Community shareholders. If you wish to make an election, you should complete this Election Form and send it in the envelope provided to the exchange agent, Computershare Trust Company of New York. To make an effective election, your properly executed Election Form must be received by the exchange agent before 5:00 p.m., Eastern time, on March 15, 2006, the election deadline. You must include your Union Community share certificates with your Election Form. If you hold your shares in street name with a broker, you should ask your broker for instructions on tendering your Union Community shares. Please read the instructions to the Election Form for information on completing the form. These instructions also will inform you what to do if your share certificates have been lost, stolen, or destroyed. Please note that your proxy card and your Election Form must be returned to different addresses and must be mailed separately.

Q:             WHICH FORM OF PAYMENT SHOULD I CHOOSE?  WHY?

A:             The form of  payment you should elect will depend on your personal financial and tax circumstances. We urge you to consult your financial or tax advisor if you have any questions about the form of payment you should elect.

Q:             WHAT WILL HAPPEN IF I DON’T MAKE AN ELECTION AS TO SOME OR ALL OF MY UNION COMMUNITY SHARES?

A:             Your non-election will either be treated as an election for cash, MainSource common stock, or a combination of both, depending on the elections that are made by other shareholders. If you do not make an election, it is impossible to predict at this point what merger consideration you will receive.

Q:             IF I AM VOTING AGAINST THE MERGER AGREEMENT, SHOULD I STILL MAKE AN ELECTION?

A:             Yes. If the Merger Agreement is approved by the Union Community shareholders and becomes effective, you will receive merger consideration based on the Election Form you submit. If you fail to submit an Election  Form, your Union Community shares will be treated as described in the preceding answer.

Q:             CAN I CHANGE MY ELECTION?

A:             Yes. You can change your election by submitting a new Election Form to the exchange agent so it is received prior to the election deadline set forth on the Election Form. After the election deadline, no changes may be made.

Q:             WHAT WILL HAPPEN IF I ACQUIRE SHARES OF UNION COMMUNITY COMMON STOCK FROM A UNION COMMUNITY SHAREHOLDER AFTER THE VOTING RECORD DATE?

A:             If you acquire shares of Union Community common stock from a Union Community shareholder after the voting record date, you must obtain and submit your own Election Form by the election deadline in order for an election to be valid with respect to the shares you acquired. If the shares are registered in your name, the exchange agent will send you a new Election Form although you may submit an Election Form obtained from the selling shareholder or by some other means. If you are not the registered owner of the shares acquired, then you should contact the bank, broker, or dealer through which you acquired the shares to request that the bank, broker, or dealer submit an Election Form on your behalf. In either case, the Election Form must be submitted by the election deadline.

Q:             WHOM SHOULD I CONTACT IF I HAVE OTHER QUESTIONS ABOUT THE MERGER AGREEMENT OR THE MERGERS?

A:             If you have more questions about the Merger Agreement or the Mergers, you should contact Computershare Trust Company of New York, the exchange agent and information agent for the Mergers, at Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, telephone number (212) 701-7650.

You may also contact:

MainSource Financial Group, Inc. 201 North Broadway Greensburg, Indiana 47240 Attention: James L. Saner, Sr. President and Chief Executive Officer (812) 663-0157
or
Union Community Bancorp 221 E. Main Street Crawfordsville, Indiana 47933 Attention: Alan L. Grimble Chief Executive Officer (765) 362-2400

SUMMARY

This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information important to you. To understand the Mergers more fully, you should read this entire document carefully, including the annexes and the documents referred to in this proxy statement/prospectus. A list of the documents incorporated by reference appears on pages 74 and 75.

The Companies

MainSource Financial Group, Inc.
201 North Broadway
Greensburg, Indiana 47240
(812) 663-0157

MainSource Financial Group, Inc., is a community-focused, multi-bank, financial services holding company with assets of $1.6 billion. Through its two subsidiaries, MainSource Bank, Greensburg, Indiana and MainSource Bank of Illinois, Kankakee, Illinois, it operates 54 offices in 23 Indiana counties and six offices in three Illinois counties. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, it provides various related financial services through its banking affiliates. MainSource’s common stock trades on the NASDAQ National Market System under the symbol “MSFG.”

Union Community Bancorp
221 E. Main Street
Crawfordsville, Indiana 47933
(765)362-2400

Union Community Bancorp was formed in 1997 and acquired all the shares of Union Federal Savings & Loan Association in its conversion from mutual to stock form. In 2002 Union Community acquired Crawfordsville-based Montgomery Financial Corporation in a transaction that significantly increased the asset size of Union Community. Union Federal has been headquartered in Crawfordsville, Indiana, since its establishment in 1913 and operates six offices located in Montgomery, Fountain, Warren, and Tippecanoe Counties. Union Community had $255.2 million in total assets and $33.2 million in shareholders’ equity as of September 30, 2005. There are currently 1,939,000 shares of stock outstanding which are traded on the NASDAQ National Market System under the symbol “UCBC.”

Special Meeting of Shareholders; Required Vote

The special meeting of Union Community shareholders is scheduled to be held at Union Community’s principal office, located at 221 East Main Street, Crawfordsville, Indiana, at 1:00 p.m., local time, on Wednesday, March 15, 2006. At the Union Community special meeting, you will be asked to vote to approve the Merger Agreement and the merger of Union Community into MainSource contemplated by that agreement. Only Union Community shareholders of record as of the close of business on January 25, 2006, are entitled to notice of, and to vote at, the Union Community special meeting and any adjournments or postponements of the Union Community special meeting.

Adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the issued and outstanding shares of Union Community common stock. As of the record date, there were 1,939,000 shares of Union Community common stock outstanding. The directors and executive officers of Union Community (and their affiliates), as a group, owned with power to vote 249,425 shares of Union

Community common stock, representing approximately 12.9% of the outstanding shares of Union Community common stock as of the record date. No approval by MainSource shareholders is required.

Approval of the proposal to adjourn the meeting to allow extra time to solicit proxies requires more votes cast in favor of the proposal than are cast against it.

The Mergers and the Merger Agreement

MainSource’s acquisition of Union Community is governed by a Merger Agreement. The Merger Agreement provides that, if all of the conditions are satisfied or waived, Union Community will be merged with and into MainSource, with MainSource surviving, and immediately thereafter Union Federal will be merged with and into MainSource Bank—Crawfordsville, an  interim, state-charted commercial bank, with MainSource Bank—Crawfordsville surviving. We encourage you to read the Merger Agreement, which is included as Annex A to this proxy statement/prospectus.

What Union Community Shareholders Will Receive in the Mergers

If the Mergers are completed, your shares of Union Community common stock will be converted into the right to receive shares of MainSource common stock and/or cash. You are entitled to elect for each Union Community share you own whether you want to receive:

•       cash equal to the Purchase Price of $52,993,000, as adjusted based on changes in Union Community’s shareholders’ equity as of closing,  divided by the number of Union Community’s outstanding shares at closing, or $27.33 per share if the Mergers closed as of the date of this proxy statement/prospectus; or

•       a number of shares of MainSource common stock determined as set forth below, which would be 1.4362 shares if the MainSource Average Share Price were $19.03, the closing price of MainSource stock on January 25, 2006 (the “Exchange Ratio”).

Additionally, the Purchase Price will be adjusted based on the consolidated shareholders’ equity of Union Community as of the last business day of the month preceding the month in which the closing of the Mergers occur. The consolidated shareholders’ equity will be determined as of that date with certain adjustments, including, among others, adjustments for fees paid to Union Community’s investment advisors in connection with the Mergers, change in control payments to certain executive officers, and fees related to the termination of certain Union Community contracts and plans. If, following the adjustments, the consolidated shareholders’ equity is greater than $ 31,100,000 then the Purchase Price will be increased on a dollar-for-dollar basis, but if it is less than $30,600,000, the Purchase Price will be decreased on a dollar-for-dollar basis. If the Mergers closed as of the date of this proxy statement/prospectus, no adjustments to the Purchase Price would be required as a result of this shareholders’ equity provision.

The exchange ratio, or the number of shares of MainSource common stock you are entitled to receive for each Union Community share, will be determined by dividing the cash consideration, as determined above, by the average of the per share closing prices of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day before the date the Mergers become effective. If the average MainSource stock price is less than $16.50 per share, the exchange ratio will be equal to the cash consideration divided by $16.50. However, if the average MainSource stock price is greater than $21.50 per share, the exchange ratio will be equal to the cash consideration divided by $21.50.

The Merger Agreement provides that 55% of the outstanding shares of Union Community must be converted into MainSource common stock, with the balance of the outstanding Union Community shares converted into cash. If Union Community shareholder elections would result in the issuance of MainSource common stock for more or less than 55% of the outstanding Union Community shares, then your elections may be subject to proration as described under “THE MERGER AGREEMENT—Election and Allocation Procedures” beginning on page 54. As a result of the proration, you may not receive cash or MainSource shares to the full extent that you elect.

Union Community shareholders will not receive fractional shares of MainSource common stock. Instead, you will receive a cash payment for any fractional shares in an amount equal to the product of (a) the fraction of a share of MainSource common stock to which you are entitled multiplied by (b) the average of the per share closing prices of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day preceding the effective time of the Mergers.

Election Process

The Merger Agreement provides that 55% of the outstanding shares of Union Community must be converted into MainSource common stock, with the balance of the outstanding Union Community shares converted into cash. If the number of shares elected to be converted into MainSource common stock plus any shares for which no election has been made (“non-election shares”) equals 55%, then:

•       all shares for which a cash election has been made will be converted into the right to receive cash consideration; and

•       all shares for which an election to receive MainSource common stock has been made, and all shares for which no election has been made, will be converted into the right to receive shares of MainSource common stock.

If the number of shares electing to receive MainSource common stock, plus all shares for which no election has been made, is less than 55%, then:

•       all shares for which an election to receive MainSource common stock has been made, and all shares for which no election has been made, will be converted into the right to receive shares of MainSource common stock; and

•       the shares for which a cash election has been made will be eliminated and converted into elections to receive MainSource common stock by first eliminating and converting the blocks of shares for which a cash election has been made which cover the smallest number of shares of Union Community common stock, and then eliminating and converting the blocks of shares for which a cash election has been made which cover the next smallest number of shares and continuing this process until 55% of the total number of shares of Union Community common stock outstanding at the effective time will be converted into MainSource common stock.

If the number of shares for which an election to receive MainSource common stock has been made, plus all shares for which no election has been made, exceeds 55%, then:

•       all shares for which a cash election has been made will be converted into the right to receive cash consideration;

•       the shares for which no election has been made will be eliminated and converted into cash by first eliminating and converting blocks of shares for which no election has been made which cover the smallest number of shares of Union Community common stock, and then eliminating and converting the blocks of shares for which no election has been made which cover the next smallest number of shares, and continuing this process until either all shares for which no election has been made are converted into cash or 55% of the total number of shares of Union Community common stock outstanding at the effective time will be converted into MainSource common stock; and

•       if, following the elimination and conversion of all shares for which no election has been made to cash, the number of shares electing to receive MainSource common stock still exceeds 55%, the number of shares for which an election to receive MainSource common stock has been made will be eliminated and converted into an election to receive cash in the same manner as the shares for which no election has been made, until 55% of the total number of shares of Union Community common stock outstanding at the effective time will be converted into MainSource common stock.

Should MainSource change the number of shares of MainSource common stock issued and outstanding prior to the effective time by way of a stock split, stock dividend, recapitalization, or similar transaction with respect to the outstanding MainSource common stock, and the record date is prior to the effective time, the MainSource common stock consideration will be adjusted so the shareholders will receive, in the aggregate, such number of shares of MainSource common stock representing the same percentage of outstanding shares of MainSource common stock at the effective time as would have been represented by the number of shares of MainSource common stock the shareholders of Union Community would have received if any of the foregoing actions had not occurred.

MainSource may reduce the percentage of Union Community shares for which an election to receive the cash consideration may be made, and correspondingly increase the percentage of Union Community shares for which an election to receive MainSource common stock may be made, if it is necessary to allow MainSource’s tax counsel to deliver its opinion as to the qualification of the merger as a “reorganization” under Section 368(a) of the Internal Revenue Code. The risk that you will receive a portion of the merger consideration in a form that you did not elect could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you had elected. Additionally, to the extent cash is received you may be required to recognize taxable gain. Please see the section captioned “MATERIAL FEDERAL INCOME TAX CONSEQUENCES.”

Recommendation of Union Community Board of Directors

The Union Community Board of Directors approved the Merger Agreement and the proposed Mergers. The Union Community board believes that the Merger Agreement, including the holding company merger and subsidiary merger contemplated by the Merger Agreement, is advisable and fair to, and in the best interests of, Union Community and its shareholders, and therefore recommends that Union Community shareholders vote “FOR” the proposal to adopt the Merger Agreement. In reaching its decision, the Union Community Board of Directors considered a number of factors, which are described in the section captioned “PROPOSAL 1—THE MERGERS—Union Community’s Reasons for the Mergers.”  Because of the wide variety of factors considered, the Union Community Board of Directors did not believe it practicable, nor did it attempt, to quantify or otherwise assign relative weight to the specific factors it considered in reaching its decision.

Opinion of Union Community’s Financial Advisor

In connection with the Mergers, the Union Community Board of Directors received an oral and a written opinion, dated August 23, 2005, from Union Community’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), to the effect that, as of the date of the opinion and based on and subject to the various considerations described in the opinion, the consideration to be paid to holders of Union Community common stock pursuant to the Merger Agreement was fair, from a financial point of view, to those holders. The full text of KBW’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by KBW in rendering its opinion, is attached to this document as Annex B. We encourage you to read the entire opinion carefully. The opinion of KBW is directed to the Union Community Board of Directors and does not constitute a recommendation to any Union Community shareholder as to how to vote at the

Union Community special meeting, the form of consideration to be elected, or any other matter relating to the proposed Mergers.

Reasons for the Mergers

The Union Community Board of Directors determined that the Merger Agreement and the merger consideration were in the best interests of Union Community and its shareholders and recommends that Union Community shareholders vote in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

In its deliberations and in making its determination, the Union Community Board of Directors considered many factors including, but not limited to, the following:

•       the business, earnings, operations, financial condition, management, prospects, capital levels, and asset quality of both Union Community and MainSource;

•       MainSource’s access to capital and managerial resources relative to that of Union Community;

•       the value of the merger consideration represented a premium over the current book value of Union Community common stock and recent trading prices for that stock;

•       its desire to provide shareholders with the prospects for greater future appreciation on their initial investments in Union Community common stock than Union Community could achieve independently;

•       MainSource common stock is traded on the NASDAQ National Market System and has greater liquidity than the shares of Union Community common stock;

•       the opinion delivered by KBW, that the merger consideration is fair, from a financial standpoint, to the shareholders of Union Community;

•       MainSource’s more diverse financial products and services will enable Union Community to better serve its customers and enhance its competitive position in the communities in which it operates;

•       the effect of the Mergers on Union Community and Union Federal employees, customers, and the community; and

•       MainSource’s long-term growth strategy in Indiana.

MainSource’s Board of Directors concluded that the Merger Agreement is in the best interests of MainSource and its shareholders. In deciding to approve the Merger Agreement, MainSource’s Board of Directors considered a number of factors, including, but not limited to, the following:

•       management’s view that the acquisition of Union Community provides an attractive opportunity to expand into new communities within the central Indiana area, which it considers a desirable market;

•       Union Community’s community banking orientation and its compatibility with MainSource and its subsidiaries;

•       a review of the demographic, economic, and financial characteristics of the markets in which Union Community operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•       management’s review of the business, operations, earnings, and financial condition, including capital levels and asset quality, of Union Community and Union Federal; and

•       the likelihood of regulators approving the Mergers without undue conditions or delay.

Regulatory Approvals

Under the terms of the Merger Agreement, the Mergers cannot be completed until MainSource receives the necessary regulatory approval of each of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation, and the Indiana Department of Financial Institutions. MainSource has filed the respective applications. As of the date of this proxy statement/prospectus, MainSource has received the approval of the Federal Reserve Board, but has not received the approval of the Federal Deposit Insurance Corporation or the Indiana Department of Financial Institutions. Union Federal has filed a notice with respect to its merger into MainSource—Crawfordsville with the Office of Thrift Supervision.

MainSource has been notified by the Federal Reserve Board that, due to certain issues identified in the most recent examination of Union Federal by the Office of Thrift Supervision and as a condition of approval of the application by the Federal Reserve Board, MainSource must enter into a cure agreement addressing these issues. MainSource believes that all issues identified in the cure agreement will be resolved as a result of the implementation and integration of MainSource’s policies and procedures following the consummation of the Mergers.

New MainSource Shares Will be Eligible for Trading on NASDAQ

The shares of MainSource common stock to be issued in the Mergers will be traded on the NASDAQ National Market System.

Conditions to the Mergers

The obligation of MainSource and Union Community to consummate the Mergers is subject to the satisfaction or waiver, on or before the completion of the Mergers, of a number of conditions, including:

•       approval of the Merger Agreement at the special meeting by a majority of the issued and outstanding shares of Union Community common stock;

•       approval of the transaction by the appropriate regulatory authorities;

•       the representations and warranties made by the parties in the Merger Agreement must be materially true and correct as of the effective date of the merger or as otherwise required in the Merger Agreement unless the inaccuracies do not or will not have a Material Adverse Effect (as defined below in “THE MERGER AGREEMENT—CONDITIONS TO THE MERGERS”);

•       the covenants made by the parties must have been fulfilled or complied with in all material respects from the date of the Merger Agreement through and as of the effective time;

•       the parties must have received the respective closing deliveries of the other parties to the Merger Agreement;

•       the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, relating to MainSource shares to be issued pursuant to the Merger Agreement, must have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened, by the Securities and Exchange Commission;

•       Union Community’s investment banker must have issued its fairness opinion stating that the merger consideration relating to the merger of Union Community with and into MainSource is fair to the shareholders of Union Community from a financial point of view;

•       Alan Grimble and J. Lee Walden must have entered into their respective employment agreements with MainSource Bank—Crawfordsville to be effective as of the effective time of the Mergers;

•       MainSource must have received the financing necessary to pay the cash portion of the total purchase price on such terms as are acceptable to MainSource and to enable MainSource to satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other applicable federal or state regulator or agency as those guidelines are applied to MainSource;

•       MainSource and Union Community must have received an opinion from Bose McKinney & Evans LLP, counsel to MainSource, dated as of the effective date, to the effect that the merger of Union Community with and into MainSource constitutes a “reorganization” for purposes of Section 368 of the Internal Revenue Code, as amended;

•       MainSource must have received an opinion from Barnes & Thornburg LLP, counsel to Union Community, dated as of the effective time of the Mergers, in the form required by the Merger Agreement;

•       the MainSource average stock price must be no lower than $14.00 and no higher than $24.00;

•       MainSource must have received a letter of tax advice, in a form satisfactory to MainSource, from Union Community’s outside, independent registered public accounting firm to the effect that any amounts that are paid by Union Community or Union Federal before the effective time of the Mergers, or required under Union Community’s employee benefit plans or the Merger Agreement to be paid at or after the effective time, to persons who are “disqualified individuals” under Section 280G of the Internal Revenue Code with respect to Union Community, Union Federal or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code;

•       the change in control severance payments required to be made to Alan Grimble, Joseph Timmons and J. Lee Walden under their respective employment agreements resulting from the termination of such agreements must have been made; and

•       the closing of the merger of Union Community with and into MainSource is conditioned upon the closing of the merger of Union Federal with and into MainSource Bank-Crawfordsville occurring immediately thereafter.

Termination

Subject to conditions and circumstances described in the Merger Agreement, either MainSource or Union Community may terminate the Merger Agreement, in certain circumstances, including, without limitation, (a) if the Mergers have not been consummated by June 30, 2006, (b) if the Union Community shareholders do not approve the Merger Agreement at the Union Community special meeting, or (c) the respective boards of directors of MainSource and Union Community mutually agree to terminate the Merger Agreement. In addition, each of MainSource and Union Community may terminate the Merger Agreement at any time prior to the effective time upon certain conditions as described in more detail below in “THE MERGER AGREEMENT—Termination.”

Treatment of Options to Acquire Shares of Union Community Common Stock

The Merger Agreement provides that each option to acquire shares of Union Community common stock outstanding as of the effective date of the Mergers will be converted into the right to receive from MainSource, at the effective time of the Mergers, an amount in cash equal to the cash consideration minus the per share exercise price for each share subject to a Union Community stock option. The executive officers and outside directors of Union Community hold options to purchase 262,175 shares of Union Community common stock, which they have agreed not to exercise prior to the closing of the Mergers. Therefore, those options will be cashed out for approximately $2.97 million.

The excess of the cash consideration over the per share exercise price for each share of common stock subject to such stock options will constitute taxable ordinary income to the optionholder.

Termination Fee

If MainSource terminates the Merger Agreement because Union Community breaches its representations, warranties, or covenants resulting in a Material Adverse Effect (as defined below in “THE MERGER AGREEMENT—Conditions to the Mergers”) with respect to Union Community (and MainSource is not in breach of the Merger Agreement), or because Union Community’s Board of Directors fails to recommend the Mergers to its shareholders, a $1,000,000 termination fee, plus out-of-pocket expenses up to an amount of $200,000, is payable by Union Community to MainSource. If Union Community terminates the Merger Agreement because MainSource breaches its representations, warranties, or covenants resulting in a Material Adverse Effect (and Union Community is not in breach of the Merger Agreement), a $1,000,000 termination fee, plus out-of-pocket expenses up to an amount of $200,000, is payable by MainSource to Union Community.

Interests of Officers and Directors in the Mergers That are Different From Yours

You should be aware that some of Union Community’s directors and officers may have interests in the Mergers that are different from, or in addition to, their interests as shareholders. Union Community’s Board of Directors was aware of these interests and took them into account in approving the Merger Agreement. For example, the Merger Agreement obligates MainSource to enter into employment agreements with certain officers of Union Community and Union Federal. Moreover, Alan L. Grimble, Mark E. Foster and Samuel H. Hildebrand, II, current officers and directors of Union Community, will be appointed to the Board of the surviving bank upon the merger of Union Federal into MainSource Bank—Crawfordsville. In addition, stock options granted to certain officers and directors of Union Community vest in connection with the Mergers, and certain executive officers of Union Community receive change of control severance payments under their existing employment agreements with Union Federal in connection with the Mergers.

MainSource also is obligated under the Merger Agreement to provide continuing indemnification to the officers and directors of Union Community and Union Federal as provided in MainSource’s articles of incorporation or by-laws, and to provide such directors and officers with directors’ and officers’ liability insurance for a period of three years, subject to certain conditions set forth in the Merger Agreement.

Accounting Treatment of the Mergers

The Mergers will be accounted for as a purchase transaction in accordance with United States generally accepted accounting principles.

Certain Differences in Shareholder Rights

When the Mergers are completed, Union Community shareholders, whose rights are governed by Union Community’s articles of incorporation and by-laws, may become MainSource shareholders, and their rights then will be governed by MainSource’s articles of incorporation and by-laws. Both Union Community and MainSource are organized under Indiana law. To review the differences in these rights, see “COMPARISON OF THE RIGHTS OF SHAREHOLDERS” and “RESTRICTIONS ON UNSOLICITED CHANGES IN CONTROL (ANTI-TAKEOVER PROTECTIONS)”.

Tax Consequences of the Mergers

MainSource and Union Community expect the Mergers to qualify as a “reorganization” for U.S. federal income tax purposes. If the Mergers qualify as a reorganization, then, in general, for U.S. federal income tax purposes:

•       a Union Community shareholder exchanging all of his or her shares of Union Community common stock solely for cash in the Mergers will recognize gain or loss in an amount equal to the difference between the amount of cash received and the Union Community shareholder’s aggregate tax basis in the shares of  Union Community common stock surrendered for cash;

•       a Union Community shareholder exchanging all of his or her shares of Union Community common stock solely for MainSource common stock in the Mergers will not recognize any gain or loss (except with respect to cash received instead of fractional shares of MainSource common stock);

•       a Union Community shareholder exchanging all of his or her shares of Union Community common stock for a combination of MainSource common stock and cash in the Mergers will recognize gain (but not loss) in an amount equal to the lesser of (A) the amount of cash received in the Mergers, and (B) the excess, if any, of (1) the sum of the amount of cash and the fair market value of the MainSource common stock received in the Mergers over (2) the Union Community shareholder’s aggregate tax basis in its Union Community common stock surrendered in exchange for MainSource common stock and cash; and

•       a Union Community shareholder will recognize gain or loss, if any, on any fractional shares of MainSource common stock for which cash is received equal to the difference between the amount of cash received and the Union Community shareholder’s allocable tax basis in the fractional shares.

To review the Mergers’ tax consequences to Union Community shareholders in greater detail, please see the section “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” on page 58.

Resales of MainSource Common Stock

Shares of MainSource common stock that Union Community’s shareholders receive in the Mergers will be freely transferable by the holders, except for those shares held by holders who may be “affiliates.”  Affiliates generally include directors, executive officers, and holders of 10% or more of Union Community common stock. Union Community has agreed to provide MainSource with a written agreement from each person who may be deemed an “affiliate” of Union Community that such person will not dispose of any shares of MainSource common stock he or she receives in the Mergers, except in compliance with the Securities Act of 1933, as amended.

Comparative Per Share Data

The following table shows information about our book value per share, cash dividends per share, and diluted earnings per share, and similar information as if the Mergers had occurred on the date indicated all of which is referred to as “pro forma” information. In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods and made certain other assumptions.

The information listed as “Per Equivalent Union Community Share” was obtained by multiplying the pro forma amounts by an exchange ratio of 1.4861, using an estimated price of $18.39 per share of MainSource stock. We present this information to reflect the fact that some Union Community shareholders will receive shares of MainSource common stock for each share of Union Community common stock exchanged in the Mergers. We also anticipate that the combined company will derive financial benefits from the Mergers that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

	MSFB Historical	UCBC Historical	Pro Forma Combined	Per Equivalent UCBC Share
Book value per share: At September 30, 2005	11.99	17.11	12.66	18.82
Cash dividends per share:
Nine-month period ended September 30, 2005	0.390	0.450	0.390	0.580
Year ended December 31, 2004	0.476	0.600	0.476	0.707
Diluted earnings per share:
Nine-month period ended September 30, 2005	1.03	0.11	0.92	1.37
Year-ended December 31, 2004	1.48	0.95	1.29	1.92

Market Prices and Share Information

The following table presents quotation information for MainSource common stock and Union Community common stock on the NASDAQ National Market System on August 23, 2005, and January 25, 2006. August 23, 2005, was the last business day prior to the announcement of the signing of the Merger Agreement. January 25, 2006, was the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus.

	MainSource Common Stock			Union Community Common Stock
	High	Low	Close	High	Low	Close
	(Dollars per share)
August 23, 2005	$18.81	$18.39	$18.63	$17.40	$17.40	$17.40
January 25, 2006	$19.03	$18.57	$19.03	$25.21	$25.21	$25.21

The following table shows the closing price per share of MainSource common stock and the equivalent per share price for Union Community common stock assuming a shareholder receives only MainSource common stock in exchange for his or her Union Community common stock and giving effect to the merger on (1) August 23, 2005, which is the last day on which MainSource common stock traded preceding the public announcement of the proposed Mergers; and (2) January 25, 2006, which is the last practicable trading day before the printing of this document.

	Closing Price of MainSource Common Stock	Equivalent Price Per Share of Union Community Common Stock
August 23, 2005	$18.63	$27.33
January 25, 2006	$19.03	$27.33

We urge you to obtain current market quotations for MainSource common stock and Union Community common stock. We expect that the market price of MainSource common stock will fluctuate between the date of this document and the date on which the Mergers are completed and thereafter. Because the market price of MainSource common stock is subject to fluctuation, the number and value of the shares of MainSource common stock that Union Community shareholders will receive in the Mergers may increase or decrease prior to and after the Mergers.

SELECTED CONSOLIDATED FINANCIAL DATA OF MAINSOURCE

The selected consolidated financial data presented below as of the nine months ended September 30, 2005, is derived from MainSource’s unaudited financial statements, and the data for each of the years in the five-year period ended December 31, 2004, is derived from MainSource’s audited historical financial statements. Per share amounts have been adjusted to reflect all completed stock dividends and splits.  This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto incorporated by reference in this proxy statement/prospectus. Results for past periods are not necessarily indicative of results that may be expected for any future period.

	Nine Months Ended Sept. 30,	December 31,
	2005	2004	2003	2002	2001	2000
		(Dollar amounts in thousands except per share data)
Results of Operations
Net interest income	$39,519	$50,002	$44,232	$45,050	$41,768	$39,089
Provision for loan losses	940	600	1,325	2,995	2,136	1,658
Noninterest income	14,363	19,544	19,443	14,379	11,486	9,591
Noninterest expense	36,030	45,880	40,448	35,610	34,311	33,168
Income before income tax	16,912	23,066	21,902	20,824	16,807	13,854
Income tax	4,264	6,273	6,597	6,813	5,630	4,000
Net income	12,648	16,793	15,305	14,011	11,177	9,854
Dividends paid on common stock	4,760	5,421	4,873	4,485	4,121	4,121
Per Common Share*
Earnings per share (basic)	$1.03	$1.48	$1.37	$1.24	$0.99	$0.88
Earnings per share (diluted)	1.03	1.48	1.37	1.24	0.99	0.88
Dividends paid**	0.39	0.476	0.435	0.397	0.365	0.342
Book value—end of period	11.99	10.68	9.47	8.88	7.78	6.94
Market price—end of period	17.73	23.88	19.47	14.52	10.10	8.09
At Period End
Total assets	$1,639,510	$1,549,379	$1,442,729	$1,251,760	$1,178,392	$1,216,936
Investment securities	472,363	428,686	425,542	351,143	276,304	294,395
Loans, excluding held for sale	977,400	929,005	855,471	740,167	760,785	790,550
Allowance for loan losses	12,463	11,698	11,509	9,517	8,894	8,716
Total deposits	1,318,831	1,226,367	1,191,310	1,034,307	1,014,687	1,053,570
Notes payable	—	9,100	12,500	2,400	4,062	6,510
Federal Home Loan Bank advances	61,627	90,981	62,751	50,235	20,346	22,463
Subordinated debentures	29,898	29,898	29,898	30,425	22,425	22,425
Shareholders’ equity	161,533	123,320	105,424	99,771	87,872	78,005
Financial Ratios
Return on average assets	1.10%	1.13%	1.14%	1.16%	0.93%	0.85%
Return on average common shareholders’ equity	12.32	14.70	15.07	14.90	13.24	13.76
Allowance for loan losses to total loans (period end) (excluding held for sale)	1.28	1.26	1.35	1.29	1.17	1.10
Shareholders’ equity to total assets (period end)	9.85	7.96	7.31	7.97	7.46	6.41
Average equity to average total assets	8.91	7.67	7.57	7.77	7.04	6.20
Dividend payout ratio	37.63	32.28	31.84	32.01	36.87	41.82

*                    Adjusted for stock splits and dividends

**             Dividends paid by MainSource Financial Group without restatement for pooling of interests

SELECTED CONSOLIDATED FINANCIAL DATA OF UNION COMMUNITY

The selected consolidated financial data presented below as of the nine months ended September 30, 2005, is derived from Union Community’s unaudited financial statements, and the data for each of the years in the five-year period ended December 31, 2004, is derived from Union Community’s audited historical financial statements. Results for past periods are not necessarily indicative of results that may be expected for any future period.

	Nine Months Ended September 30,	December 31,
	2005	2004	2003	2002	2001	2000
	(Dollar amounts in thousands except per share data)
Results of Operations:
Net interest income	$5,446	$7,657	$8,554	$9,824	$4,786	$4,621
Provision for loan losses	472	103	238	372	40	60
Other income	502	733	480	349	113	70
Other expense	5,275	5,734	5,292	5,520	2,081	1,685
Income taxes	(8)	756	1,172	1,479	927	1,011
Net Income	209	1,797	2,332	2,802	1,851	1,935
Earnings per share—basic	0.12	0.97	1.18	1.25	0.93	0.87
Earnings per share—diluted	0.11	0.95	1.16	1.24	0.93	0.87
Dividends per share	.450	.600	.600	.520	.600	.585
Book value per share—end of period	17.11	17.34	16.92	16.33	16.07	15.46
Market price per share—end of period	25.45	18.35	17.46	15.70	13.90	12.50
At Period End:
Total assets	$255,200	$256,899	$261,577	$269,316	$142,391	$125,383
Investment securities available for sale	3,001	3,037	5,908	—	—	—
Investment securities held to maturity	109	152	494	1,637	2,848	7,597
Loans, net	219,106	217,056	221,230	216,703	121,749	109,505
Deposits	176,308	188,461	190,192	190,191	81,702	72,816
Borrowings	42,742	32,908	33,946	40,055	25,883	15,189
Shareholders’ equity	33,195	33,437	35,530	37,189	33,740	36,188
Financial Ratios:
Return on assets	0.11%	0.69%	0.85%	1.03%	1.44%	1.59%
Return on equity	0.81	5.19	6.45	7.19	5.38	5.17
Allowance for loan losses to total loans	0.49	0.42	0.55	0.47	.43	.44
Allowance for loan losses to nonperforming loans	46.04	44.39	33.56	33.56	76.25	118.23
Equity to assets (Period End)	13.01	13.02	13.58	13.81	23.70	28.86
Average equity to average assets	13.03	13.26	13.26	14.29	26.80	30.77
Dividend payout ratio	392.93	62.30	51.78	41.94	64.52	67.24

RECENT DEVELOPMENTS AFFECTING MAINSOURCE

MainSource continually is presented with and seeks out acquisition opportunities to enhance its banking franchise in the four-state region of Indiana, Illinois, Kentucky, and Ohio. MainSource expects to continue pursuing opportunities that may arise, although no assurances can be given as to the timing of any future acquisitions, if any.

As of the date of this proxy statement/prospectus, MainSource is a party to the following definitive merger agreements with acquisition candidates in addition to the Union Community Merger Agreement:

Peoples Ohio Financial Corporation.

On September 28, 2005, MainSource entered into a definitive agreement to merge Peoples Ohio Financial Corporation of Troy, Ohio, into MainSource. Peoples’ subsidiary bank, Peoples Savings Bank of Troy, will be merged simultaneously into a newly formed subsidiary of MainSource.

The Agreement provides that shareholders of Peoples will have the right to elect to receive cash in the approximate amount of $5.60 per share, or approximately 0.3068 shares of MainSource common stock (based on MainSource’s September 27, 2005 closing price of $18.25) for each share of Peoples common stock owned by them. Based on MainSource’s September 27, 2005, closing price, and including the anticipated cash out of certain Peoples stock options, the transaction value is estimated at $41,750,000. MainSource is expected to issue 1,687,279 shares of its common stock in the transaction.

The amount of cash or stock payable to Peoples’ shareholders may be adjusted at the time of closing based on the value of Peoples’ consolidated shareholders’ equity as of the end of the month prior to closing, after certain adjustments prescribed by the agreement have been made, and the closing price of MainSource’s common stock prior to closing. However, 75% of the aggregate consideration must be paid in shares of MainSource common stock, and there may be allocations of cash or stock made to shareholders on the basis of the smallest to the largest shareholders to ensure that this requirement is satisfied.

The transaction, which is expected to close in the second quarter of 2006, is subject to various regulatory approvals and the approval of Peoples’ shareholders.

HFS Bank, F.S.B.

On October 26, 2005, MainSource entered into a definitive agreement to merge HFS Bank, F.S.B, a federal savings bank located in Hobart, Indiana, into a newly-formed, federal savings bank subsidiary of MainSource. The HFS Agreement provides that shareholders of HFS will have the right to elect to receive cash in the approximate amount of $19.35 per share, or approximately 1.0348 shares of MainSource common stock (based on MainSource’s October 25, 2005 closing price of $18.70) for each share of HFS common stock owned by them. Based on MainSource’s October 25, 2005, closing price, the transaction value is estimated at $36,110,970. MainSource is expected to issue 1,004,155 shares of its common stock in the transaction.

The amount of cash or stock payable to HFS’ shareholders may be adjusted at the time of the closing based on the value of HFS’ shareholders equity as of the end of the month prior to closing, after certain adjustments prescribed by the HFS agreement have been made, and the closing price of MainSource’s common stock prior to closing. However 52% of the aggregate consideration must be paid in shares of MainSource common stock and there may be allocations of cash or stock made to shareholders on the basis of the smallest to largest shareholders to ensure that this requirement is satisfied.

The transaction, which is expected to close in the second quarter of 2006, is subject to various regulatory approvals and the approval of HFS’ shareholders.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2005 combines the historical consolidated balance sheets of MainSource and Union Community as if the Mergers had been effective on September 30, 2005. As discussed in “RECENT DEVELOPMENTS AFFECTING MAINSOURCE,” MainSource has two other acquisitions pending (Peoples and HFS), which are expected to close in 2006. These acquisition targets have also been presented in the pro forma balance sheet as if these mergers were effective as of September 30, 2005. The Unaudited Pro Forma Combined Condensed Statements of Income for the nine month period ended September 30, 2005 and for the year ended December 31, 2004, present the combined results of operations of MainSource and Union Community as if the Mergers had been effective on January 1 of each respective year. The pro forma income statements also include the pending mergers of Peoples and HFS as if the mergers were effective as of January 1 of each period presented. During 2005, MainSource acquired The Madison Bank & Trust Company. This merger was effective on August 26, 2005, and balance sheet accounts were reflected in MainSource’s September 30, 2005 Form 10-Q. For the pro forma income statements, Madison is presented as if it were acquired on January 1 for each period presented.

The Unaudited Pro Forma Combined financial information and accompanying notes reflect the application of the purchase method of accounting for the Mergers. Under this method of accounting, intangible assets such as core deposit intangibles are identified and the recorded assets and liabilities of each of the acquisition targets are marked to their estimated fair values as of September 30, 2005, through an allocation of the purchase price. Any excess of purchase price remaining after the allocation of the purchase price to assets and liabilities is recorded as goodwill. The estimated core deposit intangibles are amortized on an accelerated method over their estimated useful lives, generally ten years. Goodwill is not amortized, but is tested at least annually for impairment. If goodwill is determined to be impaired, an impairment loss will be recorded at that time. The pro forma combined figures are simply arithmetical combinations of MainSource’s, Union Community’s, and the other acquisition targets’ separate financial results in order to assist you in analyzing the future prospects of MainSource. The pro forma combined figures illustrate the possible scope of the change in MainSource’s historical figures caused by the Mergers. You should not assume that MainSource, Union Community, and the other acquisition targets would have achieved the pro forma combined results if the Mergers had actually occurred during the period presented. The actual fair value adjustments to the assets and liabilities of Union Community and the other acquisition targets and the identification and valuation of intangible assets will be made on the basis of appraisals and evaluations that will be made as of the date the mergers are completed. Thus, the actual fair value adjustments may differ significantly from those reflected in these pro forma financial statements. In the opinion of MainSource’s management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any potential savings that are expected to result from the consolidation of the operations of MainSource, Union Community, and the other acquisition targets, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. MainSource’s, Union Community’s, and the other acquisition targets’ consolidated financial statements are prepared in conformity with United States’ generally accepted accounting principles. In the opinion of MainSource and Union Community, the unaudited pro forma condensed combined financial statements include all adjustments necessary to present fairly the results of the periods presented.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2005
(Dollars in thousands)

	MainSource	Union Community	Adjustments		Pro Forma Combined	Peoples	Adjustments		HFS	Adjustments		Pro Forma Combined
Cash and cash equivalents	$51,911	$9,910	$(26,967	)A	$49,854	$5,912	$(11,107	)A	$15,303	$(17,484	)A	$67,478
			15,000	D			10,000	D		15,000	D
Securities	472,363	3,109	—		475,472	4,262	—		26,402	—		506,136
Loans	979,410	220,186	(1,804	)F	1,197,792	175,876	(3,957	)F	181,690	(1,200	)F	1,550,201
Allowance for loan losses	(12,463)	(1,080)			(13,543)	(751)			(1,246)	—		(15,540)
Restricted stock	10,929	3,799	—		14,728	5,806	—		4,595	—		25,129
Premises and equipment	28,131	4,034	—		32,165	3,967	—		4,605	—		40,737
Goodwill	55,560	2,393	27,257	A	82,817	—	17,830	A	—	17,811	A	118,458
			(2,393	)A
Purchased intangible assets	5,544	530	3,200	E	8,744	—	3,775	E	—	2,662	E	15,181
			(530	)A
Cash surrender value of life insurance	25,135	7,115	—		32,250	4,405	—		2,347	—		39,002
Other assets	22,990	5,204	(432	)C	27,762	1,132	(75	)C	2,126	601	C	31,546
Total	$1,639,510	$255,200	$13,331		$1,908,041	$200,609	$16,466		$235,822	$17,390		$2,378,328
Noninterest bearing deposits	$166,009	$3,882	$—		$169,891	$15,029	$—		$11,072	$—		$195,992
Interest bearing deposits	1,152,822	172,426	(266	)F	1,324,982	108,640	(108	)F	130,932	(507	)F	1,563,939
Short-term borrowings	47,884	—	—		47,884	—	—		—	—		47,884
Federal Home Loan Bank advances	61,627	42,742	583	F	104,952	49,381	(260	)F	70,433	3,471	F	227,977
Subordinated debentures	29,898	—	—		29,898	—	—		—	—		29,898
Line of credit	7,000	—	15,000	D	22,000	—	10,000	D	—	15,000	D	47,000
Other liabilities	12,737	2,955	2,113	B	17,805	2,023	1,627	B	2,598	1,484	B	25,537
Total liabilities	1,477,977	222,005	17,430		1,717,412	175,073	11,259		215,035	19,448		2,138,227
Common stock	6,880	20,889	(20,889	)A	7,695	7,462	(7,462	)A	1,866	(1,866	)A	9,020
			792	A		—	837	A	—	511	A	—
Treasury stock	(4,860)	—	—		(4,860)	(1,064)	1,064	A	—	—		(4,860)
Additional paid in capital	105,102	—	—		133,383	69	(69	)A	859	(859	)A	181,530
			28,304	A		—	29,906	A	—	18,218	A	—
Retained earnings	55,277	13,789	(13,789	)A	55,277	18,465	(18,465	)A	18,371	(18,371	)A	55,277
Accumulated other comprehensive income	(866)	(29)	29	A	(866)	(30)	30	A	(309)	309	A	(866)
Other equity components	—	(1,454)	1,454	G	—	634	(634	)A	—	—		—
Total shareholders' equity	161,533	33,195	(4,099)		190,629	25,536	5,207		20,787	(2,058)		240,101
Total liabilities & shareholders' equity	$1,639,510	$255,200	$13,331		$1,908,041	$200,609	$16,466		$235,822	$17,390		$2,378,328

FOOTNOTES

A          Represents the impact of the purchase of the outstanding stock of each entity including the elimination of the targets' equity.

FOOTNOTES

A          (Continued from previous page)

The purchase price allocation for Union Community is summarized as follows:

Common stock	29,146
Cash to holders of Union Community common stock	23,847
Cash to holders of Union Community stock options	2,970
Acquisition expenses	150
Offering costs	(50)
Total purchase price	56,063
Allocated to:
Historical book value of Union Community's assets and liabilities	33,195
Adjustments:
Accrual of remaining professional fees	(485)
Accrual of fee for termination of data processing contract	(1,842)
Record additional liability related to termination of defined benefit plan	(23)
Accrual of change-in-control payments to certain Union Community employees	(849)
Write-off Union Community's goodwill	(2,393)
Write-off Union Community's core deposit intangible	(530)
Tax benefit on above adjustments (excluding non-deductible professional fees)	1,086
Adjusted book value of Union Community's assets and liabilities	28,159
To adjust Union Community assets and liabilities to fair value:
Loans	(1,804)
Deposits	266
Borrowings	(583)
Core deposit intangible	3,200
Deferred taxes	(432)
Total allocation of purchase price	28,806
Excess of purchase price over allocation to identifiable assets and liabilities	27,257
The purchase price allocation for Peoples is summarized as follows:
Common stock	30,793
Cash to holders of Peoples common stock	10,264
Cash to holders of Peoples stock options	693
Offering Costs	(50)
Acquisition expenses	150
Total purchase price	41,850
Allocated to:
Historical book value of Peoples's assets and liabilities	25,536
Adjustments:
Accrual of remaining professional fees	(370)
Record additional liability related to termination of defined benefit plan	(700)
Accrual of additional compensable vacation and sick days	(56)
Accrual of change-in-control payments to certain Peoples employees	(1,339)
Tax benefit on above adjustments (excluding non-deductible professional fees)	838
Adjusted book value of Peoples' assets and liabilities	23,909
To adjust Peoples assets and liabilities to fair value:
Loans	(3,957)
Deposits	108
Borrowings	260
Customer list intangible	500
Core deposit intangible	3,275
Deferred taxes	(74)
Total allocation of purchase price	24,020
Excess of purchase price over allocation to identifiable assets and liabilities	17,830
The purchase price allocation for HFS is summarized as follows:
Common stock	18,779
Cash to holders of HFS common stock	17,334
Offering Costs	(50)
Acquisition expenses	150
Total purchase price	36,213
Allocated to:
Historical book value of HFS's assets and liabilities	20,787
Adjustments:
Accrual of remaining professional fees	(316)
Accrual of fee for termination of data processing contract	(1,200)
Accrual of additional compensable vacation and sick days	(150)

FOOTNOTES

A          (Continued from previous page)

Accrual of change-in-control payments to certain HFS employees	(596)
Tax benefit on above adjustments (excluding non-deductible professional fees)	778
Adjusted book value of HFS's assets and liabilities	19,303
To adjust HFS assets and liabilities to fair value:
Loans	(1,200)
Deposits	507
Borrowings	(3,471)
Core deposit intangible	2,662
Deferred taxes	601
Total allocation of purchase price	18,402
Excess of purchase price over allocation to identifiable assets and liabilities	17,811

B           Represents certain adjustments (and the related tax liability) to be made prior to the closing of each transaction per the merger agreement.

For the Union Community transaction, these adjustments are detailed on pages 34-35 of this proxy statement/prospectus.

C           To record deferred taxes on purchase accounting adjustments at an estimated tax rate of 40%.

D          Represents short-term borrowings to fund the cash portion of the consideration paid to targets' shareholders.  It is anticipated that targets will have excess shareholders' equity at the time of closing and MainSource anticipates using all or a portion of such equity to immediately reduce the borrowings on its line of credit.  Therefore, for purposes of these pro forma financial statements, the interest expense related to the line of credit has been ignored as it is not deemed material.

E           Represents the estimated value of the core deposit and/or customer list intangible recorded in each transaction. For purposes of these pro forma financial statements, these intangibles will be amortized using an accelerated method over a 10-year life.

F           To adjust interest-earning assets and interest-bearing liabilities of acquisition targets to estimated fair value.

G          Amount represents unearned/unvested shares held by Union Community’s ESOP and Recognition and Retention Plan. With the termination of the ESOP, the excess of the fair value over the outstanding debt will be allocated to participants and treated as compensation expense. Also, at the time of closing of the mergers, unvested shares in the Union Community Recognition and Retention Plan will vest and expense will be recognized on any unearned shares. This compensation expense will be recognized by Union Community prior to the mergers. Both of these items are non-recurring items directly attributable to the closing of the transaction and are not expected to have a continuing impact on MainSource and therefore not included in the pro formas.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2005
(Dollars in thousands except per share data)

			Union		Pro Forma					Pro Forma
MainSource	Madison	Adjustments	Community	Adjustments	Combined	Peoples	Adjustments	HFS	Adjustments	Combined
Interest income	$58,824	$4,495	$—	F	$10,680	$359	A	$74,358	$8,575	$424	A	$9,570	$225	A,G	$93,152
Interest expense	19,305	2,229	(475	)B	5,234	(119	)B	26,174	3,030	130	B	4,974	(741	)B	33,567
Net interest income	39,519	2,266	475		5,446	478		48,184	5,545	294		4,596	966		59,585
Provision for loan losses	940	—	—		472	—		1,412	153	—		110	—		1,675
Net interest income after provision for loan losses	38,579	2,266	475		4,974	478		46,772	5,392	294		4,486	966		57,910
Non-interest income	14,363	915	—		502	—		15,780	1,694	—		1,095	—		18,569
Non-interest expense	36,030	2,380	375	C	5,275	228	C	44,288	4,944	340	C	3,737	240	C	53,549
Income before income tax	16,912	801	100		201	250		18,264	2,142	(46)		1,844	726		22,930
Income tax	4,264	320	40	D	(8)	100	D	4,716	667	(18	)D	665	290	D	6,320
Net income	$12,648	$481	$60		$209	$150		$13,548	$1,475	$(28)		$1,179	$436		$16,610
Basic earnings per share	$1.03							$0.92							$0.95
Diluted earnings per share	1.03							0.92							0.95
Weighted average shares outstanding(E)
Basic	12,239,519		919,703			1,584,887		14,744,109		1,674,443			1,021,153		17,439,705
Diluted	12,254,174		919,703			1,584,887		14,758,764		1,674,443			1,021,153		17,454,360

FOOTNOTES

A          To record amortization/accretion of the fair value adjustment of loans using a method that approximates the effective interest method.

B           To record amortization/accretion of the fair value adjustment of deposits and borrowings.

C           To record amortization of the core deposit and/or customer list intangibles using an accelerated method over 10 years.  For Union Community, the amount is net of the elimination of the $60 of core deposit intangible amortization expense recorded in the period.

D          To record the impact of taxes at an estimated blended rate of 40%.

E           Share amounts include the number of shares expected to be issued for each transaction.  The number of shares issued will vary depending on the stock price of MainSource at the time of closing.  For purposes of this presentation a stock price of $18.39 was used for MainSource, which represents the average of the ten days’ closing prices ending with January 20, 2006.

F           Madison was acquired on August 26, 2005 and operating results in the September 30, 2005 Form 10-Q include Madison from that date forward.  Pro forma amounts for Madison reflect estimated amounts for the period from January 1 - August 25, 2005.  Prior to the merger with MainSource Bank, Madison was a subsidiary of National City Corporation.  Investable assets of approximately $130 million were held in an intercompany cash account with National City which earned a minimal amount of interest income.  Had this entity been merged into MainSource Bank for the full period above, interest income would have been substantially higher as excess funds would have been invested in higher-yielding investment securities.  The fair value of loans acquired approximates carrying value.

G          Adjustment to interest income at HFS also includes the estimated accretion related to the purchase accounting adjustments for investment securities. Fair value of investment securities at Union Community and Peoples approximates book value.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2004
(Dollars in thousands except per share data)

MainSource	Madison	Adjust- ments	Union Community	Adjust- ments	Pro Forma Combined	Peoples	Adjust- ments	HFS	Adjust- ments	Pro Forma Combined
Interest income	$71,841	$4,655	$—	F	$13,977	$487	A	$90,960	$10,887	$565	A	$12,282	$299	A,G	$114,993
Interest expense	21,839	2,305	(525	)B	6,320	(159	)B	29,780	3,941	162	B	6,551	(988	)B	39,446
Net interest income	50,002	2,350	525		7,657	646		61,180	6,946	403		5,731	1,287		75,547
Provision for loan losses	600	386	—		103	—		1,089	330	—		177	—		1,596
Net interest income after provision for loan losses	49,402	1,964	525		7,554	645		60,091	6,616	403		5,554	1,287		73,951
Non-interest income	19,544	1,444	—		732	—		21,720	2,163	—		1,352	—		25,235
Non-interest expense	45,880	3,248	500	C	5,733	304	C	55,665	6,468	453	C	4,490	319	C	67,395
Income before income tax	23,066	160	25		2,553	342		26,146	2,311	(50)		2,416	968		31,791
Income tax	6,273	64	10	D	756	136	D	7,239	722	(20	)D	862	387	D	9,190
Net income	$16,793	$96	$15		$1,797	$206		$18,907	$1,589	$(30)		$1,554	$581		$22,601
Basic earnings per share	$1.48							$1.29							$1.30
Diluted earnings per share	1.48							1.29							1.30
Weighted average shares outstanding(E)
Basic	11,355,665		1,688,094			1,584,887		14,628,646		1,674,443			1,021,153		17,324,242
Diluted	11,371,994		1,688,094			1,584,887		14,644,975		1,674,443			1,021,153		17,340,571

FOOTNOTES

A          To record amortization/accretion of the fair value adjustment of loans using a method that approximates the effective interest method.

B           To record amortization/accretion of the fair value adjustment of deposits and borrowings.

C           To record amortization of the core deposit and/or customer list intangibles using an accelerated method over 10 years.  For Union Community, the amount is net of the elimination of the $80 of core deposit intangible amortization expense recorded in the period.

D          To record the impact of taxes at 40%.

E           Share amounts include the number of shares expected to be issued for each transaction.  The number of shares issued will vary depending on the stock price of MainSource at the time of closing.  For purposes of this presentation, a stock price of $18.39 was used for MainSource, which represents the average of the ten days’ closing prices ending with January 20, 2006. Shares for Madison represent shares issued in connection with public offering closed in 2005.

F           Prior to the merger with MainSource Bank, Madison was a subsidiary of National City Corporation.  Investable assets of approximately $130 million were held in an intercompany cash account with National City which earned a minimal amount of interest income. Had this entity been merged into MainSource Bank for the full period above, interest income would have been substantially higher as excess funds would have been invested in higher-yielding investment securities. The fair value of loans acquired approximates carrying value.

G          Adjustment to interest income at HFS also includes the estimated accretion related to the purchase accounting adjustments for investment securities. Fair value of investment securities at Union Community and Peoples approximates book value.

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, you should consider carefully the risk factors described below in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements in this document and in the documents incorporated by reference into this document. Please refer to the section of this proxy statement/prospectus titled “CAUTION ABOUT FORWARD-LOOKING STATEMENTS.”

RISKS RELATED TO THE MERGERS:

You may not receive the form of merger consideration that you elect.

The Merger Agreement provides that, in the aggregate, shares of MainSource common stock must be issued for 55% of the outstanding shares of Union Community common stock. Although Union Community  shareholders will have the opportunity to elect the form of merger consideration they prefer to receive, the Merger Agreement provides for a proration of the merger consideration among certain Union Community shareholders in the event the Union Community shareholders collectively elect to receive MainSource common stock for more or less than 55% of the outstanding shares of Union Community common stock.

If you are a Union Community shareholder, depending on which form of merger consideration you elect to receive and which form of merger consideration other Union Community shareholders elect to receive, your election may be subject to proration and, therefore, you may not receive all or a portion of the merger consideration in the form you elect. This may result in adverse tax consequences to you. You will not know which form of merger consideration you will receive until after we complete the Mergers.

You will not know the value of the shares of MainSource common stock at the time that you make your election.

In the Mergers, Union Community shareholders may receive, at their election and subject to proration and adjustment as described in this proxy statement/prospectus, shares of MainSource common stock for each share of Union Community common stock that they own.  MainSource does not know what the per share market price of its common stock will be at the time of the closing. As a result, MainSource cannot know at this time the exact value of the shares of MainSource common stock at the time you must make your election. The value of MainSource common stock on the closing date of the Mergers may be greater or less than the market price of MainSource common stock on the date of this proxy statement/prospectus, the date of the Union Community special meeting, or the date you submit your form of election. Please see the section captioned “PROPOSAL 1—THE MERGERS—Structure of the Mergers” for a further discussion of the consideration to be paid to Union Community shareholders by MainSource in the Mergers.

Unanticipated costs relating to the Mergers could reduce MainSource’s future earnings per share.

MainSource believes it has reasonably estimated the likely costs of integrating the operations of Union Community into MainSource and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees, professional expenses, or unexpected future operating expenses, such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse affect on the results of operations and financial condition of MainSource after the Mergers. If unexpected costs are incurred, the Mergers could have a dilutive effect on MainSource’s earnings per share. In other words, if the Mergers are completed and MainSource incurs such unexpected costs and expenses as a result of the Mergers, MainSource believes that the earnings per share of MainSource common stock could be less than they would have been had the Mergers not been completed.

MainSource may be unable to successfully integrate Union Federal’s operations and retain Union Federal’s employees.

The Mergers involve the integration of Union Federal as a MainSource subsidiary bank. The difficulties of integrating the operations of Union Federal with MainSource and its other subsidiary banks include:

•       coordinating geographically separated organizations;

•       integrating personnel with diverse business backgrounds;

•       combining different corporate cultures; and

•       retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of MainSource, its subsidiary banks, and Union Federal and the loss of key personnel. The integration of Union Federal as a MainSource subsidiary bank will require the experience and expertise of certain key employees of Union Federal who are expected to be retained by MainSource. However, there can be no assurances that MainSource will be successful in retaining these employees for the time period necessary to successfully integrate Union Federal’s operations as a subsidiary bank of MainSource. The diversion of management’s attention and any delays or difficulties encountered in connection with the Mergers, along with Union Federal’s integration as a MainSource subsidiary bank, could have an adverse effect on the business and results of operation of Union Federal or MainSource.

If the Mergers are not completed, Union Community will have incurred substantial expenses without realizing the expected benefits.

Union Community has incurred substantial expenses in connection with the transactions described in this proxy statement/prospectus. The completion of the Mergers depends on the satisfaction of several conditions. We cannot guarantee that these conditions will be met. Union Community expects to incur approximately $720,000 in merger related expenses, which include legal, accounting, and financial advisory expenses, and which excludes the investment banker’s commission on the sale and any termination fees, if applicable. These expenses could have a material adverse impact on the financial condition of Union Community because it would not have realized the expected benefits of the Mergers. There can be no assurances that the Mergers will be completed.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Union Community.

Until the completion of the Mergers, with some exceptions, Union Community is prohibited from soliciting, initiating, encouraging, or participating in any discussion of, or otherwise considering, any inquiries or proposals that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person or entity other than MainSource. In addition, Union Community has agreed to pay a termination fee of up to $1.2 million to MainSource if the board of directors of Union Community does not recommend the Merger Agreement to its shareholders. These provisions could discourage other companies from trying to acquire Union Community even though such other companies might be willing to offer greater value to Union Community’s shareholders than MainSource has offered in the Merger Agreement. The payment of the termination fee also could have a material adverse effect on Union Community’s financial condition.

Certain of Union Community’s officers and directors have interests that are different from, or in addition to, interests of Union Community’s shareholders generally.

Certain of Union Community’s officers and directors have interests in the Mergers that are in addition to, or different from, the interests of Union Community’s shareholders. Union Community’s Board of

Directors was aware of these conflicts of interest when it approved the Merger Agreement. These interests include:

•       the accelerated vesting of certain stock options and stock grants pursuant to Union Community’s Recognition and Retention Plan as a result of the consummation of the Mergers;

•       certain change of control severance payments to Joseph E. Timmons, Alan L. Grimble and J. Lee Walden pursuant to their employment agreements with Union Federal payable as a result of the consummation of the Mergers;

•       employment agreements to be entered into with MainSource Bank-Crawfordsville by both Alan L. Grimble and J. Lee Walden;

•       the appointment of Alan L. Grimble, Mark E. Foster, and Samuel H. Hildebrand, II, to the board of the surviving bank upon the merger of Union Federal into MainSource Bank—Crawfordsville; and

•       the continuation of indemnification and insurance coverage for acts and omissions in their capacities as Union Community and Union Federal officers and directors.

For a more detailed discussion of these interests, see “Interests of Certain Directors and Executive Officers of Union Community in the Mergers.”

The fairness opinion obtained by Union Community will not reflect changes in the relative values of MainSource and Union Community between the time the opinion was obtained and the effective time of the Mergers.

The fairness opinion of KBW was delivered as of August 23, 2005. Union Community does not intend to obtain any further update of the KBW fairness opinion. Changes in the operations and prospects of MainSource and Union Community, general market and economic conditions, and other factors both within and outside of MainSource’s and Union Community’s control, on which the opinion of KBW is based, may alter the relative value of the companies. Therefore, the KBW opinion does not address the fairness of the merger consideration as of the date hereof or at the time the Mergers will be completed.

The mergers may fail to qualify as a reorganization for federal tax purposes, resulting in your recognition of taxable gain or loss in respect of your Union Community shares.

Union Community intends the Mergers to qualify as a reorganization (or part of a reorganization) within the meaning of Section 368(a) of the Internal Revenue Code. Although the Internal Revenue Service will not provide a ruling on the matter, MainSource and Union Community will, as a condition to closing, obtain an opinion from MainSource’s legal counsel that the Mergers will constitute a reorganization (or part of a reorganization) for federal tax purposes. This opinion does not bind the IRS or prevent the IRS from adopting a contrary position. If the Mergers fail to qualify as a reorganization (or part of a reorganization), you generally would recognize gain or loss on each share of Union Community common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the sum of the amount of cash and/or the fair market value of the MainSource common stock received in exchange for that share upon completion of the Mergers.

RISKS RELATED TO MAINSOURCE:

MainSource and its subsidiaries are extensively regulated.

Like Union Community and Union Federal, the operations of MainSource and its subsidiaries are subject to extensive regulation by federal, state, and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on them. Policies adopted or required by these governmental authorities can affect MainSource’s business operations and the availability, growth, and distribution of MainSource’s investments, borrowings, and deposits. In addition, the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation periodically conduct examinations of MainSource’s bank subsidiaries and may impose various requirements or sanctions.

Proposals to change the laws governing financial institutions are frequently raised in Congress and before bank regulatory authorities. Changes in applicable laws or policies could materially affect MainSource’s business, and the likelihood of any major changes in the future and their effects are impossible to determine. Moreover, it is impossible to predict the ultimate form any proposed legislation might take or how it might affect MainSource.

An economic slowdown in Indiana, Illinois, and Ohio could hurt MainSource’s business.

Because MainSource will focus its business in Indiana, Illinois, and Ohio following the Mergers, an economic slowdown in these states could hurt its business. An economic slowdown could have the following consequences:

•       loan delinquencies may increase;

•       problem assets and foreclosures may increase;

•       demand for the products and services of MainSource’s bank subsidiaries may decline; and

•       collateral for loans made by MainSource’s bank subsidiaries may decline in value, including real estate collateral, in turn reducing customers’ borrowing power and making existing loans less secure.

Unanticipated costs or difficulties in connection with other pending acquisitions could have an adverse effect on MainSource’s business.

In addition to this merger, MainSource is currently in the process of acquiring other financial institutions.  Each of these acquisitions involves risks to MainSource and its future business operations similar to the risks discussed in this section related to the Mergers. For example, MainSource may experience difficulties in integrating the operations of these other financial institutions with those of MainSource and its existing banks, or MainSource may incur unexpected costs in completing these acquisitions. Any of these risks could have an adverse effect on MainSource’s business and future earnings per share and, thus, on you in the event you elect to receive MainSource common stock for your Union Community shares.

MainSource’s historical growth and financial performance trends may not continue if its acquisition strategy is not successful.

Growth in asset size and earnings through acquisitions is an important and continuing part of the MainSource business strategy. As consolidation of the banking industry continues, the competition for suitable acquisition candidates may increase. MainSource competes with other banking companies for acquisition opportunities, and many of these competitors have greater financial resources and acquisition experience than MainSource has. MainSource may also need additional debt or equity financing in the future to fund acquisitions. Such financing might not be available or, if it is available, may not be in amounts and on terms acceptable to MainSource. MainSource may also use its common stock as the consideration for an acquisition or it may issue additional common stock and use the proceeds for an acquisition. The issuance of additional MainSource common stock will dilute the equity interest of existing MainSource shareholders, including Union Community shareholders who receive MainSource common stock in the Mergers, and it may have a dilutive effect on earnings per share. If MainSource is unable to locate suitable acquisition candidates willing to sell on acceptable terms, or it is unable to obtain financing necessary to continue its acquisition strategy, MainSource would be required to find other methods to grow its business and it might not grow at the same rate it has in the past, or at all.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this document, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document that contain forward-looking statements include, but are not limited to, “QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING,” “SUMMARY,” “RISK FACTORS,” “PROPOSAL 1—THE MERGERS—Background of the Mergers,” “PROPOSAL 1—THE MERGERS—MainSource’s Reasons for the Mergers,” and “PROPOSAL 1—THE MERGERS—Union Community’s Reasons for the Mergers.”  You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” and similar expressions. These forward-looking statements include statements relating to:

•       MainSource’s goals, intentions, and expectations;

•       MainSource’s business plans and growth strategies; and

•       estimates of MainSource’s risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions, and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors set forth in the “RISK FACTORS” section of this proxy statement/prospectus.

Because of these and other uncertainties, MainSource’s actual results, performance, achievements, or industry results may be materially different from the results indicated by these forward-looking statements. In addition, MainSource’s past results of operations do not necessarily indicate MainSource’s future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. MainSource is not undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities law. MainSource qualifies all of its forward-looking statements by these cautionary statements.

Further information on other factors that could affect the financial results of MainSource before and after the Mergers is included in MainSource’s filings with the SEC, incorporated by reference into this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION.”

SPECIAL MEETING OF UNION COMMUNITY’S SHAREHOLDERS

Date, Place, Time, and Purpose

MainSource’s and Union Community’s boards of directors are sending you this proxy statement/prospectus and proxy to use at the special meeting. At the special meeting, the Union Community Board of Directors will ask you to vote on a proposal to approve the Merger Agreement. The special meeting will be held at Union Community’s principal office at 221 East Main Street on Wednesday, March 15, 2006, at 1:00 p.m. local time.

Record Date, Voting Rights, Quorum, and Required Vote

Union Community has set the close of business on January 25, 2006, as the record date for determining the holders of Union Community common stock entitled to notice of and to vote at the special meeting. Only Union Community shareholders at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 1,939,000 shares of Union Community common stock outstanding and entitled to vote at the special meeting. There must be a majority of Union Community’s issued and outstanding shares present in person or by proxy at the special meeting in order for the vote on the Merger Agreement to occur.

Approval of the Merger Agreement and the related Mergers will require the affirmative vote of at least a majority of Union Community’s issued and outstanding shares. Broker non-votes and abstentions from voting will have the same effect as voting against the Merger Agreement. The directors and executive officers of Union Community (and their affiliates), as a group, owned with power to vote 249,425 shares of Union Community common stock, representing approximately 12.9% of the outstanding shares of Union Community common stock as of the record date.

The proposal to adjourn or postpone the special meeting for the purpose of allowing additional time for the solicitation of proxies from shareholders to approve the Merger Agreement (Proposal 2) requires more votes cast in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be treated as “NO” votes and, therefore, will have no effect on this proposal.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend the special meeting. You may change your proxy vote at the special meeting.

Union Community shareholders whose shares are held in “street name” by their broker, bank, or other nominee must follow the instructions followed by their broker, bank, or other nominee to vote their shares.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted “FOR” approval of the Merger Agreement.

You may revoke your proxy before it is voted by:

•       filing with the Secretary of Union Community a duly executed revocation of proxy;

•       submitting a new proxy with a later date; or

•       voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Union Community Bancorp, 221 E. Main, Crawfordsville, Indiana 47933, Attention: Secretary.

Participants in Union Community’s ESOP.

If you participate in the Union Community Bancorp Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may vote under the plan. Under its terms, all shares held in the employee stock ownership plan will be voted by the employee stock ownership plan trustee, but each participant in the employee stock ownership plan may direct the trustee how to vote the shares of Union Community common stock allocated to his or her employee stock ownership plan account. Unallocated shares of Union Community common stock held by the employee stock ownership plan trust and allocated shares for which no timely voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. The deadline for returning your voting instructions to the trustee is March 7, 2006.

Solicitation of Proxies

Union Community will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers, and employees of Union Community may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Union Community will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Ownership of Union Community Common Stock

The following table sets forth certain information regarding the beneficial ownership of the Union Community common stock as of January 25, 2006, by each person who is known by Union Community to own beneficially 5% or more of the common stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Home Federal Bank, as Trustee 501 West Washington Street Columbus, Indiana 47201	171,850(2)	8.9%
Joseph E. Timmons 221 E. Main Street Crawfordsville, Indiana 47933	137,257(3)	6.9%

(1)          The information in this chart is based on a Schedule 13G Report filed by the above-listed person(s) with the Securities and Exchange Commission (the “SEC”) containing information concerning shares held by them. It does not reflect any changes in those shareholdings which may have occurred since the date of such filing.

(2)          These shares are held by the Trustee of the Union Community Bancorp Employee Stock Ownership Plan and Trust (the “ESOP”). The Employees participating in that plan are entitled to instruct the Trustee how to vote shares held in their accounts under the plan. Unallocated shares held in a suspense account under the plan are required under the plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.

(3)          Includes 2,461 shares held under the Union Federal Savings and Loan Association Recognition and Retention Plan and Trust (the “RRP”), 16,821 shares allocated to Mr. Timmons’ account under the Union Community Bancorp ESOP as of December 31, 2005, and 56,113 shares subject to options granted under the Union Community Bancorp Stock Option Plan (the “Option Plan”). Does not include options for 25,372 shares granted to Mr. Timmons under the Option Plan which are not exercisable within 60 days of the record date.

The following table sets forth certain information regarding the directors and officers of Union Community, including the number and percent of shares of common stock beneficially owned by such persons as of the Record Date and by all directors and executive officers of Union Community as a group. Unless otherwise indicated, each person has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. Joseph E. Timmons, President of Union Community, is the father-in-law of Alan L. Grimble, Union Community’s Chief Executive Officer. Apart from this relationship, no nominee for director is related to any other nominee for director, director, or executive officer of Union Community by blood, marriage, or adoption and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Directors	Common Stock Beneficially Owned as of January 25, 2006		Percentage of Class(1)
Phillip E. Grush	28,708	(2)	1.5%
Joseph E. Timmons	137,257	(3)	6.9%
Philip L. Boots	34,358	(4)	1.8%
Mark E. Foster	6,957	(5)	0.4%
C. Rex Henthorn	20,388	(6)	1.0%
Samuel H. Hildebrand	33,471	(7)	1.7%
John M. Horner	44,218	(8)	2.3%
Joseph M. Malott	9,445	(6)	0.5%
Harry A. Siamas	33,018	(9)	1.7%
Executive Officers:
Alan L. Grimble	39,456	(10)	2.0%
J. Lee Walden	18,642	(11)	1.0%
All directors and executive officers as a group (11 persons)	405,918	(12)	19.4%

(1)          Based upon information furnished by the respective directors. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors residing in their homes.

(2)          Includes 4,500 shares held jointly by Mr. Grush and his wife, 2,461 shares held under the RRP, and 14,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Grush under the Option Plan which are not exercisable within 60 days of the record date.

(3)          Includes 2,461 shares held under the RRP, 16,821 shares allocated to Mr. Timmons’ account under the ESOP as of December 31, 2005, and 56,113 shares subject to options granted under the Option Plan. Does not include options for 25,372 shares granted to Mr. Timmons under the Option Plan which are not exercisable within 60 days of the record date.

(4)          Includes 10,000 shares owned by a corporation controlled by Mr. Boots, 7,200 shares held jointly with his spouse, 2,461 shares held under the RRP and 14,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Boots under the Option Plan which are not exercisable within 60 days of the record date.

(5)          Includes 1,929 shares held jointly with Mr. Foster’s spouse, 2,461 shares held under the RRP and 1,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Foster under the Option Plan which are not exercisable within 60 days of the record date.

(6)          Includes 2,461 shares held under the RRP and 1,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Henthorn under the Option Plan which are not exercisable within 60 days of the record date.

(7)          Includes 2,461 shares held under the RRP and 14,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Hildebrand under the Option Plan which are not exercisable within 60 days of the record date.

(8)          Includes 3,601 shares owned by a corporation controlled by Mr. Horner, 3,000 shares owned by a partnership controlled by Mr. Horner, 890 shares held jointly by Mr. Horner and his daughter and grandchildren, 2,461 shares held under the RRP, and 14,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Horner under the Option Plan which are not exercisable within 60 days of the record date.

(9)          Includes 1,000 shares held jointly by Mr. Siamas and his aunt, 300 shares held by his wife as custodian for their children, 2,480 shares held jointly with his spouse, 2,461 shares held under the RRP and 14,297 shares subject to options granted under the Option Plan. Does not include options for 5,188 shares granted to Mr. Siamas under the Option Plan which are not exercisable within 60 days of the record date.

(10)   Includes 9,575 shares held jointly by Mr. Grimble and his wife, 4,461 shares held under the RRP, 8,359 shares allocated to Mr. Grimble’s account under the ESOP as of December 31, 2005, and 16,661 shares subject to options granted under the Option Plan. Does not include options for 26,644 shares granted to Mr. Grimble under the Option Plan which are not exercisable within 60 days of the record date.

(11)   Includes 1,260 shares held under the RRP, 6,101 shares subject to options granted under the Option Plan and 1,281 shares allocated to Mr. Walden’s account under the ESOP as of December 31, 2005. Does not include options for 14,404 shares granted to Mr. Walden under the Option Plan which are not exercisable within 60 days of the record date.

(12)   Includes 27,870 shares held under the RRP, 26,461 shares allocated to the accounts of such persons under the ESOP as of December  31, 2005, and 154,251 shares subject to options granted under the Option Plan. Does not include options for 107,924 shares granted to the executive officers and directors under the Option Plan which are not exercisable within 60 days of the record date.

PROPOSAL 1—THE MERGERS

Structure of the Mergers

The purpose of this special meeting is to vote on the Merger Agreement, by and among MainSource, Union Community, and Union Federal, and the merger of Union Community into MainSource contemplated thereby. The Merger Agreement also provides for the merger of Union Federal into MainSource Bank—Crawfordsville as a condition to the consummation of the merger of Union Community into MainSource.

If the Mergers are completed, your shares of Union Community common stock will be converted into the right to receive shares of MainSource common stock and/or cash. You are entitled to elect for each Union Community share you own whether you want to receive:

•       cash equal to the Purchase Price (which currently is $52,993,000, subject to adjustment based on changes in Union Community’s shareholders’ equity) divided by the number of Union Community’s outstanding shares at closing, or $27.33 per share if the Mergers closed as of the date hereof (the “Cash Consideration”); or

•       a number of shares of MainSource common stock determined as set forth below, which would be                   shares if the Mergers closed as of the date hereof (the “Exchange Ratio”).

The number of shares of MainSource common stock you are entitled to receive for each Union Community share will be determined as of the closing of the transaction by dividing the Cash Consideration by the average of the per share closing prices of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day before the date the Mergers become effective (the “MainSource Average Stock Price”). If the MainSource Average Stock Price is less than $16.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $16.50. However, if the MainSource Average Stock Price is greater than $21.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $21.50.

If, as of the last business day of the month preceding the month in which the closing of the Mergers takes place (the “Computation Date”), Union Community’s consolidated shareholders’ equity, determined after making adjustments for the items listed below, and tax effecting those adjustments where appropriate, is less than $30,600,000, the Purchase Price will be reduced on a dollar-for-dollar basis by an amount equal to the difference between $30,600,000 and the actual consolidated shareholders’ equity, as so adjusted, as of the Computation Date. If, as of the Computation Date, such consolidated shareholders’ equity is greater than $31,100,000, the Purchase Price will be increased on a dollar-for-dollar basis by an amount equal to the difference between $31,100,000 and the actual consolidated shareholders’ equity, as so adjusted, as of the Computation Date. The adjustments to be made in computing consolidated shareholders’ equity are the following:

•       accrued fees payable to Union Community’s investment advisors with respect to the Mergers;

•       change-in-control payments payable under employment agreements as a result of the consummation of the Mergers;

•       an estimated penalty of $1,841,840 payable as a result of termination of the Union Community’s data processing contract;

•       an amount payable by Union Community as a result of terminating its defined benefit plan;

•       the accrual of any additional compensable vacation and sick days for employees of Union Community; and

•       an adjustment of $500,000 for the loan loss reserves by Union Federal, Union Community’s subsidiary, above reserves equal to the greater of either $1,020,000 or .45% of total gross loans outstanding on the Computation Date.

If the Mergers closed as of the date of this proxy statement/prospectus, no adjustments to the merger consideration would be required as a result of this net worth provision.

The Merger Agreement provides that 55% of the outstanding shares of Union Community must be converted into MainSource common stock, with the balance of the outstanding Union Community shares converted into cash. If Union Community shareholder elections would result in the issuance of MainSource common stock for more or less than 55% of the outstanding Union Community shares, then your elections may be subject to proration as described under “THE MERGER AGREEMENT—Election and Allocation Procedures” on page 54. As a result of the proration, you may not receive cash or MainSource shares to the full extent that you elect.

MainSource also will pay cash in lieu of issuing fractional shares based on the MainSource Average Stock Price.

Under the Merger Agreement, the officers and directors of MainSource serving at the effective time of the Mergers will continue to serve as the officers of MainSource after the Mergers are consummated. Similarly, the officers of MainSource Bank—Crawfordsville serving at the effective time will continue to serve as officers of MainSource Bank—Crawfordsville following the closing. In addition, upon the consummation of the Mergers, Alan L. Grimble will be appointed the Chairman of the Board of Directors, President, and Chief Executive Officer, and J. Lee Walden will be appointed as an executive officer, of MainSource Bank—Crawfordsville. The directors of MainSource Bank—Crawfordsville following the effective time of the Mergers will consist of Alan L. Grimble, Mark E. Foster, Samuel H. Hildebrand, II, Samuel M. Horner and Alan D. White.

Background of the Mergers

Since Union Community’s initial public offering on December 29, 1997, its Board of Directors and management have, from time to time, reviewed various strategic options and assessed various opportunities available to Union Community, including, among other alternatives, continuing as an independent institution, growing internally and through branch acquisitions, or acquiring, affiliating, or merging with other institutions. Union Community’s Board of Directors and management also have prepared and updated a business plan and budget on an annual basis. In addition, Union Community’s Board of Directors has periodically compared quantitative measures of Union Community’s performance with those of other comparable financial institutions and monitored the local financial institutions market.

During the past year, and in the ordinary course of business dealings, officers and directors of Union Community from time to time have had informal conversations concerning potential strategic alternatives, including the possible merger of Union Community with another financial institution. These conversations were always general in nature and did not result in more significant discussions.

Keefe, Bruyette & Woods, Inc. (“KBW”), as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, thrifts, and bank holding companies.

In January 2005, a representative of Howe Barnes Investments, Inc. inquired as to MainSource’s interest in a possible transaction with Union Community. MainSource expressed an interest in engaging in discussions regarding a merger. The Howe Barnes representative then made informal contact with Union Community’s legal counsel, Barnes & Thornburg LLP (“B&T”), to express MainSource’s interest in a potential combination with Union Community. On January 28, 2005, B&T informed Union Community regarding Howe Barnes’s inquiry and MainSource’s expression of interest.

Following up on these initial indications of interest, on February 8, 2005, representatives of Union Community contacted KBW and informed them of the contact between Howe Barnes and B&T. The Union Community representatives then invited representatives of KBW to attend the Union Community Directors’ Retreat, scheduled for February 20-21, 2005, in Indianapolis, to discuss the potential MainSource combination.

On February 21, 2005, at the Union Community Directors’ Retreat, representatives of KBW addressed the Union Community Board of Directors concerning a review of merger and acquisition activity, general market conditions, the condition of the banking industry as a whole, potential values of independence scenarios, and possible prices that may be achieved in a sale of control. They also informed the Union Community Board of Directors of MainSource’s expressed interest in pursuing a business combination. The Board of Directors indicated that they were very interested in pursuing potential acquisition prospects. The Board of Directors then discussed the benefits and drawbacks of being a party to a merger or a target of an acquisition. The board concluded that it should review and consider any offers presented, including the proposal from MainSource.

After the Board of Director’s Retreat, on February 23, 2005, KBW delivered an updated analysis to Union Community regarding the potential combination with MainSource. On February 28, 2005, representatives of MainSource traveled to Union Community’s principal business office in Crawfordsville, Indiana, to introduce themselves and have preliminary discussions regarding a possible merger.

On March 1, 2005, officers of Union Community contacted B&T and discussed the potential MainSource acquisition and explored possible negotiating issues in connection therewith. On March 4, 2005, Union Community and MainSource executed a joint confidentiality agreement.

On March 9, 2005, Union Community formally retained KBW to assess Union Community’s independent operating plan, provide advice regarding market conditions, and assess various strategic alternatives, including the potential combination with MainSource.  On March 21, 2005, MainSource’s executive officers reported to the MainSource Board of Directors that it had been invited to conduct due diligence regarding a potential combination with Union Community.

On April 6 to 7, 2005, MainSource engaged in off-site due diligence of Union Community, in which KBW also participated. On April 18, 2005, MainSource’s executive officers presented an overview of Union Community’s financial statements to the MainSource Board of Directors and discussed the terms of a potential transaction. On May 13, 2005, MainSource prepared an outline of preliminary transaction terms and delivered an initial, non-binding indication of interest to Union Community, indicating a willingness to pay $26.01 per share as the principal consideration for Union Community common stock. After the receipt of MainSource’s indication of interest, Union Community discussed the preliminary terms with B&T and KBW, including various tax issues relating to the proposal and Union Community’s on-going operations.

On May 25, 2005, Union Community held a meeting of its Board of Directors to discuss MainSource’s preliminary indication of interest. KBW attended this meeting to provide advice regarding the proposed business combination. At the meeting, the Board of Directors determined that MainSource’s initial offer of $26.01 per share was inadequate and, therefore, rejected MainSource’s proposal as presented in its preliminary indication of interest. The Union Community Board of Directors then authorized KBW to renegotiate the purchase price with MainSource.

Pursuant to follow-on negotiations conducted after the rejection of its initial offer, MainSource submitted a revised letter of interest to Union Community on June 14, 2005, increasing its offer to $26.76 per share. Officers of Union Community analyzed MainSource’s revised proposal with KBW and

B&T. On June 15, 2005, Union Community held another Board of Directors meeting to discuss the revised proposal, which KBW attended. At this meeting, the Board of Directors rejected MainSource’s revised offer as being inadequate and once again authorized KBW to renegotiate the purchase price.

As a result of further negotiations, MainSource submitted a third letter of interest to Union Community on June 27, 2005, indicating a willingness to pay $27.33 per share. Union Community reviewed MainSource’s new offer with KBW and B&T.

On June 29, 2005, the Union Community Board of Directors held a meeting to consider MainSource’s third letter of interest, at which KBW and B&T were present. At this meeting, representatives of KBW presented a thorough financial analysis of the third proposal and contrasted it with comparable merger transactions in the Midwest over the last 18 months. The Union Community directors asked questions and discussed the proposal thoroughly with the KBW representatives. Representatives of B&T also addressed the directors at this meeting, explaining to them the legal standards for dealing with acquisition offers, factors to consider when evaluating an offer, and actions that can be taken when responding to an offer. After a thorough discussion of the new proposal and the matters raised by the representatives of KBW and B&T, the Union Community Board of Directors adopted a resolution authorizing select members of the board (the “Special Merger Committee”), KBW, and B&T to pursue negotiations with MainSource in an effort to reach agreement on a definitive merger agreement embodying the terms of MainSource’s final offer.

After the June 29, 2005, board meeting, Bose McKinney & Evans LLP (“BM&E”), legal counsel for MainSource, began drafting a definitive merger agreement. On July 13, 2005, legal counsel for MainSource delivered a first draft of the definitive merger agreement to B&T. That same day, the draft merger agreement was transmitted to the Special Merger Committee. Between July 16 and 18, 2005, Union Community, KBW, and B&T conducted a thorough review of the draft merger agreement. On July 18, 2005, the MainSource Board of Directors ratified the execution of the letter of interest and authorized its executive officers to enter into negotiations regarding a definitive merger agreement. On July 21 and 22, 2005, Union Community and B&T conducted an off-site due diligence investigation of MainSource. During the week following its due diligence investigation, Union Community and B&T continued analyzing various issues relating to the merger transaction, including the status of executive employment agreements and director nominees for the surviving entity.

On August 2, 2005, legal counsel for MainSource delivered a second draft of the definitive merger agreement to B&T. On August 4, 2005, Union Community discussed the second draft of the merger agreement with B&T and KBW and proposed further revisions. On August 5, 2005, B&T conferred with legal counsel for MainSource to finalize the terms of the definitive merger agreement and discuss a public announcement of the transaction. At this point, both Union Community and MainSource, and their respective legal counsels, began compiling disclosure materials and finalizing disclosure schedules. On August 11, 2005, BM&E conducted additional due diligence of Union Community.

Also on August 11, 2005, the Special Merger Committee held a meeting to discuss the latest draft of the merger agreement. At this meeting, the committee members were advised that MainSource intended to add a minimum net worth covenant to the agreement and that the proposed language would be available the next day. The committee also reviewed in detail the latest draft of the merger agreement and requested various changes to the document. Finally, the committee discussed certain governance issues relating to the surviving entity and the composition of its Board of Directors. No further action was taken at this meeting.

The Special Merger Committee reconvened for another meeting on August 12, 2005. At this meeting, the committee made suggestions to B&T regarding the directors who would continue to serve on the board of the surviving entity following the merger.

Between August 13 and 16, 2005, Union Community, MainSource, and their respective legal counsels, along with KBW, continued to negotiate the terms of the final definitive agreement. On August 15, 2005, another draft of the merger agreement was delivered to the Special Merger Committee.

On August 15, 2005, the MainSource Board of Directors met to discuss the final definitive agreement, a copy of which had been provided to all of the Directors. MainSource’s executive officers presented an overview of the structure of the transaction, including pro forma financial statements. Following a discussion, the MainSource Board of Directors voted to approve the final definitive agreement in substantially the form as that presented to the Board.

On August 17, 2005, the Special Merger Committee met to discuss the latest draft of the merger agreement. The committee decided that it wanted clarification on the method by which the offer price of $27.33 would be calculated and how price adjustments would be determined based on the net worth covenant included in the final draft of the agreement. No further action was taken at this meeting.

Also on August 17, 2005, the full Union Community Board of Directors held a meeting, at which KBW and B&T were present. Representatives of B&T led a discussion regarding the provisions of the latest merger agreement draft and responded to numerous questions from directors. Many changes to the merger agreement were recommended by the directors, and each proposed change was discussed thoroughly. The board instructed B&T to present the recommended changes to MainSource for consideration. Additionally, KBW delivered its opinion that, from a financial point of view, the merger consideration was fair to Union Community’s shareholders. No further action was taken by the board at this meeting.

Between August 18 and 22, 2005, the parties continued to finalize the terms of the definitive merger agreement, prepare ancillary employment agreements, finalize disclosure materials, and negotiate outstanding matters, including the net worth calculation.

On August 23, 2005, Union Community’s Board of Directors held a meeting, at which Union Community’s management and representatives of KBW and B&T were present. At this meeting, B&T reviewed the terms of the final definitive merger agreement. After a thorough discussion of the transaction, the Union Community Board approved the final definitive agreement and authorized execution of the definitive agreement and all related documents. One director voted against the transaction without comment on the reasons for his vote.

Union Community, MainSource, and Union Federal executed the definitive merger agreement on August 23, 2005, and thereafter a joint press release publicly announcing the transaction was issued.

Union Community’s Reasons for the Mergers

The Union Community Board of Directors determined that the Merger Agreement and the merger consideration were in the best interests of Union Community and its shareholders and recommends that Union Community’s shareholders vote in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

In its deliberations and in making its determination, the Union Community Board of Directors considered many factors including, without limitation, the following:

•       the business, earnings, operations, financial condition, management, prospects, capital levels and asset quality of both Union Community and MainSource;

•       MainSource’s access to capital and managerial resources relative to that of Union Community;

•       the value of the merger consideration represented a premium over the current book value of Union Community common stock and recent trading prices for that stock;

•       its desire to provide shareholders with the prospects for greater future appreciation on their initial investments in Union Community common stock than Union Community could achieve independently;

•       MainSource common stock is traded on the NASDAQ National Market System and has greater liquidity than the shares of Union Community common stock;

•       the opinion delivered by KBW, that the merger consideration is fair, from a financial standpoint, to the shareholders of Union Community;

•       MainSource’s more diverse financial products and services will enable Union Community to better serve its customers and enhance its competitive position in the communities in which it operates;

•       the effect of the Mergers on Union Community and Union Federal employees, customers, and the community; and

•       MainSource’s long-term growth strategy in Indiana.

MainSource’s Reasons For the Mergers

MainSource’s Board of Directors concluded that the Merger Agreement is in the best interests of MainSource and its shareholders. In deciding to approve the Merger Agreement, MainSource’s Board of Directors considered a number of factors, including, without limitation, the following:

•       management’s view that the acquisition of Union Community provides an attractive opportunity to expand into new communities within the central Indiana area, which it considers a desirable market;

•       Union Community’s community banking orientation and its compatibility with MainSource and its subsidiaries;

•       a review of the demographic, economic and financial characteristics of the markets in which Union Community operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•       management’s review of the business, operations, earnings, and financial condition, including capital levels and asset quality of Union Community and Union Federal; and

•       the likelihood of regulators approving the Mergers without undue conditions or delay.

Funding of the Mergers

MainSource will need cash in the amount of approximately $24 million to fund the cash consideration portion of the purchase price. MainSource proposes to obtain the necessary funds to acquire the common stock of Union Community through short-term borrowings under its existing line of credit with U.S. Bank and from internal cash sources. Because Union Community is anticipated to have excess shareholders’ equity of approximately $16,000,000 at the time of closing, MainSource anticipates using all or a portion of such equity to reduce the borrowings on its U.S. Bank line of credit following closing.

Effects of the Mergers

The  respective boards of  directors of  MainSource and Union Community believe that, over the long-term, the Mergers will be beneficial to MainSource shareholders, including the current  shareholders of Union Community who will become MainSource shareholders if the Mergers are completed. The MainSource board of directors believes that one of the potential benefits of the Mergers is the cost savings that may be realized by combining the two companies and integrating Union Federal as a banking subsidiary of MainSource, which savings are expected to enhance MainSource’s earnings.

MainSource expects to reduce expenses by combining accounting, data processing, retail and lending support, and other administrative functions after the Mergers, which will enable MainSource to achieve economies of scale in these areas. Promptly following the completion of the Mergers, which is expected to occur during the first quarter of 2006, MainSource plans to begin the process of eliminating redundant functions, and eliminating duplicative expenses.

The amount of any cost savings MainSource may realize in 2006 will depend upon how quickly and efficiently MainSource is able to implement the processes outlined above during the year.

MainSource believes that it will achieve cost savings based on the assumption that it will be able to:

•       reduce data processing costs;

•       reduce staff;

•       achieve economies of scale in advertising and marketing budgets;

•       reduce legal and accounting fees; and

•       achieve other savings through reduction or elimination of miscellaneous items such as insurance premiums, travel and automobile expense, and investor relations expenses.

MainSource has based these assumptions on its present assessment of where savings could be realized based upon the present independent operations of the two companies. Actual savings in some or all of these areas could be higher or lower than is currently expected.

MainSource also believes that the Mergers will be beneficial to the customers of Union Community as a result of the additional products and services offered by MainSource and its subsidiary banks and because of the increased lending capability.

Opinion of Financial Advisor to Union Community

On March 9, 2005, Union Community retained KBW to evaluate Union Community’s strategic alternatives and any specific proposals that might be received regarding an acquisition of Union Community. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. The Union Community Board selected KBW on the basis of the firm’s reputation and its experience and expertise in transactions similar to the Mergers.

Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to shareholders of Union Community. KBW delivered its opinion to the Union Community Board that, as of August 23, 2005, the merger consideration to be paid to Union Community’s shareholders is fair, from a financial point of view, to the shareholders of Union Community. No limitations were imposed by the Union Community board upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion herein of the summary of its opinion to the Union Community board and to the reference to the entire opinion attached hereto as Annex B.

The full text of the opinion of KBW, which is attached as Annex B to this proxy statement/prospectus, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement/prospectus is qualified in its entirety by reference to the opinion.

In connection with this opinion KBW reviewed certain financial and other business data supplied by Union Community, including (i) the Merger Agreement, (ii) unaudited quarterly reports for the three months ended June 30, 2005, and March 31, 2005, (iii) annual reports for the years ended December 31,

2004, 2003, and 2002, and (iv) other information KBW deemed relevant. KBW also discussed with senior management and directors of Union Community, the current position and prospective outlook for Union Community. KBW reviewed financial and stock market data of comparable institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparable institutions or proposed changes of control of comparably situated companies.

Analysis of Recent Comparable Acquisition Transactions

In rendering its opinion, KBW analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last 12 months earnings, and premium to core deposits. All comparative metrics were as of each respective deal’s announcement date. The analysis included a comparison of the minimum, median, and maximum of the above ratios for pending and completed acquisitions announced on or after January 1, 2004, where the seller was a thrift and pricing metrics were available, based on the following three criteria:

  (i)  Target had total assets between $100 million and $500 million;

(ii)  Target had a tangible equity/tangible assets ratio greater than 9.00%; and

(iii)  Target was headquartered in the Midwest region of the United States.

The selected comparable transactions that the three criteria produced include the following:

Acquirer	Target
Kentucky First Federal (MHC)	Frankfort First Bancorp Inc.
MAF Bancorp Inc.	Chesterfield Financial Corp.
Main Street Trust Inc.	Citizens First Financial Corp.
MB Financial Inc.	First SecurityFed Financial
Northbrook Investments	North Bancshares Inc.
Oak Hill Financial Inc.	Lawrence Financial Holdings
Park National Corp.	First Clermont Bank
Peoples Community Bancorp Inc.	PFS Bancorp Inc.
WesBanco Inc.	Western Ohio Financial Corp.

KBW derived the minimum, median, and maximum pricing metrics of the three aforementioned criteria as stated below:

	Price to		Core
	Tangible Book	LTM Earnings	Deposit Premium
Minimum	112.5%	15.8x	2.8%
Median	164.2%	31.8x	22.5%
Maximum	212.7%	52.5x	30.3%
Consideration: $27.33 per share	179.6%	35.2x	16.4%

KBW viewed the three aforementioned criteria as the most appropriate in deriving a comparable transaction value based on Union Community’s size, capital base, and earnings. KBW viewed the fact that the combined criteria produced a comparable group with nine transactions, as being significant for the purposes of comparison. KBW viewed the three resulting metrics (price to tangible book value, price to last 12 months earnings, and core deposit premium) from the comparable group on a minimum, median, and maximum basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

Given that the value of the consideration to be paid in the Mergers, as of the date of the opinion, is in the range of values for all three metrics and above the median on two of the three metrics, KBW believes that this analysis supports the fairness, from a financial point of view, to Union Community and its shareholders of the consideration to be paid in the merger.

Discounted Cash Flow Analysis

KBW performed four discounted cash flow analyses to estimate a range of intrinsic values per share of Union Community common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future cash flows that Union Community could generate over the next five years, and (2) the present value of a terminal value, which is a representation of the value of an entity at a specified time in the future. The terminal value was determined by applying a range of price to earnings multiples based on similar publicly traded institutions and comparative transactions. KBW calculated the following four intrinsic valuation ranges: (1) Market Sensitivity Analysis based on a trading multiple; (2) Market Sensitivity Analysis based on a transaction multiple; (3) Budget Sensitivity Analysis based on a trading multiple (4) Budget Sensitivity Analysis based on a transaction multiple.

The Market Sensitivity Analysis based on a trading multiple applied a range of year five terminal value multiples of 16.0x to 20.0x based on a midpoint price to last 12 months earnings multiple of 17.9x. The midpoint terminal multiple was based on the median price to last 12 months earnings multiple for Midwestern publicly traded thrifts with total assets between $100 million and $500 million. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Market Sensitivity Analysis based on a trading multiple resulted in a range of per share intrinsic values from $13.32 to $18.41, with a midpoint of $15.62.

The Market Sensitivity Analysis based on a transaction multiple applied a range of year five terminal value multiples of 19.0x to 31.0x based on a midpoint price to last 12 months earnings multiple of 25.0x. The midpoint terminal multiple was based on the median price to last 12 months earnings multiple paid for Midwestern thrifts with assets between $100 million and $500 million, acquired after June 30, 2000. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Market Sensitivity Analysis based on transaction multiples resulted in a range of per share intrinsic values from $15.09 to $26.17, with a midpoint of $20.20.

The Budget Sensitivity Analysis based on a trading multiple applied a range of 20% under/over performance of projected earnings for each of the aforementioned periods. The terminal value was calculated using a terminal multiple of 17.9x. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Budget Sensitivity Analysis based on a trading multiple resulted in a range of per share intrinsic values from $11.68 to $20.17, with a midpoint of $15.62.

The Budget Sensitivity analysis based on a transaction multiple applied a range of 20% under/over performance of the projected earnings for each of the aforementioned periods. The terminal value was calculated using a terminal multiple of 25.0x. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Budget Sensitivity Analysis based on a trading multiple resulted in a range of per share intrinsic values from $15.03 to $26.18, with a midpoint of $20.20.

The value of the consideration on a per share basis to be paid in the Mergers, as of the date of the opinion, exceeds the four intrinsic value ranges derived from the discounted cash flow analyses. KBW believes that these analyses support the fairness, from a financial point of view, to Union Community and its shareholders of the consideration to be paid in the Mergers.

The intrinsic values of Union Community derived using discounted cash flow analysis do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings estimates, terminal values, and discount rates.

Based on the above analyses KBW concluded that the consideration paid in the Mergers was fair from a financial point of view to shareholders of Union Community. This summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independently of the other information considered by KBW in rendering its opinion. Selecting portions of KBW’s analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information provided to it by Union Community and MainSource. In its review, with the consent of the Union Community Board, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Union Community or MainSource.

The fairness opinion of KBW is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the Mergers and does not address the underlying business decision to effect the Mergers (or alternatives thereto), nor does it constitute a recommendation to any shareholder of Union Community as to how such shareholder should vote with respect to the merger proposal.

Furthermore, KBW expresses no opinion as to the price or trading range at which shares of the pro forma entity will trade following the consummation of the Mergers.

KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, and private placements.

In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and Union Community. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

KBW will receive a fee of 1.00% of the closing deal value, as set forth in the engagement letter dated March 9, 2005, for services rendered in connection with advising and issuing a fairness opinion regarding the Mergers. As of the date of the proxy statement/prospectus, KBW has received $75,000 of such fee, the remainder of the fee is due upon the close of the transaction.

THE MERGER AGREEMENT

Conditions to the Mergers

The obligation of MainSource and Union Community to consummate the Mergers is subject to the satisfaction or waiver, on or before the completion of the Mergers, of a number of conditions, including:

•       The Merger Agreement must receive the approval of Union Community’s shareholders and the applicable regulatory authorities. The Board of Directors of Union Community already has approved the Merger Agreement;

•       The closing of the merger of Union Community with and into MainSource is conditioned upon the closing of the merger of Union Federal with and into MainSource Bank-Crawfordsville occurring immediately thereafter;

•       The representations and warranties made by the parties in the Merger Agreement must be true and correct as of the effective date of the Mergers unless the inaccuracies do not or will not have a Material Adverse Effect (as defined below) on the party making the representations and warranties. For purposes of the Merger Agreement, Material Adverse Effect is defined to mean any event or circumstance which is material and adverse to the financial position, results of operations or business of Union Community and its subsidiaries, taken as a whole, or MainSource and its subsidiaries, taken as a whole, or materially threatening or impeding the consummation of the Mergers and the other transactions contemplated by the Merger Agreement except for (1) legal and accounting changes generally applicable to depository institutions or their holding companies, (2) modifications to valuation policies or practices in connection with the Mergers or restructuring charges in connection with the Mergers in accordance with United States’ generally accepted accounting principles, (3) changes in levels of interest rates (including the impact on securities portfolios) or in circumstances relating to the United States economy, financial or securities markets or the banking industry in general, (4) actions taken with the consent of the other party, (5) reasonable merger expenses and expenses related to employment or severance contracts or benefit plans contemplated by the Merger Agreement, (6) the impact of the announcement of the Merger Agreement and the transactions contemplated thereby and compliance with its terms on the parties, and (7) a military or terrorist attack within the United States or on any of its possessions or offices;

•       The Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, relating to the MainSource shares to be issued pursuant to the Merger Agreement, must have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement can have been issued, and no proceedings for that purpose must have been initiated or threatened, by the Securities and Exchange Commission;

•       All consents, approvals, or notices of or to governmental authorities that are required for the performance of the transactions contemplated in the Merger Agreement must have been obtained;

•       All material consents or approvals of persons other than governmental authorities that are required for the execution, delivery, and performance of the Merger Agreement must have been obtained;

•       Union Community’s investment banker must have issued its fairness opinion stating that the merger consideration relating to the merger of Union Community with and into MainSource is fair to the shareholders of Union Community from a financial point of view; and

•       The MainSource Average Stock Price is no lower than $14.00 and no higher than $24.00.

The obligation of MainSource to consummate the Mergers also is subject to the fulfillment of other conditions, including:

•       Union Community and Union Federal must have performed, in all material respects, all of their obligations, and fulfilled or complied with all of their covenants, required by the Merger Agreement at or prior to the effective time of the Mergers, unless such failure to perform does not or will not have a Material Adverse Effect on Union Community or Union Federal;

•       MainSource must have received from Union Community at the closing of the Mergers all the items, documents, and other closing deliveries, in form and content reasonably satisfactory to MainSource, required by the Merger Agreement;

•       Alan Grimble and J. Lee Walden must have entered into their respective employment agreements with MainSource Bank—Crawfordsville to be effective as of the effective time of the Mergers;

•       MainSource must have received the financing necessary to pay the cash portion of the total purchase price on such terms as are acceptable to MainSource and to enable MainSource to satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other federal or state regulator or agency, as those guidelines are applied to MainSource;

•       MainSource must have received an opinion from Bose McKinney & Evans LLP, that the merger of Union Community with and into MainSource constitutes a “reorganization” for purposes of Section 368 of the Code, as amended;

•       MainSource must have received an opinion from Barnes & Thornburg LLP, counsel to Union Community, dated as of the effective time of the Mergers, in the form required by the Merger Agreement; and

•       MainSource must have received a letter of tax advice, in a form satisfactory to MainSource, from Union Community’s outside, independent registered public accounting firm to the effect that any amounts that are paid by Union Community or Union Federal before the effective time of the Mergers, or required under Union Community’s employee benefit plans or the Merger Agreement to be paid at or after the effective time, to persons who are “disqualified individuals” under Section 280G of the Internal Revenue Code with respect to Union Community, Union Federal, or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code.

The obligation of Union Community to consummate the Mergers also is subject to the fulfillment of other conditions, including:

•       MainSource must have performed, in all material respects, all of its obligations, and fulfilled or complied with all of its covenants, required by the Merger Agreement at or prior to the effective time of the Mergers, unless such failure to perform does not or will not have a Material Adverse Effect on MainSource;

•       Union Community must have received from MainSource at the closing of the Mergers all the items, documents, and other closing deliveries, in form and content reasonably satisfactory to MainSource, required by the Merger Agreement.

•       The shares of MainSource common stock to be issued as part of the merger of Union Community with and into MainSource must have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance;

•       Union Community must have received an opinion from Bose McKinney & Evans LLP, that the merger of Union Community with and into MainSource constitutes a “reorganization” for purposes of Section 368 of the Code, as amended, and that no gain or loss will be recognized by Union Community shareholders to the extent they receive shares of MainSource common stock as consideration for shares of Union Community common stock;

•       Union Community must have received an opinion from Bose McKinney & Evans LLP, counsel to MainSource, dated as of the effective time of the Mergers, in the form required by the Merger Agreement; and

•       The change in control severance payments required to be made to Alan Grimble, Joseph Timmons, and J. Lee Walden under their respective employment agreements resulting from the termination of such agreements must have been made.

Expenses

Except as otherwise provided in the Merger Agreement, Union Community and MainSource will be responsible for their respective expenses incidental to the Mergers.

Termination Fee

If MainSource terminates the Merger Agreement because Union Community breaches its representations, warranties, or covenants resulting in a Material Adverse Effect with respect to Union Community (and MainSource is not in breach of the Merger Agreement), or because Union Community’s Board of Directors fails to recommend the Merger Agreement to its shareholders, a $1,000,000 termination fee, plus out-of-pocket expenses up to an amount of $200,000, are payable by Union Community to MainSource. If Union Community terminates the Merger Agreement because MainSource breaches its representations, warranties, or covenants resulting in a Material Adverse Effect (and Union Community is not in breach of the Merger Agreement), a $1,000,000 termination fee, plus out-of-pocket expenses up to an amount of $200,000, are payable by MainSource to Union Community.

Treatment of Shares Held in the Union Community Employee Stock Ownership Plan

Upon the effective time of the Mergers, the Union Community ESOP will be terminated, and all shares of Union Community common stock in the ESOP on the Mergers’ effective date will be converted into the merger consideration payable to holders of Union Community common stock. However, only Cash Consideration shall be paid for unallocated Union Community common stock held in the ESOP. All of the outstanding indebtedness of the ESOP which is owed to Union Community will be repaid (which at September 30, 2005, totaled $1,324,800), and any assets remaining in the suspense account under the ESOP will then be allocated to the respective participants’ accounts. The net assets of the ESOP will be distributed to the participants and their beneficiaries, subject to the receipt of a favorable tax determination letter from the Internal Revenue Service on the termination of the ESOP. Union Federal may make contributions to the ESOP to fund any ESOP loan payments between the date hereof and closing of the Mergers.

Treatment of Recognition and Retention Plan

The Merger Agreement provides that any unvested awards of restricted stock under Union Federal’s Recognition and Retention Plan will be vested upon the closing of the Mergers. Such shares will be converted into the merger consideration on the effective date of the Mergers on the same basis as other outstanding shares of Union Community common stock. The total number of shares under this plan as of the date of this proxy statement/prospectus is 27,870, all of which are held by executive officers and directors of Union Community.

Union Federal’s Financial Institutions Retirement Fund

Union Federal’s participation in the Financial Institutions Retirement Fund (the “FIRF”), which was frozen and ceased admitting additional participants on December 31, 2002, was discontinued and otherwise terminated October 1, 2005. Union Federal was required to contribute $975,974 to the FIRF to fund the benefits payable upon such plan termination. Benefits payable to participants in the FIRF as of October 1, 2005, will be paid to those participants in a lump sum in cash or, if elected by the payee, in the form of a paid-up annuity contract on or before the closing date for the Mergers.

Treatment of Options to Acquire Shares of Union Community Common Stock

The Merger Agreement provides that each option to acquire shares of Union Community common stock outstanding on the effective date of the Mergers will be converted into the right to receive from MainSource, at the effective time of the Mergers, an amount in cash equal to the Cash Consideration minus the per share exercise price for each share subject to a Union Community stock option. As of the date of this proxy statement/prospectus, the executive officers and outside directors of Union Community hold stock options to purchase 262,175 shares of Union Community common stock, which they have agreed not to exercise prior to the closing of the Mergers. Therefore, those options will be cashed out for approximately $2.97 million (based on Cash Consideration of $27.33 per share of Union Community).

Treatment of Union Community’s 401(k) Plan

After the closing of the Mergers, MainSource will succeed Union Community as the participating employer in the Union Community 401(k) plan. MainSource will discontinue participation in the Union Community 401(k) plan and amend the MainSource 401(k) plan so that employees of Union Community who become employees of MainSource will accrue benefits pursuant to the MainSource 401(k) plan. In addition, former Union Community employees participating in the MainSource 401(k) plan will receive credit for eligibility and vesting purposes, for the service of such employees with Union Community and Union Federal or their predecessors prior to the effective time.

Employee Benefit Matters

The Merger Agreement requires MainSource to make available to the officers and employees of Union Community and Union Federal who continue as employees of MainSource or any subsidiary substantially the same employee benefits on substantially the same terms and conditions as MainSource offers to similarly situated officers and employees. Union Community and Union Federal employees will receive full credit for prior service with Union Community, Union Federal, or their predecessors for purposes of the eligibility, vesting, and period of service requirements after the Mergers. Union Community and Union Federal employees who become employees of MainSource or its subsidiaries will become eligible to participate in MainSource’s employee benefit plans as soon as reasonably practicable after the effective time, and will not be subject to any waiting periods or pre-existing condition limitations under the medical, dental, and health plans of MainSource or its subsidiaries in which they are eligible to participate at the effective time.

Termination

Subject to conditions and circumstances described in the Merger Agreement, either MainSource or Union Community may terminate the Merger Agreement if, among other things, any of the following occur:

•       the Mergers have not been consummated by June 30, 2006;

•       Union Community shareholders do not approve the Merger Agreement at the Union Community special meeting; or

•       the respective boards of directors of MainSource and Union Community mutually agree to terminate the Merger Agreement.

Additionally, MainSource may terminate the Merger Agreement at any time prior to the effective time if any of the following occur:

•       a breach by Union Community of any representation or warranty contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on the business or assets of Union Community, unless the breach is cured within 30 days from the giving of written notice to Union Community of such breach and the same does not result in a Material Adverse Effect;

•       a breach by Union Community of any of the covenants or agreements contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on the business or assets of Union Community, unless the breach is cured within 30 days from the giving of written notice to Union Community of such breach and the same does not result in a Material Adverse Effect;

•       the Board of Directors of MainSource shall reasonably determine that the Mergers contemplated by the Merger Agreement have become impracticable by reason of commencement or threat of any material claim, litigation, or proceeding against MainSource, Union Community, Union Federal, or any subsidiary of MainSource, or any director or officer of any of such entities relating to the Merger Agreement or the Mergers;

•       there has been a Material Averse Effect in the business, assets, capitalization, financial condition, or results of operations of Union Community or Union Federal as of the effective time, as compared to that in existence as of the date of the Merger Agreement;

•       Union Community’s Board of Directors submits, or intends to submit, the Merger Agreement to the shareholders without recommending the approval of the Merger Agreement or fails to solicit proxies for approval of the Merger Agreement;

•       Union Community’s Board of Directors submits the Merger Agreement with recommendation of approval to the Union Community shareholders for vote but the shareholders of Union Community do not approve and adopt the Merger Agreement;

•       Union Community fails to maintain a composite rating of at least two (2) from its latest safety and soundness and compliance examination, or fails to maintain a CRA rating of satisfactory or better;

•       MainSource elects to exercise its right of termination pursuant to the Merger Agreement regarding certain environmental matters;

Union Community may terminate the Merger Agreement at any time prior to the effective time if any of the following occur:

•       a breach by MainSource of any representation or warranty contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect, unless the breach is cured within 30 days from the giving of written notice to MainSource of such breach and the cure does not result in a Material Adverse Effect on the business or assets of MainSource;

•       a breach by MainSource of any of the covenants or agreements contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches, to result in a

Material Adverse Effect on MainSource, unless the breach is cured within 30 days after the giving of written notice to MainSource of such breach and any such cure would not result in a Material Adverse Effect on the business or assets of MainSource;

•       there has been a change constituting a Material Adverse Effect in the financial condition, results of operations, business, assets, or capitalization of MainSource on a consolidated basis as of the effective time, as compared to that in existence on June 30, 2005;

•       the Board of Directors of Union Community shall reasonably determine that the Mergers contemplated by the Merger Agreement have become impracticable by reason of commencement or threat of any material claim, litigation, or proceeding against MainSource, Union Community or Union Federal or any subsidiary of MainSource or any director or officer of any such entities relating to the Merger Agreement or the Mergers or which is likely to have a Material Adverse Effect on MainSource; or

•       Union Community’s Board of Directors submits the Merger Agreement with recommendation of approval to the Union Community shareholders for vote but the shareholders of Union Community do not approve and adopt the Merger Agreement.

Under certain circumstances described in the Merger Agreement, a $1,000,000 termination fee, plus out-of-pocket expenses up to $200,000 may be payable by one party to the other if the Mergers are not consummated. See “THE MERGER AGREEMENT—Termination Fee.”

Conduct of Business Prior to Completion of the Mergers

Union Community Restrictions

Under the Merger Agreement, Union Community has agreed to certain restrictions on its activities until the Mergers are completed or terminated. In general, Union Community and its subsidiary, Union Federal, are required to conduct their business diligently, substantially in the manner as it is presently being conducted, and in the ordinary course of business.

The following is a summary of the more significant restrictions imposed upon Union Community, subject to the exceptions set forth in the Merger Agreement. Specifically, without the prior consent of MainSource, Union Community may not:

•       make any change in the capitalization or the number of issued and outstanding shares of Union Community or Union Federal;

•       distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders; except that Union Federal may pay cash dividends to Union Community in the ordinary course of business for payment of Union Community’s reasonable and necessary business and operating expenses and to provide funds for Union Community’s dividends to its shareholders, and, in addition, Union Community may pay to its shareholders its usual and customary cash dividend of no greater than $0.15 per share for any quarterly period, provided that no dividend may be paid for the quarterly period in which the Mergers are scheduled to be consummated or consummated if, during such period, Union Community shareholders will become entitled to receive dividends on their shares of MainSource common stock received pursuant to the Merger Agreement;

•       redeem any of its outstanding shares of common stock;

•       merge, combine, consolidate, or effect a share exchange with, or sell its assets or any of its securities to any other person, corporation, or entity, or enter into any other similar transaction not in the ordinary course of business;

•       purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation, or other entity, except in the ordinary course of business necessary in managing its investment portfolio;

•       make any loan or commitment to lend money, issue any letter of credit, or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

•       except as otherwise permitted under the Merger Agreement and for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $15,000 individually or $50,000 in the aggregate;

•       make any investment subject to any restrictions, whether contractual or statutory, which materially impairs the ability of Union Community or Union Federal to dispose freely of such investment at any time; subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest, or encumbrance, except for tax and other liens that arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings; and except for pledges or liens required to be granted in connection with acceptance by Union Community or Union Federal of government deposits and pledges or liens in connection with Federal Home Loan Bank borrowings;

•       promote to a new position or increase the rate of compensation (other than promotions and compensation increases in the ordinary course of business and in accordance with past practices), or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer, or employee of Union Community or Union Federal, modify, amend, or institute new employment policies or practices, or enter into, renew, or extend any employment, indemnity, reimbursement, consulting, compensation, or severance agreements with respect to any present or former directors, officers, or employees of Union Community or Union Federal;

•       except as contemplated by the Merger Agreement, execute, create, institute, modify, amend or terminate any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right, or profit sharing plans;  any employment, deferred compensation, consulting, bonus, or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare, or employee welfare benefit plan, agreement, or understanding for current or former directors, officers, or employees of Union Community or Union Federal; or change the level of benefits or payments under any of the foregoing, or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

•       amend, modify, or restate Union Community’s or Union Federal’s respective organizational documents;

•       give, dispose of, sell, convey, or transfer; assign, hypothecate, pledge, or encumber, or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of Union Community or Union Federal, or enter into any agreement or commitment relative to the foregoing;

•       fail to maintain Union Federal’s reserve for loan losses at the greater of either $1,020,000 or 0.45% of total gross loans outstanding, unless doing so would be inconsistent with United States’ generally accepted accounting principles. As of September 30, 2005, Union Federal’s reserve for loan losses was $1,080,000, or 0.49% of total gross loans outstanding;

•       fail to accrue, pay, discharge, and satisfy all debts, liabilities, obligations, and expenses, including, without limitation, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations, and expenses become due;

•       issue, or authorize the issuance of, any securities convertible into or exchangeable for any shares of the capital stock of Union Community or Union Federal;

•       except for obligations disclosed pursuant to the Merger Agreement, Federal Home Loan Bank advances, trade payables, and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge, or satisfaction in the ordinary course of business of liabilities reflected in the Union Community financial statements, borrow any money or incur any indebtedness including, without limitation, through the issuance of debentures, or incur any liability or obligation in an aggregate amount exceeding $25,000;

•       open, close, move, or, in any material respect, expand, diminish, renovate, alter, or change any of its offices or branches;

•       pay or commit to pay any management or consulting or other similar type of fees; or

•       enter into any contract, agreement, lease, commitment, understanding, arrangement, or transaction or incur any liability or obligation, other than as specifically contemplated under the Merger Agreement, requiring payments by Union Community or Union Federal that exceed $25,000, whether individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business.

MainSource Restrictions

The following is a summary of the more significant restrictions imposed upon MainSource, subject to the exceptions set forth in the Merger Agreement. In particular, without the prior consent of Union Community, MainSource may not:

•       take any action that is intended or reasonably likely to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any respect at or prior to the effective time, any of the conditions to the Mergers not being satisfied, a material violation of any provision of the Merger Agreement, or a delay in the consummation of the Mergers, except, in each case, as may be required by applicable law or regulation.

MainSource Covenants

MainSource has agreed to file all applications and notices to obtain the necessary regulatory approvals for the transactions contemplated by the Merger Agreement. Union Community has agreed to cooperate with MainSource in connection with obtaining the regulatory approvals. With the exception of Joseph E. Timmons, Alan L. Grimble, or J. Lee Walden, those employees of Union Community or its subsidiaries as of the effective time whom MainSource or its subsidiaries elect not to employ after the effective time, or who are terminated other than for cause within one year after the effective date, or voluntarily resign within one year after the effective date after being notified that, as a condition of employment, they must work at a location more than 30 miles from their former location of employment or that their salary will be materially decreased, are entitled to severance benefits as set forth in the Merger Agreement. Subject to the limitations set forth in the Merger Agreement, MainSource will maintain a directors’ and officers’ liability insurance policy for three years after the effective time to cover the present and former officers and directors of Union Community and Union Federal with respect to claims against such directors and officers arising from facts or events which occurred before the effective time, provided that, if MainSource is unable to obtain such endorsement, then Union Community may purchase tail coverage under its existing director and officer liability insurance policy. In addition, for six years after the effective time,

MainSource will indemnify, defend and hold harmless the present and former officers and directors of Union Community and Union Federal against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring on or prior to the effective time to the full extent then permitted under the Indiana Business Corporation Law and MainSource’s Articles of Incorporation as in effect on the date of the Merger Agreement.

The Merger Agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See “THE MERGER AGREEMENT—Employee Benefit Matters” and “INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF UNION COMMUNITY IN THE MERGERS.”

Management and Operations After the Mergers

MainSource’s officers and directors serving at the effective time shall continue to serve as MainSource’s officers and directors until such time as their successors have been duly elected and qualified or until their earlier resignation, death, or removal from office. MainSource’s Articles of Incorporation and By-Laws in existence as of the effective time shall remain MainSource’s Articles of Incorporation and By-Laws following the effective time, until such Articles of Incorporation and By-Laws are further amended as provided by applicable law.

The surviving bank resulting from the merger of Union Federal into MainSource Bank—Crawfordsville will be MainSource Bank—Crawfordsville. Its principal office will be located at 221 East Main Street, Crawfordsville, Montgomery County, Indiana, and its branches will consist of the branch offices of Union Federal as of the effective time. The officers of MainSource Bank—Crawfordsville at the effective time will continue to serve as the officers of MainSource Bank—Crawfordsville after the effective time until such time as their successors have been duly elected and qualified or until their earlier resignation, death or removal from office. In addition, immediately after the effective time, Alan L. Grimble will be appointed the Chairman of the Board, President, and Chief Executive Officer and J. Lee Walden will be appointed as an executive officer of MainSource Bank—Crawfordsville. The directors of MainSource Bank—Crawfordsville following the effective time will consist of Alan L. Grimble, Mark E. Foster, Samuel H. Hildebrand, II, Samuel M. Horner and Alan D. White, until such time as their successors have been duly elected and qualified or until their earlier resignation, death, or removal as a director. The Articles of Incorporation and By-Laws of MainSource Bank—Crawfordsville in existence at the effective time will remain the Articles of Incorporation and By-Laws of MainSource Bank—Crawfordsville following the effective time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

No Solicitation

Union Community and Union Federal will not permit or authorize their respective directors, officers, employees, agents, or representatives to initiate, solicit, or encourage, or provide information to, any corporation, association, partnership, person, or other entity or group concerning any merger, consolidation, share exchange, combination, purchase, or sale of substantial assets, sale of shares of common stock, or similar transaction relating to Union Community or Union Federal or to which Union Community or Union Federal may become a party. Union Community will promptly communicate to MainSource the terms of any proposal or offer that Union Community or Union Federal may receive.

Environmental Inspections

Under the Merger Agreement, MainSource initially had the right to terminate the Merger Agreement and not consummate the transaction if any of the real estate owned by Union Community or Union Federal was determined to be contaminated and the cost to remediate such contamination would be reasonably estimated to exceed $150,000. In order for MainSource to avail itself of this termination provision, it was required to request that Phase I environmental investigations be commenced with respect to such real estate. MainSource elected to cause such environmental investigations to be conducted on one of Union Federal’s properties. Such investigation resulted in a determination that no further investigation of this property was warranted. Accordingly, this termination right on the part of MainSource no longer exists.

Resales of MainSource Common Stock by Union Community Shareholders

All shares of MainSource common stock issued to Union Community shareholders in connection with the Mergers will be freely transferable, except that shares received by persons deemed to be “affiliates” of Union Community under the Securities Act at the time of the special meeting may be resold only in transactions permitted by Rule 145 under the Securities Act or otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover any resales of the shares of MainSource common stock to be received by Union Community shareholders upon completion of the merger, and no person may use this proxy statement/prospectus in connection with any resale. Based on the number of shares of MainSource common stock anticipated to be received in the Mergers, it is expected that Rule 145 will not limit the amount of shares that former Union Community shareholders will be able to sell into the market. Persons who may be deemed affiliates of Union Community for this purpose generally include directors, executive officers, and the holders of 10% or more of the outstanding shares of Union Community common stock. Pursuant to the Merger Agreement, Union Community has agreed to cause each of its affiliates to execute a written affiliate agreement to the effect that those affiliates will not offer or sell or otherwise dispose of any of the shares of MainSource common stock issued to those affiliates in the Mergers in violation of the Securities Act or the related SEC rules and regulations.

Effective Time of Mergers

Unless otherwise mutually agreed to by the parties, the effective time will occur on the seventh full NASDAQ trading day immediately following the date on which the last of the conditions of the Merger Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the closing, but subject to the delivery at the closing of such certificates, opinions, and other instruments and documents) is fulfilled or waived following the fulfillment of all conditions precedent to the Mergers set forth in the Merger Agreement and the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Mergers, but in no event (other than as set forth in the Merger Agreement) will the effective time occur any earlier than March 10, 2006, or later than June 30, 2006.

Election and Allocation Procedures

The term “cash consideration” means an amount equal to the purchase price, subject to adjustment, divided by the number of shares of Union Community common stock outstanding as of the effective time. The term “stock consideration” means the number of shares of MainSource common stock equal to the quotient arrived at by dividing the cash consideration by the average of the per share closing prices of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day preceding the effective time, subject to adjustment. The term “cash election” means an election by the holder of shares of Union Community common stock to receive the cash consideration. The term “stock election” means an election by the holder of shares of Union Community to receive the stock consideration. The term “mixed election” means an election by the holder of shares of Union Community common stock to receive cash consideration with respect to some of such holder’s shares and stock consideration with respect to such holder’s remaining shares. The term “non-election” means the holder of the Union Community common stock makes no election or has no preference as to receipt of cash consideration or stock consideration. Shares of Union Community stock as to which a cash election has been made are referred to as “cash election shares,” shares of Union Community common stock as to which a stock election has been made are referred to as “stock election shares” and shares of Union Community common stock as to which no election has been made are referred to as “non-election shares.”  The aggregate number of stock election shares and non-election shares are referred to as the “stock election number.”  The term “stock conversion number” means 55% of the total number of shares of Union Community common stock outstanding at the effective time.

An aggregate of 55% of the total number of shares of Union Community common stock outstanding at the effective time shall be converted into stock consideration and the remaining Union Community common stock shall be converted into cash consideration. If the stock election number equals the stock conversion number, then all cash election shares shall be converted into the right to receive cash consideration and all stock election shares shall be converted into the right to receive stock consideration. If the stock election number is less than the stock conversion number, the cash elections shall be converted into stock elections by first eliminating and converting the cash election which covers the smallest number of shares of Union Community common stock, and then eliminating and converting the cash election shares which covers the next smallest number of shares, and continuing this process until the total remaining number of outstanding Union Community shares covered by cash elections is such that 55% of the total number of shares of Union Community common stock outstanding at the effective time shall be converted into stock consideration, subject to adjustments. If the stock election number exceeds the stock conversion number, the non-elections shall be converted into cash elections by first eliminating and converting the non-election which covers the smallest number of shares of Union Community common stock and then eliminating and converting the non-election which covers the next smallest number of shares and continuing this process until either all non-elections are converted into cash consideration or the total remaining number of outstanding Union Community shares covered by non-elections (when added to all stock elections) is such that 55% of the total number of shares of Union Community common stock outstanding at the effective time shall be converted into stock consideration, subject to adjustment to ensure qualification as a tax-free reorganization. In the event that, following the elimination and conversion of all non-elections to cash elections, the stock election number still exceeds the stock conversion number, the stock elections will be converted to cash elections in the same manner as the non-elections, until such time as the total remaining number of Union Community common shares covered by stock elections is such that 55% of the total number of shares of Union Community common stock outstanding at the effective time shall be converted into the stock consideration, subject to adjustment to ensure qualification as a tax-free reorganization. As such, there is a risk that even if you properly elect to receive all cash, a portion of the merger consideration you receive may be in the form of shares of common stock which you did not elect to receive. Similarly, there is a risk that even if you properly elect to receive all stock, a portion of the merger consideration you receive may be in the form of cash which you did not elect to receive.

A pro rata reduction in the cash consideration you may receive (and a corresponding increase in the stock consideration you receive) will be made if necessary to allow MainSource’s tax counsel to deliver its opinion as to the qualification of the merger of Union Community with and into MainSource as a “reorganization” under Section 368(a) of the Internal Revenue Code. Please see the section captioned “PROPOSAL 1—THE MERGER—Structure of the Mergers” beginning on page 34. The risk that you will receive a portion of the merger consideration in a form that you did not elect could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you had elected (including the recognition of taxable gain to the extent cash is received). Please see the section captioned “MATERIAL FEDERAL INCOME TAX CONSEQUENCES.”

Should MainSource change the number of shares of MainSource common stock issued and outstanding prior to the effective time by way of a stock split, stock dividend, recapitalization, or similar transaction with respect to the outstanding MainSource common stock, and the record date therefore is prior to the effective time, the stock consideration will be adjusted so the shareholders receive, in the aggregate, such number of shares of MainSource common stock representing the same percentage of outstanding shares of MainSource common stock at the effective time as would have been represented by the number of shares of MainSource common stock the shareholders of Union Community would have received if any of the foregoing actions had not occurred.

Exchange and Payment Procedures

At and after the effective time, each certificate representing shares of Union Community common stock will represent only the right to receive merger consideration in accordance with the terms of the Merger Agreement. MainSource will reserve a sufficient number of shares of MainSource common stock to be issued as a part of the merger consideration and will deposit with MainSource Bank an estimated amount of cash to be issued as part of the merger consideration. MainSource will cause a certificate representing the number of whole shares of MainSource common stock that each holder of Union Community common stock has the right to receive, if any, and a check in the amount of any cash that such holder has the right to receive, if any, to be delivered to such shareholder upon delivery to MainSource of certificates representing such shares of Union Community common stock.

No dividends or other distributions on MainSource common stock with a record date occurring after the effective time will be paid to the holder of any unsurrendered old certificate representing shares of Union Community common stock converted into the right to receive shares of MainSource common stock until the holder surrenders such old certificate in accordance with the Merger Agreement. The stock transfer books of Union Community will be closed immediately at the effective time and after the effective time there will be no transfers on the stock transfer records of Union Community of any shares of Union Community common stock. MainSource will be entitled to rely on Union Community’s stock transfer books to establish the identity of those persons entitled to receive merger consideration. If any old certificate is lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such old certificate to be lost, stolen, or destroyed and, if required by MainSource, the posting by such person of a bond in such amount as MainSource may reasonably direct as indemnity against any claim that may be made with respect to the old certificate.

Computershare Trust Company of New York will serve as the exchange agent for purposes of mailing and receiving the election forms, tabulating the results and distributing the merger consideration pursuant to the terms of the Merger Agreement.

Fractional Shares

No fractional shares of MainSource common stock will be issued in the Mergers. Rather, MainSource will pay each holder of Union Community common stock an amount in cash (without interest) determined by multiplying such fraction by the MainSource Average Stock Price.

Regulatory Approvals for the Mergers

Under the terms of the Merger Agreement, the Mergers cannot be completed until MainSource receives the necessary regulatory approval of each of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation, and the Indiana Department of Financial Institutions. MainSource has filed the respective applications As of the date of this proxy statement/prospectus, MainSource has received the approval of the Federal Reserve Board, but has not received the approval of the Federal Deposit Insurance Corporation or the Indiana Department of Financial Institutions. Union Federal has filed a notice with respect to its merger into MainSource Bank—Crawfordsville with the Office of Thrift Supervision.

MainSource has been notified by the Federal Reserve Board that, due to certain issues identified in the most recent examination of Union Federal by the Office of Thrift Supervision and as a condition of approval of the application by the Federal Reserve Board, MainSource must enter into a cure agreement addressing these issues. MainSource believes that all issues identified in the cure agreement will be resolved as a result of the implementation and integration of MainSource’s policies and procedures following the consummation of the Mergers.

Accounting Treatment of the Mergers

MainSource will account for the Mergers under the “purchase” method of accounting in accordance with United States’ generally accepted accounting principles. Using the purchase method of accounting, the assets and liabilities of Union Community will be recorded by MainSource at their respective fair values at the time of the completion of the Mergers. The excess of MainSource’s purchase price over the net fair value of the assets acquired and liabilities assumed will then be allocated to identified intangible assets, with any remaining unallocated cost recorded as goodwill.

NASDAQ National Market Listing

MainSource common stock currently is listed on the NASDAQ National Market System under the symbol “MSFG.”  The shares to be issued to the Union Community shareholders as merger consideration also will be eligible for trading on the NASDAQ National Market System.

INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS
OF UNION COMMUNITY IN THE MERGERS

When considering the recommendations of the Union Community Board of Directors, you should be aware that some of the employees and directors of Union Community and Union Federal have interests that are different from, or in conflict with, your interests. The Board of Directors was aware of these interests when it approved the Merger Agreement. Except as described below, to the knowledge of Union Community, the executive officers and directors of Union Community do not have any material interest in the Mergers apart from their interests as shareholders of Union Community.

Treatment of Stock Options

The Merger Agreement provides that each option to acquire shares of Union Community common stock outstanding on the effective date of the Mergers shall be converted into the right to receive from MainSource, at the effective time of the Mergers, an amount in cash equal to the Cash Consideration minus the per share exercise price for each share subject to a Union Community stock option. The executive officers and outside directors of Union Community hold options to purchase 262,175 shares of Union Community common stock which they have agreed not to exercise prior to the closing of the Mergers so those options will be fully vested at closing of the Mergers and cashed out for approximately $2.97 million (based on a Cash Consideration of $27.33 per share of Union Community).

Treatment of RRPs

The Merger Agreement provides that any unvested awards of restricted stock under Union Federal’s Recognition and Retention Plan will be vested at the closing of the Mergers. Such shares will be converted into the merger consideration on the effective date of the Mergers on the same basis as other outstanding shares of Union Community common stock. The total number of shares under this plan as of the date of this proxy statement/prospectus is 31,870, all of which are held by executive officers and directors of Union Community.

Employment Agreements between MainSource Bank—Crawfordsville and each of Alan L. Grimble and J. Lee Walden

The Merger Agreement provides that, upon the consummation of the Mergers, Alan L. Grimble shall be appointed as the Chairman of the Board of Directors, President, and Chief Executive Officer of MainSource Bank—Crawfordsville. In addition, J. Lee Walden shall be appointed as an executive officer of MainSource Bank—Crawfordsville as of the effective time of the Mergers. Both Mr. Grimble and Mr. Walden will receive one-year employment contracts for their services, with provisions comparable to those in their existing employment agreements with Union Federal.

Under Mr. Grimble’s employment agreement with MainSource Bank—Crawfordsville, he will receive an annualized base salary of $125,000, along with a lump sum incentive payment of $25,000 on the date that is six (6) months following the effective date of the employment agreement, and another lump sum payment of $25,000 on the date that is twelve (12) months following the effective date of the employment agreement, provided that he remains employed by MainSource Bank—Crawfordsville on those dates. Mr. Grimble also is entitled to participate in the employee benefit and welfare plans, retirement plans, and insurance programs offered by MainSource Bank—Crawfordsville, and he is eligible to participate in the MainSource Bank—Crawfordsville Executive Performance Bonus Plan for calendar year 2006. Mr. Grimble is entitled to at least 276 hours of paid time-off each year, and MainSource Bank—Crawfordsville will furnish Mr. Grimble with a non-luxury automobile made by an American manufacturer suitable to the nature of his position and adequate for the performance of his employment. MainSource Bank—Crawfordsville also will pay for Mr. Grimble’s membership in the Crawfordsville Country Club. Additionally, as long as MainSource Bank—Crawfordsville exists as a separate entity and is not merged or consolidated into another entity, and so long as Mr. Grimble remains employed by MainSource Bank—Crawfordsville under his employment agreement, MainSource will cause Mr. Grimble to be elected to the MainSource Bank—Crawfordsville Board of Directors.

Under Mr. Walden’s employment agreement with MainSource Bank—Crawfordsville, he will receive an annualized base salary of $100,000, along with a lump sum incentive payment of $10,000 within sixty (60) days following the execution of his employment agreement. Mr. Walden also is entitled to participate in the employee benefit and welfare plans, retirement plans, and insurance programs offered by MainSource Bank—Crawfordsville. Mr. Walden is entitled to at least 276 hours of paid time-off each year, and MainSource Bank—Crawfordsville will pay for Mr. Walden’s membership in the Crawfordsville Country Club during the term of his employment agreement.

Severance Payments Payable to Executive Officers of Union Community

Under the Merger Agreement and in connection with the consummation of the Mergers, Alan L. Grimble, J. Lee Walden, and Joseph E. Timmons each will terminate their existing employment agreements with Union Federal in exchange for lump sum cash payments equal to approximately $372,649, $315,000 and $161,195, respectively, subject to reduction to the extent such payments are not deductible under Section 280G of the Code. Union Federal has obtained from Mr. Timmons, Mr. Grimble, and Mr. Walden binding written commitments to accept these lump sum cash payments payable as a result of the Mergers in lieu of any amounts that otherwise would be payable, and any benefits to which they would be entitled, under their respective employment agreements.

Treatment of Certain Benefit Plans

All employees of Union Federal, including its executive officers, benefit from the early termination of the Union ESOP, as all shares of Union Community common stock held in the Union ESOP will be converted into consideration payable in the Mergers and, after payment in full of the loan made by Union Community to the Union ESOP, will be distributed to Union Federal employees. See “THE MERGER AGREEMENT—Treatment of Shares Held in the Union Community Employee Stock Ownership Plan.”

Directors of MainSource Bank—Crawfordsville

Alan L. Grimble, Mark E. Foster and Samuel H. Hildebrand, II, current officers and directors of Union Community, will be appointed to the board of the surviving bank upon the merger of Union Federal into MainSource Bank—Crawfordsville. Samuel M. Horner, the son of John M. Horner, a current director of Union Community, will also join the board of that bank at the closing of the Mergers.

Indemnification and Insurance of Directors and Officers

MainSource has agreed to indemnify and hold harmless each director and officer of Union Community for six years after the effective time of the Mergers in connection with any threatened or actual claim, action, or investigation arising out of the fact that any such person is or was a director or officer of Union Community or Union Federal at or prior to the effective time regardless of whether such claim is asserted or claimed after the effective time, including all indemnified liabilities based on, or arising out of, or pertaining to the Merger Agreement, the Mergers, or the transactions contemplated by the Merger Agreement, to the full extent permitted under Indiana law and by MainSource’s Articles of Incorporation.

In addition, MainSource has agreed to use its reasonable best efforts to include Union Community’s directors and officers on its existing insurance, or to obtain directors’ and officers’ liability insurance “tail” policy coverage for Union Community’s directors and executive officers, for a period of three years after the effective time of the Mergers, which will provide the directors and officers with coverage on substantially similar terms as currently provided by Union Community to such directors and officers for claims based on activity prior to the effective time. However, MainSource has no obligation during each year in such three-year period to pay an aggregate amount in premiums, with respect to the former Union Community directors and officers, which is more than 100% of the current annual amount spent by Union Community to maintain its current directors’ and officers’ insurance coverage.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General.   The following summary discusses the material anticipated U.S. federal income tax consequences of the Mergers applicable to a holder of shares of Union Community common stock that surrenders all of its common stock for shares of MainSource common stock and/or cash in the Mergers. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens that hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt has been made to comment on all U.S. federal income tax consequences of the Mergers and related transactions that may be relevant to holders of shares of Union Community common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions, or persons that hold their Union Community common stock as part of a hedge, straddle, constructive sale, or conversion transaction, persons whose functional currency is not the U.S. dollar, holders that exercise appraisal rights, persons that are, or hold their Union Community common stock through, partnerships or other pass-through entities, or persons who acquired their Union Community common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation, or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Mergers. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Union Community shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the Mergers, as well as the effects of state, local, non-U.S. tax laws, and U.S. tax laws other than income tax laws.

Opinion Conditions.   The completion of the Mergers is conditioned upon the delivery of an opinion by Bose McKinney & Evans LLP, tax counsel to MainSource, that the Mergers will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code. MainSource expects to be able to obtain the tax opinions if, as expected:

•       MainSource, Union Community, and Union Federal are able to deliver customary representations to MainSource’s tax counsel;

•       there is no adverse change in U.S. federal income tax law; and

•       the aggregate fair market value of the MainSource common stock delivered as consideration in the Mergers is equal to or greater than 50% of the sum of (i) the aggregate fair market value of such MainSource common stock; and (ii) the aggregate amount of cash that is considered to be merger consideration.

If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the Mergers could be adversely affected. The determination by tax counsel as to whether the proposed Mergers will be treated as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code will depend upon the facts and law existing at the time that the Merger Agreement is signed in accordance with Treas. Reg. § 1.368-1(e)(2). The following discussion assumes that the Mergers will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

Exchange of Union Community Common Stock Solely for MainSource Common Stock.   A Union Community shareholder that exchanges all of its Union Community common stock solely for MainSource common stock in the Mergers will not recognize any gain or loss (except with respect to cash received instead of a fractional share of MainSource common stock, as discussed below). The aggregate tax basis of shares of MainSource common stock received in the Mergers will be equal to the aggregate tax basis of the shares of Union Community common stock surrendered in exchange therefor, and an exchanging Union Community shareholder’s holding period in the MainSource common stock received in the Mergers will include the holding period of the Union Community  common stock surrendered in exchange therefor.

Exchange of Union Community Common Stock Solely for Cash.   A Union Community shareholder that exchanges all of its shares of Union Community common stock solely for cash in the Mergers will (unless treated as a dividend under Section 302(d) of the Code as discussed below) recognize capital gain or loss on the exchange in an amount equal to the difference, if any, between the amount of cash received and the Union Community shareholder’s aggregate tax basis in the shares surrendered in exchange therefor. The gain or loss will be long-term capital gain or loss if the Union Community shareholder’s holding period for its Union Community common stock is more than one year as of the date of the exchange. Any gain recognized by a Union Community shareholder and classified as a dividend under Section 302 of the code will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to individual Union Community shareholders at the long-term capital gains rate, provided that the shareholder held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. Gain treated as ordinary income will be taxed at ordinary income rates. Each Union Community shareholder is urged to consult its tax advisor to determine whether a dividend, if any, would be treated as qualified dividend income.

Exchange of Union Community Common Stock for Cash and MainSource Common Stock.   A Union Community shareholder that exchanges all of its Union Community common stock for a combination of MainSource common stock and cash in the Mergers will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received in the Mergers; and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the MainSource common stock received in the Mergers over (b) the Union Community shareholder’s aggregate tax basis in its Union Community common stock surrendered in exchange therefor.

The gain recognized upon receipt of a combination of stock and cash will be capital gain unless the Union Community shareholder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will be treated as ordinary income to the extent of the holder’s ratable share of Union Community’s accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether a Union Community shareholder’s receipt of cash has the effect of a distribution of a dividend, the Union Community shareholder will be treated as if it first exchanged all of its Union Community common stock solely in exchange for MainSource common stock and then MainSource immediately redeemed a portion of that stock for the cash that the holder actually received in the Mergers (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a dividend to the Union Community shareholder if such receipt is, with respect to the Union Community shareholder, “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of MainSource following the Mergers. The determination generally requires a comparison of the percentage of the outstanding stock of MainSource the shareholder is considered to have owned immediately before the deemed redemption to the percentage of the outstanding stock of MainSource the shareholder owns immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment. For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock it actually owns and the stock it constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if the Union Community shareholder’s holding period for its Union Community common stock is more than one year as of the date of the exchange. If, after applying these tests, the deemed redemption results in the gain recognized by a Union Community shareholder being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to individual Union Community shareholders at the long-term capital gains rate, provided that the shareholder held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. The determination as to whether a Union Community shareholder will recognize a capital gain or dividend income as a result of its exchange of Union Community common stock for a combination of MainSource common stock and cash in the Mergers is complex and is determined on a shareholder-by-shareholder basis. Accordingly, each Union Community shareholder is urged to consult its own tax advisor with respect to this determination.

The same analysis concerning dividend treatment will apply to gain recognized upon the receipt of all cash except that the deemed redemption may be treated as if it occurred from Union Community and not from MainSource. The tax result should be the same except in cases in which the attribution rules may cause differing constructive ownership results. Accordingly, each Union Community shareholder is urged to consult its own tax advisor with respect to this determination.

A Union Community shareholder’s aggregate tax basis in the MainSource common stock received in the Mergers will be equal to the shareholder’s aggregate tax basis in its Union Community common stock surrendered, decreased by the amount of any cash received and increased by the amount of any gain recognized. A Union Community shareholder’s holding period for MainSource common stock received in the Mergers will include the holding period of the Union Community common stock surrendered in the Mergers.

Cash Received Instead of a Fractional Share of MainSource Common Stock.   Subject to the discussion above regarding possible dividend treatment, a Union Community shareholder that receives cash instead of a fractional share of MainSource common stock in the Mergers will recognize capital gain or loss with respect to the fractional share in an amount equal to the difference, if any, between the amount of cash received instead of the fractional share and the portion of the shareholder’s tax basis in its Union Community common stock that is allocable to the fractional share. The capital gain or loss will be long-term if the holding period for such Union Community common stock is more than one year as of the date of the exchange.

Tax Treatment of Options.   The excess of the Cash Consideration over the per share exercise price for each share of common stock subject to such stock options will constitute taxable ordinary income to the optionholder.

Tax Treatment of the Entities.   No gain or loss will be recognized by MainSource, Union Community, or Union Federal as a result of the Mergers.

Information Reporting and Backup Withholding.   In general, a Union Community shareholder receiving cash in the Mergers will be subject to information reporting with the IRS. In addition, backup withholding at the applicable rate (currently 28%) will generally apply if the exchanging Union Community shareholder fails to provide an accurate taxpayer identification number or fails to properly certify that it is not subject to backup withholding (generally on a substitute IRS Form W-9). Certain holders (including, among others, U.S. corporations) are not subject to information reporting or backup withholding, but they may still need to furnish a substitute IRS Form W-9 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging Union Community shareholder will be creditable against the Union Community shareholder’s federal income tax liability, provided that it timely furnishes the required information to the IRS. Union Community shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

Under the Merger Agreement, Union Community shareholders will exchange their shares of Union Community common stock for shares of MainSource common stock and/or cash. Both MainSource and Union Community are organized under the laws of the State of Indiana. Upon consummation of the Mergers, some of Union Community’s shareholders will become MainSource shareholders, and the Restated Articles of Incorporation of MainSource (the “MainSource Articles”), the By-Laws of MainSource (the “MainSource By-Laws”), the Indiana Business Corporation Law (“IBCL”), and rules and regulations applying to public companies will govern their rights as MainSource shareholders.

The following summary discusses some of the material differences between the current rights of MainSource shareholders and Union Community shareholders under the MainSource Articles, MainSource By-Laws, the Articles of Incorporation of Union Community (the “Union Community Articles”), and the Code of By-Laws of Union Community (the “Union Community By-Laws”). The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the IBCL, the MainSource Articles, the MainSource By-Laws, the Union Community Articles, and the Union Community By-Laws.

Authorized Capital Stock

MainSource

MainSource currently is authorized to issue up to 25,000,000 shares of common stock, no par value, of which 13,472,616 shares were outstanding as of January 25, 2006. MainSource also is authorized to issue up to 400,000 shares of preferred stock, no par value. Currently, there are no shares of MainSource preferred stock outstanding. If any series of preferred stock is issued, the MainSource Board of Directors may fix the designation, relative rights, preferences and limitations, and any other powers, preferences and relative, participating, optional and special rights, and any qualifications, limitations and restrictions, of the shares of that series of preferred stock.

As of January 25, 2006, options to purchase approximately 173,907 shares of MainSource common stock were outstanding.

Union Community

Union Community currently is authorized to issue up to 5,000,000 shares of common stock, no par value, of which 1,939,000 shares were outstanding as of January 25, 2006. Union Community also is authorized to issue up to 2,000,000 shares of preferred stock, no par value. Currently, there are no shares of Union Community preferred stock outstanding.

As of January 25, 2006, options to purchase 262,175 shares of Union Community common stock were outstanding.

Voting Rights and Cumulative Voting

MainSource

Each holder of MainSource common stock generally has the right to cast one vote for each share of MainSource common stock held of record on all matters submitted to a vote of shareholders of MainSource. If MainSource issues shares of preferred stock, the holders of such preferred stock also may possess voting rights. Indiana law permits shareholders to cumulate their votes in the election of directors if the corporation’s articles of incorporation so provide. However, the MainSource Articles do not grant cumulative voting rights to its shareholders.

Union Community

Each holder of Union Community common stock generally has the right to cast one vote for each share of Union Community common stock held of record on all matters submitted to a vote of shareholders of Union Community. If Union Community issues shares of preferred stock, the holders of such preferred stock also may possess voting rights. The Union Community Articles also provide that any holder of more than 10% of the outstanding shares of Union Community common stock may only vote their stock up to such 10% limit. The Union Community Articles do not grant cumulative voting rights to its shareholders.

Dividends

MainSource and Union Community may pay dividends and make other distributions at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as MainSource’s and Union Community’s respective Board of Directors may determine, subject to all statutory restrictions.

Liquidation

In the event of the liquidation, dissolution, and/or winding-up of MainSource or Union Community, the holders of shares of MainSource and Union Community common stock, as the case may be, are entitled to receive, after the payment of or provision of payment for MainSource’s and Union Community’s respective debts and other liabilities and of all shares having priority over the common stock, a ratable share of the remaining assets of MainSource and Union Community, respectively.

Preferred Stock

Under the Merger Agreement, Union Community is prohibited from issuing preferred stock prior to the effective time of the Mergers. In general, the Boards of Directors of MainSource and Union Community are authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences, and other rights of the shares of each such series and the limitations thereof. MainSource’s and Union Community’s preferred stock may have a priority rank over its common stock with respect to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The preferred shareholders of MainSource and Union Community may be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights such holders may possess.

Issuance of Additional Shares

MainSource

Except in connection with the proposed merger with Union Community, and as otherwise may be provided herein (such as the proposed mergers with Peoples and HFS), MainSource has no specific plans for the issuance of the additional authorized shares of its common stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued shares of MainSource common and preferred stock will be available for general corporate purposes, including, but not limited to, issuance as stock dividends or in connection with stock splits, issuance in future mergers or acquisitions, issuance under a cash dividend reinvestment and/or stock purchase plan, or issuance in future underwritten or other public or private offerings.

Section 23-1-26-2 of the IBCL permits the board of directors of an Indiana corporation to authorize the issuance of additional shares, unless the corporation’s articles of incorporation reserve such a right to the corporation’s shareholders. Under the MainSource Articles, no shareholder approval will be required for the issuance of these shares. As a result, MainSource’s Board of Directors may issue preferred stock, without shareholder approval, possessing voting and conversion rights that could adversely affect the voting power of MainSource’s common shareholders, subject to any restrictions imposed on the issuance of such shares by the NASDAQ Stock Market.

Union Community

Union Community has no specific plans for the issuance of the additional authorized shares of its common or preferred stock. The Union Community Articles provide that no shareholder approval is required for the issuance of these shares. As a result, Union Community’s Board of Directors may issue preferred stock, without shareholder approval, possessing voting and conversion rights that could adversely affect the voting power of Union Community’s common shareholders, subject to any restrictions imposed on the issuance of such shares by the NASDAQ Stock Market.

Number of and Restrictions Upon Directors

MainSource

The MainSource By-Laws state that the number of directors shall be not less than five and not more than 15, as fixed by resolution of the Board of Directors from time to time. Each director holds office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer, or until his death, resignation, or removal. Neither the MainSource Articles nor the MainSource By-Laws contain any other restrictions on the qualifications of directors, including residency and age restrictions.

Union Community

The Union Community Articles and the Union Community By-Laws provide that the number of directors shall be not less than five and not more than 15, as may be specified from time to time by resolution adopted by a majority of the total number of directors. If and whenever the Board of Directors has not specified the number of directors, such number shall be seven.

The Union Community By-Laws provide that each Union Community director must be a resident of Montgomery County, Indiana, and have a loan or deposit relationship with Union Federal that has been maintained for at least a continuous 12 months immediately prior to being nominated to the Board. In addition, each director who is not an employee of Union Community or any of its subsidiaries must have served as a member of a civic or community organization based in Montgomery County, Indiana, for at least a continuous 12 months during the five year period prior to being nominated to the Board. If Union Community acquires another financial institution by purchase or merger, the Board of Directors may waive these eligibility requirements for one prospective Board member whom the Board may nominate or appoint to the Board as part of the acquisition, but the prospective Board member must be a member of the Board of the acquired financial institution and meet all of the aforementioned eligibility requirements with respect to the acquired financial institution. Neither the Union Community Articles nor the Union Community By-Laws contain any age restrictions.

Removal of Directors

MainSource

Under Indiana law, directors may be removed in any manner provided in the corporation’s articles of incorporation. In addition, the shareholders or directors may remove one or more directors with or without cause, unless the articles of incorporation provide otherwise. Under the MainSource By-Laws, any director or the entire Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for the purpose of removing one or more directors, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Union Community

The Union Community Articles provide that any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all the shares entitled to vote generally in the election of directors, voting together as a single class. Removal for “cause” is defined in the Union Community Articles as grounds for termination in the regulation of the Office of Thrift Supervision relating to employment contracts of federally-insured savings associations.

Special Meetings of the Board

MainSource

The MainSource By-Laws provide that special meetings of the Board of Directors may be called by, or at the request of, the Chairman of the Board, the president of the Corporation or by any two directors.

Union Community

The Union Community By-Laws provide that special meetings of the Board of Directors may be called at any time or from time to time on the written request of at least two directors, by the Chairman of the Board, or by the President, by causing the Secretary or any Assistant Secretary to give at least two days’ notice to each director of the date, time, and place of such special meeting.

Classified Board of Directors

The Union Community Articles provide that Union Community’s Board of Directors shall be divided into three classes, with directors in each class elected to staggered three-year terms. Consequently, it could take two annual elections to replace a majority of Union Community’s Board of Directors.

Neither the MainSource Articles nor the MainSource By-Laws provide for a division of the MainSource Board of Directors into classes.

Advance Notice Requirements for Presentation of Business and Nominations of Directors at Annual Meetings of Shareholders

MainSource

The MainSource By-Laws provide that nominations for the election of directors may be made by a nominating committee appointed by the Board of Directors that consists of at least two independent directors or by any shareholder entitled to vote on the election of directors, subject to the nomination having been made in compliance with certain notice and informational requirements. In addition, the MainSource By-Laws provide that any business to be presented at the annual meeting of shareholders is subject to certain advance notice and informational requirements. The MainSource By-Laws state that the Secretary must receive written notice of any shareholder director nomination or proposal for business at an annual meeting of shareholders no less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of the nomination or proposal must be received no later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

Union Community

The Union Community By-Laws provide that nominations for the election of directors may be made by the Board of Directors, by a nominating committee or person appointed by its Board of Directors, or by any shareholder entitled to vote on the election of directors, subject to the nomination having been made in compliance with certain notice and informational requirements. In addition, the Union Community By-Laws provide that any business to be presented at the annual meeting of shareholders is subject to certain advance notice and informational requirements. The Union Community By-Laws state that the Secretary must receive written notice of any shareholder director nomination or proposal for business at an annual meeting of shareholders not less than 120 days prior to the meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of the nomination or proposal must be received no later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

Special Meetings of Shareholders

MainSource

As permitted under the IBCL, the MainSource By-Laws state that special shareholders’ meetings may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Chairman of the Board at the written request of a majority of the members of the Board of Directors or upon delivery to MainSource’s Secretary of a signed and dated written demand for a special meeting from the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Union Community

As permitted under the IBCL, the Union Community Articles and the Union Community By-Laws state that special shareholders’ meetings may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors.

Indemnification

MainSource

Under the IBCL, an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (a) the individual’s conduct was in good faith, (b) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the best interests of the corporation, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (c) in the case of any criminal proceeding, the individual either had reasonable cause to believe that the individual’s conduct was lawful, or the individual had no reasonable cause to believe that the individual’s conduct was unlawful.

Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in defense of the proceeding.

In general, the MainSource Articles provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, by reason of the fact that he or she is or was a director or officer of MainSource, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director or officer, shall be indemnified to the fullest extent authorized by the IBCL, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, and penalties) reasonably incurred or suffered by such person in connection therewith.   However, MainSource is not obligated to indemnify any director or officer with respect to any proceeding in which there is a claim asserted directly by the company against any such director or officer, or in any proceeding in which a claim is asserted by any such director or officer against the company and/or any of its directors, officers, employees, or agents.

Union Community

The Union Community Articles state that Union Community shall indemnify, to the fullest extent allowed under the IBCL, any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he or she is or was a director, officer, employee, or agent of the company, against expenses (including attorneys’ fees), judgments, settlements, penalties, fines, and taxes actually or reasonably incurred in connection with such action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interests of the company, and in all other cases, was not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful.

Preemptive Rights

Although permitted by the IBCL, neither of the MainSource or Union Community Articles provide for preemptive rights to subscribe for any new or additional common stock or other securities of the respective entity. However, preemptive rights may be granted to either of MainSource’s or Union Community’s shareholders if the respective Articles are later amended to permit preemptive rights.

Appraisal Rights of Dissenting Shareholders

The IBCL provides shareholders of an Indiana corporation that is involved in certain mergers, share exchanges, or sales or exchanges of all or substantially all of its property the right to dissent from that action and obtain payment of the fair value of their shares. However, dissenters’ rights are not available to holders of shares listed on a national securities exchange, such as the New York Stock Exchange, the NASDAQ National Market System, or similar exchange. Accordingly, since the shares of Union Community are traded on the NASDAQ National Market System, no dissenters’ rights are available to Union Community shareholders.

Amendment of Articles of Incorporation and By-Laws

MainSource

Amendments to the MainSource Articles must be approved by a majority vote of MainSource’s Board of Directors and also by a majority vote of the outstanding shares of MainSource’s voting shares.

The MainSource By-Laws may be amended only by a majority vote of the total number of directors of MainSource.

Union Community

Amendments to the Union Community Articles must be approved by a majority vote of the Board of Directors and also by a majority of the outstanding shares of Union Community’s voting shares; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to the number, classification, and removal of directors; provisions relating to the manner of amending the By-Laws; the call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). The provisions concerning limitations on the acquisition of shares may be amended only by an 80% vote of Union Community’s outstanding shares, unless at least two-thirds of Union Community’s Continuing Directors (directors of Union Community on September 11, 1997, or directors recommended for appointment or election by a majority of such Continuing Directors) approve of such amendments in advance of their submission to a vote of shareholders (in which case only the majority approval of shareholders is required).

The Union Community By-Laws may be amended only by a majority vote of the total number of directors of Union Community.

Restrictions on Unsolicited Changes in Control (Anti-Takeover Protections)

General

The Union Community Articles include several provisions intended to protect the interests of the company and its shareholders from unsolicited changes in control. These provisions authorize the Union Community Board of Directors to respond to such unsolicited offers that would effect a change in control in a manner that, in the Board’s judgment, will best protect the interests of the company and its subsidiaries. Although the Union Community Board of Directors believes that the acquisition restrictions described below are beneficial to its shareholders, the provisions may have the effect of rendering Union Community less attractive to potential acquirors, thereby discouraging future takeover attempts that certain shareholders might deem to be in their best interests, or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices, but would not be approved by the Union Community Board of Directors. These acquisition restrictions also will render the removal of management and the incumbent Board of Directors more difficult. However, Union Community’s Board of Directors has concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages. Neither the MainSource Articles nor the MainSource By-Laws contain significant anti-takeover provisions.

MainSource’s and Union Community’s Articles and By-Laws

Directors.   Certain provisions in the MainSource By-Laws, Union Community Articles, and Union Community By-Laws impede changes in the majority control of the companies’ Boards of Directors. The Union Community Articles provide that the Board of Directors will be divided into three classes, with directors in each class elected for staggered three-year terms. As a result, it takes two annual elections to replace a majority of Union Community’s Board of Directors. Moreover, the Union Community By-Laws provide that each Union Community director must be a resident of Montgomery County, Indiana, must have had a loan or deposit relationship with Union Federal that has been maintained for 12 months prior to his or her nomination to the Board of Directors, and, in the case of a non-employee director, must have served as a member of a civic or community organization based in Montgomery County, Indiana, for at least 12 months during the five-year period prior to his or her nomination to the Board of Directors. The Union Community Board of Directors may waive one or more of these requirements for new appointees to the Board in connection with the acquisition of another financial institution by Union Community, or the acquisition or opening of a new Union Federal branch. Therefore, the ability of a shareholder to attract qualified nominees to oppose persons nominated by the Union Community Boards of Directors may be limited.

The MainSource By-Laws provide that any vacancy occurring in MainSource’s Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term only by a majority vote of the directors of the company then in office. The Union Community Articles provide that vacancies shall be filled by a majority vote of Continuing Directors

(defined as directors then serving who were directors on Union Community’s date of incorporation or were recommended for appointment or election by a majority of the Continuing Directors then on the Board). Finally, the MainSource By-Laws and Union Community By-Laws each impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the respective Boards of Directors, or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

The MainSource By-Laws provide that any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. However, the Union Community Articles provide that a director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of at least 80% of the shares eligible to vote generally in the election of directors. Removal for “cause” is defined in the Union Community Articles as grounds for termination in the regulations of the Office of Thrift Supervision relating to employment contracts of federally-insured savings associations.

Restrictions on Call of Special Meetings.   The MainSource By-Laws provide that a special meeting of shareholders may be called by the Chairman of the Board or the Chief Executive Officer of MainSource, or by the Chairman of the Board at the written request of a majority of the members of the Board of Directors, or upon delivery to MainSource’s Secretary of a signed and dated written demand for a special meeting from the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The Union Community Articles provide that a special meeting of shareholders may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors. With regard to Union Community, shareholders are not authorized to call a special meeting.

No Cumulative Voting.   The MainSource Articles and the Union Community Articles each provide that there shall be no cumulative voting rights in the election of directors.

Authorization of Preferred Stock.   MainSource and Union Community each is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Boards of Directors of the respective companies are authorized to fix the designations, powers, preferences, and relative participating, optional, and other special rights of such shares, including voting rights (if any and which could be as a separate class) and conversion rights. In the event of a proposed merger, tender offer, or other attempt to gain control of MainSource or Union Community not approved by the respective Board of Directors, it might be possible for the Board of Directors of MainSource or Union Community, as the case may be, to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Boards of Directors have no present plans or understandings for the issuance of any preferred stock and do not intend to issue any preferred stock except on terms that the respective Boards may deem to be in the best interests of MainSource and its shareholders or of Union Community and its shareholders, as the case may be.

Limitations on 10% Shareholders.   The Union Community Articles provide that: (a) no person shall directly or indirectly offer to acquire, or acquire the beneficial ownership of, more than 10% of any class of equity security of Union Community (subject to certain exceptions); and that (b) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote, and shall not be voted by any person or counted as voting stock, in connection with any matter submitted to a vote of shareholders. Neither the MainSource Articles nor MainSource By-Laws contain any such provisions.

Evaluation of Offers.   The Union Community Articles provide that the Board of Directors, when determining to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to Union Community’s shareholders, may, in connection with the exercise of its judgment in determining what is in the best interest of Union Community, Union Federal, and the shareholders of Union Community, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on Union Community’s customers and Union Federal’s present and future account holders, borrowers, employees, and suppliers; the effect on the communities in which Union Community and Union Federal operate or are located; and the effect on the ability of Union Community to fulfill the objectives of a holding company and of Union Federal, or future financial institution subsidiaries, to fulfill the objectives of a financial institution under applicable statutes and regulations. The Union Community Articles also authorize the Board of Directors to take certain actions to encourage a person to negotiate for a change of control of Union Community, or to oppose such a transaction deemed undesirable by the Board of Directors, including the adoption of so-called shareholder rights plans. By having these standards and provisions in the Union Community Articles, the Union Community Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interests of Union Community, even if the price offered is significantly greater than the then market price of any equity security of Union Community. The MainSource Articles do not contain provisions regarding the evaluation of offers.

Procedures for Certain Business Combinations.   The Union Community Articles require that certain business combinations between Union Community (or any majority-owned subsidiary) and a 10% or greater shareholder of the company either (1) be approved by at least 80% of the total number of outstanding voting shares of Union Community, (2) be approved by a majority of certain directors unaffiliated with such 10% or greater shareholder, or (3) involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% shareholder or its affiliates in acquiring any shares of the common stock, or (B) the “Fair Market Value” of the common stock (generally, the highest closing bid paid for the Union Community Common Stock during the 30 days preceding the date of the announcement of the proposed business combination or the date on which the 10% or greater shareholder became such, whichever is higher). The MainSource Articles do not contain provisions regarding procedures for certain business combinations.

Amendments to Articles and By-Laws.   In general, amendments to the MainSource Articles and the Union Community Articles must be approved by a majority vote of MainSource’s Board of Directors and Union Community’s Board of Directors, as the case may be, and also by a majority of the outstanding shares of MainSource’s and Union Community’s voting shares, as appropriate; provided, however, with respect to Union Community only, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to the number, classification, and removal of directors; provisions relating to the manner of amending the By-Laws; the call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). With regard to Union Community, the provisions concerning limitations on the acquisition of shares may be amended only by an 80% vote of Union Community’s outstanding shares, unless at least two-thirds of Union Community’s Continuing Directors (directors of Union Community on September 11, 1997, or directors recommended for appointment or election by a majority of such Continuing Directors) approve of such amendments in advance of their submission to a vote of shareholders (in which case only the majority approval of shareholders is required).

The MainSource By-Laws and the Union Community By-Laws may be amended only by a majority vote of the total number of directors of MainSource or Union Community, as appropriate.

State and Federal Law

State Law.   Several provisions of the IBCL, could affect the acquisition of shares of MainSource Common Stock or Union Community Common Stock, or otherwise affect the control of MainSource or Union Community. Chapter 43 of the IBCL prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between corporations such as MainSource or

Union Community (assuming that either company has over 100 shareholders) and an interested shareholder (defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares) for five years following the date on which the shareholder obtained 10% ownership, unless the acquisition was approved in advance of that date by the Board of Directors of the respective companies. If prior approval is not obtained, several price and procedural requirements must be met before the business combination can be completed. These requirements are similar to those contained in the Union Community Articles and described in “MainSource’s and Union Community’s Articles and By-Laws—Procedures for Certain Business Combinations.”  In general, the price requirements contained in the IBCL may be more stringent than those imposed in the Union Community Articles. However, the procedural restraints imposed by the Union Community Articles are somewhat broader than those imposed by the IBCL. Also, the provisions of the IBCL may change at some future date, but the relevant provisions of the Union Community Articles may only be amended by an 80% vote of the company’s shareholders.

In addition, the IBCL contains provisions designed to assure that minority shareholders have some say in their future relationship with Indiana corporations in the event that a person makes a tender offer for, or otherwise acquires, shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of corporations having 100 or more shareholders (the “Control Share Acquisition Statute”). Under the Control Share Acquisition Statute, if an acquirer purchases those shares at a time when the corporation is subject to the Control Share Acquisition Statute, then until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding shares held by officers of the corporation, by employees of the corporation who are directors thereof, and by the acquirer), approves in a special or annual meeting the rights of the acquirer to vote the shares that take the acquirer over each level of ownership as stated in the statute, the acquirer cannot vote those shares. An Indiana corporation otherwise subject to the Control Share Acquisition Statute may elect not to be covered by the statute by so providing in its articles of incorporation or by-laws. Both MainSource and Union Community, however, have elected to remain subject to this statute because of the desire of the respective companies to discourage non-negotiated hostile takeovers by third parties.

The IBCL specifically authorizes Indiana corporations to issue options, warrants, or rights for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. These options, warrants, or rights may, but need not be, issued to shareholders on a pro rata basis.

The IBCL specifically authorizes directors, in considering the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider relevant. As described above, the Union Community Articles contain provisions having a similar effect. Under the IBCL, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interests of the corporation. In addition, the IBCL states that directors are not required to redeem any rights under, or render inapplicable, a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such a change of control. The IBCL explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be “reasonable in relation to the threat posed.”

In taking or declining to take any action or in making any recommendation to a corporation’s shareholders with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

Because of the foregoing provisions of the IBCL, the Boards of Directors of MainSource and Union Community each have flexibility in responding to unsolicited proposals to acquire MainSource or Union Community, as the case may be, and accordingly it may be more difficult for an acquirer to gain control of MainSource or Union Community in a transaction not approved by the respective Boards of Directors.

Federal Limitations.   Under the Change in Bank Control Act, no “person,” acting directly or indirectly, or through or in concert with one or more persons, other than a company, may acquire control of a savings association or a savings and loan holding company unless at least 60 days’ prior written notice is given to the Office of Thrift Supervision and the Office of Thrift Supervision has not objected to the proposed acquisition,

The Bank Holding Company Act also prohibits any bank holding company from directly or indirectly acquiring control of a bank or to merge or consolidate with any other bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination, and regulation as a bank holding company by the Federal Reserve Board.

Similarly, the Savings and Loan Holding Company Act prohibits any “company,” directly or indirectly or acting in concert with one or more other persons, or through one or more subsidiaries or transactions, from acquiring control of an insured savings institution without prior approval of the Office of Thrift Supervision. In addition, any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination, and regulation as a savings and loan holding company by the Office of Thrift Supervision.

The term “control” for purposes of the Change in Bank Control Act and the Savings and Loan Holding Company Act includes the power, directly or indirectly, to vote more than 25% of any class of voting stock of the savings association, or to control, in any manner, the election of a majority of the directors of the savings association. It also includes a determination by the Office of Thrift Supervision that such company or person has the power, directly or indirectly, to exercise a controlling influence over, or to direct the management or policies of, the savings association.

Office of Thrift Supervision regulations also set forth certain “rebuttable control determinations” that arise (A) upon an acquisition of more than 10% of any class of voting stock of a savings association; or (B) upon an acquisition of more than 25% of any class of voting or nonvoting stock of a savings association; provided that, in either case, the acquirer is subject to any of eight enumerated “control factors,” which are: (1) the acquirer would be one of the two largest holders of any class of voting stock of the association; (2) the acquirer would hold more than 25% of the total shareholders’ equity of the association; (3) the acquirer would hold more than 35% of the combined debt securities and shareholders’ equity of the savings association; (4) the acquirer is a party to any agreement pursuant to which the acquirer possesses a material economic stake in the savings association or which enables the acquirer to influence a material aspect of the management or policies of the association; (5) the acquirer would have the ability, other than through the holding of revocable proxies, to direct the votes of more than 25% of a class of the voting stock or to vote in the future more than 25% of such voting stock upon the occurrence of a future event; (6) the acquirer would have the power to direct the disposition of more than 25% of the association’s voting stock in a manner other than a widely dispersed or public offering; (7) the acquirer and/or his representative would constitute more than one member of the association’s Board of Directors; or (8) the acquirer would serve as an executive officer or in a similar policy-making position with the association. For purposes of determining percentage share ownership, a person is presumed to be acting in concert with certain specified persons and entities, including members of the person’s immediate family, whether or not those family members share the same household with the person.

The regulations also specify the criteria the Office of Thrift Supervision uses to evaluate control applications. The Office of Thrift Supervision is empowered to disapprove an acquisition of control if it finds, among other things, that (a) the acquisition would substantially lessen competition, (b) the financial condition of the acquiring person might jeopardize the institution or its depositors, or (c) the competency, experience, or integrity of the acquiring person indicates that it would not be in the interest of the depositors, the institution, or the public to permit the acquisition of control by such person.

PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING

In addition to the proposals to approve the Merger Agreement and to elect directors, the shareholders of Union Community also are being asked to approve a proposal to adjourn or postpone the special meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement.

Under Indiana law, the holders of a majority of the outstanding shares of common stock of Union Community are required to approve the merger between MainSource and Union Community. It is rare for a company to achieve 100% (or even 90%) shareholder participation at an annual or special meeting of shareholders, and only a majority of the holders of the outstanding shares of common stock of Union Community are required to be represented at the special meeting, in person or by proxy, for a quorum to be present. In the event that shareholder participation at the special meeting is lower than expected, Union Community would like the flexibility to postpone or adjourn the meetings in order to attempt to secure broader shareholder participation in the decision to merge the two companies.

Approval of the proposal to adjourn or postpone the special meeting to allow extra time to solicit proxies (Proposal 2 on your proxy card) requires more votes to be cast in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be treated as “NO” votes and, therefore, will have no effect on this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND EXPERTS

The consolidated financial statements of MainSource as of December 31, 2004, and 2003, and for each of the three years in the period ended December 31, 2004, have been audited by Crowe Chizek and Company LLC, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of Crowe Chizek and Company LLC as experts in accounting and auditing.

The consolidated financial statements of Union Community as of December 31, 2004, and 2003, and for each of the three years in the period ended December 31, 2004, have been audited by BKD, LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of BKD, LLP as experts in accounting and auditing.

The consolidated financial statements of Peoples as of June 30, 2005 have been audited by BKD, LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of BKD, LLP as experts in accounting and auditing.

The consolidated financial statements of HFS as of March 31, 2005 have been audited by BKD, LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of BKD, LLP as experts in accounting and auditing.

LEGAL MATTERS

Certain matters pertaining to the validity of the authorization and issuance of the MainSource common stock to be issued in the proposed Mergers and certain matters pertaining to the federal income tax consequences of the proposed Mergers will be passed upon by Bose McKinney & Evans LLP, Indianapolis, Indiana.

WHERE YOU CAN FIND MORE INFORMATION

MainSource and Union Community file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that the companies file at the Securities and Exchange Commission’s public reference room at Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. MainSource’s and Union Community’s public filings also are available to the public from commercial document retrieval services and on the World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”  Shares of MainSource common stock are listed on the NASDAQ National Market System under the symbol “MSFG,” and shares of Union Community common stock are listed on the NASDAQ National Market System under the symbol “UCBC.”

MainSource has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the common stock of MainSource being offered in the Mergers. This proxy statement/prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from the proxy statement/prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, your attention is directed to the registration statement. Statements made in this proxy statement/prospectus concerning the contents of any documents are not necessarily complete, and in each case are qualified in all respects by reference to the copy of the document filed with the Securities and Exchange Commission.

The Securities and Exchange Commission allows MainSource and Union Community to “incorporate by reference” the information filed by MainSource and Union Community with the Securities and Exchange Commission, which means that MainSource and Union Community can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus.

MainSource incorporates by reference the documents and information listed below:

(1)   MainSource’s Annual Report on Form 10-K for the year ended December 31, 2004 and Amendment No. 1 to Form 10-K for the year ended December 31, 2004;

(2)   MainSource’s quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005;

(3)   The information described below under the following captions in MainSource’s Form 10-K for the fiscal year ended December 31, 2004: (a) the information concerning share ownership of principal shareholders and concerning directors and executive officers of MainSource under the caption “Security Ownership of Certain Beneficial Owners and Management;” (b) “Executive Compensation;” (c) “Certain Relationships and Related Transactions;” and (d) information concerning directors and executive officers of MainSource under the caption “Directors and Executive Officers of Registrant;”

(4)   MainSource’s Current Reports on Form 8-K filed February 22, 2005, February 24, 2005, March 10, 2005, June 22, 2005, September 22, 2005, October 3, 2005, October 19, 2005, January 3, 2006 and January 4, 2006;

(5)   Peoples’ Annual Report on Form 10-K for the year ended June 30, 2005 and Peoples’ quarterly report on Form 10-Q for the quarter ended September 30, 2005;

(6)   HFS’ Annual Report for the year ended March 31, 2005 and HFS’ quarterly reports for the quarters ended June 30, 2005 and September 30, 2005 all incorporated by reference to MainSource’s Current Report on Form 8-K filed on December 28, 2005; and

(7)   The description of MainSource’s common stock set forth in the Current Report on Form 8-K filed May 19, 2005.

MainSource also incorporates by reference any filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 between the date hereof and the date of the Union Community special shareholder meeting.

Union Community incorporates by reference the documents and information listed below:

(1)   Union Community’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2)   Union Community’s quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005;

(3)   Union Community’s current reports on Form 8-K filed May 2, 2005 (as amended May 16, 2005), July 26, 2005, August 24, 2005, and September 22, 2005;

(4)   Union Community’s proxy statement for its annual shareholder meeting held April 20, 2005, filed with the Securities and Exchange Commission on March 16, 2005; and

(5)   The following information in the specified pages of Union Community’s Annual Report to Shareholders for its fiscal year ended December 31, 2004: (a) information concerning market price of and dividends on common stock and related shareholder matters under the caption “Shareholder Information—Market Information” on page 47; (b) “Selected Consolidated Financial Data of Union Community Bancorp and Subsidiary” on page 2; (c) supplementary financial information under the caption “Quarterly Results of Operations” on page 18; (d) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 3-18; and (e) information concerning market risk under the caption “Quantitative and Qualitative Disclosures About Market Risk” on pages 18-20.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated by reference. This proxy statement/prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this proxy statement/prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this proxy statement/prospectus is required to be delivered, this proxy statement/prospectus will be supplemented or amended.

All information regarding MainSource in this proxy statement/prospectus has been provided by MainSource, and all information regarding Union Community in this proxy statement/prospectus has been provided by Union Community.

Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated to be effective as of August 23, 2005, by and among MAINSOURCE FINANCIAL GROUP, INC. (“MainSource”), UNION COMMUNITY BANCORP (“UCBC”) and UNION FEDERAL SAVINGS AND LOAN ASSOCIATION (“Union Federal”).

W I T N E S S E T H:

WHEREAS, MainSource is an Indiana corporation registered as a financial holding company under the federal Bank Holding Company Act of 1956, as amended (the “BHC Act”), with its principal office located in Greensburg, Decatur County, Indiana; and

WHEREAS, UCBC is an Indiana corporation registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”), with its principal office located in Crawfordsville, Montgomery County, Indiana; and

WHEREAS, Union Federal is a federal savings association with its principal office located in Crawfordsville, Montgomery County, Indiana, and is a wholly-owned subsidiary of UCBC; and

WHEREAS, MainSource and UCBC seek to affiliate through a corporate reorganization whereby UCBC will first merge with and into MainSource and Union Federal will immediately thereafter merge with and into MainSource Bank—Crawfordsville (“Merger Corp”), a to-be-formed interim Indiana commercial bank with its principal offices located in Greensburg, Decatur County, Indiana, and the wholly-owned subsidiary of MainSource, as a result of which merger Union Federal will become a wholly owned subsidiary of MainSource; and

WHEREAS, the Boards of Directors of each of the parties hereto have determined that it is in the best interests of their respective corporations or banks and their respective shareholders to consummate the mergers provided for herein and have approved this Agreement, authorized its execution and designated this Agreement a plan of merger.

NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby make this Agreement and prescribe the terms and conditions of the merger of UCBC with and into MainSource, and the merger of Union Federal with and into Merger Corp, and the mode of carrying such mergers into effect as follows:

ARTICLE I

THE COMPANY MERGER

1.01.    The Company Merger.

(a)        General Description.   Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Article X hereof), UCBC shall merge with and into and under the Articles of Incorporation of MainSource (the “Company Merger”). The Company Merger is subject to the Subsidiary Merger (as defined in Section 2.01 hereof) occurring immediately after the Company Merger, and if the Subsidiary Merger will not close immediately thereafter, the Company Merger shall not occur. MainSource shall survive the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended (“IBCL”).

(b)        Name, Officers and Directors.   The name of the Surviving Corporation shall be “MainSource Financial Group, Inc.” Its principal office shall be located at 201 North Broadway, Greensburg, Decatur County, Indiana. The officers of MainSource serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. The directors of the Surviving Corporation following the Effective Time shall be those individuals of MainSource serving as directors at the Effective Time until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

(c)        Articles of Incorporation and By-Laws.   The Articles of Incorporation and By-Laws of MainSource in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

(d)        Effect of the Company Merger.   At the Effective Time, the title to all assets, real estate and other property owned by UCBC shall vest in Surviving Corporation as set forth in Indiana Code Section 23-1-40-6, as amended, without reversion or impairment. At the Effective Time, all liabilities of UCBC shall be assumed by Surviving Corporation.

(e)        Integration.   At the Effective Time, the parties hereto currently intend to effectuate, or cause to be effectuated, the Company Merger, pursuant to Articles of Merger, substantially in the form attached hereto as Exhibit 1.01(e)(i), and a Plan of Merger substantially in the form attached hereto as Exhibit 1.01(e)(ii). The parties agree to cooperate and it take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Company Merger.

1.02.    Reservation of Right to Revise Structure.   At MainSource’s election, the Company Merger may alternatively be structured so that (a) UCBC is merged with and into any other direct or indirect wholly owned subsidiary of MainSource or (b) any direct or indirect wholly owned subsidiary of MainSource is merged with and into UCBC; provided, however, that no such change shall (x) alter or change the amount or kind of the Merger Consideration (as hereinafter defined) or the treatment of the holders of common stock, without par value, of UCBC (“UCBC Common Stock”) or options for UCBC Common Stock (“UCBC Stock Options”), (y) prevent the parties from obtaining the opinion of Bose McKinney & Evans LLP referred to in Sections 8.01 and 8.02, or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

ARTICLE II

THE SUBSIDIARY MERGER

2.01.    The Subsidiary Merger.

(a)        General Description.   Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Union Federal shall merge with and into and under the Articles of Incorporation of Merger Corp (the “Subsidiary Merger”). Merger Corp shall survive the Subsidiary Merger (the “Surviving Bank”) and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Financial Institutions Act and the IBCL.

(b)        Name, Offices, Officers and Directors.   The name of the Surviving Bank shall be “MainSource Bank—Crawfordsville”. Its principal office shall be located at 221 East Main Street, Crawfordsville, Montgomery County, Indiana, and its branches shall consist of the branch offices of Union Federal as of the Effective Time. The officers of Merger Corp at the Effective Time shall continue to serve as the officers of the Surviving Bank until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. In addition, immediately following the Effective Time, Alan L. Grimble shall be appointed the Chairman of the Board, President, and Chief Executive Officer and J. Lee Walden shall be appointed as an executive officer of the Surviving Bank. The directors of the Surviving Bank following the Effective Time shall consist of Alan L. Grimble and four (4) other individuals mutually acceptable to MainSource and UCBC, until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

(c)        Articles of Incorporation and By-Laws.   The Articles of Incorporation and By-Laws of Merger Corp in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Bank following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

(d)        Effect of the Subsidiary Merger.   At the Effective Time, the title to all assets, real estate and other property owned by Union Federal shall vest in Surviving Bank as set forth in Indiana Code Section 28-1-7-19, as amended, without reversion or impairment. At the Effective Time, all liabilities of Union Federal shall be assumed by Surviving Bank.

(e)        Integration.   At the Effective Time, the parties hereto currently intend to effectuate, or cause to be effectuated, the Subsidiary Merger, pursuant to Articles of Merger substantially in the form attached hereto as Exhibit 2.01(e)(i) and an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit 2.01(e)(ii). The parties agree to cooperate and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Subsidiary Merger. UCBC and Union Federal also agree to cooperate with MainSource and to take all reasonable restructuring steps for regulatory purposes, as may be reasonably requested by MainSource to effect the Company Merger and the Subsidiary Merger (collectively, the “Mergers”), or otherwise consolidate such legal entities to the extent desirable for regulatory or other reasons.

2.02.    Reservation of Right to Revise Structure.   At MainSource’s election, the Subsidiary Merger may alternatively be structured so that (a) Union Federal is merged with and into any other direct or indirect wholly owned subsidiary of MainSource or (b) any direct or indirect wholly owned subsidiary of MainSource is merged with and into Union Federal; provided, however, that no such change shall (x) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of UCBC Common Stock or UCBC Stock Options, (y) prevent the parties from obtaining the opinion of Bose McKinney & Evans LLP referred to in Sections 8.01 and 8.02, or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

ARTICLE III

MANNER AND BASIS OF EXCHANGE OF STOCK

3.01.    Consideration.   (a) Subject to the terms and conditions of this Agreement, at the Effective Time:

(a)        Each share of UCBC Common stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of UCBC and shares held directly or indirectly by MainSource, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive in accordance with this Article:

(i)         An amount of cash equal to the Purchase Price (as such amount is determined and adjusted in accordance with Section 3.02 below) divided by the number of shares of UCBC Common Stock outstanding as of the Effective Time (such amount is the “Cash Consideration”), or

(ii)       Such number of shares of common stock, without par value, of MainSource (“MainSource Common Stock”) equal to the quotient (the “Exchange Ratio”) arrived at by dividing:

A.                           the Cash Consideration, by

B.                            the average of the per share closing prices of a share of MainSource Common Stock as quoted on the Nasdaq Stock Market during the ten trading days preceding the fifth (5th) calendar day preceding the Effective Time (the “MainSource Average Stock Price”), subject to adjustment, if any, pursuant to Sections 3.02 and 3.06 hereof (the “Stock Consideration”).

The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

(b)        Subject to any consents required by law and Section 6.15 hereof, at the Effective Time, each outstanding option to purchase UCBC Common Stock (“UCBC Stock Option”) without any action on the part of any holder thereof, shall be converted into the right to receive from MainSource, at the Effective Time, an amount in cash equal to the excess of the Cash Consideration over the per share exercise price for each share of UCBC Common Stock subject to such UCBC Stock Option; provided, however, that the payer shall withhold from such cash payment those taxes required to be withheld by applicable law, if any. Each UCBC Stock Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment.

(c)        Each share of UCBC Common Stock that, immediately prior to the Effective Time, is held as treasury stock of UCBC or held directly or indirectly by MainSource (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

3.02.    Purchase Price; Adjustments to Purchase Price.

(a)        Purchase Price.   Subject to the adjustments in this Section 3.02, the Purchase Price shall be equal to $52,993,000.

(b)        Adjustment Based Upon UCBC’s Consolidated Shareholders’ Equity.

(i)         Unless waived by MainSource pursuant to Article X of this Agreement, if as of the last business day of the month preceding the month in which the Effective Time occurs (the “Computation Date”) the UCBC Consolidated Shareholders’ Equity, as determined in accordance with Section 3.02(b)(ii), is less than $30,600,000, the Purchase Price shall be reduced on a dollar-for-dollar basis by an amount equal to the difference between $30,600,000 and the actual UCBC Consolidated Shareholders’ Equity as of the Computation Date determined in accordance with Section 3.02(b)(ii). If at the Computation Date UCBC’s Consolidated Shareholders’ Equity is greater than $31,100,000, the Purchase Price shall be increased on a dollar-for-dollar basis by an amount equal to the difference between $31,100,000 and the actual UCBC Consolidated Shareholders’ Equity as of the Computation Date determined in accordance with Section 3.02(b)(ii).

(ii)       The UCBC Consolidated Shareholders’ Equity shall be determined based upon the balance sheet of UCBC as of the Computation Date, prepared in accordance with generally accepted accounting principles consistently applied, after making adjustments for the following items and tax effecting those adjustments, using a 39% tax rate, where appropriate:

(A)                    the accrual of any fees payable to a broker or investment advisor by UCBC as a result of the consummation of the transactions contemplated herein;

(B)                     the accrual of the payments contemplated by Section 6.19 hereof;

(C)                     the accrual or payment of a penalty in the amount of $1,841,840 for the termination of UCBC’s data processing contract;

(D)                    the funding in full of the UCBC Financial Institutions Retirement Fund upon its termination;

(E)                     the accrual of all compensable vacation and sick days for employees of UCBC as of the Computation Date; and

(F)                      the accrual of an additional loan loss provision in the amount of $500,000 above the amount calculated in accordance with Section 6.03(xiv);

(c)        Adjustment Based on Market Price of MainSource Common Stock.

(i)         If the MainSource Average Stock Price is less than $16.50 per share, the Exchange Ratio shall be equal to the Cash Consideration divided by $16.50 (as further adjusted pursuant to Section 3.06, as necessary).

(ii)       If the MainSource Average Stock Price is greater than $21.50 per share, the Exchange Ratio shall be equal to the Cash Consideration divided by $21.50 (as further adjusted pursuant to Section 3.06, as necessary).

3.03.    Fractional Shares.   Notwithstanding any other provision in this Agreement, no fractional shares of MainSource Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, MainSource shall pay to each holder of UCBC Common Stock who otherwise would be entitled to a fractional share of MainSource Common Stock an amount in cash (without interest) determined by multiplying such fraction by the MainSource Average Stock Price.

3.04.    Election and Proration Procedures.

(a)        An election form and letter of transmittal (the “Election Form”) shall be mailed to each record holder of UCBC Common Stock along with the proxy materials for the special shareholders’ meeting at which the Company Merger will be submitted to a vote of UCBC’s shareholders. The shareholders of UCBC entitled to receive the Election Form shall be those shareholders of record as of the record date fixed for the special shareholders’ meeting at which the Company Merger will be submitted to a vote of UCBC’s shareholders (the “Special Record Date”). UCBC and MainSource shall also establish a deadline for receipt of such Election Forms (the “Election Deadline”), which deadline shall be the close of business on the date of the special meeting at which the Company Merger will be submitted to a vote of UCBC’s shareholders. MainSource shall also use commercially reasonable efforts to provide the Election Form to shareholders of record who become such after the record date and before the Election Deadline. The Election Forms UCBC shall provide to MainSource shall include all information reasonably necessary for UCBC to perform its obligations as specified herein.

(b)        Each Election Form shall entitle the holder of shares of UCBC Common Stock to:

(i)         elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”);

(ii)       elect to receive the Stock Consideration for all of such holder’s shares (a “Stock Election”);

(iii)      elect to receive the Cash Consideration with respect to some of such holder’s shares and the Stock Consideration with respect to such holder’s remaining shares (a “Mixed Election”); or

(iv)       make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a “Non-Election”).

Shares of UCBC Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of UCBC Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of UCBC Common Stock as to which no election has been made are referred to herein as “Non-Election Shares.” The aggregate number of Stock Election Shares and Non-Election Shares are referred to herein as the “Stock Election Number.”

(c)        An election shall be duly made by completing the Election Form and any other required documents in accordance with the instructions set forth therein and delivering them to MainSource before 5:00 p.m., E.S.T., on the Election Deadline. An election shall have been properly made only if MainSource shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates therefor representing UCBC Common Stock (“Certificates”) (or customary affidavits and, if required by MainSource pursuant to Section 3.05(g), a bond as indemnity against any claim that may be made with respect to such Certificates or the guaranteed delivery of such Certificates) representing all shares of UCBC Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Subject to the terms of this Agreement and of the Election Form, MainSource shall have reasonable discretion to determine whether any election, revocation, or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of MainSource regarding such matters shall be binding and conclusive.

(d)        Notwithstanding any other provision contained in this Agreement, fifty-five percent (55%) of the total number of shares of UCBC Common Stock outstanding at the Effective Time (the “Stock Conversion Number”) shall be converted into the Stock Consideration and the remaining outstanding shares of UCBC Common Stock shall be converted into the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Mergers will qualify as an integrated plan of reorganization under the provisions of Section 368(a)(1)(A) of the Code and, notwithstanding anything to the contrary contained herein, in order that the aforementioned integrated plan of reorganization will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a)(1)(A) of the Code, MainSource reserves the right to increase the number of shares of UCBC Common Stock that will be converted into Stock Consideration and reduce the number of shares of UCBC Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent at least fifty percent (50%) of the value of the total of the aggregate Merger Consideration plus any amount treated as merger consideration for federal income tax purposes.

(e)        Within five (5) business days after the Effective Time, MainSource shall effect the allocation among holders of UCBC Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

(i)         if the Stock Election Number equals the Stock Conversion Number, then (A) all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and (B) all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Stock Consideration;

(ii)       if the Stock Election Number is less than the Stock Conversion Number, the Cash Elections shall be eliminated (each in its entirety) and converted to Stock Elections (each in its entirety) by first eliminating and converting the Cash Election which covers the smallest number of shares of UCBC Common Stock, and then eliminating and converting the Cash Election which covers the next smallest number of shares and continuing this process until the total remaining number of outstanding UCBC shares covered by Cash Elections is such that fifty-five percent (55%) of the total number of shares of UCBC Common Stock outstanding at the Effective Time shall be converted into the Stock Consideration, subject to MainSource’s reserved right in Section 3.04(d) to increase the number of shares of UCBC Common Stock that will be converted into Stock Consideration to ensure that the Company Merger is a tax-free reorganization; and

(iii)      if the Stock Election Number exceeds the Stock Conversion Number, the Non-Elections shall be eliminated (each in its entirety) and converted to Cash Elections (each in its entirety) by first eliminating and converting the Non-Election which covers the smallest number of shares of UCBC Common Stock, and then eliminating and converting the Non-Election which covers the next smallest number of shares and continuing this process until either all Non-Elections are converted into the Cash Consideration or the total remaining number of outstanding UCBC shares covered by Non-Elections (when added to all Stock Elections) is such that 55% of the total number of shares of UCBC Common Stock outstanding at the Effective Time shall be converted into the Stock Consideration, subject to MainSource’s reserved right in Section 3.04(d) to increase the number of shares of UCBC Common Stock that will be converted into Stock Consideration to ensure that the Company Merger is a tax-free reorganization. In the event that, following the elimination and conversion of all Non-Elections to Cash Elections, the Stock Election Number still exceeds the Stock Conversion Number, the Stock Elections will be eliminated (each in its entirety) and converted to Cash Elections (each in its entirety) in the same manner as the Non-Elections in this Section 3.04(e)(iii), until such time as the total remaining number of UCBC Common Shares covered by Stock Elections is such that 55% of the total number of shares of UCBC Common Stock outstanding at the Effective Time shall be converted into the Stock Consideration, subject to MainSource’s reserved right in Section 3.04(d), as provided herein.

For purposes of this Section 3.04(e), if MainSource is obligated to increase the number of shares of UCBC Common Stock to be converted into shares of MainSource Common Stock as a result of the application of the last clause of Section 3.04(d) hereof, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 3.04(e).

(f)         Notwithstanding anything to the contrary in this Section 3.04, if (i) a shareholder of UCBC certifies in writing at the time of filing a Cash Election for all of his shares (the “Certifying Cash Elector”), that his outstanding UCBC shares are deemed to be constructively owned by another shareholder of UCBC (the “Constructive Owner”) under the provisions of Section 318(a) of the Code, and (ii) the Constructive Owner has filed a valid Cash Election, then the elections of the Certifying Cash Elector or Electors and the Constructive Owner or Owners shall be treated as a single election, and their shares shall be aggregated for purposes of determining priority for conversion into cash.

(g)        A holder of UCBC’s shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds shares as nominee provided that such bank, trust company, security broker-dealer or nominee certifies to the satisfaction of UCBC and MainSource the names of the persons for whom it is so holding shares (the “Beneficial Owners”). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of shares set forth herein.

3.05.    Exchange Procedures.

(a)        Distributions by MainSource of the Merger Consideration shall be made in accordance with Section 3.04. At and after the Effective Time, each certificate representing shares of UCBC Common Stock shall represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement.

(b)        At or prior to the Effective Time, MainSource shall reserve a sufficient number of shares of MainSource Common Stock to be issued as part of the Merger Consideration and shall deposit with MainSource Bank an estimated amount of cash to be issued as part of the Merger Consideration.

(c)        MainSource shall cause a certificate representing that number of whole shares of MainSource Common Stock that each holder of UCBC Common Stock has the right to receive pursuant to Section 3.04, if any, and a check in the amount of any cash that such holder has the right to receive pursuant to Section 3.04, if any, including any cash in lieu of fractional shares, or dividends or distributions which such person shall be entitled to receive, to be delivered to such shareholder upon delivery (if not previously delivered) to MainSource of certificates representing such shares of UCBC Common Stock (“Old Certificates”) (or bond as indemnity satisfactory to MainSource if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any Merger Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

(d)        No dividends or other distributions on MainSource Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of UCBC Common Stock converted in the Company Merger into the right to receive shares of such MainSource Common Stock until the holder thereof surrenders such Old Certificates in accordance with this Section 3.05. After becoming so entitled in accordance with this Section 3.05, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of MainSource Common Stock such holder had the right to receive upon surrender of the Old Certificate.

(e)        The stock transfer books of UCBC shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of UCBC of any shares of UCBC Common Stock. If, after the Effective Time, Old Certificates are presented to MainSource, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.05.

(f)         MainSource shall be entitled to rely upon UCBC’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, MainSource shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(g)        If any Old Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen, or destroyed and, if required by MainSource, the posting by such person of a bond in such amount as MainSource may reasonably direct as indemnity against any claim that may be made against it with respect to such Old Certificate, MainSource will issue in exchange for such lost, stolen, or destroyed Old Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 3.04 hereof.

(h)        Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of UCBC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.06.    Anti-Dilution Adjustments.   Should MainSource change (or establish a record date for changing) the number of shares of MainSource Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MainSource Common Stock, and the record date therefor shall be prior to the Effective Time, the Stock Consideration shall be adjusted so the shareholders shall receive, in the aggregate, such number of shares of MainSource Common Stock representing the same percentage of outstanding shares of MainSource Common Stock at the Effective Time as would have been represented by the number of shares of MainSource Common Stock the shareholders of UCBC would have received if any of the foregoing actions had not occurred.

3.07.    Exchange Agent.   UCBC and MainSource agree that Registrar and Transfer Company shall be appointed to act as agent (the “Exchange Agent”) for purposes of mailing and receiving the Election Forms, tabulating the results and distributing the Merger Consideration pursuant to the terms and conditions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF UCBC

On or prior to the date hereof, UCBC has delivered to MainSource a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV or to one or more of its covenants contained in Article VI; provided that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by UCBC that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below).

For the purpose of this Agreement, and in relation to UCBC, a “Material Adverse Effect” means any effect that (i) is material and adverse to the financial position, results of operations or business of UCBC and its subsidiaries taken as a whole, or (ii) would materially impair the ability of UCBC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or savings associations or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks, savings associations, or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, (d) effects of any action taken with the prior written consent of MainSource, (e) changes in the general level of interest rates (including the impact on UCBC’s or Union Federal’s securities portfolios) or conditions or circumstances relating to or that affect the United States economy, financial or securities markets or the banking industry, generally, (f) reasonable and customary expenses incurred in connection with the Mergers and all expenses related to any employment or severance contract as provided in Section 6.19 and 7.05 of this Agreement and any benefit or retirement plan disclosed on the Disclosure Schedule, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of UCBC or Union Federal, and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices.

For the purpose of this Agreement, and in relation to UCBC, “knowledge” means the actual knowledge of any officer or director of UCBC or any of its subsidiaries and any other person having supervisory or management responsibilities with respect to material aspects of the operation of the business of UCBC or its subsidiaries of a particular fact.

Accordingly, UCBC and Union Federal hereby represent and warrant to MainSource as follows:

4.01.    Organization and Authority.   (a) UCBC is a corporation duly organized and validly existing under the laws of the state of Indiana and is a registered savings and loan holding company under the HOLA. UCBC has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Union Federal is UCBC’s only direct or indirect subsidiary and except as set forth on the Disclosure Schedule, UCBC owns no voting stock or equity securities of any corporation, partnership, association or other entity.

(b)        Union Federal is a federal savings association duly incorporated and organized and existing pursuant to the laws of the United States. Union Federal has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth on the Disclosure Schedule, Union Federal has no subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

4.02.    Authorization.   (a) UCBC has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 8.02(d), (e) and (f) hereof. As of the date hereof, UCBC is not aware of any reason why the approvals set forth in Section 8.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.02(e). This Agreement and its execution and delivery by UCBC have been duly authorized and approved by the Board of Directors of UCBC and, assuming due execution and delivery by MainSource, constitutes a valid and binding obligation of UCBC, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)        Neither the execution of this Agreement nor consummation of the Mergers contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or By-Laws of UCBC or the Charter or Bylaws of Union Federal; (ii) conflicts with or violates in any material respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Mergers are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which UCBC or Union Federal is a party or by which UCBC or Union Federal is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than MainSource) or any other adverse interest, upon any right, property or asset of UCBC or Union Federal which would be material to UCBC; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which UCBC or Union Federal is bound or with respect to which UCBC or Union Federal is to perform any duties or obligations or receive any rights or benefits.

(c)        Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Mergers by UCBC or Union Federal.

4.03.    Capitalization.   (a) The authorized capital stock of UCBC as of the date hereof consists, and at the Effective Time will consist, of 5,000,000 shares of UCBC Common Stock, 1,939,000 of which shares are issued and outstanding, and 2,000,000 shares of preferred stock, no par value, none of which preferred shares are issued and outstanding. Such issued and outstanding shares of UCBC Common Stock have been duly and validly authorized by all necessary corporate action of UCBC, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former UCBC shareholder. Except as set forth in the Disclosure Schedule, UCBC has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of UCBC Common Stock. Each share of UCBC Common Stock is entitled to one vote per share. A description of the UCBC Common Stock is contained in the Articles of Incorporation of UCBC, as set forth in the Disclosure Schedule pursuant to Section 4.04 hereof.

(b)        The authorized capital stock of Union Federal as of the date hereof consists, and at the Effective Time will consist, of 1,000 shares of common stock, $.01 par value per share, all of which shares are validly issued and outstanding (such issued and outstanding shares are referred to herein as “Union Federal Common Stock”). Such validly issued and outstanding shares of Union Federal Common Stock have been duly and validly authorized by all necessary corporate action of Union Federal, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Union Federal stockholder. All of the issued and outstanding shares of Union Federal Common Stock are owned by UCBC free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Union Federal has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(b) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Union Federal Common Stock.

(c)        Except as set forth in the Disclosure Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of UCBC Common Stock or Union Federal Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of UCBC or Union Federal, by which UCBC is or may become bound. UCBC does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of UCBC Common Stock. To the knowledge of UCBC and Union Federal, there are no voting trusts, voting arrangements, buy-sell agreements or similar arrangements affecting the capital stock of either of them.

(d)        Except as set forth in the Disclosure Schedule, UCBC has no knowledge of any person or entity which beneficially owns 5% or more of its outstanding shares of common stock.

4.04.    Organizational Documents.   The Articles of Incorporation and By-Laws of UCBC and the Charter and By-Laws of Union Federal, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to MainSource and are included in the Disclosure Schedule.

4.05.    Compliance with Law.   (a) Neither UCBC nor Union Federal has engaged in any activity or taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, and neither is in violation of any order, injunction, judgment, writ or decree of any court or government agency or body, except where such activity, omission to act or violation would not have a Material Adverse Effect. UCBC and Union Federal possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to MainSource or to Merger Corp at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

(b)        All agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of UCBC or Union Federal which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, UCBC or Union Federal, including, without limitation, all correspondence, written communications and written commitments related thereto, are set forth in the Disclosure Schedule. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body cited in any examination report of UCBC or Union Federal as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to UCBC or Union Federal.

(c)        All of the existing offices and branches of Union Federal have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements, except such as would not have a Material Adverse Effect. Union Federal has no approved but unopened offices or branches.

4.06.    Accuracy of Statements Made and Materials Provided to MainSource.   No representation, warranty or other statement made, or any information provided, by UCBC or Union Federal in this Agreement or the Disclosure Schedule (and any update thereto) and no written information which has been or shall be supplied by UCBC or Union Federal with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus relating to the Mergers, contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is first mailed to UCBC’s shareholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading, except that no representation or warranty has been made by UCBC or Union Federal with respect to statements made or incorporated by reference in the Form S-4 or the proxy statement-prospectus therein based on information supplied by MainSource specifically for inclusion or incorporation by reference in the Form S-4 or the proxy statement-prospectus therein.

4.07.    Litigation and Pending Proceedings.   Except as set forth in the Disclosure Schedule:

(a)        There are no material claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or, to the knowledge of UCBC or Union Federal, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does UCBC or Union Federal have any knowledge of a basis for any such claim, action, suit, proceeding, litigation, arbitration or investigation) against UCBC or Union Federal.

(b)        Neither UCBC nor Union Federal is: (i) subject to any material outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the knowledge of UCBC or Union Federal, under governmental investigation with respect to any actual or alleged material violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the knowledge of UCBC or Union Federal, threatened proceeding by any government regulatory agency or authority having jurisdiction over their respective business, assets, capital, properties or operations.

4.08.    Financial Statements and Reports.   (a) UCBC has delivered to MainSource copies of the following financial statements and reports of UCBC and Union Federal, including the notes thereto (collectively, the “UCBC Financial Statements”):

(i)         Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders’ Equity of UCBC as of and for the fiscal years ended December 31, 2004 and 2003 and as of and for the six months ended June 30, 2005;

(ii)       Consolidated Statements of Cash Flows of UCBC for the fiscal years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005;

(iii)      Thrift financial Reports (“TFRs”) for Union Federal as of the close of business on December 31, 2004 and 2003 and for the six months ended June 30, 2005;

(b)        The UCBC Financial Statements present fairly the consolidated financial position of UCBC as of and at the dates shown and the consolidated results of operations for the periods covered thereby and to the knowledge of UCBC and Union Federal are complete, correct, represent bona fide transactions, and have been prepared from the books and records of UCBC and its subsidiaries. The UCBC Financial Statements described in clauses (i) and (ii) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants’ notes or reports with respect to such financial statements.

(c)        Since June 30, 2005 on a consolidated basis UCBC and its subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

4.09.    Properties, Contracts, Employees and Other Agreements.   (a) Set forth in the Disclosure Schedule are true, accurate and complete copies of the following:

(i)         A brief description and the location of all real property owned by UCBC or Union Federal (other than Other Real Estate Owned (“OREO”)) and the principal buildings and structures located thereon, together with a legal description of such real property and, within forty-five (45) days of the date of this Agreement, at MainSource’s expense, a title insurance policy insuring the same and a survey drawing of each parcel of real property owned by UCBC or Union Federal, and each lease of real property to which UCBC or Union Federal is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

(ii)       All conditional sales contracts or other title retention agreements relating to UCBC or Union Federal and agreements for the purchase of federal funds;

(iii)      All agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of UCBC or Union Federal which individually or in the aggregate:

(A)                    involve payment or receipt by UCBC or Union Federal (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $25,000;

(B)                     involve payments based on profits of UCBC or Union Federal;

(C)                     relate to the purchase of goods, products, supplies or services in excess of $15,000;

(D)                    were not made in the ordinary course of business;

(E)                     may not be terminated without penalty at will or upon notice of ninety (90) days or less; or

(F)                      involve the employment of, or payment to, any present or former directors, officers, employees or consultants relating to their services as such with UCBC; and

(iv)       The name and current annual salary of each director, officer and employee of UCBC or Union Federal whose current annual salary is in excess of $50,000, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by UCBC or Union Federal to or for the benefit of each such person for the fiscal year ended December 31, 2004, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person.

(b)        UCBC has, prior to the date of this Agreement, provided or given access to MainSource to the files and documentation of all borrowers of Union Federal, or persons or entities that are or may become obligated to Union Federal under an existing letter of credit, line of credit, loan transaction, loan agreement, promissory note or other commitment of Union Federal, in excess of $15,000 individually or in the aggregate, whether in principal, interest or otherwise, and including all guarantors of such indebtedness.

(c)        Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedule relating to this Section 4.09 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor’s rights. UCBC and Union Federal is, and to its knowledge, all other parties thereto are, in material compliance with the provisions thereof, and neither UCBC nor Union Federal is, and to its knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or provision contained therein. Except as set forth in the Disclosure Schedule, none of the foregoing requires the consent of any party to its assignment in connection with the Mergers contemplated by this Agreement. Other than as disclosed pursuant to this Section 4.09, to the knowledge of UCBC or Union Federal, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 4.09.

(d)        Neither UCBC nor Union Federal is in material default under or in material breach of or, to the knowledge of UCBC or Union Federal, alleged to be in material default under or in material breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

4.10.    Absence of Undisclosed Liabilities.   Except as provided in the UCBC Financial Statements and in the Disclosure Schedule, except for unfunded loan commitments and obligations on letters of credit to customers of Union Federal made in the ordinary course of business, except for trade payables incurred in the ordinary course of Union Federal’s business, and except for the transactions contemplated by this Agreement and obligations for services rendered pursuant thereto, neither UCBC nor Union Federal has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $25,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license. Neither UCBC nor Union Federal is delinquent in the payment of any amount due pursuant to any trade payable, and each has properly accrued for such payables in accordance with generally accepted accounting principles.

4.11.    Title to Assets.   Except as described in this Section 4.11 or the Disclosure Schedule:

(a)        UCBC or Union Federal, as the case may be, has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the UCBC Financial Statements as of June 30, 2005; good and marketable title to all personal property reflected in the UCBC Financial Statements as of June 30, 2005, other than personal property disposed of in the ordinary course of business since June 30, 2005; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which UCBC or Union Federal purports to own or which UCBC or Union Federal uses in its respective business; good and marketable title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in its respective business; and good and marketable title to all property and assets acquired and not disposed of or leased since June 30, 2005. All of such properties and assets are owned by UCBC or Union Federal free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the Disclosure Schedule; (ii) as specifically noted in reasonable detail in the UCBC Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to UCBC on a consolidated basis and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or leased by UCBC or Union Federal is in compliance with all applicable zoning and land use laws. All real property, machinery, equipment, furniture and fixtures owned or leased by UCBC or Union Federal is structurally sound, in good operating condition and has been and is being maintained and repaired in the ordinary condition of business.

(b)        With respect to all real property presently or formerly owned, leased or used by UCBC or Union Federal, UCBC and Union Federal and to UCBC’s knowledge each of the prior owners, have conducted their respective business in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, “Environmental Laws”). There are no pending or, to the knowledge of UCBC or Union Federal, threatened, claims, actions or proceedings by any local municipality, sewage district or other governmental entity against UCBC or Union Federal with respect to the Environmental Laws, and to UCBC’s knowledge there is no reasonable basis or grounds for any such claim, action or proceeding. No environmental clearances or other governmental approvals are required for the conduct of the business of UCBC or Union Federal or the consummation of the Mergers contemplated hereby. To UCBC’s knowledge, neither UCBC nor Union Federal is the owner, or has been in the chain of title or the operator or lessee, of any property on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs, or any other remedial action under any Environmental Law. To UCBC’s knowledge, neither UCBC nor Union Federal has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

4.12.    Loans and Investments.

(a)        Except as set forth in the Disclosure Schedule, there is no loan by Union Federal in excess of $10,000 that has been classified by regulatory examiners or management as “Other Loans Specially Mentioned,” “Substandard,” “Doubtful” or “Loss” or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of Union Federal and a list of all loans in excess of $10,000 which Union Federal has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

(b)        All loans reflected in the UCBC Financial Statements as of June 30, 2005, and which have been made, extended, renewed, restructured, approved, amended or acquired since June 30, 2005: (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Union Federal has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Union Federal as the secured party or mortgagee (unless by written agreement to the contrary).

(c)        The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the UCBC Financial Statements are, in the judgment of management of UCBC and Union Federal, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

(d)        Except as set forth in the Disclosure Schedule, none of the investments reflected in the UCBC Financial Statements as of and for the period ended June 30, 2005, and none of the investments made by Union Federal since June 30, 2005 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Union Federal to dispose freely of such investment at any time. Union Federal is not a party to any repurchase agreements with respect to securities.

(e)        Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which Union Federal has any participation interest or which have been made with or through another financial institution on a recourse basis against Union Federal.

(f)         Except as set forth in the Disclosure Schedule, and except for customer deposits and ordinary trade payables, Union Federal has not, nor will it have at the Effective Time, any indebtedness for borrowed money.

4.13.    Shareholder Rights Plan and Anti-takeover Mechanisms.   UCBC has taken all actions required to exempt MainSource, the Agreement and the Mergers from any provisions of an anti-takeover nature contained in its organizational documents, any shareholder rights plan or similar plan, and the provisions of any “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations to which UCBC is subject.

4.14.    Employee Benefit Plans.

(a)        With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), sponsored or otherwise maintained by UCBC or Union Federal, whether written or oral, in which UCBC or Union Federal participates as a participating employer, to which UCBC or Union Federal contributes, with respect to which UCBC or Union Federal acts as administrator, trustee or fiduciary, or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of UCBC or Union Federal, and including any such plans, to UCBC’s knowledge, which have been terminated, merged into another plan, frozen or discontinued since January 1, 2000 (collectively, “UCBC Plans”), except as set forth in the Disclosure Schedule:

(i)         all such UCBC Plans have, on a continuous basis since their adoption, been, in all material respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and the Department of Labor (“Department”) and Treasury Regulations promulgated thereunder;

(ii)       all UCBC Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have complied since their adoption or have been timely amended to comply in all material respects with all applicable requirements of the Code and the Treasury Regulations promulgated thereunder, and, to the extent available, favorable determination and/or opinion letters have been timely received from the Internal Revenue Service (“Service”) with respect to each such UCBC Plan stating that each, in its current form (or at the time of its disposition if it has been terminated, merged, frozen or discontinued), is qualified under and satisfies all applicable provisions of the Code and Treasury Regulations;

(iii)      all UCBC Plans intended to constitute tax qualified plans under Section 401(a) of the Code have received any favorable opinion letters required from the Service with respect to “GUST” (as defined in Section 2 of Rev. Proc. 2002-6), and the document has been amended by the adoption of a “good faith EGTRRA amendment” as that phrase is defined in IRS Notice 2001-42, as well as amendments incorporating the final Treasury Regulations to Code Section 401(a)(9) and the mandatory distribution provisions of Code Section 401(a)(31), and UCBC is not aware of any circumstances likely to result in revocation of any such favorable opinion letter;

(iv)       except for the UCBC Employee Stock Ownership Plan (the “UCBC ESOP”), no UCBC Plan (or its related trust) holds any stock or other securities of UCBC or any related or affiliated person or entity;

(v)        Neither UCBC nor Union Federal has any liability to the Department or the Service with respect to any UCBC Plan;

(vi)       Neither UCBC nor Union Federal has engaged in any transaction that may subject UCBC or Union Federal, or any UCBC Plan, to a civil penalty imposed by Section 502 or any other provision of ERISA or excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any UCBC Plan;

(vii)     no prohibited transaction (as defined in Section 406 of ERISA or as defined in Section 4975(c) of the Code) has occurred with respect to any UCBC Plan;

(viii)    each UCBC Plan subject to ERISA or intended to be qualified under Section 401(a) of the Code has been and, if applicable, is being operated in all material respects in accordance with the applicable provisions of ERISA and the Code and the Department and Treasury Regulations promulgated thereunder;

(ix)       no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any UCBC Plan or has been misled as to his or her rights under any UCBC Plan;

(x)        all obligations required to be performed by UCBC or Union Federal under any provision of any UCBC Plan have been performed by it in all material respects and it is not in default under or in violation of any provision of any UCBC Plan;

(xi)       no event has occurred which would constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA under any UCBC Plan;

(xii)     there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the knowledge of UCBC or Union Federal, threatened, against UCBC or Union Federal, any UCBC Plan or the assets of any UCBC Plan;

(xiii)    with respect to any UCBC Plan sponsored, participated in or contributed to by UCBC or Union Federal, or with respect to which UCBC or Union Federal is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed;

(xiv)     with respect to any UCBC Plan there has been no breach of the fiduciary provisions of ERISA and there is no known outstanding fiduciary liability; and

(xv)      any UCBC Plan may be terminated at any time and this right has always been maintained by UCBC or Union Federal.

(b)        With regard to any UCBC Plan intended to be qualified under Section 401(a) of the Code, no director, officer, employee or agent of UCBC or Union Federal has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the Service could revoke or deny that plan’s qualification under Section 401(a) of the Code or the exemption under Section 501(a) of the Code for any trust related to such Plan.

(c)        UCBC has provided to MainSource true, accurate and complete copies and, in the case of any plan or program which has not been reduced to writing, a materially complete summary, of all of the following, as applicable (including all plans and programs which have been terminated since January 1, 2000):

(i)         pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans, all amendments thereto, and, if required under the reporting and disclosure requirements of ERISA, all amendments thereto and all summary plan descriptions thereof (including any modifications thereto);

(ii)       all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings;

(iii)      all executive and other incentive compensation plans, programs and agreements;

(iv)       all group insurance and health insurance contracts, policies or plans;

(v)        all other incentive, welfare or employee benefits plans, understandings, arrangements or agreements, maintained or sponsored, participated in, or contributed to by UCBC for its current or former directors, officers or employees;

(vi)       all reports filed with the Service or Department of Labor within the preceding three years by UCBC or Union Federal with respect to any UCBC Plan;

(vii)     descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs; and

(viii)    valuations for any defined benefit plan or defined contribution plan, including the UCBC ESOP, as of the most recent date.

(d)        Except as set forth on the Disclosure Schedule, no current or former director, officer or employee of UCBC or Union Federal (i) is entitled to or may become entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with UCBC or Union Federal, except that such individuals may be entitled to continue their group health care coverage pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of that plan or of the Code with respect thereto, or (ii) is currently receiving, or entitled to receive, a disability benefit under a long term or short term disability plan maintained by UCBC or Union Federal.

(e)        The UCBC Financial Institutions Retirement Fund (“Benefit Plan”) is the only defined benefit pension plan maintained by UCBC or Union Federal which is subject to Title IV of ERISA. Other than the Benefit Plan, no UCBC Plan is, and neither UCBC nor Union Federal has any liability with respect to any plan that is (i) a defined benefit pension plan subject to Title IV of ERISA, (ii) a pension plan subject to Section 302 of ERISA or Section 412 of the Code, or (iii) a multi-employer pension plan (as that term is defined in Sections 4001(a)(3) and 3(37) of ERISA).

(f)         With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by UCBC or Union Federal, in which UCBC or Union Federal participates as a participating employer or to which UCBC or Union Federal contributes, no director, officer, employee or agent of UCBC or Union Federal has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on UCBC or Union Federal under Code Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all material respects by UCBC or Union Federal.

(g)        Except as otherwise provided in the Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings, or any employee benefit or retirement plan or agreement, binding upon UCBC or Union Federal and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

(h)        Except as otherwise provided in the Disclosure Schedule, no Voluntary Employees’ Beneficiary Association (“VEBA”) as defined in Code Section 501(c)(9) is sponsored or maintained by UCBC or Union Federal.

(i)         Except as otherwise provided in the Disclosure Schedule, there are no benefits or liabilities under any employee benefit plan or program that will be accelerated as a result of the transactions contemplated by the terms of this Agreement.

(j)         Except as may be disclosed in the Disclosure Schedule, UCBC and Union Federal are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements.

(k)        All liabilities of the UCBC Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no UCBC Plan, at the end of any plan year, had or has had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on such UCBC Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. UCBC and Union Federal have no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the UCBC Plans, whether or not waived, nor does UCBC or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by UCBC or by any person which may be aggregated with UCBC for purposes of Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the UCBC Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of UCBC threatened or imminent with respect to any UCBC Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which UCBC or Union Federal would be liable after June 30, 2005, except as is reflected on the UCBC Financial Statements.

(l)         As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, any termination of employment relating thereto and occurring prior to, at or following the Effective Time), UCBC, Union Federal, and their respective successors will not be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code). Among the nonexclusive list of payments to be considered are those payments referred to under Sections 3.01(b), 6.14, 6.15, 6.16, 6.18, 6.19, 7.03(b), 7.05, and 8.01(i) of the Agreement, as well as any other payments made under the UCBC Plans because of the transactions contemplated herein.

4.15.    Obligations to Employees.   All accrued obligations and liabilities of and all payments by UCBC or Union Federal and all UCBC Plans, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate actuarial accruals and reserves for such payments have been and are being made by UCBC or Union Federal in accordance with generally accepted accounting principles and applicable law applied on a consistent basis and actuarial methods with respect to the following: (a) withholding taxes, unemployment compensation or social security benefits; (b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation rights plans and agreements; (c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement, bonus or collective bargaining plans and agreements; (d) all executive and other incentive compensation plans, programs, or agreements; (e) all group insurance and health contracts, policies and plans; and (f) all other incentive, welfare (including, without limitation, vacation and sick pay), retirement or employee benefit plans or agreements maintained or sponsored, participated in, or contributed to by UCBC or Union Federal for its current or former directors, officers, employees and agents, including, without limitation, all liabilities and obligations to the UCBC Plans (as defined in Section 4.14(a) hereof). All obligations and liabilities of UCBC or Union Federal, whether arising by operation of law, by contract or by past custom or practice, for all other forms of compensation which are or may be payable to its current or former directors, officers, employees or agents or to any UCBC Plan have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by UCBC or Union Federal in accordance with generally accepted accounting and actuarial principles applied on a consistent basis. All accruals and reserves referred to in this Section 4.15 are correctly and accurately reflected and accounted for in all material respects in the UCBC Financial Statements and the books, statements and records of UCBC.

4.16.    Taxes, Returns and Reports.   Except as set forth in the Disclosure Schedule, each of UCBC and Union Federal has since January 1, 2000 (a) duly and timely filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all material respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon it or any of its income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). UCBC has established, and shall establish in the Subsequent UCBC Financial Statements (as hereinafter defined), in accordance with generally accepted accounting principles, a reserve for taxes in the UCBC Financial Statements adequate to cover all of UCBC’s and Union Federal’s tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither UCBC nor Union Federal has, nor will either have, any liability for taxes of any nature for or with respect to the operation of its business, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent UCBC Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of UCBC or Union Federal. Neither UCBC nor Union Federal is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of UCBC or Union Federal have been audited by any taxing authority during the past five (5) years.

4.17.    Deposit Insurance.   The deposits of Union Federal are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended, to the fullest extent provided by applicable law and UCBC or Union Federal has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

4.18.    Insurance.   Set forth in the Disclosure Schedule is a list and brief description of all policies of insurance (including, without limitation, bankers’ blanket bond, directors’ and officers’ liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by UCBC or Union Federal on the date hereof or with respect to which UCBC or Union Federal pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to MainSource prior to the date hereof.

4.19.    Books and Records.   The books and records of UCBC are complete and correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of UCBC on a consolidated basis set forth in the UCBC Financial Statements.

4.20.    Broker’s, Finder’s or Other Fees.   Except for reasonable fees and expenses of UCBC’ attorneys, accountants and investment bankers, all of which shall be paid by UCBC prior to the Effective Time, except as set forth in the Disclosure Schedule, no agent, broker or other person acting on behalf of UCBC or Union Federal or under any authority of UCBC or Union Federal is or shall be entitled to any commission, broker’s or finder’s fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Mergers contemplated hereby.

4.21.    Disclosure Schedule and Documents.   All written data, documents, materials and information referred to in this Agreement and delivered by UCBC or Union Federal pursuant to or in connection with the Disclosure Schedule are true, accurate and complete in all material respects as of the date hereof and with respect to such items delivered subsequent to the date hereof with any update to the Disclosure Schedule, will be true, accurate and complete in all material respects on the date of delivery thereof.

4.22.    Interim Events.   Except as otherwise permitted hereunder, since June 30, 2005, or as set forth in the Disclosure Schedule, neither UCBC nor Union Federal has:

(a)        Suffered any changes having an adverse impact on the financial condition, results of operations, business, assets or capital of UCBC on a consolidated basis in excess of $5,000 individually or in the aggregate;

(b)        Suffered any damage, destruction or loss to any of its properties, not fully paid by insurance proceeds, in excess of $5,000 individually or in the aggregate;

(c)        Declared, distributed or paid any dividend or other distribution to its shareholders, except for payment of dividends as permitted by Section 6.03(a)(iii) hereof;

(d)        Repurchased, redeemed or otherwise acquired shares of its common stock, issued any shares of its common stock or stock appreciation rights or sold or agreed to issue or sell any shares of its common stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split its stock;

(e)        Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit sharing, health, bonus, insurance or other welfare benefit plan or agreement to employees, officers or directors of UCBC or Union Federal except pursuant to the express terms thereof;

(f)         Increased the salary of any director, officer or employee, except for normal increases in the ordinary course of business and in accordance with past practices, or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

(g)        Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

(h)        Except for the Mergers contemplated by this Agreement, merged, consolidated or sold shares of its common stock, agreed to merge or consolidate with or into any third party, agreed to sell any shares of its common stock or acquired or agreed to acquire any stock, equity interest, assets or business of any third party;

(i)         Incurred, assumed or guaranteed any obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of business;

(j)         Mortgaged, pledged or subjected to a lien, security interest, option or other encumbrance any of its assets except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by Union Federal of government deposits; or (ii) granted in connection with repurchase or reverse repurchase agreements;

(k)        Except as set forth in the Disclosure Schedule, canceled, released or compromised any loan, debt, obligation, claim or receivable other than in the ordinary course of business;

(l)         Entered into any transaction, contract or commitment other than in the ordinary course of business;

(m)      Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of its lending business; or

(n)        Conducted its business in any manner other than substantially as it was being conducted through June 30, 2005.

4.23.    UCBC Securities and Exchange Commission Filings.   UCBC has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including UCBC’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

4.24.    No Third Party Options.   Except as set forth in the Disclosure Schedule, there are no agreements, options, commitments or rights with, of or to any third party to acquire any shares of capital stock or assets of UCBC or Union Federal.

4.25.    Indemnification Agreements.

(a)        Other than as set forth in the Disclosure Schedule, neither UCBC nor Union Federal is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or By-Laws of UCBC or the Charter or Bylaws of Union Federal.

(b)        No claims have been made against or filed with UCBC or Union Federal nor have, to the knowledge of UCBC, any claims been threatened against UCBC or Union Federal, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of UCBC or Union Federal.

4.26.    Shareholder Approval.   The affirmative vote of the holders of a majority of the UCBC Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders) is required for shareholder approval of this Agreement and the Company Merger.

4.27.    Opinion of Financial Advisor.   The Board of Directors of UCBC, at a duly constituted and held meeting at which a quorum was present throughout, has been informed orally by a reputable financial advisor that the terms of the Company Merger are fair to the shareholders of UCBC from a financial point of view.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MAINSOURCE

On or prior to the date hereof, MainSource has delivered to UCBC a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article V or to one or more of its covenants contained in Article VII; provided that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by MainSource that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below).

For the purpose of this Agreement, and in relation to MainSource and its subsidiaries, a Material Adverse Effect on MainSource means any effect that (i) is material and adverse to the financial position, results of operations or business of MainSource and its subsidiaries taken as a whole, or (ii) would materially impair the ability of MainSource to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on MainSource shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or savings associations or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks, savings associations, or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, (d) changes in general level of interest rate (including the impact on the securities portfolios of MainSource or its subsidiaries) or conditions or circumstances that affect the banking industry generally, (f) reasonable and customary expenses incurred in connection with the Mergers, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement or the business, financial condition or results of operations of MainSource and its subsidiaries, and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices.

For the purpose of this Agreement, and in relation to MainSource, “knowledge” means (i) the actual knowledge of any officer or director of MainSource or any of its subsidiaries and any other person having supervisory or management responsibilities with respect to material aspects of the operation of the business of MainSource or its subsidiaries of a particular fact.

Accordingly, MainSource represents and warrants to UCBC as follows:

5.01.    Organization and Authority.   Each of MainSource and its subsidiaries is an entity duly organized and validly existing under the laws of its applicable state or country. MainSource and its subsidiaries have full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Each of MainSource and its subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it make such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

5.02.    Authorization.

(a)        MainSource has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and following its formation Merger Corp will have the requisite corporate power and authority to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.01(d), (e) and (f) hereof. As of the date hereof, MainSource is not aware of any reason why the approvals set forth in Section 8.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.02(e). This Agreement and its execution and delivery by MainSource has been duly authorized by the Board of Directors of MainSource. Assuming due execution and delivery of UCBC, this Agreement constitutes a valid and binding obligation of MainSource and, upon its formation, will constitute a valid and binding obligation of Merger Corp, subject in both cases to the conditions precedent set forth in Section 8.01 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)        Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or By-Laws of MainSource or any of its subsidiaries; (ii) conflicts with or violates in any material respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; or (iii) conflicts with, results in a breach of or constitutes a material default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which MainSource is subject or bound and which is material to MainSource on a consolidated basis.

(c)        Other than in connection or in compliance with applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by MainSource of the Merger contemplated by this Agreement.

5.03.    Capitalization.   (a) The authorized capital stock of MainSource as of the date hereof consists, and at the Effective Time will consist, of 25,000,000 shares of MainSource Common Stock, 13,471,128 of which shares are outstanding and 400,000 shares of preferred stock, none of which are outstanding. Such issued and outstanding shares of MainSource Common Stock have been duly and validly authorized by all necessary corporate action of MainSource, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former MainSource shareholder. MainSource has no capital stock authorized, issued or outstanding other than as described in this Section 5.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of MainSource Common Stock other than in connection with employee and director stock options under its existing stock option plans or as described in the Disclosure Schedule. Each share of MainSource Common Stock is entitled to one vote per share. MainSource wholly owns the subsidiaries listed in the Disclosure Schedule which includes their names and jurisdictions of organization.

(b)        Except as set forth on the Disclosure Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of MainSource Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of MainSource, by which MainSource is or may become bound. MainSource does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of MainSource Common Stock.

5.04.    Litigation and Pending Proceedings.   There are no claims, actions, suits, proceedings, investigations, mediations or arbitrations pending or, to the knowledge of MainSource by the officers of MainSource, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does MainSource have any knowledge of a basis for any claim, action, suit, proceeding, litigation, investigation or arbitration) against, by or affecting MainSource which would reasonably be expected to prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

5.05.    Organizational Documents.   The Articles of Incorporation and By-Laws of MainSource, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to UCBC and are included in the Disclosure Schedule.

5.06     Accuracy of Statements Made and Materials Provided to UCBC.   No representation, warranty or other statement made, or any information provided, by MainSource in this Agreement, and no written report, statement, list, certificate, materials or other information furnished or to be furnished by MainSource to UCBC through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby, contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed to UCBC’s shareholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

5.07     Financial Statements and Reports.   (a) MainSource has delivered to UCBC copies of the following financial statements and reports of MainSource, including the notes thereto (collectively, the “MainSource Financial Statements”):

(i)         Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders’ Equity of MainSource as of and for the fiscal years ended December 31, 2004 and 2003 and as of and for the six months ended June 30, 2005; and

(ii)       Consolidated Statements of Cash Flows of MainSource for the fiscal years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005;

(b)        The MainSource Financial Statements present fairly the consolidated financial position of MainSource as of and at the dates shown and the consolidated results of operations for the periods covered thereby and to the knowledge of MainSource are complete, correct, represent bona fide transactions, and have been prepared from the books and records of MainSource and its subsidiaries. The MainSource Financial Statements described in clauses (i) and (ii) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants’ notes or reports with respect to such financial statements.

5.08     MainSource Securities and Exchange Commission Filings.   MainSource has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including MainSource’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

5.09     Shareholder Approval.   Approval by MainSource’s shareholders of the Merger or any other actions contemplated by this Agreement is not required.

5.10     Compliance with Law.   (a) Neither MainSource nor any of its subsidiaries has engaged in any activity nor taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor are they in violation of any order, injunction, judgment, writ or decree of any court or government agency or body, except where such activity, omission to act or violation would not have a Material Adverse Effect.

(b)        All agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of MainSource or its subsidiaries which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, MainSource or its subsidiaries, including, without limitation, all correspondence, communications and commitments related thereto, are set forth in the Disclosure Schedule. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body, cited in any examination report of MainSource or its subsidiaries as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to MainSource or its subsidiaries.

(c)        All of the existing offices and branches of MainSource or its subsidiaries have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements, except such as would not have a Material Adverse Effect.

5.11     Absence of Changes.   Since June 30, 2005, there has not been any material change in the financial condition, the results of operations or the business of MainSource or its subsidiaries.

5.12     Broker’s, Finder’s or Other Fees.   Except for reasonable fees and expenses of MainSource’s attorneys, accountants and investment bankers, all of which shall be paid by MainSource prior to the Effective Time, and except as set forth on the Disclosure Schedule, no agent, broker or other person acting on behalf of MainSource or its subsidiaries or under any authority of MainSource or its subsidiaries is or shall be entitled to any commission, broker’s or finder’s fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

ARTICLE VI

COVENANTS OF UCBC

UCBC covenants and agrees with MainSource and covenants and agrees to cause Union Federal to act as follows:

6.01.    Shareholder Approval.   (a) UCBC will submit this Agreement to its shareholders for approval and adoption at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of UCBC at the earliest possible reasonable date. Subject to Section 6.06 hereof, the Board of Directors of UCBC shall recommend to UCBC’s shareholders that such shareholders approve and adopt this Agreement and the Company Merger contemplated hereby and will solicit proxies voting in favor of this Agreement from UCBC’s shareholders.

(b)        Subject to Section 6.06 hereof, Union Federal shall submit this Agreement to UCBC, as its sole shareholder, for approval by unanimous written consent without a meeting in accordance with applicable law and the Charter and By-laws of Union Federal at a date reasonably in advance of the Effective Time. The Board of Directors of Union Federal shall recommend approval of this Agreement and the Subsidiary Merger to UCBC, as the sole shareholder of Union Federal, and UCBC as sole shareholder of Union Federal, shall approve this Agreement and the Subsidiary Merger.

6.02.    Other Approvals.   (a) UCBC and Union Federal shall proceed expeditiously, cooperate fully and use their best efforts to assist MainSource in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Mergers on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

(b)        UCBC and Union Federal will use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments and documents described in the Disclosure Schedule and designated therein as material.

(c)        Any materials or information provided by UCBC or Union Federal to MainSource for use by MainSource in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

6.03.    Conduct of Business.   (a) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, neither UCBC nor Union Federal will, without the prior written consent of MainSource:

(i)         make any changes in its capital stock accounts (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization or reclassification);

(ii)       authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 4.03 hereof;

(iii)      distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders, except that (A) Union Federal may pay cash dividends to UCBC in the ordinary course of business for payment of reasonable and necessary business and operating expenses of UCBC and to provide funds for UCBC’s dividends to its shareholders in accordance with this Agreement, and (B) UCBC may pay to its shareholders its usual and customary cash dividend of no greater than $.15 per share for any quarterly period, provided that no dividend may be paid for the quarterly period in which the Mergers are scheduled to be consummated or consummated if, during such period, UCBC shareholders will become entitled to receive dividends on their shares of MainSource Common Stock received pursuant to this Agreement;

(iv)       redeem any of its outstanding shares of common stock;

(v)        merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

(vi)       purchase any assets or securities or assume any liabilities of a bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolio;

(vii)     make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

(viii)    except as provided in the Disclosure Schedule and for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $15,000 individually or $50,000 in the aggregate;

(ix)       make any investment subject to any restrictions, whether contractual or statutory, which materially impairs the ability of UCBC or Union Federal to dispose freely of such investment at any time; subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings, pledges or liens required to be granted in connection with acceptance by UCBC or Union Federal of government deposits and pledges or liens in connection with FHLB borrowings;

(x)        promote to a new position or increase the rate of compensation (except for promotions and compensation increases in the ordinary course of business and in accordance with past practices), or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of UCBC or Union Federal, modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of UCBC or Union Federal;

(xi)       except as contemplated by this Agreement, execute, create, institute, modify, amend or terminate any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of UCBC or Union Federal; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing.

(xii)     amend, modify or restate UCBC’s or Union Federal’s organizational documents from those in effect on the date of this Agreement and as delivered to MainSource hereunder;

(xii)     give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber, or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of UCBC or Union Federal, or enter into any agreement or commitment relative to the foregoing;

(xiv)     fail to maintain UCBC’s reserve for loan losses at the greater of either $1,020,000 or .45% of total gross loans outstanding unless doing so would be inconsistent with generally accepted accounting principles;

(xv)      fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

(xvi)     issue, or authorize the issuance of, any securities convertible into or exchangeable for any shares of the capital stock of UCBC or Union Federal;

(xvii)   except for obligations disclosed within this Agreement or the Disclosure Statement, FHLB advances, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the UCBC Financial Statements or the Subsequent UCBC Financial Statements, borrow any money or incur any indebtedness including, without limitation, through the issuance of debentures, or incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $25,000;

(xiii)    open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

(xix)     pay or commit to pay any management or consulting or other similar type of fees; or

(xx)      enter into any contract, agreement, lease, commitment, understanding, arrangement or transaction or incur any liability or obligation (other than as contemplated by Section 6.03(a)(vii) hereof and legal, accounting and fees related to the Mergers) requiring payments by UCBC or Union Federal which exceed $25,000, whether individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business.

(b)        On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, each of UCBC and Union Federal shall: (i) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business; (ii) use commercially reasonable best efforts to preserve its business organization intact, keep available the services of the present officers and employees and preserve its present relationships with customers and persons having business dealings with it; (iii) maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted; (iv) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of its business; (v) maintain a rating of at least two (2) from its latest safety and soundness and compliance examination; (vi) maintain a CRA rating of satisfactory; (vii) timely file all documents and reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended; and (viii) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound which would reasonably be expected to have a Material Adverse Effect on the financial condition, results of operations, business, assets, or capital of UCBC or Union Federal.

6.04.    Insurance.   UCBC and Union Federal shall maintain, or cause to be maintained, in full force and effect, insurance on its assets, properties and operations, fidelity coverage and directors’ and officers’ liability insurance in such amounts and with regard to such liabilities and hazards as are currently insured by UCBC or Union Federal as of the date of this Agreement.

6.05.    Affiliate Agreements.   UCBC shall, within thirty (30) days after the date of this Agreement and promptly thereafter until the Effective Time to reflect any changes, provide MainSource with a list identifying each person who may be deemed to be an affiliate of UCBC for purposes of Rule 145 under the Securities Act of 1933 (the “1933 Act”). On or before the date on which such initial list of affiliates is provided to MainSource, and thereafter as may be required for a person who may be deemed an affiliate of UCBC following such date, UCBC shall obtain from each director, executive officer and other person who may be deemed to be such an affiliate of UCBC to deliver to MainSource on or prior to the Effective Time a written agreement, substantially in the form as attached hereto as Exhibit 6.05.

6.06.    Acquisition Proposals.   (a) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of MainSource, neither UCBC nor Union Federal shall permit or authorize its directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to UCBC or Union Federal or to which UCBC or Union Federal may become a party (all such transactions are hereinafter referred to as “Acquisition Transactions”).

(b)        UCBC shall promptly communicate to MainSource the terms of any proposal or offer which UCBC or Union Federal may receive with respect to an Acquisition Transaction. Notwithstanding anything to the contrary elsewhere in this Agreement, UCBC may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, in each case, only if UCBC’s Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of UCBC’s Board of Directors in connection with seeking an Acquisition Transaction.

(c)        In the event UCBC’s Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement and the Company Merger to UCBC’s shareholders for their approval, then in submitting this Agreement to the shareholders at the meeting of shareholders, UCBC may submit this Agreement without recommendation of approval, in which case the Board of Directors may communicate the basis for its lack of a recommendation of approval to the shareholders in the proxy statement or an appropriate amendment or supplement thereto to the extent required by law.

(d)        This Section 6.06 shall not authorize UCBC or Union Federal, or any of their directors, officers, employees, agents or representatives, to initiate any discussions or negotiations with respect to an Acquisition Transaction with a third party.

6.07.    Press Releases.   Neither UCBC nor Union Federal nor MainSource will issue any press or news releases or make any other public announcements or disclosures relating to the Mergers without providing a final copy of such press or news release to the other party and providing such party with a reasonable opportunity to comment on such press or news release.

6.08.    Material Changes to Disclosure Schedules.   UCBC and Union Federal shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of UCBC or Union Federal contained herein materially incorrect, untrue or misleading. No such supplement, amendment or update shall become part of the Disclosure Schedule unless MainSource shall have first consented in writing with respect thereto.

6.09.    Access; Information.   (a) MainSource and UCBC, and their representatives and agents, shall, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of the other party. MainSource and UCBC, and their representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of the other party and their subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal business operations of UCBC, Union Federal or MainSource. Upon request, UCBC and MainSource will furnish the other party or its representatives or agents, their attorneys’ responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by MainSource or UCBC which has been or is developed by the other party, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by the other party of any claim of attorney-client privilege), and will permit MainSource or UCBC or their representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for UCBC or MainSource, as applicable, and such auditors and accountants will be directed to furnish copies of any reports or financial information as developed to MainSource or UCBC or its representatives or agents, as applicable. No investigation by MainSource or UCBC shall affect the representations and warranties made by UCBC, Union Federal or MainSource herein. Any confidential information or trade secrets received by MainSource, UCBC or their representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by MainSource or UCBC, as applicable, or at MainSource’s or UCBC’s request, returned to MainSource or UCBC, as applicable, in the event this Agreement is terminated as provided in Article IX hereof. This Section 6.09 will not require the disclosure of any information to MainSource or UCBC which would be prohibited by law. The ability of MainSource or UCBC to consult with any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated hereby) shall not be limited by this Agreement in any way, provided that any such tax advisor is otherwise subject to and is bound by this Section 6.09. Notwithstanding anything herein to the contrary (other than the preceding sentence), except as reasonably necessary to comply with applicable securities laws, MainSource and UCBC (and each employee, representative or agent of MainSource and UCBC) may disclose to any and all persons, without limitation of any kind, the tax treatment (as defined in Treas. Reg. § 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to MainSource or UCBC relating to such tax structure, provided that, in the case of any materials that contain information other than the tax treatment or tax structure of the transactions contemplated hereby (including, but not limited to, any information relating to the pricing or any cost of the transactions contemplated hereby or the identity of any party to the transactions contemplated hereby), this sentence shall apply to such materials only to the extent that such materials contain the tax treatment or tax structure of the transactions contemplated hereby and MainSource and UCBC shall take all action necessary to prevent the disclosure of such other information as otherwise provided herein. The immediately preceding sentence shall not be effective until the earliest of (a) the date of the public announcement of discussions relating to any of the transactions contemplated hereby, (b) the date of the public announcement of any of the transactions contemplated hereby or (c) the date of the execution of an agreement, with or without conditions, to enter into any of the transactions contemplated hereby.

(b)        Beginning on the date of this Agreement, James L. Saner, President of MainSource, or his designees, shall be entitled to receive notice of and to attend all regular and special meetings of the board of directors and all committees of UCBC and Union Federal, including, without limitation, the loan committee, investment committee, the executive committee, the personnel committee, and any other committee of UCBC and Union Federal, except that any such person shall be excluded from the portion of any meeting where this Agreement or the transactions contemplated by this Agreement are being discussed.

6.10.    Financial Statements.   As soon as reasonably available after the date of this Agreement, UCBC will deliver to MainSource any additional audited consolidated financial statements which have been prepared on its behalf or at its direction, the monthly consolidated unaudited balance sheets and profit and loss statements of UCBC prepared for its internal use, Union Federal’s TFRs for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, “Subsequent UCBC Financial Statements”). The Subsequent UCBC Financial Statements will be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent UCBC Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect. As soon as internally available after the date of this Agreement, MainSource will deliver to UCBC any additional audited consolidated financial statements which have been prepared on its behalf or at its direction and the quarterly consolidated unaudited balance sheets and profit and loss statements of MainSource (collectively, “Subsequent MainSource Financial Statements”). The Subsequent MainSource Financial Statements will be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent MainSource Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

6.11.    Environmental.   If requested by MainSource, UCBC and Union Federal will cooperate with an environmental consulting firm designated by MainSource in connection with the conduct, at MainSource’s expense, by such firm of a phase one environmental investigation on all real property owned or leased by UCBC or Union Federal as of the date of this Agreement, and any real property acquired or leased by UCBC or Union Federal after the date of this Agreement. In the event MainSource requests a phase two environmental investigation on any real property owned or leased by UCBC or Union Federal as of the date of this Agreement or acquired or leased by UCBC or Union Federal after the date of this Agreement, UCBC and Union Federal will cooperate with the environmental firm designated by MainSource in connection with the conduct by such firm of a phase two environmental investigation.

In the event that the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or (iii) reasonably considered by MainSource to be prudent in light of serious life, health or safety concerns, exceed the sum of $150,000, in the aggregate, as reasonably estimated by such environmental firm, or if the cost of such actions and measures cannot be so reasonably estimated by such environmental firm to be such amount or less with any reasonable degree of certainty, then MainSource shall have the right pursuant to Section 9.01(b) hereof, for a period of 15 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be MainSource’s sole remedy in such event. MainSource agrees to pay the costs of any phase two investigation prepared or conducted at MainSource’s request pursuant to this Section 6.11 which does not recommend or suggest as being appropriate the taking of any remedial or corrective actions. UCBC agrees to pay the costs of any phase two investigation prepared or conducted at MainSource’s request pursuant to this section which recommends or suggests as being appropriate the taking of any remedial or corrective action.

6.12.    Governmental Reports.   Promptly upon its becoming available, UCBC shall furnish to MainSource one (1) copy of each financial statement, report, notice, or proxy statement sent by UCBC or Union Federal to any Governmental Authority or to UCBC’s shareholders generally and of each regular or periodic report, registration statement or prospectus filed by UCBC with the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which UCBC or Union Federal is a party. Promptly upon its becoming publicly available, MainSource shall furnish to UCBC one (1) copy of each financial statement, report, notice, or proxy statement sent by MainSource to any Governmental Authority or to MainSource’s shareholders generally and of each regular or periodic report, registration statement or prospectus filed by MainSource with the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which MainSource is a party. For purposes of this provision, “Governmental Authority” shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over the applicable party or its business, operations or properties.

6.13.    Adverse Actions.   Neither UCBC nor Union Federal shall knowingly take any action that is intended or is reasonably likely to result in (w) any of their representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (x) any of the conditions to the Mergers set forth in Article VIII not being satisfied, (y) a material violation of any provision of this Agreement or (z) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.

6.14.    ESOP.   UCBC shall take any such actions as are necessary to ensure that (i) all UCBC employees who are participants in the UCBC ESOP have the opportunity to complete an Election Form and to vote with respect to the Company Merger, (ii) the ESOP trustee has the authority necessary to sell or exchange the UCBC stock held by the ESOP and to otherwise participate in the transactions contemplated by this Agreement, and (iii) no violation of ERISA or the Code occurs in the termination of the ESOP, the ESOP’s sale or exchange of the UCBC stock held by the ESOP, or the transactions contemplated by this Agreement, that cannot be cured to the satisfaction of the Service. Additionally, UCBC shall take any such actions as are necessary to ensure that, as of the Effective Time or as soon as practicable thereafter, subject to receipt of a favorable ruling of the Service with respect to the termination of the ESOP and conditioned upon consummation of the Mergers, the UCBC ESOP shall be terminated, all shares of UCBC Common Stock held by the UCBC ESOP shall be converted into rights to receive the Merger Consideration in respect thereof, to the extent consistent with Section 8.7(j) of the ESOP, all outstanding indebtedness of the UCBC ESOP shall be repaid using: (i) unallocated UCBC shares held by the UCBC ESOP or the Cash Consideration received for such unallocated shares, to the extent allowed by applicable law, (ii) all amounts held in the suspense account, and (iii) finally with such other payments as determined appropriate by UCBC and MainSource, any assets remaining in the suspense fund under the UCBC ESOP after payment of all outstanding indebtedness and other liabilities of the ESOP shall be allocated to the contribution accounts of the UCBC employees who are participants in the ESOP, and the net assets of the UCBC ESOP shall be distributed to such participants under the UCBC ESOP, subject to the receipt of a favorable determination letter from the Service and except as otherwise required by applicable law. UCBC shall file the notifications or applications with the Service necessary to comply with the provisions of this Section 6.14, subject to MainSource’s prior review and approval of such notifications and applications. If for any reason the Service will not permit the UCBC ESOP to be terminated or distributions to be made to employees of UCBC as provided above unless the UCBC ESOP is amended, UCBC may make such required amendments; provided, however, that (i) no such amendment shall require or have the effect of requiring MainSource to make any contributions to the UCBC ESOP after the Effective Time; (ii) no such amendments shall require or have the effect of requiring UCBC to make any contributions to the UCBC ESOP at or prior to the Effective Time in addition to any contributions that otherwise would be required; (iii) any such amendment shall be conditioned upon its not having an adverse effect upon the qualified status of the UCBC ESOP under Section 401(a) of the Code, and (iv) no such amendment shall require or have the effect of requiring the continuation of the UCBC ESOP after the Effective Time except to the extent and for so long as the UCBC ESOP may be so continued without having an adverse effect on the qualified status under Section 401(a) of the Code of any other employee pension benefit plan of MainSource that is intended to be so qualified. UCBC shall make no contributions to the UCBC ESOP between the date hereof and the Effective Time other than such as may be required to maintain the tax-qualified status of the UCBC ESOP or to enable the UCBC ESOP to make required payments on the loans currently outstanding to it.

With respect to UCBC stock allocated to the accounts of each ESOP participant, said participants shall be entitled to vote on the approval and adoption of this Agreement and shall be entitled to select the Merger Consideration, similar to any other shareholder of UCBC. Unallocated UCBC stock held by the ESOP shall be voted by the ESOP Trustee as provided in the ESOP; however, only Cash Consideration shall be paid for the unallocated UCBC stock held by the ESOP.

Before the adoption of any amendment of the ESOP, UCBC shall first submit the amendment to MainSource for its review and approval. Throughout the ESOP termination process, UCBC shall keep MainSource timely informed of the planning for and occurrence of the transactions involved in the termination. Subsequent to the Effective Time, Merger Corp shall be the successor of UCBC with respect to the ESOP and Merger Corp shall hold all authority necessary to terminate the ESOP as otherwise provided herein.

6.15.    UCBC Stock Option Plan.   Within forty-five (45) days of the date of this Agreement, UCBC shall use its best efforts to obtain written consents from each holder to whom a UCBC Stock Option is outstanding consenting to the disposition of such option in accordance with the provisions of Section 3.01 above, and agreeing not to exercise such option on or before the Effective Date unless (A) this Agreement is terminated and the Company Merger is abandoned pursuant to Article IX or (B) such exercise is made not more than one week before the date on which the option otherwise would cease to be exercisable; provided, however, that UCBC shall obtain such consents from the members of the Board of Directors of UCBC who hold such UCBC Stock Options.

6.16.    Recognition and Retention Plan.   Shares of UCBC Common Stock held in the Union Federal Recognition and Retention Plan (the “RRP”) which vest at the Effective Time shall be converted into the Merger Consideration to the extent provided in Article III and pursuant to Election Forms properly completed by or on behalf of the recipients of awards of such shares.

6.17.    Defined Contribution Plan.   On and after the date of this Agreement, and until the plan is merged or disposed of in a legal manner, or participation in the plan is otherwise discontinued, and at a time to be determined by MainSource or until this Agreement shall be terminated as herein provided:

(i)         UCBC shall continue to participate in the Financial Institutions Thrift Plan (the “UCBC 401(k) Plan” or “401(k) Plan”) in accordance with its terms and conditions, as set forth in its plan and trust document as of the date of this Agreement, and in accordance with applicable law;

(ii)       UCBC or Union Federal shall continue to fund all employee and employer contributions to the 401(k) Plan which are required during this time period. However, UCBC and Union Federal may only make discretionary employer contributions after receipt of written approval from MainSource, which approval shall not be unreasonably withheld if the amount of any discretionary employer contributions are not in excess of the discretionary employer contributions made by UCBC or Union Federal to the 401(k) Plan during the last Plan Year; and

(iii)      neither UCBC nor Union Federal shall amend, or cause an amendment of, the 401(k) Plan without the prior written consent of MainSource, except for any amendment which is necessary to maintain the qualification of the 401(k) Plan and its related employee benefit trust for favorable income tax treatment under Sections 401(a) and 501(a) of the Code, respectively, or as otherwise required by law, regulations, the Service or the Department of Labor.

(iv)       UCBC and Union Federal shall not terminate or agree to the termination of the appointment of any fiduciary as defined in ERISA with respect to the 401(k) Plan without the prior written consent of MainSource, which consent shall not be unreasonably withheld, except for any termination attributable to a breach by such fiduciary of any fiduciary duty imposed on the fiduciary under ERISA; and

(v)        neither UCBC nor Union Federal shall terminate, agree to the termination of, or cause the termination of any agreement with any service provider providing services to the 401(k) Plan as of the date of this Agreement without the prior written consent of MainSource, which consent shall not be unreasonably withheld, except for any termination attributable to a breach by such service provider of its service agreement.

6.18.    Defined Benefit Plan.   Prior to the Effective Time, the Board of Directors of UCBC shall take the following actions with respect to UCBC’s participation in the Financial Institutions Retirement Fund (“Benefit Plan”): (a) amend UCBC’s participation in the Benefit Plan to (i) discontinue any further accrual of benefit under the Benefit Plan by a UCBC director or employee participating in the Benefit Plan (“UCBC Participant”) as of the date of execution of this Agreement and (ii) terminate and otherwise discontinue UCBC’s participation in the Benefit Plan on or before the Effective Time; (b) deposit funds sufficient to pay from the Benefit Plan to each UCBC Participant the present value of his accrued benefit; (c) calculate the present value of each UCBC Participant’s accrued benefit based on the mortality tables contained in the Benefit Plan and using the highest applicable interest rate provided by the Benefit Plan and as permitted by applicable law and the Pension Benefit Guaranty Corporation; and (d) pay from the Benefit Plan the amount referred to in (c) to each UCBC Participant, in a single sum in cash or, if elected by the payee, a paid up annuity contract, on or before the Effective Time. UCBC shall take any actions necessary to effectuate the foregoing, including filing appropriate applications with the Service necessary to comply with the provisions of this Section 6.18, but otherwise subject to MainSource’s prior review and approval of such actions and applications. In addition, prior to the adoption of any amendment to the Benefit Plan, MainSource shall be allowed to first review and approve such amendment, and MainSource shall be promptly copied on any correspondence between the Benefit Plan and UCBC or UCBC’s counsel. Subsequent to the Effective Time, Merger Corp shall be the successor of UCBC with respect to the Benefit Plan and Merger Corp shall hold all authority necessary to comply with the provisions of this Section 6.18.

6.19.    Employment Agreements.

(a)        Prior to the Effective Time, Joseph E. Timmons will continue to be paid the compensation provided for in his employment agreement with Union Federal dated as of December 29, 1997, and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Timmons’ employment agreement with Union Federal shall terminate, and Union Federal shall pay to Mr. Timmons, in consideration of such termination, a cash sum equal to the amount payable to Mr. Timmons under Section 8(B)(1) of the Agreement, subject to any reduction required by Section 15 of the Agreement. Union Federal will use its best efforts to obtain from Mr. Timmons within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.19(a) in lieu of any amounts that otherwise would be payable, and benefits to which he would be entitled, under his employment agreement.

(b)        Prior to the Effective Time, Alan L. Grimble will continue to be paid the compensation provided for in his employment agreement with Union Federal dated as of July 1, 2001, and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Grimble’s employment agreement with Union Federal shall terminate, and Union Federal shall pay to Mr. Grimble, in consideration of such termination, a cash sum equal to the amount payable to Mr. Grimble under Section 8(B)(1) of the Agreement, subject to any reduction required by Section 15 of the Agreement. Union Federal will use its best efforts to obtain from Mr. Grimble within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.19(b) in lieu of any amounts that otherwise would be payable, and benefits to which he would be entitled, under his employment agreement.

(c)        Prior to the Effective Time, J. Lee Walden will continue to be paid the compensation provided for in his employment agreement with Union Federal dated as of August 2, 2002, and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Walden’s employment agreement with Union Federal shall terminate, and Union Federal shall pay to Mr. Walden, in consideration of such termination, a cash sum equal to the amount payable to Mr. Walden under Section 8(B)(1) of the Agreement, subject to any reduction required by Section 15 of the Agreement. Union Federal will use its best efforts to obtain from Mr. Walden within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.19(c) in lieu of any amounts that otherwise would be payable, and benefits to which he would be entitled, under his employment agreement.

6.20     Short-Swing Trading Exception.   UCBC’s board of directors shall adopt such resolutions as are necessary to cause any shares of UCBC Common Stock or UCBC Stock Options owned by executive officers and directors of UCBC and canceled in the Company Merger to qualify for the exemptions provided in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended.

ARTICLE VII

COVENANTS OF MAINSOURCE

MainSource covenants and agrees with UCBC and Union Federal as follows:

7.01.    Approvals.   MainSource shall have primary responsibility for the preparation, filing and costs of all bank holding company and bank regulatory applications required for consummation of the Mergers, and shall file such applications as promptly as practicable and in the most expeditious manner practicable, and in any event, within thirty (30) days after the execution of this Agreement. MainSource shall provide to UCBC’s counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. MainSource shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to MainSource, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Mergers on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

7.02.    SEC Registration.   (a) MainSource shall file with the SEC as promptly as practicable and in the most expeditious manner practicable, and in any event, within forty-five (45) days after the execution of this Agreement, a Registration Statement on an appropriate form under the 1933 Act covering the shares of MainSource Common Stock to be issued pursuant to this Agreement and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to in this Agreement as the “Registration Statement”. The Registration Statement shall include a proxy statement-prospectus reasonably acceptable to MainSource and UCBC, prepared for use in connection with the meeting of shareholders of UCBC referred to in Section 6.01 hereof, all in accordance with the rules and regulations of the SEC. MainSource shall, as soon as practicable after filing the Registration Statement, make all filings required to obtain all blue sky exemptions, authorizations, consents or approvals required for the issuance of MainSource common stock.

7.03.    Employee Benefit Plans.

(a)        Following the Effective Time, at a time to be determined by MainSource in its sole discretion, MainSource will make available to the officers and employees of UCBC and Union Federal who continue as employees of Merger Corp or any subsidiary of MainSource after the Effective Time, subject to Section 7.03(c) hereof, substantially the same employee benefits on substantially the same terms and conditions as MainSource offers to similarly situated officers and employees. UCBC’s and Union Federal’s employees will receive full credit for prior service with UCBC or Union Federal or their predecessors, for purposes of eligibility, vesting and period of service requirements under these employee benefit plans of MainSource and its subsidiaries. Those employees of UCBC or Union Federal who become employees of MainSource or its subsidiaries at the Effective Time (“Former UCBC Employees”) shall become eligible to participate in MainSource’s employee benefit plans as soon as reasonably practicable after the Effective Time, and shall not be subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of MainSource or its subsidiaries in which they are eligible to participate at the Effective Time.

(b)        As soon as reasonably practicable following the Effective Time, subject to applicable law and the requirements of the MainSource Financial Group, Inc. 401(k) Plan (“MainSource 401(k) Plan”), MainSource shall succeed UCBC as the participating employer in the UCBC 401(k) Plan, thereafter discontinue participation in the UCBC 401(k) Plan, as otherwise provided in the UCBC 401(k) Plan document, and amend as necessary the MainSource 401(k) Plan so that, (i) from and after the Effective

Time, employees of UCBC who become employees of the Surviving Corporation will accrue benefits pursuant to the MainSource 401(k) Plan, and (ii) from and after the merger of those plans, former UCBC employees participating in the MainSource 401(k) Plan shall receive credit for eligibility and vesting purposes, for the service of such employees with UCBC and Union Federal or their predecessors prior to the Effective Time as if such service were with MainSource or its subsidiaries; provided, however, that the benefit of any such former UCBC employee in respect of service prior to the Effective Time shall be determined under the contribution formulae under the UCBC 401(k) Plan as in effect from time to time prior to the Effective Time and the benefit of any such former UCBC employee in respect of service from and after the Effective Time shall be determined under the contribution formulae under the MainSource 401(k) Plan as in effect from time to time from and after the Effective Time.

(c)        Neither the terms of this Section 7.03 nor the provision of any employee benefits by MainSource or any of its subsidiaries to employees of UCBC or Union Federal shall:

(i)         create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of UCBC or Union Federal; or

(ii)       prohibit or restrict MainSource, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time, provided such change, amendment or termination does not affect the qualified status of such employee benefits or violate applicable law or regulations.

7.04.    Adverse Actions.   MainSource shall not knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VIII not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.

7.05.    Severance.   With the exception of Joseph E. Timmons, Alan L. Grimble and J. Lee Walden, those employees of UCBC or its subsidiaries as of the Effective Time whom MainSource or its subsidiaries elect not to employ after the Effective Time or who are terminated other than for cause within one year after the Effective Date or voluntarily resign within one year after the Effective Date after being notified that, as a condition of employment, they must work at a location more than 30 miles from their former location of employment or that their salary will be materially decreased, shall be entitled to severance benefits equal to those described in Exhibit 7.05 hereto (to the extent not inconsistent with the foregoing). Nothing in this Section 7.05 shall be deemed to limit or modify MainSource’s at will employment policy.

7.06.    D &O Insurance/Indemnification.

(a)        For a period of three (3) years from the Effective Time, MainSource shall use its reasonable best efforts to obtain an endorsement to its director’s and officer’s liability insurance policy to cover the present and former officers and directors of UCBC and Union Federal (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by UCBC; provided, however, that if MainSource is unable to obtain such endorsement, then UCBC may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provide, further that in no event shall MainSource be required to expend in the aggregate during such three-year period more than three (3) times the current annual amount spent by UCBC (the “Insurance Amount”) to maintain or procure its current directors’ and officers’ insurance coverage; provided, further, that if MainSource is unable to maintain or obtain the insurance called for by this Section 7.06, MainSource shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of UCBC or Union Federal may be required to make application and provide customary representations and warranties to MainSource’s insurance carrier for the purpose of obtaining such insurance.

(b)        For six (6) years after the Effective Time, MainSource shall indemnify, defend and hold harmless the present and former officers and directors of UCBC and Union Federal against all losses, expenses (including attorneys’ fees), claims, damages or liabilities arising out of actions or omission occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the IBCL and by MainSource’s Articles of Incorporation as in effect on the date hereto, including provisions relating to advances of expenses incurred in the defense of any action or suit.

(c)        If MainSource shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of MainSource shall assume the obligations set forth in this Section 7.06.

7.07     Short-Swing Trading Exemption.   Prior to the Effective Date, the board of directors of MainSource shall adopt such resolutions as necessary to cause any shares of MainSource Common Stock to be received by executive officers and directors of UCBC as part of the Merger Consideration to qualify for the exemptions provided in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended.

7.08     Formation of MergerCorp and Execution of Agreement and Plan of Merger.   MainSource agrees to file the necessary regulatory applications to organize MergerCorp promptly after the execution of this Agreement. MainSource shall cause MergerCorp to execute the Agreement for Subsidiary Merger attached as Exhibit 2.01(e)(ii) as soon as practicable after it has been organized.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE MERGERS

8.01.    MainSource.   The obligation of MainSource to consummate the Mergers is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by MainSource:

(a)        Representations and Warranties at Effective Time.   Each of the representations and warranties of UCBC and Union Federal contained in this Agreement shall be true, accurate and correct in all material respects at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of UCBC or Union Federal shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty of UCBC or Union Federal, has had or would result in a Material Adverse Effect on UCBC.

(b)        Covenants.   Each of the covenants and agreements of UCBC and Union Federal shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

(c)        Deliveries at Closing.   MainSource shall have received from UCBC at the Closing the items and documents, in form and content reasonably satisfactory to MainSource, set forth in Section 11.02(b) hereof.

(d)        Registration Statement Effective.   MainSource shall have registered its shares of MainSource Common Stock to be issued to shareholders of UCBC in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and blue sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by MainSource. The Registration Statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened.

(e)        Regulatory Approvals.   All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Board of Directors of MainSource reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on MainSource or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that MainSource would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(f)         Shareholder Approval.   The shareholders of UCBC shall have approved and adopted this Agreement as required by applicable law and its Articles of Incorporation.

(g)        Officers’ Certificate.   UCBC shall have delivered to MainSource a certificate signed by its President and its Secretary, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 8.01(a), the representations and warranties of UCBC and Union Federal contained in Article IV are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of UCBC and Union Federal have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) UCBC and Union Federal have satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

(h)        Fairness Opinion.   UCBC’s investment banker shall have issued (as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to the shareholders of UCBC) its fairness opinion stating that the Merger Consideration relating to the Company Merger is fair to the shareholders of UCBC from a financial point of view.

(i)         Employment Agreements.   Alan Grimble shall have entered into an employment agreement with the Surviving Corporation, effective as of the Effective Time, in substantially the form attached hereto as Exhibit 8.01(i)(1). J. Lee Walden shall have entered into an employment agreement with the Surviving Corporation, effective as of the Effective Time, in substantially the form attached hereto as Exhibit 8.01(i)(2).

(j)         Financing.   MainSource shall have obtained financing sufficient to pay the cash portion of the Total Purchase Price on such terms as are acceptable to MainSource and enable MainSource to satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other applicable federal or state regulator or agency as those guidelines are applied to MainSource.

(k)        Tax Opinion of MainSource’s Counsel.   MainSource shall have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the Effective Date, to the effect that the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code.

(l)         Opinion of UCBC’s Counsel.   MainSource shall have received an opinion of Barnes & Thornburg LLP, counsel to UCBC, dated the Effective Time, in substantially the form of the opinion attached hereto as Exhibit 8.01(l).

(m)      MainSource Average Stock Price.   The MainSource Average Stock Price is no lower than $14.00 and no higher than $24.00.

(n)        280G Opinion.   MainSource shall have received a letter of tax advice, in a form satisfactory to MainSource, from UCBC’s outside, independent certified public accountants to the effect that any amounts that are paid by UCBC or Union Federal before the Effective Time, or required under UCBC’s Plans or this Agreement to be paid at or after the Effective Time, to persons who are disqualified individuals in respect of UCBC, Union Federal or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code. Among the nonexclusive list of payments to be considered are those payments referred to under Sections 3.01(b), 6.14, 6.15, 6.16, 6.18, 6.19, 7.03(b), 7.05, and 8.01(i) of the Agreement, as well as any other payments made under the UCBC Plans because of the transactions contemplated herein. For purposes of this letter, the basic compensation payable to Messrs. Grimble and Walden under the employment agreements referred to in Section 8.01(i) may be deemed to be reasonable compensation for services rendered by those individuals after the Effective Time; however, such payments shall still be considered for purposes of the excess parachute payment determination defined in Section 280G of the Code.

8.02.    UCBC.   The obligation of UCBC to consummate the Mergers is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by UCBC:

(a)        Representations and Warranties at Effective Time.   Each of the representations and warranties of MainSource contained in this Agreement shall be true, accurate and correct in all material respects on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of MainSource shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty of MainSource, has had or would result in a Material Adverse Effect on MainSource.

(b)        Covenants.   Each of the covenants and agreements of MainSource shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

(c)        Deliveries at Closing.   UCBC shall have received from MainSource at the Closing the items and documents, in form and content reasonably satisfactory to UCBC, listed in Section 11.02(a) hereof.

(d)        Registration Statement Effective.   MainSource shall have registered its shares of MainSource Common Stock to be issued to shareholders of UCBC in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by MainSource. The Registration Statement with respect thereto shall have been declared effective by the MainSource and no stop order shall have been issued or threatened.

(e)        Regulatory Approvals.   All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Board of Directors of UCBC reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that UCBC would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(f)         Shareholder Approval.   The shareholders of UCBC shall have approved and adopted this Agreement as required by applicable law and UCBC’s Articles of Incorporation.

(g)        Officers’ Certificate.   MainSource shall have delivered to UCBC a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 8.02(a) that the representations and warranties of MainSource contained in Article V are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of MainSource have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) MainSource has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

(h)        Fairness Opinion.   UCBC’s investment banker shall have issued (as of a date not later than the mailing date of the proxy statement-prospectus relating to the Company Merger to be mailed to the shareholders of UCBC) its fairness opinion stating that the Merger Consideration relating to the Merger is fair to the shareholders of UCBC from a financial point of view.

(i)         Tax Opinion of MainSource’s Counsel.   UCBC shall have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, to the effect that (1) the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of UCBC to the extent they receive shares of MainSource Common Stock as part of the Merger Consideration.

(j)         Listing.   The shares of MainSource Common Stock to be issued in the Company Merger shall have been approved for listing on the National Market System of NASDAQ, subject to official notice of issuance.

(k)        Payments Required by Section 6.19.   The payments to Messrs. Grimble, Timmons and Walden required by Section 6.19 shall have been made.

(l)         Opinion of MainSource’s Counsel.   UCBC shall have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the Effective Time, in substantially the form of the opinion attached hereto as Exhibit 8.02(l).

(m)      MainSource Average Stock Price.   The MainSource Average Stock Price is no lower than $14.00 and no higher than $24.00.

ARTICLE IX

TERMINATION OF MERGERS

9.01.    Manner of Termination.   This Agreement and the Mergers may be terminated at any time prior to the Effective Time by written notice delivered by MainSource to UCBC, or by UCBC to MainSource, as follows:

(a)        By MainSource or UCBC, if:

(i)         the Mergers contemplated by this Agreement have not been consummated by June 30, 2006; provided, however, that a party hereto in willful breach of or willful default hereunder shall have no right to terminate this Agreement pursuant to this Section 9.01(a)(i); or

(ii)       the Agreement and the Company Merger are not approved by the requisite vote of the shareholders of UCBC at the Special Meeting of Shareholders of UCBC; or

(iii)      the respective Boards of Directors of MainSource and UCBC mutually agree to terminate this Agreement.

(b)        By MainSource if:

(i)         at any time prior to the Effective Time, MainSource’s Board of Directors so determines, in the event of either:

(A)                    a breach by UCBC of any representation or warranty contained herein that would be reasonably likely, individually or in the aggregate with other breaches to result in a Material Adverse Effect, unless the breach is cured within thirty (30) days from the giving of written notice to UCBC of such breach and the same does not result in a Material Adverse Effect; or

(B)                     a breach by UCBC of any of the covenants or agreements contained herein that would be reasonably likely, individually or in the aggregate with other breaches to result in a Material Adverse Effect, unless the breach is cured within thirty (30) days from the giving of written notice to UCBC of such breach and the same does not result in a Material Adverse Effect; or

(ii)       it shall reasonably determine that the Mergers contemplated by this Agreement have become impracticable by reason of commencement or threat of any material claim, litigation or proceeding against MainSource, UCBC, Union Federal, or any subsidiary of MainSource, or any director or officer of any of such entities relating to this Agreement or the Mergers; or

(iii)      there has been a Material Adverse Effect in the business, assets, capitalization, financial condition or results of operations of UCBC or Union Federal as of the Effective Time, as compared to that in existence as of the date of this Agreement; or

(iv)       UCBC’s Board of Directors submits, or intends to submit, this Agreement to the shareholders without recommending the approval of this Agreement or fails to solicit proxies for approval of this Agreement; or

(v)        UCBC fulfills the requirements of Section 6.01 hereof but the shareholders of UCBC do not approve and adopt the Company Merger and this Agreement; or

(vi)       in the event that UCBC fails to maintain a composite rating of at least two (2) from its latest safety and soundness and compliance examination, or fails to maintain a CRA rating of satisfactory or better; or

(vii)     MainSource elects to exercise its right of termination pursuant to Section 6.11 hereof;

(c)        By UCBC, if:

(i)         at any time prior to the Effective Time, UCBC’s Board of Directors so determines, in the event of either:

(A)                    a breach by MainSource of any representation or warranty contained herein that would be reasonably likely, individually or in the aggregate with other breaches to result in a Material Adverse Effect, unless the breach is cured within thirty (30) days from the giving of written notice to UCBC of such breach and the cure does not result in a Material Adverse Effect; or

(B)                     a breach by MainSource of any of the covenants or agreements contained herein that would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on MainSource, unless the breach is cured within thirty (30) days after the giving of written notice to MainSource of such breach and any such cure would not result in a Material Adverse Effect; or

(ii)       there has been a change constituting a Material Adverse Effect in the financial condition, results of operations, business, assets or capitalization of MainSource on a consolidated basis as of the Effective Time, as compared to that in existence on June 30, 2005; or

(iii)      it shall reasonably determine that the Mergers contemplated by this Agreement have become impracticable by reason of commencement or threat of any material claim, litigation or proceeding against MainSource, UCBC or Union Federal or any subsidiary of MainSource or any director or officer of any such entities (A) relating to this Agreement or the Mergers or (B) which is likely to have a Material Adverse Effect on MainSource; or

(iv)       UCBC fulfills the requirements of Section 6.01 hereof but the shareholders of UCBC do not approve and adopt the Company Merger and this Agreement.

9.02.    Effect of Termination.   Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of MainSource or UCBC and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Section 6.09 hereof; and (ii) the payment of expenses set forth in Section 12.11 hereof, provided, however, that termination will not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination; and (iii) the payment of the Termination Fee as provided by Section 9.03 hereof. The obligation to pay the Termination Fee in accordance with Section 9.03 hereof will survive any termination of this Agreement.

9.03     Termination Fee.   In recognition of the efforts, expenses and other opportunities foregone by MainSource and UCBC while structuring and pursuing the Mergers, the parties agree that a termination fee of $1,000,000 plus out-of-pocket expenses up to an amount of $200,000 (collectively, the “Termination Fee”) shall be paid by the applicable party if this Agreement is terminated:

(i)         by MainSource pursuant to Section 9.01 (b)(i) or (iv) above and MainSource is not in breach of this Agreement, in which case UCBC shall pay the Termination Fee to MainSource.

(ii)       by UCBC pursuant to Section 9.01 (c)(i) above and UCBC is not in breach of this Agreement, in which case MainSource shall pay the Termination Fee to UCBC.

Each party acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, each party would not have entered into this Agreement; accordingly, if a party fails promptly to pay the amount due pursuant to this Section 9.03, and, in order to obtain such payment, the other party commences an action which results in a judgment against the other party for the Termination Fee, the payor party shall pay to the payee party its costs and expenses (including attorneys’ fees and expenses) in connection with such action, together with interest on the amount of the Termination Fee at the rate of six percent (6%) per annum.

ARTICLE X

EFFECTIVE TIME OF THE MERGERS

Upon the terms and subject to the conditions specified in this Agreement, the Mergers will become effective on the day and at the time (the “Closing Date”) specified in the Articles of Merger of Merger Corp and Union Federal filed with the Indiana Department of Financial Institutions, and the Articles of Merger of MainSource and UCBC as filed with the Indiana Secretary of State (the “Effective Time”). Unless otherwise mutually agreed to by the parties hereto, the Effective Time will occur on the seventh full

NASDAQ trading day immediately following the date on which the last of the conditions set forth in Article VIII (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing, but subject to the delivery at the Closing of such certificates, opinions and other instruments and documents) is fulfilled or waived following (a) the fulfillment of all conditions precedent to the Mergers set forth in Article VIII of this Agreement and (b) the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Mergers, and in no event will the Effective Time occur any earlier than March 10, 2006 or later than June 30, 2006; provided, however, that at MainSource’s option, the Effective Time may occur prior to March 10, 2006 if MainSource agrees to waive any adjustment to the Purchase Price required by Section 3.02(b).

ARTICLE XI

CLOSING

11.01.  Closing Date and Place.   So long as all conditions precedent set forth in Article VIII hereof have been satisfied and fulfilled, the closing of the Mergers (the “Closing”) will take place at the Effective Time at a location to be reasonably determined by MainSource.

11.02.  Deliveries.   (a) At the Closing, MainSource will deliver to UCBC the following:

(i)         the officers’ certificate contemplated by Section 8.02(g) hereof;

(ii)       copies of all approvals by government regulatory agencies necessary to consummate the Mergers;

(iii)      copies of (A) the resolutions adopted by the Board of Directors of MainSource certified by the Secretary of MainSource relative to the approval of this Agreement and the Company Merger; and (b) the resolution adopted by the Board of Directors and sole shareholder of Merger Corp certified by the Secretary of Merger Corp relative to the approval of this Agreement and the Subsidiary Merger;

(iv)       the tax opinion required by Section 8.01(k) hereof;

(v)        the opinion required by Section 8.02(l) hereof ; and

(iv)       such other documents as UCBC or its legal counsel may reasonably request.

(b)        At the Closing, UCBC will deliver to MainSource the following:

(i)         the officers’ certificate contemplated by Section 8.01(g) hereof;

(ii)       copies of (A) the resolutions adopted by the Board of Directors and shareholders of UCBC certified by the Secretary of UCBC relative to the approval of this Agreement and the Company Merger; and (B) the resolutions adopted by the Board of Directors and sole shareholder of Union Federal certified by the Secretary of Union Federal relative to the adoption of this Agreement and Subsidiary Merger;

(iii)      such other documents as MainSource or its legal counsel may reasonably request;

(iv)       the fairness opinion required by Sections 8.01(h) and 8.02(h) hereof;

(v)        the affiliate agreements required by Section 6.05 hereof;

(vi)       the opinion required by Section 8.01(l) hereof; and

(vii)     the employment agreements required by Section 8.01(i) hereof.

(c)        As soon as possible after the Closing, UCBC will deliver to MainSource a list of UCBC’s shareholders as of the Effective Time certified by the President and Secretary of UCBC.

ARTICLE XII

MISCELLANEOUS

12.01.  Effective Agreement.   This Agreement and the recitals hereof shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the respective parties hereto under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement, as well as the documents and instruments referred to herein, are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other persons, except for Sections 6.14, 6.18, 7.03, 7.05 and 7.06 hereof (which are intended for the benefit of those present and former officers and directors of UCBC and Union Federal affected thereby and may be enforced by such persons).

12.02.  Waiver; Amendment.   (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Mergers. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

(b)        This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

12.03.  Notices.   All notices, requests and other communications hereunder will be in writing (which will include telecopier communication) and will be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

If to MainSource or Merger Corp:	with a copy to (which will not constitute notice):
MainSource Financial Group, Inc.	Bose McKinney & Evans LLP
201 North Broadway	2700 First Indiana Plaza
Greensburg, Indiana 47240	135 North Pennsylvania Street
ATTN: James L. Saner, Sr.,	Indianapolis, Indiana 46204
President and Chief Executive Officer	ATTN: Karen Ball Woods
Telephone: (812) 663-0157	Telephone: (317) 684-5376
Fax: (812) 663-4812	Fax: (317) 223-0376
If to UCBC:	with a copy to (which will not constitute notice):
Union Community Bancorp.	Barnes & Thornburg LLP
221 E. Main	111 South Meridian Street
Crawfordsville, Indiana 47933	Indianapolis, Indiana 46204
ATTN: Alan L. Grimble	ATTN: Claudia V. Swhier, Esq.
Chief Executive Officer	Telephone: (317) 231-7231
Telephone: (765) 362-2400	Fax: (317) 231-7433
Fax: (765) 364-9416

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications will be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

12.04.  Headings.   The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

12.05.  Severability.   In case any one or more of the provisions contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

12.06.  Counterparts.   This Agreement may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute one and the same instrument.

12.07.  Governing Law.   This Agreement will be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Decatur County, Indiana or the United States District Court for the Southern District of Indiana—Indianapolis Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts.

12.08.  Indemnification.   (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of UCBC or Union Federal as provided in either of their charters or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of UCBC or Union Federal, all of which indemnification agreements or arrangements are described in the Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms to the extent permitted by law, and shall not be amended, repealed or otherwise modified for a period of three (3) years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

(b)        In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of UCBC or Union Federal (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of UCBC or Union Federal or its predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

(c)        MainSource shall cause any successor, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under this Article. The provisions of this Article shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other person named herein and his or her heirs and representatives.

12.09.  Entire Agreement.   This Agreement and the Exhibits hereto supersede all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitute the entire agreement between the parties hereto, except as otherwise provided herein. Upon the execution of this Agreement by all the parties hereto, any and all other prior writings of either party relating to the Mergers, will terminate and will be rendered of no further force or effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

12.10.  Survival of Representations, Warranties or Covenants.   Except as set forth in the following sentence, none of the representations, warranties or covenants of the parties will survive the Effective Time or the earlier termination of this Agreement, and thereafter MainSource, Merger Corp, UCBC, Union Federal, and all the respective directors, officers and employees of MainSource, Merger Corp, UCBC and Union Federal will have no further liability with respect thereto. The covenants contained in Sections 6.09 (regarding confidentiality), 9.02, 9.03, 12.07, 12.09, 12.10 and 12.11 shall survive termination of this Agreement. The covenants contained in Sections 6.09 (regarding confidentiality), 6.14, 6.18, 7.03, 7.05, 7.06, 12.07, 12.08, 12.09, 12.10 and 12.11 shall survive the Effective Time.

12.11.  Expenses.   Except as provided in Section 6.11 hereof, each party to this Agreement shall pay its own expenses incidental to the Mergers contemplated hereby.

12.12.  Certain References.   Whenever in this Agreement a singular word is used, it also will include the plural wherever required by the context and vice-versa, and the masculine or neuter gender shall include the masculine, feminine and neuter genders. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term “business day” will mean any day except Saturday and Sunday when MainSource Bank, in Greensburg, Indiana, a wholly-owned subsidiary of MainSource, is open for the transaction of business.

IN WITNESS WHEREOF, MainSource, UCBC and Union Federal have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.

MAINSOURCE FINANCIAL GROUP, INC.
By:	/s/ James L. Saner, Sr.
James L. Saner, Sr., President
UNION COMMUNITY BANCORP
By:	/s/ Alan L. Grimble
Alan L. Grimble, Chief Executive Officer
UNION FEDERAL SAVINGS AND LOAN ASSOCIATION
By:	/s/ Alan L. Grimble
Alan L. Grimble, Chief Executive Officer

Annex B

KEEFE, BRUYETTE & WOODS, INC.
SPECIALISTS IN FINANCIAL SERVICES

211 BRADENTON AVE. DUBLIN, OH 43017

PHONE	FAX
614-766-8400	614-766-8406

August 23, 2005

Board of Directors
Union Community Bancorp
221 East Main Street
Crawfordsville, IN 47933-0151

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Union Community Bancorp, (“UCBC”), of the consideration to be paid to UCBC shareholders in the merger (the “Merger”) between UCBC and MainSource Financial Group, Inc., an Indiana corporation (“MSFG”). We have not been requested to opine as to, and our opinion does not in any manner address, UCBC’s underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated August 23, 2005, by and among UCBC and MSFG (the “Agreement”), at the effective time of the Merger, MSFG will acquire all of UCBC’s issued and outstanding shares of common stock. UCBC shareholders will receive $27.33 per share (“Consideration”) in cash and stock. The aggregate Consideration will be comprised of approximately 55% in MSFG stock and 45% in cash, subject to certain adjustments as detailed in the Agreement.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by UCBC, including (i) the Agreement (ii) Annual Reports for the years ended December 31, 2004, 2003 and 2002 (iii) unaudited financial statements for the quarters ended June 30, 2005 and March 31, 2005 (iv) and other information we deemed relevant. We also discussed with senior management and directors of UCBC, the current position and prospective outlook for UCBC. We reviewed financial and stock market data of other thrifts and the financial and structural terms of several other recent transactions involving mergers and acquisitions of thrifts or proposed changes of control of comparably situated companies.

For MSFG, we reviewed (i) Annual Reports for the years ended December 31, 2004, 2003 and 2002, (ii) unaudited financial statements for the quarters ended June 30, 2005 and March 31, 2005 (iii) and other information we deemed relevant. We also discussed with members of the senior management team of MSFG, the current position and prospective outlook for MSFG.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by UCBC and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from

B-1

UCBC, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of UCBC’s management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of UCBC. We have further relied on the assurances of management of UCBC that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to MSFG or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to UCBC in connection with the Merger and will receive a fee for such services. In addition, UCBC has agreed to indemnify us for certain liabilities arising out of our engagement by UCBC in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by MSFG in the Merger is fair, from a financial point of view, to the stockholders of UCBC.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of UCBC used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of UCBC in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Sincerely,
Keefe, Bruyette, & Woods, Inc.

B-2

Annex C

2004 ANNUAL REPORT

Description of Business

Union Community Bancorp (the “Holding Company”) is an Indiana corporation organized in September 1997 to become a savings and loan holding company upon its acquisition of all the issued and outstanding capital stock of Union Federal Savings and Loan Association (“Union Federal,” and together with the Holding Company, the “Company”) in connection with Union Federal’s conversion from mutual to stock form. The Holding Company became Union Federal’s holding company on December 29, 1997. The principal asset of the Holding Company currently consists of 100% of the issued and outstanding shares of capital stock, $.01 par value per share, of Union Federal.

On January 2, 2002, the Company acquired Montgomery Financial Corporation (“Montgomery”), the holding company of Montgomery Savings, a Federal Association (“Montgomery Savings”), a federally chartered thrift. Montgomery was merged with and into the Company and Montgomery Savings was merged with and into Union Federal. MSA Service Corp. (“MSA”), an Indiana corporation and wholly-owned subsidiary of Montgomery Savings, then became a subsidiary of Union Federal until it was dissolved in 2004.

Union Federal conducts its business from its main office located in Crawfordsville, Indiana. In addition, Union Federal has two additional branch offices in Crawfordsville and branch offices in Covington, Williamsport and Lafayette, Indiana. Four of the above mentioned branch offices were added in connection with the acquisition of Montgomery.

Union Federal offers a variety of lending, deposit and other financial services to its retail and commercial customers. Union Federal’s principal business consists of attracting deposits from the general public and originating fixed-rate and adjustable-rate loans secured primarily by first mortgages on one- to four-family residential real estate. Union Federal’s deposits accounts are insured up to applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Union Federal offers a number of other financial services, which include:  (i) residential real estate loans; (ii) multi-family loans, (iii) commercial real estate loans; (iv) construction loans; (v) home improvement loans and consumer loans, including single-pay loans, loans secured by deposits, installment loans and commercial loans; (vi) money market demand accounts; (vii) passbook savings accounts; and (viii) certificates of deposit.

UNION COMMUNITY BANCORP

To Our Shareholders:

On behalf of the Board of Directors, our management team and all the employees of Union Community Bancorp and its subsidiary, Union Federal Savings and Loan Association, it is our pleasure to provide you with our 2004 Annual Report.

Throughout the year, we repurchased 172,000 shares of our common stock at a cost of $3.1 million, or an average of $17.95 per share, reducing outstanding shares to 1,928,000. Repurchase of outstanding shares is a strategy used from time to time to enhance shareholder value and will continue to be considered in the future. Book value per share increased from $16.92 per share at December 31, 2003 to $17.35 per share at December 31, 2004, an increase of $0.42 per share. Also during 2004 dividends of $0.60 per share were paid.

For the year ended December 31, 2004 total assets decreased $4.7 million to $256.9 while net loans decreased $4.2 million to $217.1 million. During the same time frame, deposits decreased $1.7 million to $188.5 million. Shareholders equity decreased $2.1 million to $33.4 million due to reductions for the repurchase of common stock and the payment of dividends and an increase for the net income.

Net income was $1,797,143 for 2004, or $0.97 basic earnings per share and $0.95 diluted earning per share. Return on average assets was 0.69% and return on average equity was 5.19%. The acquisition of Montgomery Financial still has an effect on net interest income. During the year ended December 31, 2003 the amortization of purchase accounting adjustments increased net interest income $503,000 while the increase in net interest income due to the adjustments was $42,315 for 2004. The effects of these adjustments on net interest income will be minimal for future years.

The Management and the Board of Directors want to thank you for your business, your support and your confidence in Union Community Bancorp and Union Federal Savings and Loan Association. We encourage you to recommend Union Federal to your friends, neighbors and associates, and we are dedicated to providing innovative products delivered with quality service to you, our customers and shareholders, while continuing our commitment to community banking that has marked our performance for the past 92 years. Please review the Annual Report and join us at the meeting on April 20, 2005.

Sincerely,

Joseph E. Timmons,
Chairman of the Board and President

Alan L. Grimble,
Chief Executive Officer

SELECTED CONSOLIDATED FINANCIAL DATA OF
UNION COMMUNITY BANCORP AND SUBSIDIARY

The following selected consolidated financial data of the Company is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including notes thereto, included elsewhere in this Shareholder Annual Report.

	At December 31,
	2004	2003	2002	2001	2000
	(Dollars in thousands)
Summary of Selected Consolidated Financial Condition Data:
Total assets	$256,899	$261,577	$269,316	$142,391	$125,383
Loans, net	217,056	221,230	216,703	121,749	109,505
Cash and interest bearing deposits in other banks(1)	13,604	12,039	36,731	13,565	4,755
Investment securities available for sale	3,037	5,908	—	—	—
Investment securities held to maturity	152	494	1,637	2,848	7,597
Deposits	188,461	190,192	190,191	81,702	72,816
Borrowings	32,908	33,946	40,055	25,883	15,189
Shareholders’ equity	33,437	35,530	37,189	33,740	36,188

	Year Ended December 31,
	2004	2003	2002	2001	2000
Summary of Operating Data:
Total interest and dividend income	$13,977	$15,481	$17,986	$9,546	$9,222
Total interest expense	6,320	6,927	8,162	4,760	4,601
Net interest income	7,657	8,554	9,824	4,786	4,621
Provision for loan losses	103	238	372	40	60
Net interest income after provision for loan losses	7,554	8,316	9,452	4,746	4,561
Other income:
Service charges on deposit accounts	249	143	155	23	20
Equity in losses of limited partnership	(31)	(21)	(20)	(55)	(100)
Gain on sales of available for sale securities	—	—	9	—	46
Other	515	358	205	145	104
Total other income	733	480	349	113	70
Other expenses:
Salaries and employee benefits	3,121	2,859	2,809	1,335	1,102
Net occupancy expenses	322	292	311	85	45
Equipment expenses	333	320	312	36	23
Legal and professional fees	306	270	233	124	109
Data processing	410	393	812	95	77
Other	1,242	1,158	1,043	406	329
Total other expenses	5,734	5,292	5,520	2,081	1,685
Income before income taxes	2,553	3,504	4,281	2,778	2,946
Income taxes	756	1,172	1,479	927	1,011
Net income	$1,797	$2,332	$2,802	$1,851	$1,935

SELECTED CONSOLIDATED FINANCIAL DATA OF
UNION COMMUNITY BANCORP AND SUBSIDIARY (Continued)

	Year Ended December 31,
	2004	2003	2002	2001	2000
Supplemental Data:
Basic earnings per share	$0.97	$1.18	$1.25	$.93	$.87
Diluted earnings per share	0.95	1.16	1.24	.93	.87
Dividends per share	0.600	.600	.520	.600	.585
Dividend payout ratio	62.30%	51.78%	41.94%	64.52%	67.24%
Interest rate spread during period	2.88	2.99	3.29	2.33	2.12
Net yield on interest earning assets(2)	3.15	3.32	3.76	3.80	3.87
Return on assets(3)	0.69	0.85	1.03	1.44	1.59
Return on equity(4)	5.19	6.45	7.19	5.38	5.17
Other expenses to average assets(5)	2.20	1.94	2.02	1.62	1.39
Equity to assets(6)	13.02	13.58	13.81	23.70	28.86
Average equity to average assets	13.26	13.26	14.29	26.80	30.77
Average interest earning assets to average interest bearing liabilities	110.17	111.99	115.09	138.78	145.47
Nonperforming assets to total assets(6)	0.90	1.53	1.30	.49	.33
Allowance for loan losses to total loans outstanding(6)	0.42	0.55	0.47	.43	.44
Allowance for loan losses to nonperforming loans(6)	44.39	33.56	33.56	76.25	118.23
Net charge offs to average total loans outstanding	0.19	.02	.11	—	—
Number of full service offices(6)	6	6	6	2	1

(1)          Includes certificates of deposit in other financial institutions.

(2)          Net interest income divided by average interest earning assets.

(3)          Net income divided by average total assets.

(4)          Net income divided by average total equity.

(5)          Other expenses divided by average total assets.

(6)          At end of period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

General

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with and with reference to the consolidated financial statements and the notes thereto presented on pages 22 through 44.

In addition to the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. The Company’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences are discussed herein but also include changes in the economy and interest rates in the nation and the Company’s general market area. The forward-looking statements contained herein include, but are not limited to, those with respect to the following matters:

1.     Management’s determination of the amount of loan loss allowance;

2.     The effect of changes in interest rates; and

3.     Changes in deposit insurance premiums.

Executive Summary

The implementation of several changes and upgrades has enhanced our operational efficiencies. The introduction of new products has expanded our client relationship capabilities and in turn has diversified our revenue streams. The introduction of new deposit products being grouped together has afforded us the opportunity to provide more products that complement our deposit offerings.

We continued our strong level of dividend payout percentage and are maintaining the buying back of our stock when available. We have realized some turnover in management this year, which in turn has afforded us the opportunity to review our operations for efficiency.

The aggressive elimination of problem credits and real estate holdings has had a negative effect on our income position. This is a non-recurring situation and we felt it necessary to aggressively attack the problem and not delay the inevitable. The elimination of these holdings and problem credits will afford us the opportunity to focus on growth and our strategic plan.

The necessity to diversify our loan portfolio mix and to improve our interest rate risk position has provided for the increase in loans categorized for small business and commercial purposes. The expansion of our business development in our Lafayette market has increased our market share and has opened up additional avenues for growth in Tippecanoe County. We are aggressively increasing our presence in that untapped market to continue this growth pattern. The implementation plans for bill pay and business deposit functions available on-line are a part of our short term strategic plans for 2005.

Selling more services and products to existing customers, leveraging our employee knowledge and improving internal efficiencies will play a vital part to our continued success. Over the next few years management focus will continue to target improvements, high quality customer service, development of new products and a strong diversified strategic plan will be focused on growth of the institution.

Critical Accounting Policies

Note 1 to the consolidated financial statements presented on pages 26 through 29 contains a summary of the Company’s significant accounting policies for the year ended December 31, 2004. Certain of these policies are important to the portrayal of the Company’s financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Management believes that its critical accounting policies include determining the allowance for loan losses, the valuation of the foreclosed assets and real estate held for development, and the valuation of intangible assets.

Allowance for loan losses

The allowance for loan losses is a significant estimate that can and does change based on management’s assumptions about specific borrowers and current general economic and business conditions, among other factors. Union Federal’s management reviews the adequacy of the allowance for loan losses at least on a quarterly basis. The evaluation includes a review of payment performance, adequacy of collateral and financial condition of all major borrowers. A review of all nonperforming loans and other identified problem loans is performed and the probability of collecting all amounts due is determined. In addition, changes in the composition of the loan portfolio, the total outstanding loans and past loss experience are reviewed to determine the adequacy of the allowance for loan losses. Current economic and market conditions and potential negative changes to economic conditions are also reviewed in determining possible loan losses. Although it is the intent of management to fully evaluate and estimate the potential effects of economic and market conditions, changes in these conditions are susceptible to significant changes beyond those projected. A worsening or protracted economic decline beyond management’s projections would increase the likelihood of additional losses due to the additional credit and market risk and could create the need for additional loss reserves.

Foreclosed assets and real estate held for development

Foreclosed assets and real estate held for development are carried at the lower of cost or fair value less estimated selling costs. Union Federal’s management estimates the fair value of the properties based on current appraisal information. Reviews of estimated fair value are performed on at least an annual basis. Economic environment, market conditions and the real estate market are continually monitored and decreases in the carried value are written down through current operations when any of these factors indicate a decrease to the market value of the assets. Future worsening or protracted economic conditions and a decline in the real estate market would increase the likelihood of a decline in property values and could create the need for future write downs of the properties held.

Intangible assets

Management annually assesses the impairment of its goodwill and the recoverability of its core deposit intangible. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. If actual external conditions and future operating results differ from management’s judgments, impairment and/or increased amortization charges may be necessary to reduce the carrying value of these assets to the appropriate value. A review of the fair value of the Company’s goodwill was performed in the fourth quarter of 2004 and it was management’s opinion that there was no impairment to these intangible assets as of the date of the review.

Average Balances and Interest Rates and Yields

The following tables present for the years ended December 31, 2004, 2003 and 2002, the balances, interest rates and average daily balances of each category of the Company’s interest earning assets and interest bearing liabilities, and the interest earned or paid on such amounts.

AVERAGE BALANCE SHEET/YIELD ANALYSIS

	Year Ended December 31,
	2004			2003			2002
	Average		Average	Average		Average	Average		Average
	Balance	Interest(1)	Yield/Cost	Balance	Interest(1)	Yield/Cost	Balance	Interest(1)	Yield/Cost
	(Dollars in thousands)
Assets:
Interest earning assets:
Interest earning deposits	$ 12,888	$ 157	1.22%	$ 32,877	$ 364	1.11%	$ 22,604	$ 340	1.50%
Mortgage-backed securities	283	21	7.24	776	56	7.22	1,787	150	8.39
Other investment securities	4,893	104	2.13	4,399	142	3.23	644	48	7.45
Loans receivable(2)(5)	221,600	13,533	6.11	216,399	14,743	6.81	232,965	17,240	7.40
FHLB stock	3,648	162	4.43	3,481	176	5.06	3,424	208	6.07
Total interest earning assets	243,312	13,977	5.74	257,932	15,481	6.00	261,424	17,986	6.88
Noninterest earning assets, net of allowance for loan losses	17,886			14,805			11,286
Total assets	$ 261,198			$ 272,737			$ 272,710
Liabilities and shareholders’ equity:
Interest bearing liabilities:
Savings deposits	$ 27,679	$ 393	1.42%	$ 33,474	$ 610	1.82	$ 38,326	$ 1,094	2.85
Interest bearing demand	59,999	886	1.48	60,521	1,112	1.84	42,066	1,118	2.66
Certificates of deposit	99,594	3,355	3.37	97,923	3,406	3.48	106,177	4,092	3.85
FHLB advances	33,586	1,686	5.02	38,399	1,799	4.69	40,579	1,858	4.58
Total interest bearing liabilities	220,858	6,320	2.86	230,317	6,927	3.01	227,148	8,162	3.59
Other liabilities	5,713			6,255			6,590
Total liabilities	226,571			236,572			233,738
Shareholders’ equity	34,627			36,165			38,972
Total liabilities and shareholders’ equity	$ 261,198			$ 272,737			$ 272,710
Net interest earning assets	$ 22,454			$ 27,615			$ 34,276
Net interest income		$ 7,657			$ 8,554			$ 9,824
Interest rate spread(3)			2.88%			2.99%			3.29%
Net yield on weighted average interest earning assets(4)			3.15%			3.32%			3.76%
Average interest earning assets to average interest-bearing liabilities	110.17%			111.99%			115.09%

(1)                Interest income on loans receivable includes loan fee income of $109,000, $532,000 and $309,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

(2)                Total loans less loans in process.

(3)                Interest rate spread is calculated by subtracting weighted average interest rate cost from weighted average interest rate yield for the period indicated.

(4)                The net yield on weighted average interest earning assets is calculated by dividing net interest income by weighted average interest earning assets for the period indicated.

(5)                The balances include nonaccrual loans.

Interest Rate Spread

The Company’s results of operations have been determined primarily by net interest income and, to a lesser extent, fee income, miscellaneous income and general and administrative expenses. The Company’s net interest income is determined by the interest rate spread between the yields the Company earns on interest earning assets and the rates it pays on interest bearing liabilities, and by the relative amounts of interest earning assets and interest bearing liabilities.

The following table sets forth the weighted average effective interest rate that the Company earned on its loan and investment portfolios, the weighted average effective cost of its deposits and advances, the interest rate spread, and net yield on weighted average interest earning assets for the periods. Average balances are based on average daily balances.

	Year Ended December 31,
	2004	2003	2002
Weighted average interest rate earned on:
Interest earning deposits	1.22%	1.11%	1.50%
Mortgage-backed securities	7.24	7.22	8.39
Other investment securities	2.13	3.23	7.45
Loans receivable	6.11	6.81	7.40
FHLB stock	4.43	5.06	6.07
Total interest earning assets	5.74	6.00	6.88
Weighted average interest rate cost of:
Savings deposits	1.42	1.82	2.85
Interest bearing demand	1.48	1.84	2.66
Certificates of deposit	3.37	3.48	3.85
FHLB advances	5.02	4.69	4.58
Total interest bearing liabilities	2.86	3.01	3.59
Interest rate spread(1)	2.88	2.99	3.29
Net yield on weighted average interest earning assets(2)	3.15	3.32	3.76

(1)          Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest earning assets and interest bearing liabilities.

(2)          The net yield on weighted average interest earning assets is calculated by dividing net interest income by weighted average interest earning assets for the period indicated.

The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Company’s interest income and expense during the periods indicated. For each category of interest earning asset and interest bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionally to the change due to volume and the change due to rate.

	Increase (Decrease) in Net Interest Income
		Total
	Due to	Due to	Net
	Rate	Volume	Change
	(In thousands)
Year ended December 31, 2004 compared to year ended December 31, 2003
Interest earning assets:
Interest earning deposits	$40	$(247)	$(207)
Mortgage-backed securities	(1)	(34)	(35)
Other investment securities	(57)	19	(38)
Loans receivable	(1,579)	369	(1,210)
FHLB stock	(23)	9	(14)
Total	(1,620)	116	(1,504)
Interest bearing liabilities:
Savings deposits	(121)	(96)	(217)
Interest bearing demand	(216)	(10)	(226)
Certificates of deposit	(111)	60	(51)
FHLB advances	145	(258)	(113)
Total	(303)	(304)	(607)
Net change in net interest income	$(1,317)	$420	$(897)
Year ended December 31, 2003 compared to year ended December 31, 2002
Interest earning assets:
Interest earning deposits	$(105)	$129	$24
Mortgage-backed securities	(19)	(75)	(94)
Other investment securities	(41)	135	94
Loans receivable	(1,317)	(1,180)	(2,497)
FHLB stock	(35)	3	(32)
Total	(1,517)	(988)	(2,505)
Interest bearing liabilities:
Savings deposits	(358)	(126)	(484)
Interest bearing demand	(408)	(402)	(6)
Certificates of deposit	(382)	(304)	(686)
FHLB advances	42	(101)	(59)
Total	(1,106)	(129)	(1,235)
Net change in net interest income	$(411)	$(859)	$(1,270)

Financial Condition at December 31, 2004 Compared to Financial Condition at December 31, 2003

Total assets decreased approximately $4.7 million, or 1.8%, to $256.9 million at December 31, 2004, from $261.6 million at December 31, 2003. Asset growth is a goal of the Company, but since Union Federal is a portfolio lender single family mortgage loans decreased due to the competitive rates being offered by brokers selling single family mortgage loans on the secondary market. Management was of the opinion to not originate fixed rate single family mortgage loans based on secondary mortgage market terms and rates due to potential future negative effects on interest rate risk in a rising rate environment. The decrease in total assets was primarily due to the decrease in loans by $4.5 million, or 2.0%, to $218.0 million at December 31, 2004 from $222.5 million on December 31, 2003. This decrease in loans was due to a decrease in real estate mortgage loans secured by one-to-four family dwelling units in the amount of $5.7 million while all other loan types had a net loan increase of $1.2 million. Short-term interest-bearing deposits increased $1.7 million, or 15.1% from $11.1 million at December 31, 2003 to $12.8 million at December 31, 2004. These deposits were primarily generated from the decrease in loan volume. Total investment securities decreased $3.2 million during the year ended December 31, 2004 due to maturities and principal payment reductions. Investment securities available for sale decreased approximately $2.9 million due to the maturity of investments and investment securities held to maturity decreased $342,000 due to principal repayments on mortgage-backed securities. Premises and equipment decreased $447,000 from $4.6 million at December 31, 2003 to $4.2 million at December 31, 2004. The investment in limited partnerships decreased $31,000 due to loss booked in the operation of the partnership. Real estate owned and held for investment increased $275,000, or 20.4%, from $1.3 million at December 31, 2003 to $1.6 million at December 31, 2004. In connection with the Montgomery acquisition, the balances of goodwill and core deposit intangibles are $2.4 million and $319,000 respectively. Goodwill will be reviewed annually for impairment and core deposit intangibles are currently being amortized at a rate of approximately $80,000 per year. An additional purchase of bank owned life insurance at a cost of $1.5 million was made during 2004. At December 31, 2004 the cash surrender value of life insurance was $6.9 million.

Loans and Allowance for Loan Losses.   Average loans for the year ended December 31, 2004 were $221.6 million compared to average loans for the 2003 period of $216.4 million, an increase of $5.2 million. The average rates on loans were 6.8% for 2003 and 6.1% for 2004, a decrease of 70 basis points. The allowance for losses decreased from $1.2 million at December 31, 2003 to $910,000 at December 31, 2004, a decrease of $311,000. The allowance for loan losses as a percentage of total loans decreased from .55% at December 31, 2003 to ..42% at December 31, 2004. The decrease in allowance for loan losses was a result of charge offs totaling $418,000 partially offset by a $103,000 provision for loan losses during the year ended December 31, 2004 and a loan loss recovery of $4,000. The ratio of the allowance for loan losses to nonperforming loans was 44.4% at December 31, 2003 compared to 33.6% at December 31, 2003. Nonperforming loans decreased from $3.6 million at December 31, 2003 to $2.1 million at December 31, 2004.

Deposits.   Deposits decreased $1.7 million, or 0.9% from $190.2 million at December 31, 2003 compared to $188.5 million at December 31, 2004. Certificates of deposit increased $9.7 million, or 10.3%, while all other deposits decreased $11.4 million.

Borrowed Funds.   Borrowed funds decreased $1.0 million from $33.9 million at December 31, 2003 to $32.9 million at December 31, 2004. Borrowings decreased $906,000 due to the scheduled repayment of Federal Home Loan Bank advances and a decrease of $132,000 as the final payment of the note payable to Pedcor Investments—1993-XVI, LP (“Pedcor”), a limited partnership organized to build, own and operate a 48-unit apartment complex. The note to Pedcor was used to fund an investment in the Pedcor low income housing income tax credit limited partnership and bore no interest.

Shareholders’ Equity.   Shareholders’ equity decreased $2.1 million to $33.4 million at December 31, 2004. The decrease was primarily due to stock repurchases of $3.1 million and the payment of cash dividends of $1.1 million. These decreases were partially offset by net income for the year ended December 31, 2004 of $1.8 million; Employee Stock Ownership Plan shares earned of $165,000; and unearned compensation amortization of $105,000 and an increase in accumulated other comprehensive income of $48,000.

Financial Condition at December 31, 2003 Compared to Financial Condition at December 31, 2002

Total assets decreased approximately $7.7 million, or 2.9%, to $261.6 million at December 31, 2003, from $269.3 million at December 31, 2002. Although asset growth is a primary goal of the Company, minimal growth was projected for the years 2002 and 2003 due to the acquisition of Montgomery. This projection was made based on both Union Federal and Montgomery being located in the same market area with a duplication of customer base. During 2003 a commercial loan officer was added at our Lafayette, Indiana location to increase Union Federal’s presence in the Tippecanoe County market and to generate both loan and deposit growth. The decrease was primarily due to the use of short-term interest-earning deposits to repay borrowings. Net loans increased by $4.5 million, or 2.1%, to $221.2 million at December 31, 2003. Short-term interest-earning deposits decreased $24.5 million, or 68.8% from $35.6 million at December 31, 2002 to $11.1 million at December 31, 2003. These deposits were primarily used to fund loan growth, for investment purposes and the repayment of Federal Home Loan Bank advances. Total investment securities increased $4.8 million during the year ended December 31, 2003. Investment securities available for sale increased approximately $5.9 million and investment securities held to maturity decreased $1.1 million due to maturities and principal repayment on mortgage-backed securities. Premises and equipment increased $1.4 million from $3.2 million at December 31, 2002 to $4.6 million at December 31, 2003 primarily due to the remodeling of Union Federal’s home office. The investment in limited partnerships increased $1.4 million primarily due to an investment by Union Federal with Pedcor Investments-2003-LIX, L.P., an Indiana limited partnership that was established to organize, build, own, operate and lease a 128-unit residential rental community in Hamilton, Butler County, Ohio, known as Knollwood Crossing, II. Knollwood Crossing II will be operated as a multi-family, low- and moderate-income housing project. Real estate owned and held for investment decreased $259,000, or 16.1%, from $1.6 million at December 31, 2002 to $1.3 million at December 31, 2003. In connection with the Montgomery acquisition, the balances of goodwill and core deposit intangibles are $2.4 million and $398,000 respectively. Goodwill is reviewed annually for impairment and core deposit intangibles are currently being amortized. A purchase of bank owned life insurance at a cost of $5.0 million was made during the second quarter of 2003. At December 31, 2003 the cash surrender value of life insurance was $5.1 million.

Loans and Allowance for Loan Losses.   Average loans for the year ended December 31, 2003 were $216.4 million compared to average loans for the 2002 period of $233.0 million, a decrease of $16.6 million. The average rates on loans were 7.4% for 2002 and 6.8% for 2003, a decrease of 59 basis points. The allowance for loan losses increased from $1.0 million at December 31, 2002 to $1.2 million at December 31, 2003, an increase of $191,000. The allowance for loan losses as a percentage of total loans increased from .47% at December 31, 2002 to .55% at December 31, 2003. The increase in allowance for loan losses was a result of a $238,000 provision for loan losses during the year ended December 31, 2003 and a loan loss recovery of $8,000 partially offset by a charge off of $55,000. The ratio of the allowance for loan losses to nonperforming loans was 33.6% at December 31, 2002 and at December 31, 2003. Nonperforming loans increased from $3.1 million at December 31, 2002 to $3.6 million at December 31, 2003.

Deposits.   Deposits remained virtually the same at December 31, 2003 as compared to December 31, 2002, increasing $724 to $190.2 million. Union Federal’s deposit growth has been limited due to the duplication of the customer base of Union Federal and Montgomery. The limit on deposit insurance still effects the movement of deposits as prior Montgomery certificates of deposit mature. Union Federal is currently in the process of and will continue developing new deposit products to attract new depositors.

Borrowed Funds.   Borrowed funds decreased $6.1 million from $40.0 million at December 31, 2002 to $33.9 million at December 31, 2003. Borrowings decreased $5.9 million due to the scheduled repayment of Federal Home Loan Bank advances and a decrease of $171,000 in the note payable to Pedcor Investments—1993-XVI, LP (“Pedcor”), a limited partnership organized to build, own and operate a 48-unit apartment complex. The note to Pedcor was used to fund an investment in the Pedcor low income housing income tax credit limited partnership and bears no interest so long as there exists no event of default.

Shareholders’ Equity.   Shareholders’ equity decreased $1.7 million to $35.5 million at December 31, 2003. The decrease was primarily due to stock repurchase of $3.0 million, the payment of cash dividends of $1.2 million and unrealized losses on securities of $55,000. These decreases were partially offset by net income for the year ended December 31, 2003 of $2.3 million; Employee Stock Ownership Plan shares earned of $159,000; and unearned compensation amortization of $113,000.

Comparison of Operating Results For Years Ended December 31, 2004 and 2003

General.   Net income decreased $535,000, or 22.9%, from $2.3 million for the year ended December 31, 2003 to $1.8 million for the year ended December 31, 2004. The decrease was primarily due to a decrease in net interest income of $897,000, or 10.5%, to $7.7 million for the year ended December 31, 2004 from $8.6 million for the year ended December 31, 2003. The return on average assets was 0.69% and 0.85% and the return on average equity was 5.19% and 6.45% for the years ended December 31, 2004 and 2003 respectively.

Interest Income.   Total interest income was $14.0 million for 2004 compared to $15.5 million for 2003. Interest income decreased primarily due to a decrease in the yield on interest earning assets from 6.00% for the year ended December 31, 2003 to 5.74% for the year ended December 31, 2004. Average interest earning assets also decreased from $257.9 million for the 2003 comparable period to $243.3 million for the 2004 period.

Interest Expense.   Interest expense decreased $607,000 to $6.3 million for the year ended December 31, 2004 from $6.9 million for the year ended December 31, 2003. The decrease was primarily due to a decrease in the cost of interest bearing liabilities from 3.01% for the year ended December 31, 2003 to 2.86% for the year ended December 31, 2004 and a decrease in average interest bearing liabilities from $230.3 million to $220.9 million for the years ended December 31, 2003 and 2004 respectively. Also offsetting the decrease in the cost of interest bearing liabilities was amortization of purchase accounting adjustments which reduced interest expense by $107,000 for the 2004 twelve-month period compared to $503,000 for the 2003 twelve-month period.

Provision for Loan Losses.   The provision for loan losses for the year ended December 31, 2004 was $103,000 as compared to $238,000 for the year ended December 31, 2003. The loan charge offs during the 2004 twelve-month period were $418,000 compared to a $55,000 charge off taken during the 2003 comparable period. The balance of the provision for loan losses was considered adequate, based on delinquency, size, condition and components of the loan portfolio.

Other Income (Losses).   Other income (losses) increased from income of $479,000 for the year ended December 31, 2003 to income of $733,000 for the comparable period in 2004. Service charges on deposit accounts increased $106,000 from $143,000 for the 2003 period to $249,000 for the comparable 2004 period primarily due to the introduction of an overdraft protection product. Due to the operating results of the limited partnership, equity in losses of the limited partnership increased from losses of $21,500 recorded in 2003 to losses of $31,000 in 2004. The investment in the limited partnership represents a 99% equity investment in Pedcor. In addition to recording the equity in the losses of Pedcor, a benefit of low income housing income tax credits in the amount of $178,000 for both 2004 and 2003 was recorded. Cash value of bank owned life insurance increased from $138,000 for the year ended December 31, 2003 to $251,000 for the 2004 twelve-month period. Miscellaneous other income increased from $220,000 to $264,000 for the year ended 2004.

Salaries and Employee Benefits.   Salaries and employee benefits were $3.1 million for the year ended December 31, 2004, an increase of $262,000, or 9.2%, from the 2003 comparable period. The increase in salaries and employee benefits was primarily a result of a $63,000 increase in employee insurance expense and a $100,000 decrease in deferred loan compensation cost. Deferred loan compensation cost is a reduction to salary expense and declined in 2004 as compared to 2003 due to loan volume. Normal increases in employee compensation and the cost of other employee related benefits were the additional causes for the increase.

Net Occupancy and Equipment Expense.   Occupancy and equipment expenses increased $43,000 to $655,000 for the year ended December 31, 2004 compared to the 2003 period. This increase was primarily due to the increase in depreciation expense due to the remodeling of the main office completed in late 2003.

Legal and Professional Fees.   Legal and professional fees were $306,000 for the year ended December 31, 2004 compared to $270,000 for the 2003 period, an increase of $36,000. This increase was primarily due to an expense of $29,000 related to the establishment of an overdraft privilege. Also, legal services increased $7,000 and audit and accounting services increased $18,000 while consulting and advisory expense decreased $11,000 for the 2004 twelve-month period compared to the 2003 period.

Data Processing.   Data processing expense increased $16,000 for the year ended December 31, 2004 compared to the same period in 2003. This increase was primarily due to an increase in services provided by the service bureau.

Advertising Expense.   Advertising expense increased $23,000 for the year ended December 31, 2004 compared to the same period in 2003. This increase was primarily due to campaigns targeted at deposit growth.

Other Expenses.   Other expenses, consisting primarily of expenses related to directors’ fees, supervisory examination fee, supplies and postage increased $62,000 to $1.1 million for 2004 compared to 2003. The increase was primarily due to an increase in expense related to the operation and loss on sale of real estate owned. The amount of expense related to real estate owned was an increase of $50,000 to a $95,000 expense for the twelve months ended 2004.

Income Tax Expense.   Income tax decreased $416,000 during 2004 compared to 2003. The effective tax rate was 29.6% and 33.5% for the respective 2004 and 2003 periods. For both periods, the primary difference between the effective tax rate and the statutory tax rate relates to the benefit received from low income housing tax credits and the tax free income on bank owned life insurance.

Comparison of Operating Results For Years Ended December 31, 2003 and 2002

General.   Net income decreased $471,000, or 16.8%, from $2.8 million for the year ended December 31, 2002 to $2.3 million for the year ended December 31, 2003. The decrease was primarily due to a decrease in net interest income of $1.1 million, or 12.0%, to $8.3 million for the year ended December 31, 2003 from $9.4 million for the year ended December 31, 2002. The return on average assets was 0.85% and 1.03% and the return on average equity was 6.45% and 7.19% for the years ended December 31, 2003 and 2002, respectively.

Interest Income.   Total interest income was $15.5 million for 2003 compared to $18.0 million for 2002. Interest income decreased primarily due to a decrease in the yield on interest earning assets from 6.88% for the year ended December 31, 2002 to 6.00% for the year ended December 31, 2003. Average interest earning assets also decreased from $261.4 million for the 2002 comparable period to $257.9 million for the 2003 period.

Interest Expense.   Interest expense decreased $1.2 million to $6.9 million for the year ended December 31, 2003 from $8.2 million for the year ended December 31, 2002. The decrease was primarily due to a decrease in the cost of interest-bearing liabilities from 3.59% for the year ended December 31, 2002 to 3.01% for the year ended December 31, 2003. This decrease was partially offset by an increase in average interest-bearing liabilities from $227.1 million to $230.3 million for the years ended December 31, 2002 and 2003, respectively. Also offsetting the decrease in the cost of interest-bearing liabilities was amortization of purchase accounting adjustments which reduced interest expense by $503,000 for the 2003 twelve-month period compared to $1.1 million for the 2002 twelve-month period.

Provision for Loan Losses.   The provision for loan losses for the year ended December 31, 2003 was $238,000 as compared to $372,000 for the year ended December 31, 2002. The loan charge off during 2003 was $55,000 compared to a $240,000 charge off taken during the 2002 comparable period. The balance of the allowance for loan losses was considered adequate, based on size, condition and components of the loan portfolio.

Other Income.   Other income increased from $349,000 for 2002 to $479,000 in 2003. Service charges on deposit accounts decreased $12,000 from $155,000 for the 2002 period to $143,000 for the comparable 2003 period. Union Federal is currently analyzing the fees charged as service charges on deposit accounts to determine the fee structure as compared to local competitors. Management is of the opinion fees can be increased and still remain competitive in the market area. Due to the operating results of the limited partnership, equity in losses of the limited partnership increased from losses of $20,000 recorded in 2002 to losses of $21,500 in 2003. The investment in the limited partnership represents a 99% equity investment in Pedcor. In addition to recording the equity in the losses of Pedcor, a benefit of low income housing income tax credits in the amount of $178,000 for both 2003 and 2002 was recorded. There were no gains on securities recorded during 2003 compared to $9,000 in 2002. Miscellaneous other income increased $153,000 to $358,000 for the year ended 2003. This increase was primarily due to the increase in cash value of bank owned life insurance in the amount of $149,000.

Salaries and Employee Benefits.   Salaries and employee benefits were $2.9 million for the year ended December 31, 2003, an increase of $50,000, or 1.8%, from the 2002 comparable period. Normal increases in employee compensation and the cost of employee related benefits were the primary causes for the increase. While the workforce at Union Federal’s main office should remain somewhat constant, growth of the customer base in other branch offices may require the addition of staff to provide quality service.

Net Occupancy and Equipment Expense.   Occupancy and equipment expenses decreased $11,000 to $612,000 for the year ended December 31, 2003 compared to the 2002 period. This decrease was primarily due to the consolidation of the main office from two locations to one during the 2003 period. Union Federal completed the remodeling of its home office located at 221 East Main Street, Crawfordsville, Indiana in the fourth quarter of 2003. With the sale of the previous home office of Montgomery at 119 East Main Street, Crawfordsville in January 2004, the net effect on depreciation expense for 2004 will be an approximate increase of $42,000 as compared to 2003. Additional savings in real estate tax expense, insurance expense and utility expense exceeding $15,000 will be realized from the sale of the 119 East Main Street building.

Legal and Professional Fees.   Legal and professional fees were $270,000 for the year ended December 31, 2003 compared to $233,000 for the 2002 period, an increase of $37,000. This increase was due to an increase of $69,000 in the cost of contractual services which includes information technology support and services. This increase was partially offset by a decrease in legal services of $15,000 and a decrease in audit and accounting services of $17,000.

Data Processing.   Data processing expense decreased from $812,000 for the year ended December 31, 2002 to $393,000 for the comparable period in 2003, a decrease of $419,000. During the first quarter of 2002 a one time $411,000 termination fee for data processing services was expensed in connection with the Montgomery acquisition.

Other Expenses.   Other expenses, consisting primarily of expenses related to advertising, directors’ fees, supervisory examination fee, supplies and postage increased $115,000 to $1.2 million for 2003 compared to 2002. The major expenses contributing to the increase in other expenses were an increase in advertising expense of $66,000 due to the implementation of an advertising program to promote Union Federal’s products and services during 2003 and an increase in directors’ fees of $41,000. Total advertising expense and directors’ fees for 2003 were $138,000 and $137,000 respectively. During 2002 advertising was basically used for name recognition only due to the ongoing review and consolidation of products and services previously offered by Union Federal and Montgomery. During 2003 an advertising campaign was established to promote a new image and the products offered. Directors fees increased due to an increase in retainer and regular meeting fees and the establishment of a fee payment schedule for committee meetings.

Income Tax Expense.   Income tax decreased $307,000 during 2003 compared to 2002. The effective tax rate was 33.5% and 34.5% for the respective 2003 and 2002 periods. For both periods, the primary difference between the effective tax rate and the statutory tax rate relates to the benefit received from low income housing tax credits. The additional reduction for 2003 in the effective tax rate was caused by the tax free income on bank owned life insurance.

Liquidity and Capital Resources

The Financial Regulatory Relief and Economic Efficiency Act of 2000, which was signed into law on December 27, 2000, repealed the former statutory requirement that all savings associations maintain an average daily balance of liquid assets in a minimum amount of not less than 4% or more than 10% of their withdrawable accounts plus short-term borrowings. The OTS adopted a rule in March 2001 that implemented this revised statutory requirement, although savings associations remain subject to the OTS regulation that requires them to maintain sufficient liquidity to ensure their safe and sound operation.

The following is a summary of the Company’s cash flows, which are of three major types. Cash flows from operating activities consist primarily of net income generated by cash. Investing activities generate cash flows through the origination and principal collection on loans as well as purchases and sales of securities. Investing activities will generally result in negative cash flows when the Company experiences loan growth. Cash flows from financing activities include savings deposits, withdrawals and maturities and changes in borrowings. The following table summarizes cash flows for each year in the three-year period ended December 31, 2004.

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Operating activities	$ 2,925	$ 2,760	$ 4,276
Investing activities:
Investment securities
Purchase of investment securities available for sale	(50)	(11,000)	—
Proceeds from maturities and sales of investment securities available for sale	3,000	5,000	76
Proceeds from maturities and paydowns of mortgage-backed securities held to maturity	343	1,146	827
Proceeds from maturities of investment securities held to maturity	—	—	400
Investment in limited partnership	—	(1,400)	—
Net change in loans	1,464	(5,123)	20,949
Additions to real estate owned	(12)	(162)	—
Proceeds on sale of foreclosed real estate	2,173	663	951
Purchases of premises and equipment	(124)	(1,682)	(608)
Premium on life insurance	(1,500)	(5,000)	—
Net cash received in acquisition	—	—	15,830
Other investing activities	300	(101)	6
Net cash provided by (used in) investing activities	5,594	(17,659)	38,431
Financing activities:
Net change in
Interest bearing demand and savings deposits	(11,421)	10,442	13,195
Certificates of deposits	9,690	(10,119)	(21,173)
Proceeds from borrowings	—	1,400	20,000
Repayment of borrowings	(932)	(7,328)	(23,255)
Net change in advances by borrowers for taxes and insurance	(24)	39	(44)
Cash dividends	(1,144)	(1,233)	(1,112)
Stock options exercised	—	—	117
Repurchase of common stock	(3,088)	(3,000)	(7,414)
Net cash used in financing activities	(6,919)	(9,799)	(19,686)
Net change in cash and cash equivalents	$ 1,600	$ (24,698)	$ 23,021

Pursuant to OTS capital regulations, savings associations must currently meet a 1.5% tangible capital requirement, a leverage ratio (or core capital) requirement of 3% to 5% depending upon the association’s supervisory rating for safety and soundness, and a total risk-based capital to risk-weighted assets ratio of 8%. At December 31, 2004, Union Federal’s capital levels exceeded all applicable regulatory capital requirements currently in effect. The following table provides the minimum regulatory capital requirements and Union Federal’s capital ratios as of December 31, 2004:

	At December 31, 2004
	OTS Requirement		Union Federal’s Capital Level
	% of		% of		Amount
Capital Standard	Assets	Amount	Assets(1)	Amount	of Excess
	(Dollars in thousands)
Tangible capital	1.5%	$ 3,808	11.4%	$ 28,909	$ 25,101
Core capital(2)	4.0	10,155	11.4	28,909	18,754
Risk-based capital	8.0	13,565	17.3	29,367	15,802

(1)          Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)          The OTS core capital requirement for savings associations is comparable to the OCC requirement for national banks. The OTS regulation requires at least 3% of total adjusted assets for savings associations that receive the highest supervisory rating for safety and soundness, and 4% to 5% for all other savings associations. Union Federal is in compliance with this regulation.

As of December 31, 2004, management is not aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material adverse effect on Union Federal’s liquidity, capital resources or results of operations.

Off-Balance Sheet Arrangements

As of the date of this Annual Report, the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, change in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement, or other contractual arrangement to which an entity unconsolidated with the Company is a party and under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Contractual Obligations

In the ordinary course of operations, the Company enters into certain contractual obligations. Such obligations include contracts with service providers as well as leases for premises and equipment. The following table summarizes the Company’s significant fixed and determinable contractual obligations, by payment date, at December 31, 2004.

	Contractual Obligations Due By Period
		One	Three
	Within	Year to	Years to	After
	One Year	Three Years	Five Years	Five Years	Total
	(Dollars in thousands)
Deposits without stated maturity	$ 84,747	$ —	$ —	$ —	$ 84,747
Certificates of deposit	46,487	40,778	16,441	8	103,714
Borrowings	3,143	10,188	214	19,363	32,908
Service contract(1)	465	1,066	1,066	1,066	3,663
Operating lease(2)	21	41	—	—	62
Total contractual obligations	$ 134,863	$ 52,073	$ 17,721	$ 20,437	$ 225,094

(1)          The service contract is with Aurum Technologies to provide Union Federal with service bureau support for processing of deposit and loan accounts. The contract fees are based on number of accounts processed and additional reporting services provided from time to time. The amount shown is an estimate of cost based on current account support and reporting fee structures. The contract expires in February 2012.

(2)          The operating lease is for a branch office offering lobby and drive-up services located at 1688 Crawfordsville Square Drive, Crawfordsville, Indiana. The lease expires on December 31, 2008.

Impact of Accounting Changes

In December, 2004, the Financial Accounting Standards Board (FASB) issued an amendment to SFAS 123 (SFAS 123R) which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25 and generally requires that such transactions be accounted for using a fair value-based method. SFAS 123R will be effective for the Company beginning July 1, 2005. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

As of the required effective date, the Company will apply SFAS 123R using either the modified version of prospective application or the modified version of retrospective application. Under prospective transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for either recognition or pro forma disclosures. For periods before the required effective date, a company may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS 123.

The Company is currently evaluating the effect of the recognition and measurement provisions of SFAS 123R but believes the adoption of SFAS 123R will not result in a material impact on the Company’s results of operations or financial condition.

Impact of Inflation and Changing Prices

The consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

The Company’s primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on the Company’s performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of the Company’s assets and liabilities are critical to the maintenance of acceptable performance levels.

The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that the Company has made. The Company is unable to determine the extent, if any, to which properties securing its loans have appreciated in dollar value due to inflation.

Quarterly Results of Operations

The following table sets forth certain quarterly results for the years ended December 31, 2004 and 2003.

			Net	Provision		Basic	Diluted
	Interest	Interest	Interest	For Loan	Net	Earnings	Earnings	Dividends
Quarter Ended	Income	Expense	Income	Losses	Income	Per Share	Per Share	Per Share
	(Dollars in thousands except for per share data)
2004:
March	$ 3,554	$ 1,598	$ 1,956	$ 110	$ 444	$ 0.23	$ 0.23	$ 0.15
June	3,513	1,548	1,965	3	408	0.22	0.21	0.15
September	3,447	1,572	1,875	60	451	0.24	0.24	0.15
December	3,463	1,602	1,861	(70)	494	0.28	0.27	0.15
2003:
March	$ 4,226	$ 1,921	$ 2,305	$ 30	$ 645	$ 0.31	$ 0.30	$ 0.15
June	3,952	1,785	2,167	30	551	0.28	0.28	0.15
September	3,823	1,669	2,154	118	668	0.35	0.34	0.15
December	3,480	1,552	1,928	60	468	0.24	0.24	0.15

During the quarter ended December 31, 2004, classified assets decreased due primarily to a decrease in substandard loans from $2.6 million at September 30, 2004 to $2.1 million. Based upon review of the allowance for loan losses at December 31, 2004, a $70,000 adjustment was made to adjust the allowance for loan losses to a level deemed appropriate based on the calculation

Quantitative and Qualitative Disclosures about Market Risk

An important component of Union Federal’s asset/liability management policy includes examining the interest rate sensitivity of its assets and liabilities and monitoring the expected effects of interest rate changes on its net portfolio value.

An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If Union Federal’s assets mature or reprice more quickly or to a greater extent than its liabilities, Union Federal’s net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if Union Federal’s assets mature or reprice more slowly or to a lesser extent than its liabilities, its net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Union Federal’s policy has been to mitigate the interest rate risk inherent in the historical business of savings associations, the origination of long-term loans funded by short-term deposits, by pursuing certain strategies designed to decrease the vulnerability of its earnings to material and prolonged changes in interest rates.

Because of the lack of customer demand for adjustable rate loans in its market area, Union Federal primarily originates fixed-rate real estate loans, which accounted for approximately 74.1% of its loan portfolio at December 31, 2004. To manage the interest rate risk of this type of loan portfolio, Union Federal limits maturities of fixed-rate loans to no more than 20 years. In addition, Union Federal continues to offer and attempts to increase its volume of adjustable rate loans when market interest rates make these type loans more attractive to customers.

Management believes it is critical to manage the relationship between interest rates and the effect on Union Federal’s net portfolio value (“NPV”). This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. Union Federal manages assets and liabilities within the context of the marketplace, regulatory limitations and within limits established by its Board of Directors on the amount of change in NPV which is acceptable given certain interest rate changes.

The Board of Directors has established targets for minimum NPV ratios. Currently minimum targets for NPV ratios are 13%, 12% and 11% for increases of 100, 200 and 300 basis points, respectively, and 15% for a 100 basis point decline. Monitoring of the change in NPV ratios has an effect on the maturities of loan and savings products offered by Union Federal. Current NPV ratios and potential changes in NPV ratios are also reviewed to determine the type of investments made and borrowings obtained by Union Federal. Union Federal is currently reviewing available options for the sale of loans in the secondary market. This option would be another means of maintaining acceptable NPV ratios.

Presented below, as of December 31, 2004 and 2003, is an analysis of Union Federal’s interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis points. It is estimated that at December 31, 2004, NPV would decrease 16% and 26% in the event of 200 and 300 basis point increases in market interest rates respectively, compared to 22% and 34% for the same increases at December 31, 2003. Information was not available for 200 and 300 point decreases at the end of 2003 and 2004. At December 31, 2004, 2% of the present value of Union Federal’s assets was approximately $5.3 million. The interest rate risk of a 200 basis point increase in market rates was $6.0 million at December 31, 2004.

December 31, 2004
Change		Net Portfolio Value			NPV as % of PV of Assets
In Rates		$ Amount	$ Change	% Change	NPV Ratio	Change
		(Dollars in thousands)
+300 bp	*	$ 28,629	$ (9,887)	(26)%	11.51%	(302	)bp
+200 bp		32,545	(5,970)	(16)	12.78	(175	)bp
+100 bp		36,105	(2,411)	(6)	13.87	(66	)bp
0 bp		38,515	—	—	14.53	—
-100 bp		38,630	115	0	14.42	(11	)bp

Interest Rate Risk Measures: 200 Basis Point Rate Shock

Pre-Shock NPV Ratio: NPV as % of PV of Assets	14.53%
Exposure Measure: Post-Shock NPV Ratio.	12.78%
Sensitivity Measure: Change in NPV Ratio	175	bp

December 31, 2003
Change		Net Portfolio Value			NPV as % of PV of Assets
In Rates		$ Amount	$ Change	% Change	NPV Ratio	Change
		(Dollars in thousands)
+300 bp	*	$ 26,001	$ (13,627)	(34)%	10.30%	(427	)bp
+200 bp		30,989	(8,638)	(22)	11.96	(262	)bp
+100 bp		35,792	(3,835)	(10)	13.46	(111	)bp
0 bp		39,628	—	—	14.57	—
-100 bp		40,665	1,037	3	14.76	19	bp

Interest Rate Risk Measures: 200 Basis Point Rate Shock

Pre-Shock NPV Ratio: NPV as % of PV of Assets	14.57%
Exposure Measure: Post-Shock NPV Ratio	11.96%
Sensitivity Measure: Change in NPV Ratio	262	bp

*       Basis points (1 basis point equals .01%)

As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analysis presented above. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Shareholders
Union Community Bancorp
Crawfordsville, Indiana

We have audited the accompanying consolidated balance sheets of Union Community Bancorp as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Community Bancorp as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Indianapolis, Indiana
January 28, 2005

Union Community Bancorp
Consolidated Balance Sheets
December 31, 2004 and 2003

	2004	2003
Assets
Cash	$706,107	$784,673
Interest-bearing demand deposits	12,781,907	11,103,669
Cash and cash equivalents	13,488,014	11,888,342
Interest-bearing deposits	115,647	150,239
Investment securities
Available-for-sale	3,037,390	5,908,437
Held to maturity (fair value of $161,000 and $526,000)	151,749	493,801
Total investment securities	3,189,139	6,402,238
Loans, net of allowance for loan losses of $910,000 and $1,221,000	217,055,756	221,230,152
Premises and equipment	4,180,346	4,627,766
Federal Home Loan Bank stock	3,720,600	3,556,100
Investment in limited partnership	2,184,092	2,215,109
Foreclosed assets and real estate held for development, net	1,622,516	1,347,824
Goodwill	2,392,808	2,392,808
Interest receivable	1,085,532	1,128,342
Cash value of life insurance	6,899,927	5,149,394
Other assets	965,034	1,488,457
Total assets	$256,899,411	$261,576,771
Liabilities
Deposits
Noninterest-bearing	$4,515,065	$3,929,724
Interest-bearing	183,945,975	186,262,428
Total deposits	188,461,040	190,192,152
Borrowings	32,907,898	33,946,109
Interest payable	651,355	572,487
Other liabilities	1,442,176	1,336,501
Total liabilities	223,462,469	226,047,249
Commitments and Contingent Liabilities
Shareholders’ Equity
Preferred stock, without par value Authorized and unissued—2,000,000 shares
Common stock, without par value Authorized—5,000,000 shares Issued and outstanding—1,928,000 and 2,100,000 shares	20,654,353	22,395,104
Retained earnings	14,401,571	14,984,757
Accumulated other comprehensive loss	(7,615)	(55,295)
Unearned employee stock ownership plan (ESOP) shares	(1,137,566)	(1,228,998)
Unearned recognition and retention plan (RRP) shares	(473,801)	(566,046)
Total shareholders’ equity	33,436,942	35,529,522
Total liabilities and shareholders’ equity	$256,899,411	$261,576,771

See Notes to Consolidated Financial Statements.

Union Community Bancorp
Consolidated Statements of Income
Years December 31, 2004, 2003 and 2002

	2004	2003	2002
Interest and Dividend Income
Loans	$13,533,368	$14,743,258	$17,239,593
Investment securities
Mortgage-backed securities	20,487	56,283	150,267
Other investment securities	104,257	142,279	48,185
Federal Home Loan Bank stock	161,701	175,720	207,550
Deposits with financial institutions	157,223	363,708	340,431
Total interest and dividend income	13,977,036	15,481,248	17,986,026
Interest Expense
Deposits	4,633,987	5,127,831	6,304,542
Federal Home Loan Bank advances	1,686,181	1,799,367	1,857,892
Total interest expense	6,320,168	6,927,198	8,162,434
Net Interest Income	7,656,868	8,554,050	9,823,592
Provision for loan losses	102,969	238,431	372,472
Net Interest Income After Provision for Loan Losses	7,553,899	8,315,619	9,451,120
Other Income
Service charges on deposit accounts	249,128	143,084	155,330
Equity in losses of limited partnership	(31,017)	(21,500)	(20,000)
Net realized gains on sales of available-for-sale securities	—	—	8,534
Increase in cash value of life insurance	250,533	137,743	—
Other income	263,977	220,090	205,073
Total other income	732,621	479,417	348,937
Other Expenses
Salaries and employee benefits	3,120,721	2,858,857	2,808,870
Net occupancy expenses	321,742	291,757	310,868
Equipment expenses	333,285	319,901	311,678
Legal and professional fees	305,580	270,195	233,325
Data processing	409,570	393,377	811,773
Advertising expense	161,128	137,743	72,085
Other expenses	1,081,351	1,019,502	970,261
Total other expenses	5,733,377	5,291,332	5,518,860
Income Before Income Tax	2,553,143	3,503,704	4,281,197
Income tax expense	756,000	1,172,000	1,478,935
Net Income	$1,797,143	$2,331,704	$2,802,262
Basic Earnings per Share	$0.97	$1.18	$1.25
Diluted Earnings per Share	0.95	1.16	1.24

See Notes to Consolidated Financial Statements.

Union Community Bancorp
Consolidated Statements of Shareholders’ Equity
Years December 31, 2004, 2003 and 2002

			Accumulated
			Other	Unearned
	Common	Retained	Comprehensive	ESOP	Unearned
	Stock	Earnings	Income (Loss)	Shares	Compensation	Total
Balances, January 1, 2002	$20,547,581	$15,556,661		$(1,420,777)	$(943,312)	$33,740,153
Net and comprehensive income		2,802,262				2,802,262
Cash dividends ($.52 per share)		(1,161,061)				(1,161,061)
Shares issued in acquisition, net of cost	8,954,487					8,954,487
Shares cancelled in acquisition	(257,111)					(257,111)
Purchase of common stock	(5,247,896)	(2,165,648)				(7,413,544)
Stock options exercised	116,750					116,750
Amortization of unearned compensation expense					263,831	263,831
ESOP shares earned	45,374			97,376		142,750
Balances, December 31, 2002	24,159,185	15,032,214		(1,323,401)	(679,481)	37,188,517
Comprehensive income
Net income		2,331,704				2,331,704
Other comprehensive loss, net of tax—unrealized losses on securities			$(55,295)			(55,295)
Comprehensive income						2,276,409
Cash dividends ($.60 per share)		(1,207,295)				(1,207,295)
Purchase of common stock	(1,828,434)	(1,171,866)				(3,000,300)
Amortization of unearned compensation expense					113,435	113,435
ESOP shares earned	64,353			94,403		158,756
Balances, December 31, 2003	22,395,104	14,984,757	(55,295)	(1,228,998)	(566,046)	35,529,522
Comprehensive income
Net income		1,797,143				1,797,143
Other comprehensive gain, net of tax—unrealized losses on securities			47,680			47,680
Comprehensive income						1,844,823
Cash dividends ($.60 per share)		(1,118,911)				(1,118,911)
Purchase of common stock	(1,826,486)	(1,261,418)				(3,087,904)
Amortization of unearned compensation expense	12,343				92,245	104,588
ESOP shares earned	73,392			91,432		164,824
Balances, December 31, 2004	$20,654,353	$14,401,571	$(7,615)	$(1,137,566)	$(473,801)	$33,436,942

See Notes to Consolidated Financial Statements.

Union Community Bancorp
Consolidated Statements of Cash Flows
Years December 31, 2004, 2003 and 2002

	2004	2003	2002
Operating Activities
Net income	$1,797,143	$2,331,704	$2,802,262
Items not requiring (providing) cash
Provision for loan losses	102,969	238,431	372,472
Depreciation	354,406	321,673	327,392
Deferred income tax	296,573	228,558	398,958
Amortization of unearned compensation expense	104,588	113,435	263,831
ESOP shares earned	164,824	158,756	142,750
Amortization of purchase accounting adjustments	37,334	(339,379)	(907,695)
Net change in
Interest receivable	42,810	148,196	301,166
Interest payable	78,868	(77,695)	(52,340)
Other adjustments	(54,638)	(363,107)	626,971
Net cash provided by operating activities	2,924,877	2,760,572	4,275,767
Investing Activities
Net change in interest-bearing deposits	34,592	(5,132)	94,521
Purchases of investment securities available for sale	(50,000)	(11,000,000)	—
Proceeds from maturities of investment securities available for sale	3,000,000	5,000,000	—
Proceeds from sales of investment securities available for sale	—	—	75,613
Proceeds from maturities of investment securities held to maturity	343,276	1,146,213	1,227,200
Net change in loans	1,464,174	(5,122,596)	20,948,780
Purchases of premises and equipment	(123,762)	(1,682,121)	(607,578)
Additions to real estate owned	(11,503)	(162,012)	(88,509)
Proceeds from real estate sales	2,173,272	663,030	950,881
Contribution to limited partnership	—	(1,400,000)	—
Purchase of life insurance	(1,500,000)	(5,000,000)	—
Net cash received in acquisition	—	—	15,829,942
Other investing activities	264,130	(95,881)	—
Net cash provided by (used in) investing activities	5,594,179	(17,658,499)	38,430,850
Financing Activities
Net change in
Interest-bearing demand and savings deposits	(11,421,029)	10,442,128	13,195,417
Certificates of deposit	9,689,917	(10,119,404)	(21,173,403)
Proceeds from borrowings	—	1,400,000	20,000,000
Repayment of borrowings	(931,586)	(7,327,289)	(23,254,580)
Cash dividends	(1,144,711)	(1,233,996)	(1,111,544)
Stock options exercised	—	—	116,750
Repurchase of common stock	(3,087,904)	(3,000,300)	(7,413,544)
Net change in advances by borrowers for taxes and insurance	(24,071)	38,943	(44,428)
Net cash used in financing activities	(6,919,384)	(9,799,918)	(19,685,332)
Net Change in Cash and Cash Equivalents	1,599,672	(24,697,845)	23,021,285
Cash and Cash Equivalents, Beginning of Year	11,888,342	36,586,187	13,564,902
Cash and Cash Equivalents, End of Year	$13,488,014	$11,888,342	$36,586,187
Additional Cash Flows Information
Interest paid	$6,241,300	$7,004,893	$8,214,774
Income tax paid	452,583	868,653	1,124,491
Loans transferred to foreclosed real estate	2,542,943	280,311	663,142

See Notes to Consolidated Financial Statements.

Union Community Bancorp
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Note 1:   Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of Union Community Bancorp (Company) and its wholly-owned subsidiary, Union Federal Savings and Loan Association (Union Federal) conform to accounting principles generally accepted in the United States of America and reporting practices followed by the thrift industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a thrift holding company whose principal activity is the ownership and management of the Association. Union Federal operates under a federal thrift charter and provides full banking services. As a federally-chartered thrift, the Association is subject to regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

The Company generates mortgage, commercial and consumer loans and receives deposits from customers located primarily in Montgomery County, Indiana and surrounding counties. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

Consolidation—The consolidated financial statements include the accounts of the Company and Union Federal after elimination of all material intercompany transactions.

Cash Equivalents—The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

Investment Securities—Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

Loans are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Association will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Loans with payment delays not exceeding 90 days are not considered impaired. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. Generally, loans are placed on non-accrual status at ninety days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection. The Company considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans over the contractual lives of the loans. When a loan is paid off or sold, any unamortized loan origination fee balance is credited to income.

Allowance for loan losses is maintained to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio. The allowance is increased by the provision for credit losses, which is charged against current period operating results. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The Company’s methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula allowance, specific allowances for identified problem loans, and the unallocated allowance.

The formula allowance is calculated by applying loss factors to certain classified loans and pools of loans. Changes in classifications of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based on the Company’s historical loss experience and may be adjusted for significant factors that, in management’s judgement, affect the collectibility of the portfolio as of the evaluation date.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

There are certain inherent risks in the Company’s loan portfolio; accordingly, the Company includes certain environmental or qualitative factors in its determination of the adequacy of the allowance for loan losses. These factors include existing general economic and business conditions affecting the Company’s key lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and regulatory examination results. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific credits.

The allowance for loan losses also incorporates the results of measuring impaired loans as provided in SFAS No. 114 and SFAS No. 118. A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan and the estimated present value of total expected future cash flows, discounted at the loan’s effective rate, or the fair value of the collateral of the loan, if collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Management believes that as of December 31, 2004, the allowance for loan losses is based on information currently available. A worsening or protracted economic decline in the area within which the Association operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets which range from 5 to 31.5 years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank (FHLB) system. The required investment in the common stock is based on a predetermined formula.

Investment in limited partnership is recorded using the equity method of accounting. Losses due to impairment are recorded when it is determined that the investment no longer has the ability to recover its carrying amount. The benefits of low income housing tax credits associated with the investment are accrued when earned.

Foreclosed assets and real estate held for development, net arises from loan foreclosure or deed in lieu of foreclosure and acquisition of real estate for development and are carried at the lower of cost or fair value less estimated selling costs. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property, net of rental and other income, are expensed.

Goodwill is annually tested for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Core deposit intangible is being amortized on an accelerated basis over seven years until such time that straight-line amortization exceeds the accelerated method. This asset is periodically evaluated as to the recoverability of its carrying value.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Stock options—The Company has a stock-based employee compensation plan, which is described more fully in Note 17. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	2004	2003	2002
Net income, as reported	$1,797	$2,332	$2,802
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	(18)	(37)	(48)
Pro forma net income	$1,779	$2,295	$2,754
Earnings per share
Basic—as reported	$.97	$1.18	$1.25
Basic—pro forma	$.96	$1.16	$1.22
Diluted—as reported	$.95	$1.16	$1.24
Diluted—pro forma	$.94	$1.15	$1.22

In December 2004, the Financial Accounting Standards Board (FASB) issued an amendment to SFAS 123 (SFAS 123R) which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25 and generally requires that such transactions be accounted for using a fair value-based method. SFAS 123R will be effective for the Company beginning July 1, 2005. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

As of the required effective date, the Company will apply SFAS 123R using either the modified version of prospective application or the modified version of retrospective application. Under prospective transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for either recognition or pro forma disclosures. For periods before the required effective date, a company may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS 123.

The Company is currently evaluating the effect of the recognition and measurement provisions of SFAS 123R but believes the adoption of SFAS 123R will not result in a material impact on the Company’s results of operations or financial condition.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Income tax in the consolidated statements of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

Earnings per share have been computed based upon the weighted-average common shares outstanding during each year. Unearned ESOP shares and RRP shares which have not vested have been excluded from the computation of average shares outstanding.

Note 2:   Restriction on Cash and Due From Banks

The Company is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2004 was $147,000.

Note 3:   Investment Securities

	2004
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for sale
Federal agencies	$3,000	$—	$28	$2,972
Marketable equity securities	50	15	—	65
Total available for sale	3,050	15	28	3,037
Held to maturity—mortgage-backed securities	152	9	—	161
Total investment securities	$3,202	$24	$28	$3,198

	2003
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for sale—federal agencies	$6,000	$2	$94	$5,908
Held to maturity—mortgage-backed securities	494	32	—	526
Total investment securities	$6,494	$34	$94	$6,434

At December 31, 2004, federal agencies outstanding mature in one to five years.

Proceeds from sales of securities available for sale during 2002 were $76,000. Gross gains of $9,000 were realized on those sales. There were no sales of securities available for sale during 2004 and 2003.

Certain investment securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2004 and 2003, were $2,972,000 and $4,906,000, which is approximately 98% and 76% of the Company’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from recent increases in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, management believes the declines in fair value for these securities are temporary.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

At December 31, 2004, a federal agency with a fair value of $2,972,000 and an unrealized loss of $28,000 was in an unrealized loss position for over one year. At December 31, 2003, two federal agencies with a total fair value of $4,906,000 and unrealized losses of $94,000 were in an unrealized loss position for less than one year.

Note 4:   Loans and Allowance

	2004	2003
Real estate mortgage loans
One-to-four family	$148,621	$154,297
Multi-family	11,096	11,982
Commercial	37,600	38,569
Land	6,884	3,315
Real estate construction loans	2,271	3,134
Commercial loans	9,358	9,992
Individuals’ loans for household and other personal expenditures	1,723	817
	217,553	222,106
Unamortized deferred loan costs	413	345
Allowance for loan losses	(910)	(1,221)
Total loans	$217,056	$221,230

	2004	2003	2002
Allowance for loan losses
Balances, beginning of year	$1,221	$1,030	$520
Allowance acquired in acquisition	—	—	379
Recoveries on loans	4	8	—
Provision for losses	103	238	372
Loans charged off	(418)	(55)	(241)
Balances, end of year	$910	$1,221	$1,030

Information on impaired loans is summarized below.

	2004	2003
Impaired loans, all of which have an allocated allowance	$1,773	$2,670
Allowance for impaired loans (included in the Company’s allowance for loan losses)	204	440

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

The average balance of impaired loans was $2,546,000, $2,182,000 and $3,060,000 during 2004, 2003 and 2002. During those years, the difference between interest income recognized on impaired loans and cash-basis interest collected was not material.

At December 31, 2004 and 2003, non-accruing loans were $2,050,000 and $3,638,000, respectively. At December 31, 2004 and 2003, there were no accruing loans delinquent 90 days or more.

Note 5:   Premises and Equipment

	2004	2003
Land	$562	$569
Buildings	3,641	3,885
Equipment	1,435	1,318
Total cost	5,638	5,772
Accumulated depreciation	(1,458)	(1,144)
Net	$4,180	$4,628

Note 6:   Investment in Limited Partnership

The investment in limited partnerships of $2,184,000 and $2,215,000 at December 31, 2004 and 2003 represents a 49.5 percent equity in Pedcor Investments—2003-LIX, LP for 2004 and 2003, and a 99 percent equity in Pedcor Investments—1993-XVI, LP for 2002, limited partnerships organized to build, own and operate apartment complexes. In addition to recording its equity in the losses of the partnerships, the Company has recorded the benefit of low income housing tax credits of $116,000, $178,000 and $178,000 for the years ended December 31, 2004, 2003 and 2002. Condensed unaudited financial statements for the partnerships as of December 31 are as follows:

	2004	2003
Condensed statements of financial condition
Assets
Cash	$283	$229
Land and property	1,900	1,950
Bond fund	74	5,362
Development cost	9,261	2,412
Other assets	907	224
Total assets	$12,425	$10,177
Liabilities
Notes payable—Association	$—	$121
Notes payable—other	8,764	7,647
Other liabilities	193	305
Total liabilities	8,957	8,073
Partners’ equity	3,468	2,104
Total liabilities and partners’ equity	$12,425	$10,177

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

	2004	2003	2002
Condensed statements of operations
Total revenue	$260	$236	$258
Total expenses	(349)	(318)	(292)
Net loss	$(89)	$(82)	$(34)

Note 7:   Core Deposit Intangible

The carrying basis of the recognized core deposit intangible included in other assets was $590,000 at December 31, 2004 and 2003 and the accumulated amortization of such intangible was $272,000 and $192,000 at those dates.

Amortization expense for 2004, 2003 and 2002 was $80,000, $87,000 and $105,000. Estimated amortization expense for each of the following four remaining years is approximately $80,000.

Note 8:   Deposits

	2004	2003
Noninterest-bearing demand	$4,518	$3,930
Interest-bearing demand	55,028	62,482
Savings deposits	25,201	29,756
Certificates and other time deposits of $100,000 or more	41,482	36,803
Other certificates and time deposits	62,232	57,221
Total deposits	$188,461	$190,192

The scheduled maturities of time deposits are:

2005	$46,487
2006	18,436
2007	22,342
2008	10,923
2009	5,518
Thereafter	8
$103,714

Note 9:   Borrowings

Borrowings included the following:

	2004	2003
FHLB advances	$32,908	$33,814
Note payable	—	132
	$32,908	$33,946

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Aggregate annual maturities of borrowings at December 31, 2004, are:

2005	$3,143
2006	91
2007	10,097
2008	104
2009	110
Thereafter	19,363
$32,908

FHLB advances are secured by first-mortgage loans totaling $140,142,000. Advances, at interest rates from 4.2 to 6.6 percent, are subject to restrictions or penalties in the event of prepayment.

The Company has an available line of credit with the FHLB totaling $2,000,000. The line of credit expires March 8, 2005 and bears interest at a rate equal to the current variable advance rate. There were no draws on this line of credit at December 31, 2004.

The note payable at December 31, 2003 was interest free since there were no events of default. If default had occurred, interest would have been calculated at a rate equal to the lesser of 14 percent per annum or the highest amount permitted by applicable law.

Note 10:   Income Tax

	2004	2003	2002
Income tax expense
Currently payable
Federal	$302	$701	$843
State	158	243	237
Deferred
Federal	256	180	273
State	40	48	126
Total income tax expense	$756	$1,172	$1,479
Reconciliation of federal statutory to actual tax expense
Federal statutory income tax at 34%	$868	$1,191	$1,456
Effect of state income taxes	130	192	240
Tax credits	(116)	(178)	(178)
Other	(126)	(33)	(39)
Actual tax expense	$756	$1,172	$1,479
Effective tax rate	29.6%	33.5%	34.5%

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

The components of the cumulative net deferred tax asset (liability) included in the consolidated balance sheets are as follows:

	2004	2003
Assets
Allowance for loan losses	$386	$516
Pensions and employee benefits	77	124
Purchase accounting adjustments	141	198
Available-for-sale securities	5	36
State income tax	19	—
Total assets	628	874
Liabilities
Depreciation	(224)	(308)
State income tax	—	(4)
FHLB stock dividend	(179)	(109)
Loan fees	(278)	(291)
Prepaids	(80)	—
Equity in partnership losses	(172)	(140)
Total liabilities	(933)	(852)
	$(305)	$22

There was no valuation allowance necessary at December 31, 2004 and 2003.

Retained earnings include approximately $4,132,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of December 31, 1987 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses including redemption of bank stock or excess dividends, or loss of “bank” status, would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $1,637,000.

Note 11:   Commitments and Contingent Liabilities

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheets.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

	2004	2003
Commitments to extend credit	$18,769	$18,145
Standby letters of credit	4,106	4,142

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

Union Federal has entered into employment agreements with three officers which provide for the continuation of salary and certain benefits for a specified period of time under certain conditions for approximately three years. Under the terms of the agreements, these payments could occur in the event of a change in control of Union Federal, as defined, along with other specific conditions. Union Federal is not required to pay any amounts under these agreements which cannot be deducted for federal income tax purposes.

The Company and Union Federal are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

Note 12:   Dividend and Capital Restrictions

Without prior approval, current regulations allow Union Federal to pay dividends to the Company not exceeding retained net income for the current year plus those for the previous two years. Union Federal normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure.

At December 31, 2004, the shareholder’s equity of Union Federal was $31,603,000. Although well capitalized, under current regulations in effect, Union Federal is required to apply to the Office of Thrift Supervision to pay dividends to the Company.

Note 13:   Regulatory Capital

Union Federal is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

by ratios that are calculated according to the regulations. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity’s activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of an association in any of the undercapitalized categories can result in actions by regulators that could have a material effect on an association’s operations. At December 31, 2004 and 2003, Union Federal is categorized as well capitalized and meets all subject capital adequacy requirements. There are no conditions or events since December 31, 2004 that management believes have changed Union Federal’s classification.

Union Federal’s actual and required capital amounts and ratios are as follows:

	2004
			Required for		To Be Well
	Actual		Adequate Capital		Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$29,367	17.3%	$13,565	8.0%	$16,956	10.0%
Tier 1 capital (to risk-weighted assets)	28,909	17.1%	6,782	4.0%	10,174	6.0%
Core capital (to adjusted total assets)	28,909	11.4%	10,156	4.0%	12,694	5.0%
Core capital (to adjusted tangible assets)	28,909	11.4%	5,078	2.0%		N/A
Tangible capital (to adjusted total assets)	28,909	11.4%	3,808	1.5%		N/A

	2003
			Required for		To Be Well
	Actual		Adequate Capital		Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$30,560	18.1%	$13,538	8.0%	$16,923	10.0%
Tier 1 capital (to risk-weighted assets)	30,270	17.9%	6,769	4.0%	10,154	6.0%
Core capital (to adjusted total assets)	30,270	11.7%	10,331	4.0%	12,914	5.0%
Core capital (to adjusted tangible assets)	30,270	11.7%	5,165	2.0%		N/A
Tangible capital (to adjusted total assets)	30,270	11.7%	3,874	1.5%		N/A

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Note 14:   Employee Benefit Plans

The Company provides pension benefits for substantially all of its employees who were Union Federal employees prior to January 2, 2002, and is a participant in a multi-employer pension fund. Separate actuarial valuations are not made with respect to each participating employer. Pension expense was $78,000, $93,000 and $2,000 for 2004, 2003 and 2002.

The Company has a retirement savings 401(k) plan in which substantially all employees may participate. The Company matches employees’ contributions at the rate of 50 percent for the first 5 percent of base salary contributed by participants. The Company’s expense for the plan was $43,000, $43,000 and $45,000 for 2004, 2003 and 2002.

The Company has an ESOP covering substantially all employees of the Company and Union Federal. The ESOP acquired 184,000 shares of the Company common stock at $10 per share with funds provided by a loan from the Company. Unearned ESOP shares totaled 113,757 and 122,900 at December 31, 2004 and 2003 and had a fair value of $2,087,000 and $2,146,000 at December 31, 2004 and 2003. Shares are released to participants proportionately as the loan is repaid. Dividends on allocated shares are recorded as dividends and charged to retained earnings. Dividends on unallocated shares, which may be distributed to participants or used to repay the loan, are treated as compensation expense. Compensation expense is recorded equal to the fair market value of the stock when contributions, which are determined annually by the Board of Directors of Union Federal, are made to the ESOP. ESOP expense for the years ended December 31, 2004, 2003 and 2002 was $165,000, $159,000 and $143,000. At December 31, 2004, the ESOP had 70,243 allocated shares, 113,757 suspense shares and no committed-to-be released shares. At December 31, 2003, the ESOP had 61,100 allocated shares, 122,900 suspense shares and no committed-to-be released shares.

Union Federal has a Recognition and Retention Plan and Trust (RRP) to which it contributed $1,753,853 for the purchase of 121,670 shares of Company common stock, and grants for 88,900 of these shares have been awarded to various directors, officers and employees of Union Federal. These awards generally are to vest and be earned by the recipient at a rate of 20 percent per year. Expense under the plan for the years ended December 31, 2004, 2003 and 2002 was $105,000, $113,000 and $264,000.

Note 15:   Stock Option Plan

Under the Company’s stock option plan (Plan), which is accounted for under the recognition and measurement principles of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations, the Company grants selected executives and other key employees stock option awards which vest at a rate of 20 percent per year. The Company has authorized the grant of options for up to 304,175 shares of the Company’s common stock and has granted 226,000 of the options. The exercise price of each option, which has a ten-year life, was equal to the market price of the Company’s stock on the date of grant; therefore, no compensation expense was recognized.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Although the Company has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement (see Note 1). The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions for the 2003 grants:

2003
Risk-free interest rate	3.3%
Dividend yield	3.6
Volatility factors of expected market price of common stock	15.4
Weighted-average expected life of the options	10 years

A summary of the status of the Plan at December 31, 2004, 2003 and 2002, and changes during the years then ended is presented below:

	2004		2003		2002
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price
Outstanding, beginning of year	203,000	$14.77	165,000	$14.49	186,000	$14.49
Granted	—		40,000	15.90	—
Exercised	—		—		(8,000)	14.49
Forfeited	(5,000)	15.90	(2,000)	14.49	(13,000)	14.49
Outstanding, end of year	198,000	14.74	203,000	14.77	165,000	14.49
Options exercisable, end of year	136,112		122,260		99,408

As of December 31, 2004, options totaling 163,000 have an exercise price of $14.49 and a weighted-average remaining contractual life of 3.5 years and options totaling 35,000 have an exercise price of $15.90 and a weighted-average remaining contractual life of 8.1 years.

Note 16:   Earnings Per Share

Earnings per share (EPS) were computed as follows:

	Year Ended December 31, 2004
		Weighted-
		Average	Per Share
	Income	Shares	Amount
Basic earnings per share
Income available to common shareholders	$1,797	1,854,070	$0.97
Effect of dilutive stock options		31,074
Diluted earnings per share
Income available to common shareholders and assumed conversions	$1,797	1,885,144	$0.95

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

	Year Ended December 31, 2003
		Weighted-
		Average	Per Share
	Income	Shares	Amount
Basic earnings per share
Income available to common shareholders	$2,332	1,982,872	$1.18
Effect of dilutive stock options		20,819
Diluted earnings per share
Income available to common shareholders and assumed conversions	$2,332	2,003,691	$1.16

	Year Ended December 31, 2002
		Weighted-
		Average	Per Share
	Income	Shares	Amount
Basic earnings per share
Income available to common shareholders	$2,802	2,249,239	$1.25
Effect of dilutive stock options		1,841
Diluted earnings per share
Income available to common shareholders and assumed conversions	$2,802	2,251,080	$1.24

Note 17:   Related Party Transactions

Union Federal has entered into transactions with certain directors, executive officers, significant shareholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Balances, January 1, 2004	$4,397
New loans, including renewals	298
Change in composition	183
Payments, etc. including renewals	(505)
Balances, December 31, 2004	$4,373

Deposits from related parties held by Union Federal at December 31, 2004 and 2003, totaled $1,022,000 and $1,368,000.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Note 18:   Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents—The fair value of cash and cash equivalents approximates carrying value.

Interest-bearing Deposits—The fair value of interest-bearing deposits approximates carrying values.

Securities—Fair values are based on quoted market prices.

Loans—The fair value for loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FHLB Stock—Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

Interest Receivable/Payable—The fair value of interest receivable/payable approximates carrying values.

Cash Value of Life Insurance—The fair value of cash value of life insurance approximates the carrying value.

Deposits—Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

Advance Payments by Borrowers for Taxes and Insurance—The fair value approximates carrying value.

Federal Home Loan Bank Advances—The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

Note Payable—Limited Partnership—The fair value of the borrowing is estimated using a discounted cash flow calculation, based on current rates for similar debt.

Off-Balance Sheet Commitments—Commitments include commitments to originate mortgage and consumer loans, and are generally of a short-term nature. The fair value of such commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The carrying amounts of these commitments, which are immaterial, are reasonable estimates of the fair value of these financial instruments.

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

The estimated fair values of the Company’s financial instruments are as follows:

	2004		2003
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Assets
Cash and cash equivalents	$13,488	$13,488	$11,888	$11,888
Interest-bearing deposits	116	116	150	150
Securities available for sale	3,037	3,037	5,908	5,908
Securities held to maturity	152	161	494	526
Loans, net	217,056	222,587	221,230	228,971
Stock in FHLB	3,721	3,721	3,556	3,556
Interest receivable	1,086	1,086	1,128	1,128
Cash value of life insurance	6,900	6,900	5,149	5,149
Liabilities
Deposits	188,461	188,902	190,192	192,064
Borrowings
FHLB advances	32,908	34,298	33,814	36,668
Notes payable—limited partnership	—	—	132	132
Interest payable	651	651	572	572
Advances by borrowers for taxes and insurance	558	558	582	582

Note 19:   Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	2004	2003
Assets
Cash	$1,536	$1,988
Interest-bearing deposits	16	50
Investments available for sale	65	—
Investment in Union Federal	31,603	33,531
Other assets	507	457
Total assets	$33,727	$36,026
Liability—other	$290	$496
Shareholders’ Equity	33,437	35,530
Total liabilities and shareholders’ equity	$33,727	$36,026

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Condensed Statements of Income

	2004	2003	2002
Income
Dividends from Union Federal	$4,000	$5,000	$3,721
Other income	58	64	90
Total income	4,058	5,064	3,811
Expenses
Salaries and employee benefits	102	79	74
Legal and professional fees	81	73	85
Other expenses	55	57	57
Total expenses	238	209	216
Income before income tax and equity in undistributed income of Union Federal	3,820	4,855	3,595
Income tax benefit	48	37	36
Income before equity in undistributed income of Union Federal	3,868	4,892	3,631
Distribution in excess of income of Union Federal	(2,071)	(2,560)	(829)
Net Income	$1,797	$2,332	$2,802

Union Community Bancorp
Notes to Consolidated Financial Statements (Continued)
December 31, 2004, 2003 and 2002
(Table Dollar Amounts in Thousands)

Condensed Statements of Cash Flows

	2004	2003	2002
Operating Activities
Net income	$1,797	$2,332	$2,802
Items not requiring (providing) cash Distributions in excess of income of subsidiary	2,071	2,560	829
Other	(71)	77	2,042
Net cash provided by operating activities	3,797	4,969	5,673
Investing Activities
Net change in interest-bearing deposits	34	(5)	(5)
Proceeds from sales of investments available for sale	—	—	76
Purchase of investment securities available for sale	(50)	—	—
Net cash paid in acquisition	—	—	(9,413)
Net cash used in investing activities	(16)	(5)	(9,342)
Financing Activities
Cash dividends	(1,145)	(1,234)	(1,112)
Stock options exercised	—	—	117
Repurchase of common stock	(3,088)	(3,000)	(7,414)
Net cash used in financing activities	(4,233)	(4,234)	(8,409)
Net Change in Cash	(452)	730	(12,078)
Cash at Beginning of Year	1,988	1,258	13,336
Cash at End of Year	$1,536	$1,988	$1,258

DIRECTORS AND OFFICERS

BOARD OF DIRECTORS

Joseph E. Timmons

Chairman of the Board

President of Union Federal Savings and Loan Association

Philip L. Boots	Mark E. Foster	John M. Horner
President,	General Manager,	Dealer Principal,
Boots Brothers Oil Company, Inc.	Birkey’s Farm Store, Inc.	Horner Pontiac Buick GMC
Marvin L. Burkett	C. Rex Henthorn	Harry A. Siamas
Farmer (Retired)	Attorney	Attorney
Phillip E. Grush	Samuel H. Hildebrand	Joseph M. Malott
Secretary,	President,	Financial Institutions
Union Community Bancorp	Village Traditions, Inc.	Consultant
Optometrist (Retired)

OFFICERS OF UNION COMMUNITY BANCORP

Alan L. Grimble	Joseph E. Timmons
Chief Executive Officer	President
Phillip E. Grush	J. Lee Walden
Secretary	Chief Financial Officer

OFFICERS OF UNION FEDERAL SAVINGS AND LOAN ASSOCIATION

Alan L. Grimble	Joseph E. Timmons
Chief Executive Officer	President
J. Lee Walden	Steven V. Brier
Executive Vice President and	Vice President and
Chief Financial Officer	Chief Lending Officer

DIRECTORS AND OFFICERS

Philip L. Boots (age 58) has served since 1985 as President of Boots Brothers Oil Company, Inc., a petroleum marketer that operates gasoline outlets, convenience grocery stores and car washes in the Crawfordsville area.

Marvin L. Burkett (age 77) has retired from his work as a farmer and equipment dealer in Montgomery County since 1956.

Mark E. Foster (age 52) is the Owner and General Manager of a retail farm equipment and automobile dealership located in Warren County, Indiana, a position he has held since 1983.

Alan L. Grimble (age 48) is currently the Chief Executive Officer of the Holding Company and Union Federal having held these positions since 2002. He has worked for Union Federal since 1998.

Phillip E. Grush (age 73) worked as a self-employed optometrist in Crawfordsville from 1960 until September, 1996 when he sold his practice. He currently works for Dr. Michael Scheidler in Crawfordsville as a part-time employee/consultant.

C. Rex Henthorn (age 67) is a partner with Henthorn, Harris, Taylor & Weliever, P.C., a professional legal corporation engaged in the practice of law.

Samuel H. Hildebrand, II (age 65) has served since 1995 as President and Chief Executive Officer of Village Traditions, Inc., a company engaged in property management and custom fabrication of rain gutter systems through its Custom Flo Division, Seamless Gutter Systems Division, in Crawfordsville, Indiana.

John M. Horner (age 68) has served as Dealer Principal of Horner Pontiac Buick GMC in Crawfordsville since 1974.

Joseph M. Malott (age 67) has been self-employed as a consultant to financial institutions for the past five years.

Harry A. Siamas (age 54) has practiced law in Crawfordsville since 1976 and has served as Union Federal’s attorney for 18 years.

Joseph E. Timmons (age 70) is currently the President of the Holding Company and Union Federal, having served as President and Chief Executive Officer of the Holding Company from 1997 to 2002 and President and Chief Executive Officer of Union Federal from 1974 to 2002. He has been an employee of Union Federal since 1954.

J. Lee Walden (age 57) is currently Chief Financial Officer of the Holding Company and Union Federal having held these positions since the 2002 acquisition of Montgomery Financial Corp. and Montgomery Savings. In addition, he has been the Executive Vice President of Union Federal since 2003. He had previously worked for Montgomery Savings since 1984.

SHAREHOLDER INFORMATION

Market Information

Union Federal converted from a federal mutual savings and loan association to a federal stock savings and loan association effective December 29, 1997, and simultaneously formed a savings and loan holding company, the Holding Company. The Holding Company’s Common Stock, is traded on the NASDAQ National Market System under the symbol “UCBC.” As of March 7, 2005, there were approximately 390 record holders of the Holding Company’s Common Stock.

Any dividends paid by the Holding Company will be subject to determination and declaration by the Board of Directors in its discretion. In determining the level of any future dividends, the Board of Directors will consider, among other factors, the following: tax considerations; industry standards; economic conditions; capital levels; regulatory restrictions on dividend payments by Union Federal to the Holding Company; and, general business practices.

The Holding Company is not subject to OTS regulatory restrictions on the payment of dividends to its shareholders although the source of such dividends will depend in part upon the receipt of dividends from Union Federal. Applicable law restricts the amount of dividends Union Federal may pay to the Holding Company without obtaining the prior approval of the OTS to an amount that does not exceed Union Federal’s year-to-date net income plus its retained net income for the preceding two years. The Holding Company is subject, however, to the requirements of Indiana law, which generally limit the payment of dividends to amounts that will not affect the ability of the Holding Company, after the dividend has been distributed, to pay its debts in the ordinary course of business and will not exceed the difference between the Holding Company’s total assets and total liabilities plus preferential amounts payable to shareholders with rights superior to those of the holders of the Holding Company’s common stock.

In addition to the foregoing, the portion of Union Federal’s earnings which has been appropriated for bad debt reserves and deducted for federal income tax purposes cannot be used by Union Federal to pay cash dividends to the Holding Company without the payment of federal income taxes by Union Federal at the then current income tax rate on the amount deemed distributed, which would include any federal income taxes attributable to the distribution. The Holding Company does not contemplate any distribution by Union Federal that would result in a recapture of Union Federal’s bad debt reserve or otherwise create federal tax liabilities.

	Stock Price		Dividends
Quarter Ended	High	Low	Per Share
March 31, 2003	$16.94	$15.40	$.15
June 30, 2003	18.06	16.25	.15
September 30, 2003	17.65	16.15	.15
December 31, 2003	17.95	16.53	.15
March 31, 2004	19.60	17.58	.15
June 30, 2004	18.50	17.15	.15
September 30, 2004	18.40	17.45	.15
December 31, 2004	19.14	17.95	.15

Transfer Agent and Registrar

Computershare Investor Services LLC
P.O. Box 3504
Chicago, Illinois 60690

Corporate Counsel

Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204

Independent Auditor

BKD LLP
201 N. Illinois Street, Suite 700S
Indianapolis, Indiana 46244

Shareholders and General Inquiries

The Company filed an Annual Report on Form 10-K for its fiscal year ended December 31, 2004 with the Securities and Exchange Commission. Copies of this annual report may be obtained without charge upon written request to:

J. Lee Walden

Chief Financial Officer

Union Community Bancorp

221 East Main Street—PO Box 151

Crawfordsville, Indiana 47933

Annex D

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒                              QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2005

OR

☐                                 TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM              TO

Commission file number: 000-23543

UNION COMMUNITY BANCORP

(Exact name of registrant specified in its charter)

Indiana	35-2025237
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

221 East Main Street
Crawfordsville, Indiana 47933

(Address of principal executive offices, including Zip Code)

(765) 362-2400

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such report), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

The number of shares of the Registrant’s common stock, without par value, outstanding as of September 30, 2005 was 1,939,000.

Union Community Bancorp
Form 10-Q

FORWARD LOOKING STATEMENT

This Quarterly Report on Form 10-Q (“Form 10-Q”) contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this Form 10-Q and include statements regarding the intent, belief, outlook, estimate or expectations of the Company (as defined in the notes to the consolidated condensed financial statements), its directors or its officers primarily with respect to future events and the future financial performance of the Company. Readers of this Form 10-Q are cautioned that any such forward looking statements are not guarantees of future events or performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. The accompanying information contained in this Form 10-Q identifies important factors that could cause such differences. These factors include changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate values and the real estate market; or regulatory changes.

PART I   FINANCIAL INFORMATION

Item 1.                        Financial Statements

UNION COMMUNITY BANCORP AND SUBSIDIARY
Consolidated Condensed Balance Sheets

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Cash	$721,990	$706,107
Interest-bearing demand deposits	9,072,294	12,781,907
Cash and cash equivalents	9,794,284	13,488,014
Interest-bearing deposits	115,647	115,647
Investment securities
Available for sale	3,001,390	3,037,390
Held to maturity	108,482	151,749
Total investment securities	3,109,872	3,189,139
Loans, net of allowance for loan losses of $1,080,000 and $910,000	219,105,512	217,055,756
Premises and equipment	4,033,950	4,180,346
Federal Home Loan Bank stock	3,799,400	3,720,600
Investment in limited partnership	1,905,421	2,184,092
Foreclosed assets and real estate held for development, net	1,676,115	1,622,516
Goodwill	2,392,808	2,392,808
Interest receivable	1,048,067	1,085,532
Cash value of life insurance	7,114,895	6,899,927
Other assets	1,104,102	965,034
Total assets	$255,200,073	$256,899,411
Liabilities
Deposits
Noninterest-bearing	$3,882,043	$4,515,065
Interest-bearing	172,425,587	183,945,975
Total deposits	176,307,630	188,461,040
Federal Home Loan Bank advances	42,742,095	32,907,898
Interest payable	664,400	651,355
Other liabilities	2,290,640	1,442,176
Total liabilities	222,004,765	223,462,469
Commitments and Contingent Liabilities
Shareholders’ Equity
Preferred stock, no par value
Authorized and unissued—2,000,000 shares
Common stock, no-par value
Authorized—5,000,000 shares
Issued and outstanding—1,939,000 and 1,928,000 shares	20,889,369	20,654,353
Retained earnings	13,789,249	14,401,571
Accumulated other comprehensive loss	(29,356)	(7,615)
Unearned employee stock ownership plan (ESOP) shares	(1,071,221)	(1,137,566)
Unearned recognition and retention plan (RRP) shares	(382,733)	(473,801)
Total shareholders’ equity	33,195,308	33,436,942
Total liabilities and shareholders’ equity	$255,200,073	$256,899,411

See Notes to Consolidated Condensed Financial Statements.

UNION COMMUNITY BANCORP AND SUBSIDIARY
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Interest and Dividend Income
Loans	$3,391,664	$3,311,308	$10,215,328	$10,190,544
Investment securities	28,599	34,939	70,817	96,447
Dividends on Federal Home Loan Bank stock	42,525	40,632	121,466	122,475
Deposits with financial institutions	116,880	40,103	272,446	104,928
Total interest and dividend income	3,579,668	3,446,982	10,680,057	10,514,394
Interest Expense
Deposits	1,296,032	1,147,832	3,757,863	3,454,213
Federal Home Loan Bank advances	536,212	423,918	1,475,888	1,264,278
Total interest expense	1,832,244	1,571,750	5,233,751	4,718,491
Net Interest Income	1,747,424	1,875,232	5,446,306	5,795,903
Provision for loan losses	351,947	60,000	471,995	172,818
Net Interest Income After Provision for Loan Losses	1,395,477	1,815,232	4,974,311	5,623,085
Other Income
Service charges on deposit accounts	81,244	72,466	225,494	178,549
Equity in losses of limited partnerships	(98,247)	—	(231,569)	—
Other income	187,240	126,498	508,387	364,259
Total other income	170,237	198,964	502,312	542,808
Other Expenses
Salaries and employee benefits	1,604,876	758,784	3,205,156	2,317,915
Net occupancy expenses	90,989	79,931	271,784	235,468
Equipment expenses	82,015	79,742	241,494	251,650
Legal and professional fees	181,683	82,548	349,521	275,080
Data processing fees	69,777	108,781	278,159	317,215
Advertising expense	35,383	35,291	94,376	100,649
Other expenses	308,509	210,816	835,096	827,395
Total other expenses	2,373,232	1,355,893	5,275,586	4,325,372
Income (Loss) Before Income Tax	(807,518)	658,303	201,037	1,840,521
Income tax expense (benefit)	(371,000)	207,400	(8,000)	538,000
Net Income (Loss)	$(436,518)	$450,903	$209,037	$1,302,521
Basic Earnings (Losses) per Share	$(.24)	$.25	$.12	$.69
Diluted Earnings (Losses) per Share	(.24)	.24	.11	.68
Dividends per Share	.15	.15	.45	.45

See Notes to Consolidated Condensed Financial Statements.

UNION COMMUNITY BANCORP AND SUBSIDIARY
Consolidated Condensed Statement of Shareholders’ Equity
For the Nine Months Ended September 30, 2005
(Unaudited)

					Accumulated
	Common Stock				Other	Unearned
	Shares		Comprehensive	Retained	Comprehensive	ESOP	Unearned
	Outstanding	Amount	Income	Earnings	Loss	Shares	Compensation	Total
Balances, January 1, 2005	1,928,000	$20,654,353		$14,401,571	$(7,615)	$(1,137,566)	$(473,801)	$33,436,942
Comprehensive income
Net income for the period			$209,037	209,037				209,037
Other comprehensive income, net of tax
Unrealized losses on securities			(21,741)		(21,741)			(21,741)
Comprehensive income			$187,296
Cash dividends ($.45 per share)				(821,359)				(821,359)
Stock options exercised	11,000	161,800						161,800
Amortization of unearned compensation expense		15,020					91,088	106,088
ESOP shares earned		58,196				66,345		124,541
Balances, September 30, 2005	1,939,000	$20,889,369		$13,789,249	$(29,356)	$(1,071,221)	$(382,733)	$33,195,308

See Notes to Consolidated Condensed Financial Statements.

UNION COMMUNITY BANCORP AND SUBSIDIARY
Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
Operating Activities
Net income	$209,037	$1,302,521
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan losses	471,995	172,818
Depreciation and amortization	253,712	268,872
Investment securities accretion, net	(273)	(350)
Loss (gain) on sale of real estate owned	(13,343)	89,539
Gain on sale of premises and equipment	—	(22,746)
Equity in losses of limited partnerships	231,570	—
Amortization of purchase accounting adjustments	18,354	28,001
Amortization of unearned compensation expense	106,088	78,441
ESOP shares earned	124,541	120,353
Net change in:
Interest receivable	37,465	10,682
Interest payable	13,045	(5,896)
Other adjustments	122,400	399,072
Net cash provided by operating activities	1,574,591	2,441,307
Investing Activities
Net change in interest-bearing deposits	—	(1,980,883)
Investment securities
Purchase of investment securities available for sale	—	(50,000)
Proceeds from sales of investment securities available for sale	—	1,000,000
Proceeds from maturities of securities held to maturity and paydowns of mortgage-backed securities	43,540	288,966
Net changes in loans	(2,928,059)	(849,400)
Additions to real estate owned	—	(3,477)
Proceeds from real estate sales	311,050	2,035,465
Purchases of property and equipment	(90,900)	(120,738)
Proceeds from sale of property and equipment	—	264,130
Other investing activities	47,101	—
Net cash provided by (used in) investing activities	(2,617,268)	584,063
Financing Activities
Net change in
Interest-bearing demand and savings deposits	(9,116,733)	(8,847,061)
Certificates of deposit	(3,036,677)	7,291,534
Proceeds from borrowings	15,000,000	—
Repayment of borrowings	(5,085,834)	(333,488)
Cash dividends	(819,709)	(848,145)
Stock options exercised	161,800	—
Repurchase of common stock	—	(2,956,304)
Net change in advances by borrowers for taxes and insurance	246,100	395,793
Net cash used in financing activities	(2,651,053)	(5,297,671)
Net Change in Cash and Cash Equivalents	(3,693,730)	(2,272,301)
Cash and Cash Equivalents, Beginning of Period	13,488,014	11,888,342
Cash and Cash Equivalents, End of Period	$9,794,284	$9,616,041
Additional Cash Flows Information
Interest paid	$5,220,706	$4,724,387
Income tax paid	599,313	415,583
Loans transferred to foreclosed real estate	367,722	2,260,585

See Notes to Consolidated Condensed Financial Statements.

UNION COMMUNITY BANCORP AND SUBSIDIARY
Notes to Unaudited Consolidated Condensed Financial Statements

Note 1:   Basis of Presentation

The consolidated financial statements include the accounts of Union Community Bancorp, an Indiana corporation (the “Company”) and its wholly owned subsidiary, Union Federal Savings and Loan Association, a federally chartered savings and loan association (“Union Federal”). A summary of significant accounting policies is set forth in Note 1 of Notes to Financial Statements included in the December 31, 2004 Annual Report to Shareholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim consolidated financial statements have been prepared in accordance with instructions to Form 10-Q, and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The interim consolidated financial statements at September 30, 2005, and for the three and nine months ended September 30, 2005 and 2004, have not been audited by independent accountants, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods. The results of operations for the nine-month period ended September 30, 2005, are not necessarily indicative of the results which may be expected for the entire year. The consolidated condensed balance sheet of the Company as of December 31, 2004 has been derived from the audited consolidated balance sheet of the Company as of that date.

Note 2:   Earnings Per Share

Earnings per share have been computed based upon the weighted-average common shares outstanding. Unearned Employee Stock Ownership Plan shares have been excluded from the computation of average common shares outstanding.

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004
	Income (Loss)	Weighted Average Shares	Per Share Amount	Income	Weighted Average Shares	Per Share Amount
Basic earnings per share
Income (loss) available to common shareholders	$(436,518)	1,798,902	$(.24)	$450,903	1,819,752	$.25
Effect of dilutive RRP awards and stock options		—			30,198
Diluted earnings per share
Income available to common shareholders and assumed conversions	$(436,518)	1,798,902	$(.24)	$450,903	1,849,950	$.24

UNION COMMUNITY BANCORP AND SUBSIDIARY
Notes to Unaudited Consolidated Condensed Financial Statements (Continued)

	Nine Months Ended September 30, 2005			Nine Months Ended September 30, 2004
	Income	Weighted Average Shares	Per Share Amount	Income	Weighted Average Shares	Per Share Amount
Basic earnings per share
Income available to common shareholders	$209,037	1,793,062	$.12	$1,302,521	1,878,838	$.69
Effect of dilutive RRP awards and stock options		36,564			29,849
Diluted earnings per share
Income available to common shareholders and assumed conversions	$209,037	1,829,626	$.11	$1,302,521	1,908,687	$.68

Note 3:   Stock Options

The Company has a stock-based employee compensation plan, which is described more fully in the Notes to Financial Statements included in the December 31, 2004 Annual Report to Shareholders. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004
Net income (loss), as reported	$(436,518)	$450,903
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	21,888	5,133
Pro forma net income (loss)	$(458,406)	$445,770
Earnings (losses) per share:
Basic—as reported	$(.24)	$.25
Basic—pro forma	$(.25)	$.24
Diluted—as reported	$(.24)	$.24
Diluted—pro forma	$(.25)	$.24

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Net income, as reported	$209,037	$1,302,521
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	65,665	15,400
Pro forma net income	$143,372	$1,287,121
Earnings per share:
Basic—as reported	$.12	$.69
Basic—pro forma	$.08	$.69
Diluted—as reported	$.11	$.68
Diluted—pro forma	$.08	$.67

UNION COMMUNITY BANCORP AND SUBSIDIARY
Notes to Unaudited Consolidated Condensed Financial Statements (Continued)

In December, 2004, the Financial Accounting Standards Board (FASB) issued an amendment to SFAS 123 (SFAS 123R) which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25 and generally requires that such transactions be accounted for using a fair value-based method. SFAS 123R will be effective for the Company beginning January 1, 2006. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

As of the required effective date, the Company will apply SFAS 123R using either the modified version of prospective application or the modified version of retrospective application. Under prospective transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for either recognition or pro forma disclosures. For periods before the required effective date, a company may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS 123.

The Company is currently evaluating the effect of the recognition and measurement provisions of SFAS 123R but believes the adoption of SFAS 123R will not result in a material impact on the Company’s results of operations or financial condition.

Note 4:   Recent Accounting Changes

In June, 2005 the FASB Board decided not to provide additional guidance on the meaning of other-than-temporary impairment, but directed the FASB staff to issue a staff position (FSP) which is retitled FSP 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The final FSP supersedes EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, and EITF Topic No. D-44, Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value. FSP 115-1 replaced guidance in EITF 03-1 on loss recognition with references to existing other-than-temporary impairment guidance, such as SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. FSP 115-1 clarifies that an investor should recognize an impairment loss no later than when the impairment is deemed other than temporary, even if a decision to sell has not been made.

FSP 115-1 will be effective for other-than-temporary impairment analysis conducted in periods beginning after September 15, 2005. The Company has consistently followed the loss recognition guidance in SFAS No. 115, so the adoption of FSP 115-1 will not have any significant impact on the Company’s financial condition or results of operation.

Note 5:   Plan of Merger

On August 23, 2005, the Company and MainSource Financial Corporation (“MainSource”) jointly announced the signing of a definitive agreement (the “Agreement”) pursuant to which the Company will be merged with and into MainSource (the “Merger”), and the Company’s savings association subsidiary will be merged with and into a new Indiana commercial bank subsidiary to be formed by MainSource and named MainSource Bank-Crawfordsville. The Agreement provides that upon the effective date of the Merger, pursuant to election procedures described in the Agreement, each share of common stock of the Company will be converted into either an amount of cash or shares of common stock of MainSource based upon predetermined formulas.

UNION COMMUNITY BANCORP AND SUBSIDIARY
Notes to Unaudited Consolidated Condensed Financial Statements (Continued)

Note 6:   Plan Termination

Effective as of October 1, 2005, the Company terminated its defined benefit multi-employer plan in accordance with the requirements of the Agreement signed with MainSource. As a result of this election, the Company recorded a termination liability, as determined by the actuaries of the defined benefit plan, of approximately $858,000.

Item 2.                        Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

The Company was organized in September 1997. On December 29, 1997, it acquired the common stock of Union Federal upon the conversion of Union Federal from a federal mutual savings and loan association to a federal stock savings and loan association. The Company acquired Montgomery Financial Corporation (“Montgomery”) in a transaction that closed on January 2, 2002. In the transaction, Montgomery was merged with and into the Company, and Montgomery Savings, a federally chartered thrift, was merged with and into Union Federal. Following the merger, MSA Service Corp (“MSA”) became a subsidiary of Union Federal.

On August 23, 2005, the Company and MainSource Financial Corporation (“MainSource”) jointly announced the signing of a definitive agreement pursuant to which the Company will be merged with and into MainSource, and the Company’s savings association subsidiary will be merged with and into a new Indiana commercial bank subsidiary to be formed by MainSource and named MainSource Bank—Crawfordsville. Details of the definitive agreement are available at the Company’s website at www.unionfed.com.

Union Federal was organized as a state-chartered savings and loan association in 1913. Union Federal conducts its business from its main office located in Crawfordsville, Indiana. In addition, Union Federal has two branch offices in Crawfordsville and branch offices in Covington, Williamsport and Lafayette, Indiana. Four of the above mentioned branch offices were added in connection with the acquisition of Montgomery.

Union Federal offers a variety of lending, deposit and other financial services to its retail and commercial customers. Union Federal’s principal business consists of attracting deposits from the general public and originating fixed-rate and adjustable-rate loans secured primarily by first mortgage liens on one- to four-family residential real estate. Union Federal’s deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Union Federal offers a number of financial services, which include: (i) residential real estate loans; (ii) multi-family loans; (iii) commercial real estate loans; (iv) construction loans; (v) home improvement loans and consumer loans, including single-pay loans, loans secured by deposits, installment loans and commercial loans; (vi) money market demand accounts; (vii) passbook savings accounts; and (viii) certificates of deposit.

Union Federal previously had two wholly-owned subsidiaries. MSA Service Corp. (“MSA”) engaged in real estate development for the construction of a seven-unit condominium project located in Crawfordsville, Indiana. Union Federal’s investment in MSA was excluded from the calculation of regulatory capital under OTS regulations. During the second quarter of 2004, MSA’s condominium development was completed and the remaining assets of MSA were transferred to Union Federal. Effective as of June 23, 2004, MSA was dissolved. Union Federal also owns UFS Service Corp. (“UFS”), whose sole asset was its investment in Pedcor 1993, which is an Indiana limited partnership that was established to organize, build, own, operate and lease a 48-unit apartment complex in Crawfordsville, Indiana, known as Shady Knoll II Apartments (the “Project”). UFS did not engage in any activity or hold any assets other than its investment in Pedcor. During the second quarter of 2004, the assets and liabilities of UFS were transferred to Union Federal and UFS was dissolved as of September 30, 2005.

Union Federal’s results of operations depend primarily upon the level of net interest income, which is the difference between the interest income earned on interest-earning assets, such as loans and investments, and costs incurred with respect to interest-bearing liabilities, primarily deposits and borrowings. Results of operations also depend upon the level of Union Federal’s non-interest income, including fee income and service charges, and the level of its non-interest expenses, including general and administrative expenses.

Critical Accounting Policies

Note 1 of the Notes to Consolidated Financial Statements, presented on pages 26 through 29 of the 2004 Annual Report to Shareholders filed on March 29, 2005 with the Company’s Form 10-K for the year ended December 31, 2004, contains a summary of the Company’s significant accounting policies. Certain of these policies are important to the portrayal of the Company’s financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Management believes that its critical accounting policies include determining the allowance for loan losses, the valuation of the foreclosed assets and real estate held for development, and the valuation of intangible assets.

Allowance for loan losses

The allowance for loan losses is a significant estimate that can and does change based on management’s assumptions about specific borrowers and current general economic and business conditions, among other factors. Management reviews the adequacy of the allowance for loan losses at least on a quarterly basis. The evaluation includes a review of payment performance, adequacy of collateral and financial condition of all major borrowers. A review of all nonperforming loans and other identified problem loans is performed and the probability of collecting all amounts due thereunder is determined. In addition, changes in the composition of the loan portfolio, the total outstanding loans and past loss experience are reviewed to determine the adequacy of the allowance for loan losses. Current economic and market conditions and potential negative changes to economic conditions are also reviewed in determining possible loan losses. Although it is the intent of management to fully evaluate and estimate the potential effects of economic and market conditions, changes in the conditions are susceptible to significant changes beyond those projected. A worsening or protracted economic decline beyond management’s projections would increase the likelihood of additional losses due to the additional credit and market risk and could create the need for additional loss reserves.

Foreclosed assets and real estate held for development

Foreclosed assets and real estate held for development are carried at the lower of cost or fair value less estimated selling costs. Management estimates the fair value of the properties based on current appraisal information. Reviews of estimated fair value are performed on at least an annual basis. Economic environment, market conditions and the real estate market are continually monitored and decreases in the carried value are written down through current operations when any of these factors indicate a decrease to the market value of the assets. Future worsening or protracted economic conditions and a decline in the real estate market would increase the likelihood of a decline in property values and could create the need for future write downs of the properties held.

Intangible assets

Management periodically assesses the impairment of its goodwill and the recoverability of its core deposit intangible. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. If actual external conditions and future operating results differ from management’s judgments, impairment and/or increased amortization charges may be necessary to reduce the carrying value of these assets to the appropriate value. A review of the fair value of the Company’s goodwill and core deposit intangible was performed in the fourth quarter of 2004 and it was management’s opinion that there was no impairment to these intangible assets as of the date of the review.

Financial Condition

Total assets decreased $1.7 million to $255.2 million from December 31, 2004 to September 30, 2005. Net loans increased $2.0 million to $219.1 million at September 30, 2005. Cash and cash equivalents decreased $3.7 million from December 31, 2004 to September 30, 2005. Investment securities decreased $79,000 primarily due to principal payments received on amortizing mortgage-backed securities. Premises and equipment decreased $146,000 to $4.0 million at September 30, 2005. In connection with the Montgomery acquisition, the balances of goodwill and core deposit intangibles are $2.4 million and $259,000 respectively. Goodwill is reviewed annually for impairment and core deposit intangibles are being amortized. Deposits decreased by $12.2 million to $176.3 million primarily due to decrease in public funds that are priced on a bid basis. These deposits could not be retained due to competitive bids from other institutions exceeding Union Federal’s cost of replacing the funds through borrowings. Borrowed funds increased by $9.9 million during the first nine months of 2005 to fund loan growth and to meet liquidity needs caused by the decrease in deposits.

Shareholders’ equity decreased $242,000 to $33.2 million at September 30, 2005. The decrease was primarily due to net income for the nine months ended September 30, 2005 of $209,000, Employee Stock Ownership Plan shares earned of $125,000, unearned compensation amortization of $106,000, stock options exercised of $162,000, offset by unrealized loss on available for sale securities of $22,000 and cash dividends of $821,000.

Comparison of Operating Results for the Three Months Ended September 30, 2005 and 2004

Net income decreased $887,000 from $451,000 for the three months ended September 30, 2004 to a loss of $437,000 for the three months ended September 30, 2005. The loss on average assets for the three months ended September 30, 2005 was .67% compared to a return of .70% for the comparable period in 2004. The loss on average equity for the three months ended September 30, 2005 was 5.17% compared to a return of 5.31% for the comparable period in 2004.

For the three months ended September 30, 2005, interest income was $3.6 million as compared to $3.4 million for the three months ended September 30, 2004. Interest income increased primarily due to an increase in the yield on interest-earning assets from 5.68% during the 2004 period to 5.88% during the 2005 period and an increase in average interest-earning assets for the comparable three-month periods from $242.6 million ending September 30, 2004 to $243.4 million ending September 30, 2005. For the three months ended September 30, 2005, interest expense was $1.8 million as compared to $1.6 million for the three months ended September 30, 2004. Interest expense increased primarily due to an increase in the cost of interest-bearing liabilities from 2.86% during the 2004 period to 3.31% during the 2005 period and an increase in average interest-bearing liabilities for the comparable periods from $220.1 million at September 30, 2004 to $221.7 million at September 30, 2005.

The provision for loan losses for the three months ended September 30, 2005 was $352,000 as compared to $60,000 for the comparable period in 2004. This increase was primarily due to loan charge offs totaling approximately $292,000 in September 2005. A review is performed quarterly to determine the adequacy of the current balance in the allowance for loan losses.

Total other income decreased by $29,000 from $199,000 for the three months ended September 30, 2004 to $170,000 for the 2005 three-month period primarily due to losses recorded in connection with operating results of investments in limited partnerships offset by an increase in service charges on deposit accounts and an increase in other fee income. Due to the operating results of the limited partnerships, equity in losses of the limited partnerships increased to $98,000 for the three months ended September 30, 2005 as compared to no losses recorded in the comparable quarter of 2004. In addition to recording the equity in the losses of these limited partnerships, the Company receives low income housing income tax credits. Based on expected occupancy percentages, the Company expects to begin receiving full tax credits by 2006. Increases in services charges on deposit accounts of $9,000 and other income of $61,000 were primarily due to increases in services offered and other miscellaneous fees.

Total other expenses increased $1,017,000 from $1,356,000 for the three months ended September 30, 2004 to $2,373,000 for the comparable period in 2005. Salaries and employee benefits increased $846,000 primarily due to recording of the estimated expense of $858,000 to close the Company’s defined benefit plan which has been frozen since 2002. The closing of this plan is required in the definitive agreement for the acquisition of the Company by MainSource. Occupancy expense increased $11,000 while equipment expense increased $2,000. Legal and professional fees increased $99,000 primarily due to payment of $91,000 in expenses associated with the proposed acquisition by MainSource. Data processing expense decreased $39,000 to $70,000 for the three months ended September 30, 2005 primarily due to a refund of approximately $20,000 for prior billing corrections and the reduction in costs based on a change in fees which became effective when a new contract became effective in January 2005. Other expenses increased $98,000 primarily due to an increase in losses on real estate owned operations and costs associated with the offering of new products and services.

Income taxes decreased $578,000 from $207,000 expense for the three months ended September 30, 2004 to a benefit of $371,000 for the 2005 three-month period. A $44,000 tax credit from the limited partnerships was used in 2004 that was not available in the 2005 three-month period to offset the tax liability. A decrease in net taxable income offset by a decrease in tax credits were the primary reasons for the decrease in tax expense. As previously discussed, the Company expects to begin receiving additional low income housing tax credits by 2006.

Comparison of Operating Results for the Nine Months Ended September 30, 2005 and 2004

Net income decreased $1,093,000 from $1,303,000 for the nine months ended September 30, 2004 to $209,000 for the nine months ended September 30, 2005. The return on average assets for the nine months ended September 30, 2005 was .11% compared to .66% for the comparable period in 2004. The return on average equity for the nine months ended September 30, 2005 was .81% compared to 4.96% for the comparable nine-month period in 2004.

Interest income was $10.7 million for the nine-month period ending September 30, 2005 compared to $10.5 million for the 2004 nine-month period. The yield on interest-earning assets was 5.86% during the 2005 period compared to 5.73% during the 2004 period. Average interest-earning assets were $243.1 million for the nine months ended September 30, 2005 and $244.7 million for the 2004 comparable nine-month period. For the nine months ended September 30, 2005, interest expense was $5.2 million as compared to $4.7 million for the nine months ended September 30, 2004. Interest expense increased primarily due to an increase in the cost of interest-bearing liabilities from 2.84% during the 2004 period to 3.16% during the 2005 period, partially offset by a decrease in average interest-bearing liabilities from $221.4 million at September 30, 2004 to $221.1 million at September 30, 2005.

The provision for loan losses for the nine-month period ending September 30, 2005 was $472,000 compared to a provision of $173,000 for the comparable 2004 period. As discussed in the quarter comparison, this increase was primarily due to loan losses recorded in the third quarter. A review is performed quarterly to determine the adequacy of the current balance in the allowance for loan losses.

Total other income decreased by $41,000 from $543,000 for the nine months ended September 30, 2004 to $502,000 for the 2005 nine-month period primarily due to losses recorded in connection with operating results of investments in limited partnerships offset by an increase in service charges on deposit accounts and an increase in other fee income. Due to the operating results of the limited partnerships, equity in losses of the limited partnerships increased to $232,000 for the nine months ended September 30, 2005 as compared to no losses recorded in the comparable 2004 nine-month period. In addition to recording the equity in the losses of these limited partnerships, the Company receives low income housing income tax credits. Based on expected occupancy percentages, the Company expects to begin receiving full tax credits by 2006. Increases in services charges on deposit accounts of $47,000 and other income of $144,000 were primarily due to increases in services offered and other miscellaneous fees.

Total other expenses increased $951,000 from $4,325,000 for the nine months ended September 30, 2004 to $5,276,000 for the comparable period in 2005. Salaries and employee benefits increased $887,000 primarily due to recording of the estimated expense of $858,000 to close the Company’s defined benefit plan which has been frozen since 2002. The closing of this plan is required in the definitive agreement for the acquisition of the Company by MainSource. Occupancy expense increased $36,000 while equipment expense decreased $10,000. Legal and professional fees increased $74,000 primarily due to $91,000 in expenses associated with the proposed acquisition by MainSource. Data processing expense decreased $39,000 primarily due to a decrease in costs for contracted services effective January 2005 while other expenses increased $8,000.

Income taxes decreased $546,000 from $538,000 expense for the nine months ended September 30, 2004 to a benefit of $8,000 for the 2005 nine-month period. A decrease in net taxable income was the primary reason for the decrease in tax expense. As previously discussed, the Company expects to begin receiving additional low income housing tax credits by 2006.

Asset Quality

Union Federal currently classifies loans as special mention, substandard, doubtful and loss to assist management in addressing collection risks and pursuant to regulatory requirements which are not necessarily consistent with generally accepted accounting principles. Special mention loans represent credits that have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects or Union Federal’s credit position at some future date. Substandard loans represent credits characterized by the distinct possibility that some loss will be sustained if deficiencies are not corrected. Doubtful loans possess the characteristics of substandard loans, but collection or liquidation in full is doubtful based upon existing facts, conditions and values. A loan classified as a loss is considered uncollectible. Union Federal had $3.5 million in classified loans at September 30, 2005 and $3.8 million at December 31, 2004. Union Federal had $1.1 million and $1.8 million in loans classified as special mention as of September 30, 2005 and December 31, 2004 respectively. In addition, Union Federal had $2.3 million and $1.7 million of loans classified as substandard at September 30, 2005 and December 31, 2004, respectively. At September 30, 2005 and December 31, 2004, there were $46,000 and $325,000, respectively, in loans classified as doubtful and no loans were classified as loss for either period end. The decline in loans classified as doubtful resulted primarily from the loan charge offs recognized in the third quarter as described in the comparison of quarterly operating results. At September 30, 2005 and December 31, 2004 all of the substandard and doubtful loans totaling $2,337,000 and $2,050,000, respectively, were non-accrual loans. The allowance for loan losses was $1,080,000 or .49% of loans at September 30, 2005 as compared to $910,000 or .42% of loans at December 31, 2004.

Liquidity and Capital Resources

The standard measure of liquidity for savings associations is the ratio of cash and eligible investments to a certain percentage of net withdrawable savings accounts and borrowings due within one year. The minimum required ratio is currently set by the Office of Thrift Supervision regulation at 4%. As of September 30, 2005, Union Federal had liquid assets of $10.6 million and a liquidity ratio of 4.7%.

Other

The Securities and Exchange Commission maintains a Web site that contains reports, proxy information statements, and other information regarding registrants that file electronically with the Commission, including the Company. The address is http://www.sec.gov.

Item 3.                        Quantitative and Qualitative Disclosures About Market Risk

Presented below, as of June 30, 2005 and 2004, is the most recent available analyses performed by the OTS of Union Federal’s interest rate risk as measured by changes in net portfolio value (“NPV”) for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments.

Union Federal:

	At June 30, 2005		At June 30, 2004
Changes In Rates	$ Change in NPV	% Change in NPV	$ Change in NPV	% Change in NPV
+300 bp	$(8,057)	(21)%	$(13,152)	(35)%
+200 bp	(4,828)	(13)	(8,353)	(22)
+100 bp	(1,905)	(5)	(3,829)	(10)
0 bp	0	0	0	0
-100 bp	(339)	(1)	1,284	3
-200 bp	(2,631)	(7)	—	—

Management believes that at September 30, 2005 there have been no material changes in market interest rates or in the Company’s interest rate sensitive instruments which would cause a material change in the market risk exposures which affect the quantitative and qualitative risk disclosures as presented on pages 18-20 of the Company’s 2004 Annual Report to Shareholders filed with the Company’s Annual Report on Form 10-K for the period ended December 31, 2004.

Item 4.                        Controls and Procedures

(a)   Evaluation of disclosure controls and procedures.   The Company’s chief executive officer and chief financial officer, after evaluating the effectiveness of the Company’s disclosure controls and procedures (as defined in Sections 13a-15(e) and 15d-15(e) of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the most recent fiscal quarter covered by this quarterly report (the “Evaluation Date”), have concluded that as of the Evaluation Date, the Company’s disclosure controls and procedures were effective in ensuring that information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

(b)   Changes in internal controls over financial reporting.   There were no changes in the Company’s internal control over financial reporting identified in connection with the Company’s evaluation of controls that occurred during the Company’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II.   OTHER INFORMATION

Item 1.                        Legal Proceedings

None.

Item 2.                        Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.                        Defaults Upon Senior Securities

None.

Item 4.                        Submission of Matters to a Vote of Security Holders

None.

Item 5.                        Other Information

None.

Item 6.                        Exhibits

The Exhibits filed as part of this Form 10-Q are listed on the Exhibit Index, which is incorporated by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION COMMUNITY BANCORP
Date:	November 14, 2005	By: /s/ ALAN L. GRIMBLE
Alan L. Grimble
Chief Executive Officer
Date:	November 14, 2005	By: /s/ J. LEE WALDEN
J. Lee Walden
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
31(1)	Certification of CEO required by 17 C.F.R. § 240.13a-14(a)
31(2)	Certification of CFO required by 17 C.F.R. § 240.13a-14(a)
32	Certification pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit 31(1)

CERTIFICATION

I, Alan L. Grimble, certify that:

1.                 I have reviewed this quarterly report on Form 10-Q of Union Community Bancorp;

2.                 Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.                 Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4.                 The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)          designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

(b)         evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)          presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5.                 The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a)          all significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2005
/s/ ALAN L. GRIMBLE
Alan L. Grimble
Chief Executive Officer

Exhibit 31(2)

CERTIFICATION

I, J. Lee Walden, certify that:

1.                 I have reviewed this quarterly report on Form 10-Q of Union Community Bancorp;

2.                 Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.                 Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4.                 The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)          designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

(b)         evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)          disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.                 The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a)          all significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 14, 2005
/s/ J. LEE WALDEN
J. Lee Walden
Chief Financial Officer

Exhibit 32

CERTIFICATIONS

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Union Community Bancorp.

Signed this 14th day of November 2005.

/s/ J. LEE WALDEN	/s/ ALAN L. GRIMBLE
J. Lee Walden	Alan L. Grimble
Chief Financial Officer	Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Union Community Bancorp and will be retained by Union Community Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

Annex E

Exhibit 8.01(i)(1)

EMPLOYMENT AGREEMENT

This Employment Agreement, effective as of                  , 20   (the “Effective Date”), among MainSource Bank-Crawfordsville, an Indiana commercial bank (“Bank”), Alan L. Grimble (“Employee”) and MainSource Financial Group, Inc., an Indiana corporation (“Parent”).

RECITALS

A.    The Bank is engaged in the business of commercial banking, including but not limited to the promotion of savings through the solicitation of deposits from the general public, the promotion of home ownership through the origination of mortgage loans primarily to finance the purchase, construction or improvement of residential real estate and the origination of loans for automobile purchases, commercial and personal purposes (“Business”).

B.     The Bank desires to retain, by contract, a qualified individual to serve as President, Chief Executive Officer and Chairman of the Board of the Bank (“Management Position”).

C.     Employee has knowledge and experience to serve in such capacity and the parties wish to confirm their employment relationship pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1.   Employment.   The Bank hereby employs Employee in a Management Position and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

2.   Term.   Subject to the provisions for termination as provided in paragraphs 10 and 12 hereof, the term of this Agreement shall commence on the Effective Date hereof and continue for a period of one (1) year from such Effective Date. The term of the Agreement may not be extended by election of Employee.

3.   Duties.   During the term hereof, Employee shall serve in a Management Position of the Bank and shall to the best of his efforts manage, direct and administer the operations of the Bank including, but not limited to, such matters as budgeted net income, asset quality, employee involvement in the community, growth of loans and deposits, and various other functions as assigned from time to time. Employee shall report to the President of Parent. The precise services, duties and authority of Employee may be further defined, extended or curtailed from time to time at the discretion of the President of Parent; provided, however, that such services, duties and authority shall always be consistent with those which are customary for his position with the Bank. The Employee shall exercise his duties of employment in a manner consistent with and in compliance with the requirements of all applicable statutes of the United States of America and the State of Indiana and of the administrative rules and regulations issued thereunder and of the procedures, rules and regulations of the applicable regulatory agencies of the United States of America and the State of Indiana. Similarly, Employee shall exercise his supervision and control over the employees of the Bank that report to him in such a manner as to encourage them to exercise their duties of employment so as to meet the standards provided by the previous sentence of this paragraph.

4.   Extent of Services.   Employee, subject to the control of the President of Parent, shall have the power and authority commensurate and necessary to his position with the Bank. Employee shall devote his entire employable time, attention and best efforts to the Business of the Bank and shall not, without the consent of the President of Parent, which consent shall not be unreasonably withheld, during the term of this Agreement, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his personal assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the enterprise in which such investments are made. Employee shall be a full-time employee of the Bank and shall devote at least forty (40) hours per week (excused absences and vacation periods counted as hours worked for this purpose) to the affairs of the Bank, unless the President of Parent consents to a shorter work period. During the term of his employment hereunder, the Employee shall not provide any banking or bank-related services or solicit or engage in any banking or bank-related business otherwise than on behalf of the Bank or an affiliate of the Bank.

5.   Board Member.   So long as the Bank exists as a separate entity and is not merged or consolidated into another entity, and so long as Employee remains employed by the Bank pursuant to the terms of this Agreement, including any extensions hereof, the Parent shall cause Employee to be elected as a member of the Bank’s Board of Directors and in accordance with the By-Laws of the Bank. While serving as a director of the Bank, Employee shall be entitled to receive director fees at any time that it is the policy of the Parent or any of its subsidiaries to pay directors who are also employees such fees. Upon the termination of this Agreement, unless the Parent otherwise consents to his retention on the Board, Employee shall take any actions necessary to remove himself from the Board of Directors of the Bank.

6.   Compensation.   Employee shall be compensated for services rendered hereinunder during the term hereof as follows:

(a)    As an incentive for Employee to enter into this Agreement for the term hereof, if this Agreement is not earlier terminated and Employee remains employed by the Bank on the date six (6) months following the Effective Date of this Agreement and provided Employee is employed on the date of payment, the Bank, shall pay Employee in a lump sum, Twenty-Five Thousand Dollars ($25,000.00) subject to withholding of taxes and other customary amounts. Additionally, as further incentive for Employee to enter into this Agreement for the term hereof, if this Agreement is not earlier terminated and Employee remains employed by the Bank on the date twelve (12) months following the Effective Date of this Agreement and provided Employee is employed on the date of payment, the Bank shall pay Employee in a lump sum, Twenty-Five Thousand Dollars ($25,000.00) subject to withholding of taxes and other customary amounts.

(b)   Employee shall receive an annualized base salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00). Base salary hereunder shall be payable in equal periodic installments consistent with the Bank’s payroll practices and subject to withholding of taxes and other customary amounts.

(c)    Employee shall be eligible to participate in the Bank’s Executive Performance Bonus Plan for calendar year 2006 (payable in 2007) in accordance with the terms and conditions of such program, which Bank may adopt and amend from time to time, for its executive management personnel.

7.   Fringe Benefits.

(a)    Subject to Employee’s payment of the employee portion of the costs of coverage, Employee shall be entitled to participate in the employee benefit and welfare plans, retirement plans and insurance programs offered by the Bank, or which it may adopt from time to time, in accordance with the terms and conditions of any such plans and programs, for its management or supervisory personnel generally. Nothing herein shall be construed so as to prevent the Bank from modifying or terminating any employee benefit or welfare plans or programs or employee fringe benefits it may adopt from time to time.

(b)   Employee shall be entitled to at least two hundred and seventy-six (276) hours of paid time off for each year during the term hereof administered in accordance with the Bank’s policies.

(c)    The Bank shall reimburse Employee for all reasonable expenses he may incur for promoting the Business, including expenses for entertainment, travel, and similar items, subject to such limits and conditions as the Bank or Parent may reasonably establish. The Bank shall also pay for Employee’s membership in the Crawfordsville Country Club during the term of this Agreement.

(d)   During the term of this Agreement, the Bank shall furnish Employee a non-luxury automobile made by an American manufacturer suitable to the nature of his position and adequate for the performance of his employment. The Bank will maintain, insure and provide fuel for operation of such automobile in accordance with policies or practice established from time to time by Parent.

8.   Disability.   If Employee shall become physically or mentally disabled during the term of this Agreement to the extent that he shall be unable to perform his duties and services for and on behalf of the Bank, the Bank shall continue to make payment of a portion of Employee’s base salary in the amount and for the duration as set forth in Parent’s policies or practices established from time to time by Parent for executive managers of its bank subsidiaries. A copy of Parent’s disability policy has been provided to Employee.

9.   Confidentiality.

(a)   The Bank possesses and will continue to possess information which has been created, discovered, developed by or otherwise become known to the Bank (including information discovered or made available by subsidiaries, affiliates or joint ventures of the Bank or in which property rights have been assigned or otherwise conveyed to the Bank) which information (whether in print or electronic format) has commercial value to the Bank, including but not limited to trade secrets, innovations, processes, computer codes, data, know how, improvements, discoveries, developments, techniques, marketing plans, strategies, costs, customers, and client lists, or any information Employee has reason to know the Bank would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesired publicity, whether or not developed by Employee (“Confidential Information”). Unless previously authorized in writing or instructed in writing by the Bank, Employee will not, at any time, disclose to others, or use, or allow anyone else to disclose or use any Confidential Information (except as may be necessary in the performance of Employee’s employment with the Bank), unless and until and then only to the extent that, such Confidential Information has become ascertainable or obtained from public or published sources or was available to the Bank on a non-confidential basis prior to any disclosure, provided that the source of such material is or was not bound by any obligation of confidentiality to the Bank.

(b)   Upon termination of employment to the extent he has not already done so, the Employee will deliver to the Bank any and all Information and Property (as herein defined) then in his possession or subject to his control. For purposes of this sub-section, the term “Information and Property” means and includes (i) all files, records, reports, memoranda and other documents, whether written or electronic, that the Employee received, prepared, helped prepare, directed the preparation of, maintained or kept in connection with his services as a director, officer or employee of the Bank or any of its affiliates; (ii) all door and file keys, identification cards or badges, credit cards, computer hardware, computer software, computer printers, computer access codes and similar items issued or made available to the Employee in connection with his service as a director, officer or employee of the Bank or any of its affiliates; (iii) all documents, whether written or electronic, containing any trade secrets (as defined in Indiana Code §24-2-3-2) of the Bank or any of its affiliates; and (iv) all documents, whether written or electronic, containing non-public information regarding the Bank or any of its affiliates or its customers or employees, the use or disclosure of which might be adverse to the best interests of such entity or its business. The Employee expressly agrees and promises that he will not retain any copies, duplicates, reproductions, or excerpts of any Information and Property. The Employee acknowledges that this obligation is continuing and agrees promptly to deliver to the Bank any subsequently discovered Information and Property and any subsequently discovered copies, duplicates or reproductions of, or excerpts from, Information and Property. In the case of electronic data contained in files residing on the Employee’s personally-owned computers, the Employee shall permit access to such computers to Bank representatives to delete all such files (including any drives or disks associated therewith) that can be located easily and delete all other such files (including any drives or disks associated therewith) as and when they are discovered. Notwithstanding anything else in this subparagraph (i), the Employee may retain documents concerning any benefit plans or employment policies from which he may be or become entitled to benefits and documents concerning his rights under this Agreement.

10.   Termination.

(a)   The Bank may terminate this Agreement during the term hereof for just cause upon written notice to Employee.

(b)   This Agreement may also be terminated (i) whenever the Bank and Employee shall mutually agree to a termination in writing, (ii) upon the resignation or death of Employee, (iii) pursuant to paragraph 12, or (iv) upon expiration of the term hereof.

(c)   Upon the termination of this Agreement by the Bank for just cause as defined in subparagraph (d), or pursuant to paragraph 12, or upon the resignation or death of Employee, Employee or his personal representative shall be entitled to receive only the compensation accrued but unpaid as of the date of the termination hereof and shall not be entitled to any compensation following the termination date or additional compensation except as expressly provided in this Agreement.

(d)   Just cause shall include, but not be limited to:

(i)    Employee’s misuse or conviction of embezzlement of funds belonging to the Bank, conviction of, or plea by Employee of nolo contendre to, any felony or crime involving fraud or moral turpitude, or use of alcohol or drugs or other conduct in such a manner as will injure or adversely effect the Bank or its employees, customers, agents, officers or directors;

(ii)   Employee’s absence from his employment for a period in excess of paid time off as provided in paragraph 7(b) for any reasons other than family and medical leave under the Bank’s policies;

(iii)  Employee’s absence from employment or inability to perform his duties hereunder as a result of physical or mental disability for a period in excess of the period for which salary is continued pursuant to paragraph 8 or in excess of family and medical leave under the Bank’s policies;

(iv)  Employee’s failure to perform substantially his duties with the Bank, his intentional breach of the provisions of this Agreement, his gross negligence or willful malfeasance in discharging his obligations hereunder and such acts and their consequences are not remedied within ten (10) days (or such longer reasonable period of time designated by the Bank) after written notice hereof has been given to Employee.

11.   Non-Competition.   Employee acknowledges that the services he will render to the Bank under this Agreement will be of a special and unusual character, with a unique value to the Bank. Employee has served in an executive management position with and was a shareholder of the banking entity merged into the Bank and has acquired unique and invaluable information about and developed relationships with customers who will continue to use the services of Bank and for which he will continue to receive benefit. Employee further acknowledges the scope of the Bank’s Business and that any limitations on his post employment activities are necessary to protect the Bank’s Business because of its scope. In view of the unique value to the Bank of the services of Employee, his prior relationship with the predecessor of the Bank, because of the confidential information of the Bank obtained by or disclosed to Employee, and as a material inducement to the Bank to enter into this Agreement and to provide Employee the compensation and benefits stated herein, including the signing bonus, and other good and valuable consideration, Employee covenants and agrees that for the period of two (2) years following the date of termination of employment with Bank for any reason, Employee will not, directly or indirectly, either as a principal, agent, manager, partner, director, officer, consultant or shareholder, on his behalf or on behalf of any other entity:

(a)    in Montgomery County Indiana, or the counties in the State of Indiana which are contiguous to Montgomery Indiana, own, manage, operate, control, be employed by, participate in, render assistance to or be connected in any manner with the ownership, management, representation, operation or control of any entity which competes with the Business of the Bank at the time of termination of employment with Bank;

(b)   solicit, entice or encourage any employee of the Bank to leave employment with the Bank and to not hire or employ (or cause and/or assist, whether directly or indirectly any third party to hire or employ) any such employee; and

(c)    contact, solicit, encourage or induce any customers of the Bank to obtain business and/or services from any entity (other than the Bank) which is engaged in any activity competitive with the Business of the Bank.

The term “customer” shall mean any person or entity to which the Bank has provided services during the one (1) year period prior to the date of termination or persons or entities targeted by the Bank or contacted for the purpose of selling such goods or services during such one (1) year period.

12.   Regulatory Provisions.

(a)    If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(b)   If the Employee is removed and/or permanently prohibited from participation in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), the employment of Employee and all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

(c)    If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the employment of Employee and all obligations of the Bank under this Agreement shall terminate as of the date of default.

(d)   The employment of Employee and all obligations of the Bank under this Agreement shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Federal Deposit Insurance Corporation (the “Director”) or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

13.   Remedies.   Given the important nature of the services Employee will provide to the Bank, the scope and nature of the Bank’s business and the sensitive nature of the information and functions

Employee will have with the Bank, Employee acknowledges that the limitations contained herein in paragraphs 9 and 11 are reasonable. In the event of an actual or threatened breach by Employee of the provisions of paragraphs 9 and 11, the Bank shall be entitled to an injunction restraining Employee from such breach in addition to recovery of monetary damages together with the costs and expenses and reasonable attorney’s fees and expenses incurred by Bank in seeking and enforcement such provisions in paragraphs 9 and 11. If Employee violates any covenants contained in paragraphs 9 and 11, the terms and the covenants violated shall be automatically extended to a like period of time from the date on which Employee ceases such violation or from the date of entry by a court of competent jurisdiction of any order or judgment enforcing such covenant, whichever period is later.

14.   Tax Liability.   It is the intention of Bank and Employee that any and all payments Employee receives pursuant to this Agreement are reasonable compensation for services provided by Employee to Bank during the term hereof, and together with any other payments due to Employee from Bank or its successor (“other payments”), shall not constitute “excess parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. If the Internal Revenue Service or the independent accountants acting as auditors for Bank or its successor determine that the compensation by itself or together with other payments constitute “excess parachute payments, “ the payments hereunder shall be reduced to the maximum amount which may be paid without constituting the payments as “excess parachute payments.” If, regardless of the aforesaid adjustment, the Internal Revenue Service determines that the payments constitute “excess parachute payments” under Sections 280G and 4999 of the Code, Bank shall assume responsibility for the loss of any tax deductions, and Employee shall assume responsibility for payment of any income and excise taxes attributable to the excess parachute payment.

15.   Successors and Assigns.   The Bank may assign this Agreement or any part hereof; but Employee shall not assign this Agreement or any part hereof. This Agreement shall be binding upon and inure to the benefit of any successor, assign, heir or personal representative of either party hereto.

16.   Covenants and Promises Survive Termination of Employment.   The Employee agrees that the obligations, duties and covenants contained in paragraphs 9, 11 and 14 shall survive termination of this Agreement and employment.

17.   Severability.   The parties agree that each and every paragraph, sentence, clause, term, word and provisions of this Agreement is severable and that, in the event any portion of this Agreement is adjudged to be invalid or unenforceable, the remaining portions thereof shall remain in full force and effect to the fullest extent permitted by law. If any part of paragraph 11 of this Agreement is for any reason excessively broad as to time duration or geographic scope, activity or subject, it will be construed by a court by limiting or reducing it so as to be enforceable to the extent compatible with applicable law as it then exists.

18.   Miscellaneous.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of such together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.   Governing Law.   This Agreement shall be interpreted in accordance with and be governed exclusively by the laws of the State of Indiana. The parties expressly agree that any and all actions concerning any dispute arising from this Agreement shall be filed and maintained only in a state court of competent jurisdiction sitting in the Marion County State of Indiana or the federal U.S. District Court, Southern District of Indiana and each party consents to such jurisdiction.

20.   Waiver.   No waiver by the Bank, of any breach hereunder by the Employee shall be deemed or construed as a waiver of any other breach or of any subsequent breach. The Employee acknowledges that the Bank for business reasons or otherwise, may waive a breach by another individual of provisions similar to the provisions agreed to by the Employee in this Agreement. The Employee acknowledges that no waiver by the Bank, of any other individuals’ breach of provisions similar to the provisions in this Agreement shall be construed as a waiver of any breach by the Employee of this Agreement.

21.   Notices.   All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to be given when delivered personally or sent by registered or certified mail, facsimile transmission, or electronic mail to the last known residence address Employee has on file with the Bank, or in case of Bank, to the business address of the Bank.

22.   Entire Agreement.   This Agreement constitutes the complete agreement between the parties with regard to the subject matter addressed herein, shall supersede any and all previous agreements and/or commitments, whether oral or written, between the parties and shall not be amended or modified absent an agreement signed by both parties. The parties further agree that no verbal or other statements, discussions, or impressions, other than those provisions contained in this Agreement, have been relied upon by either party in executing this Agreement.

IN WITNESS WHEREOF, the parties have signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

MainSource Bank-Crawfordsville
By:	By:
Alan L. Grimble	Name:
Title:
Date:	Date:
“Employee”	“Bank”
MainSource Financial Group, Inc.
By:
James L. Saner, Sr., President
Date:
“Parent”

Annex F

Exhibit 8.01(i)(2)

EMPLOYMENT AGREEMENT

This Employment Agreement, effective as of                  , 20    (the “Effective Date”), among MainSource Bank-Crawfordsville, an Indiana commercial bank (“Bank”), J. Lee Walden (“Employee”) and MainSource Financial Group, Inc., an Indiana corporation (“Parent”).

RECITALS

A.    The Bank is engaged in the business of commercial banking, including but not limited to the promotion of savings through the solicitation of deposits from the general public, the promotion of home ownership through the origination of mortgage loans primarily to finance the purchase, construction or improvement of residential real estate and the origination of loans for automobile purchases, commercial and personal purposes (“Business”).

B.     The Bank desires to retain, by contract, a qualified individual to serve in an executive management position with the Bank (“Management Position”).

C.     Employee has knowledge and experience to serve in such capacity and the parties wish to confirm their employment relationship pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1.   Employment.   The Bank hereby employs Employee in a Management Position and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

2.   Term.   Subject to the provisions for termination as provided in paragraphs 10 and 12 hereof, the term of this Agreement shall commence on the Effective Date hereof and continue for a period of one (1) year from such Effective Date. The term of the Agreement may not be extended by election of Employee.

3.   Duties.   During the term hereof, Employee shall serve in a Management Position of the Bank and shall to the best of his efforts manage, direct and administer the operations of the Bank including, but not limited to, such matters as accounting, operations, conversion to a commerical bank, business development, and various other functions as assigned from time to time. Employee shall report to the President of the Bank. The precise services, duties and authority of Employee may be further defined, extended or curtailed from time to time at the discretion of the President of the Bank; provided, however, that such services, duties and authority shall always be consistent with those which are customary for his position with the Bank. The Employee shall exercise his duties of employment in a manner consistent with and in compliance with the requirements of all applicable statutes of the United States of America and the State of Indiana and of the administrative rules and regulations issued thereunder and of the procedures, rules and regulations of the applicable regulatory agencies of the United States of America and the State of Indiana. Similarly, Employee shall exercise his supervision and control over the employees of the Bank that report to him in such a manner as to encourage them to exercise their duties of employment so as to meet the standards provided by the previous sentence of this paragraph.

4.   Extent of Services.   Employee, subject to the control of the President of the Bank, shall have the power and authority commensurate and necessary to his position with the Bank. Employee shall devote his entire employable time, attention and best efforts to the Business of the Bank and shall not, without the consent of the President of the Bank, which consent shall not be unreasonably withheld, during the term of this Agreement, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his personal assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the enterprise in which such investments are made. Employee shall be a full-time employee of the Bank and shall devote at least forty (40) hours per week (excused absences and vacation periods counted as hours worked for this purpose) to the affairs of the Bank, unless the President of the Bank consents to a shorter work period. During the term of his employment hereunder, the Employee shall not provide any banking or bank-related services or solicit or engage in any banking or bank-related business otherwise than on behalf of the Bank or an affiliate of the Bank.

5.   Compensation.   Employee shall be compensated for services rendered hereinunder during the term hereof as follows:

(a)    As an incentive for Employee to enter into this Agreement for the term hereof, the Bank, within sixty (60) days following the execution of this Agreement, shall pay Employee, in a lump sum Ten Thousand Dollars ($10,000.00), subject to withholding of taxes and other customary amounts.

(b)   Employee shall receive an annualized base salary of One Hundred Thousand Dollars ($100,000.00). Base salary hereunder shall be payable in equal periodic installments consistent with Bank’s payroll practices and subject to withholding of taxes and other customary amounts.

6.   Fringe Benefits.

(a)    Subject to Employee’s payment of the employee portion of the costs of coverage, Employee shall be entitled to participate in the employee benefit and welfare plans, retirement plans and insurance programs offered by the Bank, or which it may adopt from time to time, in accordance with the terms and conditions of any such plans and programs, for its management or supervisory personnel generally. Nothing herein shall be construed so as to prevent the Bank from modifying or terminating any employee benefit or welfare plans or programs or employee fringe benefits it may adopt from time to time.

(b)   Employee shall be entitled to at least two hundred seventy-six (276) hours of paid time off for each year during the term hereof administered in accordance with the Bank’s policies.

(c)    The Bank shall reimburse Employee for all reasonable expenses he may incur for promoting the Business, including expenses for entertainment, travel, and similar items, subject to such limits and conditions as the Bank or Parent may reasonably establish. The Bank shall also pay for Employee’s membership in the Crawfordsville Country Club during the term of this Agreement.

7.   Confidentiality.

(a)    The Bank possesses and will continue to possess information which has been created, discovered, developed by or otherwise become known to the Bank (including information discovered or made available by subsidiaries, affiliates or joint ventures of the Bank or in which property rights have been assigned or otherwise conveyed to the Bank) which information (whether in print or electronic format) has commercial value to the Bank, including but not limited to trade secrets, innovations, processes, computer codes, data, know how, improvements, discoveries, developments, techniques, marketing plans, strategies, costs, customers, and client lists, or any information Employee has reason to know the Bank would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesired publicity, whether or not developed by Employee (“Confidential Information”). Unless previously authorized in writing or instructed in writing by the Bank, Employee will not, at any time, disclose to others, or use, or allow anyone else to disclose or use any Confidential Information (except as may be necessary in the performance of Employee’s employment with the Bank), unless and until and then only to the extent that, such Confidential Information has become ascertainable or obtained from public or published sources or was available to the Bank on a non-confidential basis prior to any disclosure, provided that the source of such material is or was not bound by any obligation of confidentiality to the Bank.

(b)   Upon termination of employment to the extent he has not already done so, the Employee will deliver to the Bank any and all Information and Property (as herein defined) then in his possession or subject to his control. For purposes of this sub-section, the term “Information and Property” means and includes (i) all files, records, reports, memoranda and other documents, whether written or electronic, that the Employee received, prepared, helped prepare, directed the preparation of, maintained or kept in connection with his services as a director, officer or employee of the Bank or any of its affiliates; (ii) all door and file keys, identification cards or badges, credit cards, computer hardware, computer software, computer printers, computer access codes and similar items issued or made available to the Employee in connection with his service as a director, officer or employee of the Bank or any of its affiliates; (iii) all documents, whether written or electronic, containing any trade secrets (as defined in Indiana Code §24-2-3-2) of the Bank or any of its affiliates; and (iv) all documents, whether written or electronic, containing non-public information regarding the Bank or any of its affiliates or its customers or employees, the use or disclosure of which might be adverse to the best interests of such entity or its business. The Employee expressly agrees and promises that he will not retain any copies, duplicates, reproductions, or excerpts of any Information and Property. The Employee acknowledges that this obligation is continuing and agrees promptly to deliver to the Bank any subsequently discovered Information and Property and any subsequently discovered copies, duplicates or reproductions of, or excerpts from, Information and Property. In the case of electronic data contained in files residing on the Employee’s personally-owned computers, the Employee shall permit access to such computers to Bank representatives to delete all such files (including any drives or disks associated therewith) that can be located easily and delete all other such files (including any drives or disks associated therewith) as and when they are discovered. Notwithstanding anything else in this subparagraph (i), the Employee may retain documents concerning any benefit plans or employment policies from which he may be or become entitled to benefits and documents concerning his rights under this Agreement.

8.   Termination.

(a)    The Bank may terminate this Agreement during the term hereof for just cause upon written notice to Employee.

(b)   This Agreement may also be terminated (i) whenever the Bank and Employee shall mutually agree to a termination in writing, (ii) upon the resignation or death of Employee, (iii) pursuant to paragraph 10, or (iv) upon expiration of the term hereof.

(c)    Upon the termination of this Agreement by the Bank for just cause as defined in subparagraph (d), or pursuant to paragraph 10, or upon the resignation or death of Employee, Employee or his personal representative shall be entitled to receive only the compensation accrued but unpaid as of the date of the termination hereof and shall not be entitled to any compensation following the termination date or additional compensation except as expressly provided in this Agreement.

(d)   Just cause shall include, but not be limited to:

(i)    Employee’s misuse or conviction of embezzlement of funds belonging to the Bank, conviction of, or plea by Employee of nolo contendre to, any felony or crime involving fraud or moral turpitude, or use of alcohol or drugs or other conduct in such a manner as will injure or adversely effect the Bank or its employees, customers, agents, officers or directors;

(ii)   Employee’s absence from his employment for a period in excess of paid time off as provided in paragraph 6(b) for any reasons other than family and medical leave under the Bank’s policies;

(iii)  Employee’s absence from employment or inability to perform his duties hereunder as a result of physical or mental disability for a period in excess of family and medical leave under the Bank’s policies;

(iv)  Employee’s failure to perform substantially his duties with the Bank, his intentional breach of the provisions of this Agreement, his gross negligence or willful malfeasance in discharging his obligations hereunder and such acts and their consequences are not remedied within ten (10) days (or such longer reasonable period of time designated by the Bank) after written notice hereof has been given to Employee.

9.   Non-Competition.   Employee acknowledges that the services he will render to the Bank under this Agreement will be of a special and unusual character, with a unique value to the Bank. Employee has served in an executive management position with and was a shareholder of the banking entity merged into the Bank and has acquired unique and invaluable information about and developed relationships with customers who will continue to use the services of Bank and for which he will continue to receive benefit. Employee further acknowledges the scope of the Bank’s Business and that any limitations on his post employment activities are necessary to protect the Bank’s Business because of its scope. In view of the unique value to the Bank of the services of Employee, his prior relationship with the predecessor of the Bank, because of the confidential information of the Bank obtained by or disclosed to Employee, and as a material inducement to the Bank to enter into this Agreement and to provide Employee the compensation and benefits stated herein, including the signing bonus, and other good and valuable consideration, Employee covenants and agrees that for the period of two (2) years following the date of termination of employment with Bank for any reason, Employee will not, directly or indirectly, either as a principal, agent, manager, partner, director, officer, consultant or shareholder, on his behalf or on behalf of any other entity:

(a)    in Montgomery County Indiana, or the counties in the State of Indiana which are contiguous to Montgomery Indiana, own, manage, operate, control, be employed by, participate in, render assistance to or be connected in any manner with the ownership, management, representation, operation or control of any entity which competes with the Business of the Bank at the time of termination of employment with Bank;

(b)   solicit, entice or encourage any employee of the Bank to leave employment with the Bank and to not hire or employ (or cause and/or assist, whether directly or indirectly any third party to hire or employ) any such employee; and

(c)    contact, solicit, encourage or induce any customers of the Bank to obtain business and/or services from any entity (other than the Bank) which is engaged in any activity competitive with the Business of the Bank.

The term “customer” shall mean any person or entity to which the Bank has provided services during the one (1) year period prior to the date of termination or persons or entities targeted by the Bank or contacted for the purpose of selling such goods or services during such one (1) year period.

10.   Regulatory Provisions.

(a)    If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(b)   If the Employee is removed and/or permanently prohibited from participation in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), the employment of Employee and all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

(c)    If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the employment of Employee and all obligations of the Bank under this Agreement shall terminate as of the date of default.

(d)   The employment of Employee and all obligations of the Bank under this Agreement shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Federal Deposit Insurance Corporation (the “Director”) or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

11.   Remedies.   Given the important nature of the services Employee will provide to the Bank, the scope and nature of the Bank’s business and the sensitive nature of the information and functions Employee will have with the Bank, Employee acknowledges that the limitations contained herein in paragraphs 7 and 9 are reasonable. In the event of an actual or threatened breach by Employee of the provisions of paragraphs 7 and 9, the Bank shall be entitled to an injunction restraining Employee from such breach in addition to recovery of monetary damages together with the costs and expenses and reasonable attorney’s fees and expenses incurred by Bank in seeking and enforcement such provisions in paragraphs 7 and 9. If Employee violates any covenants contained in paragraphs 7 and 9, the terms and the covenants violated shall be automatically extended to a like period of time from the date on which Employee ceases such violation or from the date of entry by a court of competent jurisdiction of any order or judgment enforcing such covenant, whichever period is later.

12.   Tax Liability.   It is the intention of Bank and Employee that any and all payments Employee receives pursuant to this Agreement are reasonable compensation for services provided by Employee to Bank during the term hereof, and together with any other payments due to Employee from Bank or its successor (“other payments”), shall not constitute “excess parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. If the Internal Revenue Service or the independent accountants acting as auditors for Bank or its successor determine that the compensation by itself or together with other payments constitute “excess parachute payments, “ the payments hereunder shall be reduced to the maximum amount which may be paid without constituting the payments as “excess parachute payments.” If, regardless of the aforesaid adjustment, the Internal Revenue Service determines that the payments constitute “excess parachute payments” under Sections 280G and 4999 of the Code, Bank shall assume responsibility for the loss of any tax deductions, and Employee shall assume responsibility for payment of any income and excise taxes attributable to the excess parachute payment.

13.   Successors and Assigns.   The Bank may assign this Agreement or any part hereof; but Employee shall not assign this Agreement or any part hereof. This Agreement shall be binding upon and inure to the benefit of any successor, assign, heir or personal representative of either party hereto.

14.   Covenants and Promises Survive Termination of Employment.   The Employee agrees that the obligations, duties and covenants contained in paragraphs 7, 9 and 12 shall survive termination of this Agreement and employment.

15.   Severability.   The parties agree that each and every paragraph, sentence, clause, term, word and provisions of this Agreement is severable and that, in the event any portion of this Agreement is adjudged to be invalid or unenforceable, the remaining portions thereof shall remain in full force and effect to the fullest extent permitted by law. If any part of paragraph 9 of this Agreement is for any reason excessively broad as to time duration or geographic scope, activity or subject, it will be construed by a court by limiting or reducing it so as to be enforceable to the extent compatible with applicable law as it then exists.

16.   Miscellaneous.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of such together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.   Governing Law.   This Agreement shall be interpreted in accordance with and be governed exclusively by the laws of the State of Indiana. The parties expressly agree that any and all actions concerning any dispute arising from this Agreement shall be filed and maintained only in a state court of competent jurisdiction sitting in the Marion County State of Indiana or the federal U.S. District Court, Southern District of Indiana and each party consents to such jurisdiction.

18.   Waiver.   No waiver by the Bank, of any breach hereunder by the Employee shall be deemed or construed as a waiver of any other breach or of any subsequent breach. The Employee acknowledges that the Bank for business reasons or otherwise, may waive a breach by another individual of provisions similar to the provisions agreed to by the Employee in this Agreement. The Employee acknowledges that no waiver by the Bank, of any other individuals’ breach of provisions similar to the provisions in this Agreement shall be construed as a waiver of any breach by the Employee of this Agreement.

19.   Notices.   All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to be given when delivered personally or sent by registered or certified mail, facsimile transmission, or electronic mail to the last known residence address Employee has on file with the Bank, or in case of Bank, to the business address of the Bank.

20.   Entire Agreement.   This Agreement constitutes the complete agreement between the parties with regard to the subject matter addressed herein, shall supersede any and all previous agreements and/or commitments, whether oral or written, between the parties and shall not be amended or modified absent an agreement signed by both parties. The parties further agree that no verbal or other statements, discussions, or impressions, other than those provisions contained in this Agreement, have been relied upon by either party in executing this Agreement.

IN WITNESS WHEREOF, the parties have signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

MainSource Bank-Crawfordsville
By:	By:
J. Lee Walden	Name:
Title:
Date:	Date:
“Employee”	“Bank”
MainSource Financial Group, Inc.
By:
James L. Saner, Sr., President
Date:
“Parent”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

MainSource Financial Group, Inc. (“MainSource”) is an Indiana corporation. MainSource’s officers and directors are and will be indemnified under Indiana law and the Restated Articles of Incorporation and Amended and Restated Bylaws of MainSource against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. MainSource’s Articles of Incorporation do not contain any provision limiting such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee, or agent who is made a party to a proceeding because the person was a director, officer, employee, or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith, and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii)  in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful, or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

MainSource’s Restated Articles of Incorporation require it to provide indemnification to its officers and directors to the fullest extent authorized by the IBCL and to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding as authorized by the IBCL. MainSource’s Restated Articles of Incorporation also authorize it to maintain insurance at its expense to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust, or other entity against expense, liability or loss, whether or not MainSource would have the power to indemnify such person against such expense, liability or loss under the IBCL. MainSource currently maintains officer and director liability insurance.

MainSource’s Bylaws contain indemnification provisions to substantially the same effect as in the Restated Articles of Incorporation.

MainSource has entered into Indemnification Agreements with its directors and executive officers pursuant to which MainSource is obligated to indemnify such directors and executive officers to the fullest extent permitted by law, to advance expenses incurred in defending indemnified claims and to cover each such director or executive officer with directors’ and officers’ liability insurance to the maximum extent of the coverage available for any of MainSource’s directors or officers. The agreements also require any legal action by or on behalf of MainSource or any affiliate of MainSource against such directors and executive officers or their spouses, heirs, executors, or personal representatives to be brought within two years from the date of accrual of the cause of action, unless a shorter limitations period is provided by law.

ITEM 21.   EXHIBITS.

The following exhibits are filed with this Registration Statement:

2	Agreement and Plan of Merger among MainSource Financial Group, Inc., Union Community Bancorp and Union Federal Savings and Loan Association (appears as Annex A to the prospectus).*
5	Opinion and consent of Bose McKinney & Evans LLP regarding legality of the securities being registered.*
8	Opinion and consent of Bose McKinney & Evans LLP regarding tax matters.
13.1	Annual Report to Shareholders of Union Community Bancorp for the year ended December 31, 2004 (appears as Annex C to the prospectus).*
13.2	Quarterly Report on Form 10-Q of Union Community Bancorp for the quarter ended September 30, 2005 (appears as Annex D to the prospectus).*
23.1	Consent of Crowe Chizek and Company LLC.*
23.2	Consent of BKD, LLP to Union Community’s financials.*
23.3	Consent of BKD to Peoples’ financials.*
23.4	Consent of BKD to HFS’ financials.*
23.5	Consent of Keefe, Bruyette & Woods, Inc.*
24	Powers of Attorney.*
99.1	Union Community Bancorp proxy card.*
99.2	Election Form and Transmittal Letter and instructions to shareholders of Union Community Bancorp.

*       Previously filed.

ITEM 22.   UNDERTAKINGS.

A.              The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.               The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C.               The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

D.              The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.               The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

F.                The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.             The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greensburg, Indiana, on the 26th day of January, 2006.

MAINSOURCE fINANCIAL GROUP, INC.
By:	/s/ JAMES L. SANER, SR.
James L. Saner, Sr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 28th day of December, 2005.

	Signature	Title
	/s/ JAMES L. SANER, SR.	Director, President and Chief Executive Officer
	James L. Saner, Sr.	(Principal Executive Officer)
	JAMES M. ANDERSON*	Senior Vice President and Chief Financial Officer
	James M. Anderson	(Principal Financial and Accounting Officer)
	ROBERT E. HOPTRY*	Director and Chairman of the Board
Robert E. Hoptry
	WILLIAM G. BARRON*	Director
William G. Barron
	D.J. HINES*	Director
D.J. Hines
	DOUGLAS I. KUNKEL*	Director
Douglas I. Kunkel
	PHILIP A. FRANTZ*	Director
Philip A. Frantz
	RICK S. HARTMAN*	Director
Rick S. Hartman
	BRIAN CRALL*	Director
Brian Crall
* By:	/s/ JAMES L. SANER, SR.
James L. Saner, Sr.
Attorney-in-Fact